AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 2025

Registration Statement No. 333-283910

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT No. 1

TO

FORM S-1/A

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COSMOS HEALTH INC.
(Exact name of Registrant as specified in its Charter)

Nevada	5122	27-0611758
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5 AGIOU GEORGIOU, PILEA

THESSALONIKI, GREECE 55438

(312) 536-3102

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Grigorios Siokas

Chief Executive Officer

5 AGIOU GEORGIOU, PILEA

THESSALONIKI, GREECE 55438

(312) 536-3102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elliot H. Lutzker, Esq. Federica Pantana, Esq. Davidoff Hutcher & Citron, LLP 605 Third Avenue, 34th Floor New York, NY 10158 (212) 557-7200	Gerald Guarcini, Esq. Peter Jaslow, Esq. Ballard Spahr LLP 1735 Market Street, 51st Street Philadelphia, PA 19103 (856) 761-3447

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION,	DATED JANUARY 6, 2025

COSMOS HEALTH INC.

Up to 10,714,286 Shares of Common Stock

Up to 10,714,286 Pre-Funded Warrants

Up to 10,714,286 Common Warrants

Up to 21,428,572 Shares of Common Stock Underlying the Pre-Funded Warrants and Common Warrants

We are offering on a “reasonable best efforts” basis up to 10,714,286 shares of common stock of Cosmos Health Inc. (the “Common Stock”) at an assumed purchase price of $0.70 per share. Our shares of Common Stock are listed on the Nasdaq Capital Market under the symbol “COSM”. On January 3, 2025, the last reported sale price of our shares of Common Stock on the Nasdaq Capital Market was $0.70 per share.

We are also offering on a “reasonable best efforts” basis pre-funded warrants, or “Pre-Funded Warrants,” to purchase up to 10,714,286 shares of Common Stock. We are offering to purchasers whose purchase of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding shares of Common Stock immediately following the consummation of this offering, the opportunity to purchase, if any purchaser so chooses, Pre-Funded Warrants, in lieu of shares of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock. The assumed purchase price of each Pre-Funded Warrant is $0.699 (which is equal to the assumed public offering price per share of Common Stock to be sold in this offering minus $0.001, the exercise price per share of Common Stock of each Pre-Funded Warrant). The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis.

Our shares of Common Stock and Pre-Funded Warrants are being offered together with warrants, or “Common Warrants,” to purchase up to 10,714,286 shares of Common Stock. Each share of Common Stock or Pre-Funded Warrant sold in this offering will be sold together with one Common Warrant. Each Common Warrant has an exercise price of $0.70 per share (representing 100% of the assumed combined public offering price per share of Common Stock and Common Warrants to be sold in this offering), and will expire on the fifth anniversary of the original issuance date. Because we will issue a Common Warrant for each share of Common Stock and each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of shares of Common Stock and Pre-Funded Warrants sold.

Our shares of Common Stock, Pre-Funded Warrants and Common Warrants can only be purchased together in this offering but will be issued separately. Each Common Warrant will be immediately exercisable upon issuance; unless this offering is not deemed a public offering under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) or the Pricing Conditions (as defined below) are not met. If this offering is not deemed a public offering by Nasdaq or the Pricing Conditions are not met, the Common Warrants will only become exercisable on the effective date of approval by our stockholders for the issuance of the shares upon exercise of such Common Warrants (the “Warrant Stockholder Approval”).  As used herein, “Pricing Conditions” means that the combined public offering price per share or per Pre-Funded Warrant and accompanying Common Warrant is such that the Warrant Stockholder Approval is not required under the rules of Nasdaq because either (i) the offering is an at-the-market offering under Nasdaq rules since the price equals or exceeds the Nasdaq “Minimum Price” under Nasdaq Rule 5635(d) or (ii) the offering is a discounted offering where the pricing discount meets the pricing requirements under Nasdaq rules.  Shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants and Common Warrants are also being offered by this prospectus. The securities being sold in this offering will be sold to purchasers pursuant to a securities purchase agreement to be entered into between us and certain purchasers.

The public offering price for our securities in this offering will be determined at the time of pricing and may be at a discount to the then current market price. The recent market price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us and investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering. There is no established public trading market for the Common Warrants, and we do not expect markets to develop. Without an active trading market, the liquidity of the warrants will be limited. In addition, we do not intend to list the Pre-Funded Warrants or the Common Warrants on the Nasdaq Capital Market, any other national securities exchange or any other trading system.

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The securities offered in this prospectus involve a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties under the heading “Risk Factors” beginning on page 13 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering.

We have engaged A.G.P./Alliance Global Partners, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling the securities offered by us and is not required to arrange for the purchase or sale of any specific number or dollar amount of our securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. We have agreed to pay the placement agent a cash fee equal to 6.5% of the aggregate gross proceeds raised in this offering as set forth in the table below. See “Plan of Distribution” beginning on page 76 of this prospectus for more information.

	Per Share of Common Stock and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price
Placement agent fees(1)
Proceeds to us (before expenses)(2)

_________________________

(1) Represents a cash fee equal to 6.5% (3.25% if introduced by the Company) of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the placement agent for certain of its offering-related expenses. See “Plan of Distribution” beginning on page 76 of this prospectus for a description of the compensation to be received by the placement agent.

(2) Does not include proceeds from the exercise of the warrants in cash, if any.

Delivery of the securities is expected to be made on or about January [•], 2025.

Sole Placement Agent

A.G.P.

The date of this prospectus is January        , 2025.

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We have not authorized anyone to give any information or to make any representation other than those contained in this prospectus. You must not rely upon any information or representation not contained in this prospectus (as supplemented or amended) as having been authorized by us. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy our securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus (as supplemented or amended) is accurate on any date subsequent to the date set forth on the front of the document, even though this prospectus (as supplemented or amended) is delivered, or securities are sold, on a later date.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Cosmos Health,” “Cosmos Health,” the “Company,” “us,” “we”, “our” and the “Registrant” refer to Cosmos Health Inc., a Nevada corporation, and its consolidated subsidiaries.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, and investing in our securities, that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Company Overview

The Company conducts its business within the pharmaceutical and the healthcare industry and is active in branded pharmaceuticals, generics and nutraceutical product markets. The pharmaceutical industry is highly competitive and is subject to comprehensive government regulations. Many factors may significantly affect the Company’s sales of its products, including, but not limited to, efficacy, safety, price and cost-effectiveness, marketing effectiveness, product labeling, quality control and quality assurance. Currently, most of the products that the Company is trading, compete with other products already on the market in the same therapeutic category, and are subject to potential competition from new products that competitors may introduce in the future.

Generic medicines are the pharmaceutical and therapeutic equivalents of branded pharmaceutical products and are generally marketed under their generic (chemical) names rather than by brand names. Typically, a generic drug may not be marketed until the expiration of applicable patent(s) on the corresponding branded product, unless a resolution of patent litigation results in an earlier opportunity to enter the market. Generic drugs are the same as branded products in dosage form, safety, efficacy, route of administration, quality, performance characteristics and intended use, but they are sold generally at prices below those of the corresponding branded products. Generic drugs provide a cost-effective alternative for consumers, while maintaining the same high quality, efficacy, safety profile, purity and stability of the branded product.

The Company also conducts its business within the global nutraceuticals market with our own brand which we consider to be highly qualitative and competitive. Nutraceuticals are defined as products that contain at least one dietary ingredient within them and can be consumed orally. Some of the purposes of nutraceuticals are used for immune system defense, energy, stress relief, bones and joints health. The global nutraceutical market has shown a rise for demand and growth within the last several years. The global market is driven by the rising popularity of sports-based performance enhancement supplements and the focus on preventive healthcare measures. The COVID-19 pandemic has also driven the global market to a high demand for immunity boosting nutraceutical products.

Corporate Strategy

Our main strategy initiative is focused on continuing our progress in becoming a global pharmaceutical wholesale and import/export company through the development of a lean, efficient and vertically integrated operating model, as well as, to expand our portfolio of our own branded nutraceutical and pharmaceutical products, grow our customer base and achieve our growth stabilization in this new market and gain an adequate size in the global nutraceuticals market. We are committed to serving our customers while continuing to innovate and provide products that make a difference in the lives of individuals. We strive to maximize our shareholders’ value by adapting to market realities and customer needs. Our strategy involves the enhancement of our manufacturing capacities and building a multinational network or wholesalers, distributors, and pharmacies and simultaneously continuing to expand the portfolio of products that we distribute to that network.

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We are committed to driving organic growth at attractive margins by improving execution, optimizing cash flow and leveraging our strong market position, while maintaining a streamlined cost structure throughout each of our businesses. We continue to further align our organization to our customers’ needs in a more seamless and unified way, while supporting corporate strategy and accelerating growth. Implementing this disciplined, focused strategy has allowed us to significantly expand our business, and we believe we are well-positioned to grow revenue and increase operating income through the execution of the following key elements of our business:

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Branded Pharmaceuticals: Branded pharmaceutical products are the primary product category that we produce and distribute. We constantly evaluate product availability, pricing, demand trends, and patent expirations to maximize our performance. As the patents for branded products near expiration, the generic equivalents enter the marketplace and the demand for those branded products start to decrease. We monitor these cycles closely and always look to find value in pricing fluctuations caused by the patent expirations as the generic equivalents enter the market.

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Generic Pharmaceuticals: Generic pharmaceutical products are the secondary product category that we produce and distribute. We apply the same discipline to generics that we do to the branded. We evaluate the demand and supply dynamics of branded products as their patents expire. This insight sheds light on the demand of generic products that take their place. Understanding the historical and market specific characteristics of generic product demand provides insight that we use to give guidance to our vendors that source our generic drug exports.

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Nutraceuticals & Food Supplements: The wholesale distribution of nutraceuticals and food supplements market offer most of the times greater margins than pharmaceutical products. We are always looking to expand the portfolio of products that we distribute to maximize our margins. We offer convenience to our customers by providing them a larger portfolio of products that they can source from a single vendor. In addition to being wholesalers for supplements and related products we are also creating our own brand of products to sell to our current customer base. Our wholesale business gives insight to what products are in demand and we communicate with our customer base to identify which products to develop. Owning a brand with an extensive portfolio of products provides the Company with significant opportunities to penetrate into global sale channels.

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Research & Development: We are committed to strategic R&D across each business unit with a particular focus for pharmaceutical and nutraceutical products with inherently lower risk profiles and clearly defined regulatory pathways. We are constantly evaluating the demand of food supplements in the markets that we currently distribute pharmaceutical products to. This research and analysis determines which pharmaceutical and nutraceutical products we choose to develop as well as their formulations. This approach maximizes the probability of successfully competing with other brands in the marketplace.

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Acquisitions: We regularly evaluate acquisition targets that would allow us to expand our distribution reach and/or vertically integrate into the supply chain of the products that we currently distribute. In addition to focusing on organic growth drivers, we are also actively pursuing accretive acquisitions that offer long-term revenue growth, margin expansion through synergies, and the ability to maintain a flexible capital structure.

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Local & Direct to Pharmacy Wholesale: We are expanding into the full-line wholesale distribution business through acquisition. Full-line pharmaceutical wholesalers provide the local markets with branded pharmaceuticals, generic pharmaceuticals, over-the-counter (OTC) medicines, vitamins and food supplements. By expanding our pharmaceutical distribution business, we will have a better ability to source more branded and generic products directly from manufacturers and sell our vitamins, food supplements and cosmetic products directly to pharmacies for better prices. We expect this expansion to increase our sales and profit margins as we vertically integrate into the supply chain.

To successfully execute our corporate strategy, we believe that the Company must adopt, incorporate and maintain the aforementioned core strengths, although no assurances can be made that the Company will be able to effectively implement these strategies.

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Going Concern

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP), which contemplates the continuation of the Company as a going concern. For the nine months ended September 30, 2024, the Company had revenue of $40,202,238, a net loss of $6,639,935 and net cash used in operations of $3,883,215. Additionally, as of September 30, 2024, the Company had positive working capital of $11,027,653, an accumulated deficit of $104,479,192, and stockholders’ equity of $34,976,599. It is management’s opinion that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from November 14, 2024, the date of filing of the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

The Company’s revenues are not able to sustain its operations and concerns exist regarding the Company’s ability to meet its obligations as they become due. The Company is subject to a number of risks to those of smaller commercial companies, including dependence of key individuals and products, the difficulties inherent in the development of a commercial market, the need to obtain additional capital, competition from larger companies, and other pharmaceutical and health care companies.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. Assuming that we receive a minimum of $3,750,000 of proceeds from this offering, we believe that the net proceeds from this offering, together with our cash on hand, will satisfy our capital needs for six (6) months under our current business plan and assuming that we receive $7,500,000 of proceeds from this offering, we believe that the net proceeds from this offering, together with our cash on hand, will satisfy our capital needs for twelve (12) months under our current business plan. Following this offering, we will need to raise additional capital to fund our operations and continue to support our planned commercialization activities.

Nasdaq Non-Compliance Letter

Pursuant to a non-compliance letter from the Nasdaq Capital Market dated November 6, 2024, the Company failed to comply with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The Company has one hundred eighty (180) calendar days from November 6, 2024 to regain compliance by maintaining a closing bid price of the Company’s common stock of at least $1.00 per share for ten (10) consecutive trading days. In the event we do not regain compliance by said deadline, we may be eligible for an additional one hundred eighty (180) calendar day grace period. If the Company fails to regain compliance with the Nasdaq Capital Market’s ongoing listing criteria, our Common Stock could be delisted.

At the Company’s 2024 annual general meeting (the “AGM”) of the shareholders held on November 19, 2024, the shareholders approved the proposal to provide the Board of Directors with the discretion to effect a reverse stock split of the Company’s Common Stock. Although there is no assurance, we believe that we will be able to regain compliance with Nasdaq’s minimum bid-price requirement for continued listing through appreciation of our securities.  In the event we are not able to require compliance on our own, the Board of Directors has been given discretion by the Company’s shareholders to effect a reverse split. Although the Nasdaq notification letter described above has no immediate effect on our listing on the Nasdaq Capital Market, and we are working on implementing plans to regain compliance with Nasdaq listing standards, there can be no assurance that we will be able to regain and maintain compliance with Nasdaq’s minimum bid-price requirement.  If we are unable to regain compliance with Nasdaq’s minimum bid-price requirement, it could have a material adverse effect on our business.  If our Common Stock is delisted from the Nasdaq Capital Market, it could materially reduce the liquidity of our Common Stock and result in a corresponding material reduction in the price of our Common Stock as a result of the loss of market efficiencies associated with Nasdaq. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. If our Common Stock is delisted, it could be more difficult to buy or sell our Common Stock or to obtain accurate quotations, and the price of our common stock could suffer a material decline.

Recent Developments

At the Company’s November 19, 2024 AGM, the shareholders approved the issuance of an aggregate of 9,748,252 shares of common stock pursuant to certain Common Stock Purchase Warrants issued in connection with a September 26, 2024 warrant inducement between the Company and one holder of the Company’s outstanding warrants.  These shares have been registered for resale on the Company’s Registration Statement on Form S-1 as amended (No. 333-282859).

Corporate Information

Cosmos Health Inc. was incorporated in the State of Nevada on July 21, 2009 under the name Prime Estates and Developments, Inc. for the purpose of acquiring and operating commercial real estate and real estate related assets. On November 14, 2013, we changed our name to Cosmos Holdings Inc. and to Cosmos Health Inc. on November 29, 2022 Our principal executive offices are located at 5 Agiou Georgiou, Pilea, Thessaloniki, Greece 55438, and our telephone number is (312) 536-3102. Our website address is www.cosmoshealthinc.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

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Summary of Risk Factors

An investment in our securities is subject to a number of risks, including risks related to this offering, our business and industry, as well as risks related to our shares of Common Stock. You should carefully consider all of the information in this prospectus before making an investment in our securities. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” on page 13 of this prospectus for a more thorough description of these and other risks.

Risks Related to This Offering

•	Resales of our shares of Common Stock in the public market by our shareholders as a result of this Offering may cause the market price of our shares of Common Stock to fall.

•	This offering may cause the trading price of our shares of Common Stock to decrease.

•	You will experience immediate and substantial dilution in the net tangible book value per share of the shares of Common Stock you purchase.

•	You may experience future dilution as a result of future equity offerings.

•	Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

•

This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

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We will need to raise additional funding to fund our working capital needs or consummate potential future acquisitions. Additional financing may not be available on acceptable terms, or at all. Failure to obtain additional capital may force us to limit or terminate our operations.

•	Our stock price may be volatile.

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Our shares of Common Stock are thinly traded, and the price may not reflect our value, and there can be no assurance that there will be an active market for our shares of Common Stock either now or in the future.

•	Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

•	There is no public market for the Pre-Funded Warrants or the Common Warrants being offered in this offering.

•	Holders of the Pre-Funded Warrants or the Common Warrants will have no rights as holders of Common Stock until such warrants are exercised.

•	The Pre-Funded Warrants are speculative in nature.

•	The Common Warrants may not have any value.

•	Provisions of the Common Warrants offered by this prospectus could discourage an acquisition of us by a third party.

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Risks Related to Our Business

•	We have a history of significant losses and risk of losing entire investment.

•	Our financial statements have been prepared assuming that the Company will continue as a going concern.

•	We have an evolving operating history, with substantial losses and no guarantee of continued profitability.

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Our revenues are concentrated in the distribution and sale of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. When these markets experience a downturn, demand for our products and revenues may be adversely affected.

•	If we lose the services of our Chief Executive Officer, our operations would be disrupted and our business could be harmed.

•	We do not have the financial resources necessary to successfully complete product development, marketing and certain acquisitions.

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Our drug development program will require substantial additional capital to successfully complete it, arising from costs to: complete research, preclinical testing and human studies; establish pilot scale and commercial scale manufacturing processes; and establish and develop quality control, regulatory, marketing, sales and administrative capabilities to support these programs.

•	Our success is highly dependent on attracting and retaining key scientific and management personnel, however, we may be unable to do so.

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We are subject to various regulations and compliance requirements under both the European Union, the European Medicines Agency (the “EMA”), the Hellenic Ministry of Health and other related regulatory agencies.

•	Any future acquisitions that we may make could disrupt our business, cause dilution to our stockholders and harm our business, financial condition or operating results.

•	We are exposed to potential product liability or similar claims, and insurance against these claims may not be available to us at a reasonable rate in the future.

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Discovery of safety issues with our products could create product liability and could cause additional regulatory scrutiny and requirements for additional labeling, withdrawal of products from the market, and the imposition of fines or criminal penalties.

•	We are subject to anti-corruption laws.

•	We may not be able to obtain regulatory approval for new products.

•	We may have difficulty in developing new products.

•	We face significant competition, including competition from larger and better funded enterprises.

•	We are subject to the concentration risk in relation to suppliers and production.

•	We are subject to market perceptions.

•	We are subject to international risks.

•	We are subject to international economic conditions.

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•

Market disruptions, supply-chain disruptions, geopolitical conflicts, including acts of war, macroeconomic events, and inflation, could create market volatility that could have a negative impact on our business and results of operations.

•	We are subject to risks related to the effects of the war in the Ukraine.

•	We are subject to currency risks related to the conversion to Euros and GBP.

•	We may not be able to defend or protect our intellectual property.

•	We may be sued by third parties who claim that our products infringe on their intellectual property rights.

•	We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

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Governmental and third-party payors may impose sales and pharmaceutical pricing restrictions or controls on our products that could limit our future product revenues and adversely affect profitability.

•	The commercial success of our products will depend upon the degree of market acceptance of these products among physicians, patients, health care payors and the medical community.

•	We are subject to critical accounting policies, and we may interpret or implement required policies incorrectly.

•	We are subject to foreign currency risks.

•	We are subject to evolving and complex tax regulations in the United States, United Kingdom, Greece and in the European Union.

•	We are subject to risks related to income taxes.

•	We are subject to risks related to internal controls.

Risks Related to Our Securities

•	Nevada anti-takeover law may discourage acquirers and eliminate potentially beneficial sale for our shareholders.

•	We do not anticipate paying cash dividends on our Common Stock, and accordingly, shareholders must rely on stock appreciation for any return on their investment.

•	Our Amended and Restated Certificate of Incorporation grants the Board of Directors the power to designate and issue additional shares of preferred stock which may act as an anti-takeover device.

•	Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

•	We have received a notice from Nasdaq on November 6, 2024 regarding the Company’s non-compliance with continued listing standards. If we fail to regain compliance, our Common Stock could be delisted.

•	We may become subject to “penny stock” rules, which could damage our reputation and the ability of investors to sell their shares.

•	The obligations associated with being a public company require significant resources and management attention, which may divert from our business operations.

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If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

•	Public company compliance may make it more difficult to attract and retain officers and directors.

•	There may be future sales or other dilution of our equity, which may adversely affect the market price of our Common Stock.

•

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

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The Offering

Shares of Common Stock outstanding prior to this offering	23,259,552 shares of Common Stock.

Securities offered by us

Up to 21,428,572 shares of Common Stock in the aggregate represented by 10,714,286 shares of Common Stock, or Pre-Funded Warrants to purchase up to 10,714,286 shares of Common Stock and Common Warrants to purchase up to 10,714,286 shares of Common Stock. Each share of Common Stock and Pre-funded Warrant will be sold together with one Common Warrant.

Per share offering price	$0.70 per share.

Pre-Funded Warrants

We are offering to purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding shares of Common Stock immediately following the closing of this offering, the opportunity to purchase, if such purchasers so choose, Pre-Funded Warrants, in lieu of shares of Common Stock that would otherwise result in any such purchaser’s beneficial ownership, together with its affiliates and certain related parties, exceeding 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding shares of Common Stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to the purchase price of the shares of Common Stock in this offering minus $0.0001, the exercise price of each Pre-Funded Warrant. Each Pre-Funded Warrant is immediately exercisable and may be exercised at any time until it has been exercised in full. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this offering.

Shares of Common Stock to be outstanding after this offering	Up to 33,973,833 shares of Common Stock assuming no sales of Pre-Funded Warrants which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis.

Common Warrants

Each share of Common Stock or Pre-Funded Warrant will be sold together with one Common Warrant. Each Common Warrant has an exercise price per share equal to 100% of the combined public offering price of shares and Common Warrants in this offering and expires on the fifth anniversary of the original issuance date. Each Common Warrant will be immediately exercisable upon issuance; provided, that if this offering is not deemed a public offering under Nasdaq rules or the Pricing Conditions are not met, the Common Warrants will only become exercisable on the effective date of the Warrant Stockholder Approval.  Because we will issue a Common Warrant for each share of Common Stock and each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of shares of Common Stock and Pre-Funded Warrants sold. This offering also relates to the shares of Common Stock issuable upon exercise of any Common Warrants sold in this offering.

Prior Warrant Amendments

In connection with this offering, we may enter into privately negotiated agreements with the holders of certain existing outstanding warrants to purchase up to ☑ shares of our common stock (the “Prior Warrants”) to, among other things, reduce the exercise price of such Prior Warrants to that of the Common Warrants being offered and sold in this offering and to extend the current expiration date of the Prior Warrants to the expiration date of the Common Warrants being offered and sold in this offering.

Reasonable Best Efforts

We have agreed to issue and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 76 of this prospectus.

Use of proceeds

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include operating expenses, research and development, and pending and future acquisitions. See “Use of Proceeds” on page 31 of this prospectus.

Depositary	Globex Transfer, LLC
Transfer Agent and Registrar	Globex Transfer, LLC

Risk Factors	See “Risk Factors” beginning on page 13 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Listing

Our shares of Common Stock are listed on The Nasdaq Capital Market under the symbol “COSM”. We do not intend to apply for a listing of the Pre-Funded Warrants or the Common Warrants on any national securities exchange or other nationally recognized trading system.

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The information above is based on 23,259,552 shares of Common Stock outstanding as of January 6, 2025, and unless otherwise indicated, all information in this prospectus excludes the following:

•	885,333 shares issuable upon exercise of Series B Warrants, each is exercisable at $3.00 per share;

•	212,383 shares of Common Stock issuable upon exercise of Exchange Warrants issued in October 2022 having an exercise price of $3.00 per share;

•

1,784,840 shares of Common Stock issuable upon exercise of Exchange Warrants issued in December 2022 having an exercise price of $11.00 per share and 260,870 shares of Common Stock issuable upon exercise of Warrants issued in December 2022 having an exercise price of $2.75 (as adjusted) per share;

•	20,162 shares of Common Stock issuable upon exercise of Warrants issued in July 2023 having an exercise price of $2.75 (as adjusted) per share;

•	1,333 miscellaneous warrants exercisable at prices ranging from $3.00 to $11.00 per share;

•

9,748,252 shares issuable upon exercise of new Series A Warrants to purchase up to 4,874,126 shares and new Series B Warrants to purchase up to 4,874,126 shares in connection with the September 2024 warrant inducement; and

•	10,714,286 shares issuable upon exercise of Pre-Funded Warrants or Common Warrants sold in this offering.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding warrant, including, for the avoidance of doubt, any Pre-Funded Warrants or Common Warrants.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider the risk factors discussed below as well as other information we include in this prospectus. If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the market price of our securities could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to This Offering

Resales of our shares of Common Stock in the public market by our shareholders as a result of this Offering may cause the market price of our shares of Common Stock to fall.

We are registering up to 10,714,286 shares of Common Stock, as well as up to 10,714,286 shares of Common Stock, in the aggregate, issuable upon the exercise of the Pre-Funded Warrants or the Common Warrants offered under this prospectus. Sales of substantial amounts of our shares of Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of Common Stock. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current shareholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into shares of Common Stock. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

If the Nasdaq Capital Market determines that this offering does not qualify as a public offering as defined under Nasdaq’s rules, we will be required to seek shareholder approval rule for the exercisability of warrants issued in this offering, which may make it more difficult to obtain financing from investors.

The continued listing of our common stock on the Nasdaq Capital Market depends on our compliance with the requirements for continued listing under the Nasdaq Marketplace Rules, including, but not limited to, Marketplace Rule 5635, or the shareholder approval rule. The shareholder approval rule prohibits the issuance of shares of common stock (or derivatives) in excess of 20% of our outstanding shares of common stock without shareholder approval, unless those shares are sold at a price that equals or exceeds the Nasdaq “minimum price,” as defined in the shareholder approval rule, or in what Nasdaq deems a “public offering,” as defined in the shareholder approval rule. The securities sold in this offering may be sold at a discount to the “minimum price,” in which event, this offering would need to constitute a “public offering” to comply with Marketplace Rule 5635 or we would be required to obtain shareholder approval for the exercisability of warrants issued in this offering.  Although we plan to conduct this offering as a “public offering,” which is a qualitative analysis based on several factors as determined by Nasdaq, including by broadly marketing and offering these securities in a firm commitment underwritten offering registered under the Securities Act, Nasdaq may determine that the offering did not constitute a “public offering. “ In such event, in order to comply with Nasdaq Marketplace Rules, we would be required to make the exercisability of warrants issued in this offering contingent on the receipt of shareholder approval.  Requiring the receipt of shareholder approval for the exercise of such warrants would delay when the warrants could first be exercised and would create uncertainy as to whether and when the warrants would be able to be exercised by investors.  Accordingly, investors may be less likely to invest in our securities in this offering if the exercisability of such warrants is subject to shareholder approval.  We may also be required to call a special meeting of shareholders that will require the attention of our management away from operations and would cause us to incur additional expenses for holding a shareholder meeting.

This offering may cause the trading price of our shares of Common Stock to decrease.

The price per share, together with the number of shares of Common Stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our shares. This decrease may continue after the completion of this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our shares of Common Stock that could result in further dilution to investors purchasing our shares in this offering or result in downward pressure on the price of our shares of Common Stock. We may sell shares of Common Stock or other securities in any other offering at prices that are higher or lower than the prices paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. As of January 3, 2025, Grigorios Siokas, our Chief Executive Officer, owned 2,804,597 shares of common stock (approximately 12% of outstanding shares) and 14.7% beneficially owned upon conversion of his derivative securities, which may give him the ability to control matters submitted to our stockholders for approval. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company. Our management’s judgment may not result in positive returns on your investment and you will not have the opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

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This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

We will need to raise additional funding to fund our working capital needs or consummate potential future acquisitions. Additional financing may not be available on acceptable terms, or at all. Failure to obtain additional capital may force us to limit or terminate our operations.

Even if we sell all securities offered hereby, the expected net proceeds of this offering may not be sufficient for us to fund the working capital needs of our business or potential strategic acquisitions we may pursue in the future. Our financial statements have been prepared on a going concern basis, as described in the risk factor below:

Assuming that we receive a minimum of $7,500,000 of proceeds from this offering, we believe that the net proceeds from this offering, together with our cash on hand, will satisfy our capital needs for six (6) months under our current business plan and assuming that we receive $3,750,000 of proceeds from this offering, we believe that the net proceeds from this offering, together with our cash on hand, will satisfy our capital needs twelve (12) months under our current business plan. Following this offering, we may continue to seek funds through equity or debt financings, collaborative or other arrangements with corporate sources, or through other sources of financing. Additional funding may not be available to us on acceptable terms, or at all. Any failure to raise capital as and when needed could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies.

Investors who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for one year from closing, subject to certain exceptions; (iii) agreement to not enter into any financings for 60 days from closing; and (iv) indemnification for breach of contract.

Our stock price may be volatile and investors could incur substantial losses.

The market price of our Common Stock has been and may continue to be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	our ability to execute our business plan and complete prospective acquisitions;

•	changes in the nutraceutical & pharmaceutical industries;

•	competitive pricing pressures;

•	our ability to obtain additional capital financing;

•	additions or departures of key personnel;

•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our Common Stock;

•	sales of our Common Stock by existing shareholders, noteholders and warrant holders;

•	operating results that fall below expectations;

•	regulatory developments;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results;

•	our inability to acquire pending acquisitions;

•	the public’s response to press releases or other public announcements by us or third parties, including filings with the SEC;

•

changes in financial estimates or ratings by any securities analysts who follow our Common Stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our Common Stock; and

•	the development and sustainability of an active trading market for our Common Stock.

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In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Our shares of Common Stock are thinly traded, and the price may not reflect our value, and there can be no assurance that there will be an active market for our shares of Common Stock either now or in the future.

Our shares of Common Stock are thinly traded, and the price may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of Common Stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps to increase awareness of our business. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business, and trading may be at an inflated price relative to the performance of the Company due to, among other things, the availability of sellers of our shares. If an active market should develop, the price may be highly volatile. Because there is currently a relatively low per-share price for our Common Stock, many brokerage firms or clearing firms are not willing to effect transactions in the securities or accept our shares for deposit in an account. Many lending institutions will not permit the use of low-priced shares of Common Stock as collateral for any loans.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

Offers or availability for sale of a substantial number of shares of our Common Stock upon the expiration of any statutory holding period under Rule 144, could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There is no public market for the Pre-Funded Warrants or the Common Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants or the Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants or the Common Warrants will be limited.

Holders of the Pre-Funded Warrants or the Common Warrants will have no rights as holders of Common Stock until such warrants are exercised.

Until you acquire shares of Common Stock upon exercise of your Pre-Funded Warrants or the Common Warrants, you will have no rights with respect to the shares of Common Stock issuable upon exercise of your Common Warrants. Upon exercise of your Pre-Funded Warrants or the Common Warrants, you will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the exercise date.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of ownership of our shares of Common Stock on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire shares of Common Stock issuable upon exercise of such warrants at an exercise price of $0.001 per share of Common Stock. Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain, and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their public offering price.

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The Common Warrants may not have any value.

Each Common Warrant has an exercise price per share equal to the public offering price of shares of Common Stock in this offering and expires on the fifth anniversary of its original issuance date. In the event the market price per our shares of Common Stock does not exceed the exercise price of the Common Warrants during the period when the warrants are exercisable, the Common Warrants may not have any value.

Provisions of the Common Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Common Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Common Warrants. Further, the Common Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants will have the right, at their option, to require us to redeem such Common Warrants at a price described in such warrants. These and other provisions of the Common Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Risks Related to Our Business

History of significant losses and risk of losing entire investment.

We have a history of significant losses. We expect to continue to incur increasing net losses for the foreseeable future, and we may not maintain profitability. For the nine months ended September 30, 2024, we had revenue of $40,202,238, net loss of $6,639,935 and net cash used in operations of $3,883,215. For the year ended December 31, 2023, we had revenue of $53,376,874, net loss of $18,542,654 and net cash used in operations of $15,635,999. Additionally, as of September 30, 2024 and December 31, 2023, we had working capital of $11,027,653 and $12,285,310, respectively, an accumulated deficit of $104,479,192 and $91,644,233, respectively, and stockholders’ equity of $34,976,599 and $36,043,028, respectively. We have financed our operations primarily through the sale of equity securities and the issuance of convertible debt securities. There can be no assurance we will not have losses and negative cash flows in the near future as we continue to grow. Therefore, there is a significant risk that public investors may lose some or all of their investment.

Our financial statements have been prepared assuming that the Company will continue as a going concern.

Our audited financial statements for the fiscal year ended December 31, 2023 have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements for the period ended December 31, 2023, set forth below, the continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and the ability to raise adequate equity or debt financing, to fund operating losses until it becomes profitable. Our independent registered public accounting firm has included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern in their audit report for the fiscal year ended December 31, 2023. If that were to occur the Company would be forced to suspend or terminate operations and, in all likelihood, cause investors to lose their entire investment.

We have a limited operating history, with substantial losses and no guarantee of continued profitability.

The Company has an evolving operating history upon which an evaluation of its prospects can be made. Such prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the evolving and heavily-regulated pharmaceuticals industry, which is characterized by an ever-increasing number of market entrants, intense competition and high failure rate. In addition, significant challenges are often encountered in shifting from developmental to commercial activities.

We are subject to many business risks, including but not limited to, unforeseen capital requirements, failure of market acceptance, failure to establish business relationships, and competitive disadvantages against larger and more established companies. There can be no assurance that the Company will be profitable, or that the Company will be able to obtain sufficient additional funds to continue its planned activities. Therefore, prospective investors may lose all or a portion of their investment.

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Our revenues are concentrated in the distribution and sale of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. When these markets experience a downturn, demand for our products and revenues may be adversely affected.

Our business and revenues, depend on favorable conditions in the markets for branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. Adverse changes in the economies where we sell our products, such as economic downturns, inflation, decreased employment levels, and reductions in consumer confidence could have a material adverse impact on our revenues and results of operation.

If we lose the services of our Chief Executive Officer, our operations would be disrupted and our business could be harmed.

Our business plan relies significantly on the continued services of our CEO, Grigorios Siokas. The Company has entered into an employment agreement with Mr. Siokas, dated as of January 1, 2023, which is automatically renewed annually. However, there is no guarantee that he will continue to remain in that position.  If he were not to remain in the position and we were to lose his services, including for death or disability, our ability to continue to execute our business plan would be materially impaired.

We do not have the financial resources necessary to successfully complete product development, marketing and certain acquisitions.

As of September 30, 2024, we had net cash of $3,314,845. In order to complete product development, marketing and certain acquisitions, we are attempting to obtain sufficient additional capital including this offering. Even if we do find such financing, it may be on terms that are unfavorable or dilutive, to owners of the Company’s equity securities.

Our drug development program will require substantial additional capital to successfully complete it.

To complete our drug development program, we anticipate incurring substantial costs for:

•	complete research, preclinical testing and human studies;
•	establish pilot scale and commercial scale manufacturing processes; and
•	establish and develop quality control, regulatory, marketing, sales and administrative capabilities to support these programs.

Our future operating and capital needs will depend on many factors, including, but not limited to:

•	the pace of scientific progress in our research and development programs and the magnitude of these programs;
•	the scope and results of preclinical testing and human studies;
•	the time and costs involved in obtaining regulatory approvals;
•	the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;
•	competing technological and market developments;
•	our ability to establish additional collaborations;
•	changes in our existing collaborations; and
•	the cost of manufacturing scale-up.

We base our outlook regarding the need for funds on many uncertain variables. Such uncertainties include regulatory approvals, the timing of events outside our direct control such as negotiations with potential strategic partners and other factors. Any of these uncertain events can significantly change our cash requirements as they determine such one-time events as the achievement of major milestones and other payments.

We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital, when required, or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or the commercialization of one or more of our product candidates. Accordingly, any failure to raise adequate capital in a timely manner would be expected to have a material adverse effect on our business, operating results, financial condition and future growth prospects.

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Additional funds are required to support our operations but we may be unable to obtain them on favorable terms, we would be required to cease or reduce further development or commercialization of our potential products.

Our success is highly dependent on attracting and retaining key scientific and management personnel, however, we may be unable to do so.

Our future depends on the service of our scientific and management teams and other key personnel. We may be unable to attract highly qualified personnel, especially if are not able to demonstrate to those individuals that we have sufficient funding to adequately compensate them either through current cash salary or with equity that could eventually have substantial value. If we are not able to attract highly qualified individuals, we may be unable to continue development or commercialization efforts of our proposed products which would have a material adverse effect on our operations.

We are subject to various regulations and compliance requirements under both the European Union, the European Medicines Agency (the “EMA”), the Hellenic Ministry of Health and other related regulatory agencies.

We believe that the health care industry will continue to be subject to increasing regulation, as well as political and legal action, as future proposals to reform the health care system are considered by the European Union, the United Kingdom, and the Hellenic Republic of Greece. Our services and products are subject to rigorous regulation by the EMA, the Hellenic Ministry of Health and the Hellenic Organization of Medicine. The process of obtaining regulatory approvals to market a drug or medical device can be costly and time-consuming, and approvals might not be granted for future products, or additional indications or uses of existing products, on a timely basis, if at all. Delays in the receipt of, or failure to obtain approvals for, future products, or new indications and uses, could result in delayed realization of product revenues, reduction in revenues, and in substantial additional costs. In addition, no assurance can be given that we will remain in compliance with European Union, MHRA, the Hellenic Ministry of Health and other regulatory requirements if and when approval or marketing authorization has been obtained for a product. Regulatory requirements include, among other things, regulations regarding manufacturing practices, product labeling, and advertising and post marketing reporting, including adverse event reports and field alerts due to manufacturing quality concerns. Many of our facilities and procedures and those of our suppliers are subject to ongoing regulation, including periodic inspection by the applicable regulatory authorities. We must incur expense and spend time and effort to ensure compliance with these complex regulations. Possible regulatory actions for non-compliance could include warning letters, fines, damages, injunctions, civil penalties, recalls, seizures of our products, and criminal prosecution. These actions could result in, among other things, substantial modifications to our business practices and operations; refunds, recalls, or seizures of our products; a total or partial shutdown of production in one or more of our facilities while we or our suppliers remedy the alleged violation; the inability to obtain future pre-market approvals or marketing authorizations; and withdrawals or suspensions of current products from the market. Any of these events could disrupt our business and have a material adverse effect on our revenues, profitability and financial condition.

Any future acquisitions that we may make could disrupt our business, cause dilution to our stockholders and harm our business, financial condition or operating results.

Any future acquisitions that we may make could subject us to a number of risks, including, but not limited to:

•	the purchase price we pay and/or unanticipated costs could significantly deplete our cash reserves or result in increased indebtedness and/or dilution to our existing stockholders;
•	we may find that the acquired company or technologies do not improve our market position as planned;
•

we may have difficulty integrating the operations and personnel of the acquired company, as the combined operations will place significant demands on the Company’s management, technical, financial and other resources;

•	key personnel and customers of the acquired company may terminate their relationships with the acquired company as a result of the acquisition;
•	we may experience additional financial and accounting challenges and complexities in areas such as tax planning and financial reporting;
•

we may assume or be held liable for risks and liabilities (including environmental-related costs) as a result of our acquisitions, some of which we may not be able to discover during our due diligence investigation or adequately adjust for in our acquisition arrangements;

•	our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;
•	we may incur one-time write-offs or restructuring charges in connection with the acquisition;
•	we may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings; and
•	we may not be able to realize the cost savings or other financial benefits we anticipated.

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We cannot assure you that, following any acquisition, we will achieve sales levels, profitability, efficiencies or synergies that justify the acquisition, or that the acquisition will result in increased earnings for us in any future period. These factors could have a material adverse effect on our business, financial condition and operating results.

We are exposed to potential product liability or similar claims, and insurance against these claims may not be available to us at a reasonable rate in the future.

Our business exposes us to potential product liability related to our business of marketing distribution of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. We currently carry product liability but we may not be able to maintain such insurance or the amount of such insurance may not be adequate to cover claims. We could be materially and adversely affected if we were required to pay damages or incur defense costs in connection with a claim outside the scope of insurance coverage or if our liability exceeds the amount of applicable insurance. In addition, insurance may not continue to be available on terms acceptable to us, if at all, or if obtained, the insurance coverage may be insufficient to cover any potential claims or liabilities. Similar risks, but with larger potential liability amounts, would exist upon the commercialization or marketing of any products by our collaborators or us.

Regardless of their merit or eventual outcome, product liability claims may result in:

•	decreased demand for our products;
•	injury to our reputation and significant negative media attention;
•	costs of litigation;
•	distraction of management; and
•	substantial monetary awards to plaintiffs.

Should any of these events occur, it could have a material adverse effect on our reputation and financial condition.

Discovery of safety issues with our products could create product liability and could cause additional regulatory scrutiny and requirements for additional labeling, withdrawal of products from the market, and the imposition of fines or criminal penalties.

Discovery of safety issues with our products could create product liability and could cause additional regulatory scrutiny and requirements for additional labeling, withdrawal of products from the market, and the imposition of fines or criminal penalties. Adverse safety events may also damage physician and patient confidence in our products and our reputation. Any of these could result in liabilities, loss of revenue, material write-offs of inventory, material impairments of intangible assets, goodwill and fixed assets, material restructuring charges and other adverse impacts on our results of operations. Regulatory authorities are making greater amounts of stand-alone safety information directly available to the public through periodic safety update reports, patient registries and other reporting requirements. The reporting of adverse safety events involving our products or products similar to ours and public rumors about such events may increase claims against us and may also cause our product sales or stock price to decline or experience periods of volatility. Restrictions on use or significant safety warnings that may be required to be included in the label of our products may significantly reduce expected revenues for such products and require significant expense and management time.

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We are subject to anti-corruption laws.

We are subject to the U.S. Foreign Corrupt Practices Act and similar anti-corruption laws in other European Union countries, including Greece. These laws generally prohibit companies and their intermediaries from engaging in bribery or making other prohibited payments to government officials for the purpose of obtaining or retaining business, and some have record keeping requirements. The failure to comply with these laws could result in substantial criminal and/or monetary penalties. We operate in jurisdictions that have experienced corruption, bribery, pay-offs and other similar practices from time-to-time and, in certain circumstances, such practices may be local custom. We have implemented internal control policies and procedures that mandate compliance with these anti-corruption laws. However, we cannot be certain that these policies and procedures will protect us against liability. There can be no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or agents are found to have engaged in such practices, we could suffer severe criminal or civil penalties and other consequences that could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

We may not be able to obtain regulatory approval for new products.

Obtaining and maintaining regulatory approval has been and will continue to be increasingly difficult, time-consuming and costly. There may be situations in which demonstrating the efficacy and safety of a product candidate may not be sufficient to gain regulatory approval unless superiority to comparative products can be shown. Also, legislative bodies or regulatory agencies could enact new laws or regulations or change existing laws or regulations at any time, which could affect our ability to obtain or maintain approval of our products or product candidates. For example, the EU has finalized legislation, which relate to the conduct of clinical trials. While the aim of the new legislation is improvement in operational efficiency and a streamlining of the overall clinical trial authorization process, the new requirements also provide for increased transparency of clinical trial results and submission of quality data relating to the products and product candidates used for such trials. Failure to comply with new laws or regulations could result in significant monetary penalties as well as reputational and other harms. We are unable to predict when and whether any further changes to laws or regulatory policies affecting our business could occur, such as efforts to reform medical device regulation or the pedigree requirements for medical products or to implement new requirements for combination products, and whether such changes could have a material adverse effect on our business and results of operations. Regulatory authorities may also question the sufficiency for approval of the endpoints we select for our clinical trials. Regulatory authorities could also add new requirements, such as the completion of an outcomes study or a meaningful portion of an outcomes study, as conditions for obtaining approval or obtaining an indication. The imposition of additional requirements may delay our clinical development and regulatory filing efforts, and delay or prevent us from obtaining regulatory approval for new product candidates, new indications for existing products or maintenance of our current labels.

Difficulty in developing new products.

We believe, based on our knowledge of the industry, that our future strategy relies on the acquisition of new operating subsidiaries and the subsequent launch of new products and technologies. To accomplish this, we may need to commit substantial efforts, funds, and other resources to research and development. A high rate of failure is inherent in the research and development of new products and technologies. Failure can occur at any point in the process, including after significant funds have been invested. We cannot state with certainty when or whether any of our products will be developed and/or launched, whether we will be able to develop, license, or otherwise acquire compounds or products, or whether any products will be commercially successful.

We face significant competition, including competition from larger and better funded enterprises.

Our pharmaceutical businesses are conducted in intensely competitive and often highly regulated markets. Many of our pharmaceutical products face competition in the form of branded or generic drugs that treat similar diseases or indications. Our competitors include other trading companies, smaller companies, with generic drug and consumer healthcare products. We compete with other companies that manufacture and sell products that treat diseases or indications similar to those treated by our trading pharmaceutical products.

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Our competitive position in pharmaceutical sector is affected by several factors including among others, the amount and effectiveness of our and our competitors’ promotional resources; customer acceptance; product quality; our and our competitors’ introduction of new products, ingredients, claims, dosage forms, or other forms of innovation; and pricing, regulatory and legislative matters (such as product labeling, patient access and prescription).

The branded pharmaceutical industry is highly competitive. Our products compete with products manufactured by many other companies in highly competitive markets throughout the EU territory and internationally as well. Competitors include many of the major brand name and generic manufacturers of pharmaceutical products. If competitors introduce new products, delivery systems or processes with therapeutic or cost advantages, our products can be subject to progressive price reductions or decreased volume of sales, or both.

In the generic pharmaceutical market, we might face intense competition from other generic drug manufacturers, brand name pharmaceutical companies, existing brand equivalents and manufacturers of therapeutically similar drugs.

Newly introduced generic products with limited or no other generic competition typically garner higher prices. At the expiration of the exclusivity period, other generic distributors may enter the market, resulting in a significant price decline for the drug. Consequently, the maintenance of profitable operations in generic pharmaceuticals depends, in part, on our ability to select, develop and launch new generic products in a timely and cost-efficient manner and to maintain efficient, high quality business capabilities.

Our own branded nutraceutical products compete in the nutritional industry against companies that sell through retail stores, as well as against other direct selling companies. We compete against manufacturers and retailers of nutraceutical products which are distributed through supermarkets, drug stores, health food stores, vitamin outlets and mass market retailers, among others. We believe that the principal components of competition in nutraceutical products are expertise and service, high product quality, diversification and differentiation, price, and brand recognition.

Operating conditions have become more challenging under the mounting global pressures of competition, industry regulation and cost containment. We continue to take measures to evaluate, adapt and improve our organization and business practices to better meet customer and public needs. We also seek to continually enhance the organizational effectiveness of all of our functions, including efforts to accurately and ethically launch and promote our products.

If we are not able to overcome these competitive challenges, our prospects, results of operations, and financial condition could be harmed.

Concentration of suppliers and production.

A substantial portion of our capacity, as well as our current production, is attributable to a limited number of manufacturing facilities and certain third-party suppliers. A significant disruption at any one of such facilities within our internal or third party supply chain, even on a short-term basis, whether due to a labor strike, failure to reach acceptable agreement with labor and unions, adverse quality or compliance observation, infringement of intellectual property rights, act of God, civil or political unrest, export or import restrictions, or other events could impair our ability to trade, produce and ship products to the market on a timely basis and could, among other consequences, subject us to exposure to claims from customers. Any of these events could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

The Company is subject to market perceptions.

Market perceptions of us are very important to our business, especially market perceptions of our Company and brands and the safety and quality of our products. If we, our partners and suppliers, or our brands suffer from negative publicity, or if any of our products or similar products which other companies distribute are subject to market withdrawal or recall or are proven to be, or are claimed to be, ineffective or harmful to consumers, then this could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price. Also, because we are dependent on market perceptions, negative publicity associated with product quality, patient illness, or other adverse effects resulting from, or perceived to be resulting from, our products, or our partners’ and suppliers’ manufacturing facilities, could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

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International risks.

Our business is subject to risks associated with doing business internationally. Sales outside of the U.S. make up 100% percentage of our net sales. Additional risks associated with our international operations include: differing local product preferences and product requirements; trade protection measures and import or export licensing requirements; difficulty in establishing, staffing, and managing operations; differing labor regulations; potentially negative consequences from changes in or interpretations of tax laws; political and economic instability, including sovereign debt issues; price controls, limitations on participation in local enterprises, expropriation, nationalization, and other governmental action; inflation, recession, and fluctuations in interest rates; compulsory licensing or diminished protection of intellectual property; and potential penalties or other adverse consequences for violations of the General Data Protection Rules (“GDPR”) and anti-corruption, anti-bribery, and other similar laws and regulations, including the Foreign Corrupt Practices Act and the U.K. Bribery Act. Events contemplated by these risks may, individually or in the aggregate, have a material adverse effect on our revenues and profitability.

International economic conditions.

Criticism of excessive national debt of Greece has led to credit downgrades of the sovereign debt of Greece, and uncertainty about the future status of the Euro. Destabilization of the European economy could lead to a decrease in consumer confidence, which could cause reductions in discretionary spending and demand for our subsidiaries’ products. Furthermore, sovereign debt issues could also lead to further significant, and potentially longer-term, economic issues, such as reduced economic growth and devaluation of the Euro against the U.S. Dollar, any of which could adversely affect our and each of our subsidiaries’ business, financial condition and operating results.

Our international operations could be affected by the ongoing war in Ukraine, currency fluctuations, capital and exchange controls, expropriation and other restrictive government actions, changes in intellectual property legal protections and remedies, trade regulations and procedures and actions affecting approval, production, pricing, and marketing of, reimbursement for and access to our products, as well as by political unrest, unstable governments and legal systems and inter-governmental disputes. Any of these changes could adversely affect our business.

Market disruptions, supply-chain disruptions, geopolitical conflicts, including acts of war, macroeconomic events, and inflation, could create market volatility that could have a negative impact on our business and results of operations.

Various social and political tensions in the United States and around the world may contribute to increased market volatility, may have long-term effects on the U.S. and worldwide markets and may cause further economic uncertainties in the United States and worldwide.

The occurrence of events similar to those in recent years, such as the war in Ukraine, instability, new and ongoing pandemics, epidemics or outbreaks of infectious diseases in certain parts of the world, natural/environmental disasters, supply-chain disruptions, terrorist attacks in the United States and around the world, social and political discord, increasingly strained relations between the United States and a number of foreign countries, new and continued political unrest in various countries, continued changes in the balance of political power among and within the branches of the U.S. Government, government shutdowns, among others, may result in market volatility, may have long term effects on the U.S. and worldwide financial markets, and may cause further economic uncertainties in the United States and worldwide.

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The Effects of War in the Ukraine.

On February 24, 2022, Russian forces launched significant military action against Ukraine. There continues to be sustained conflict and disruption in the region, which is expected to endure for the foreseeable future. We do not conduct any commercial transactions with either Ukraine or Russia and the Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of the date of this prospectus. Such political issues and conflicts could have a material adverse effect on our results of operations and financial condition if they escalate in areas in which we do business. In addition, changes in and adverse actions by governments in foreign markets in which we do business could have a material adverse effect on our results of operations and financial condition.

These estimates may change, as new events occur, and additional information is obtained. Actual results could differ materially from these estimates under different assumptions or conditions. We will continue monitoring the social, political, regulatory and economic environment in Ukraine and Russia, and will consider further actions as appropriate.

Conversion to Euros and GBP.

Although we report our financial results in U.S. Dollars, a significant portion of our revenues, indebtedness and other liabilities and our costs are denominated in Euros and GBP. Our results of operations and, in some cases, cash flows, have in the past been and may in the future be adversely affected by certain movements in currency exchange rates. In particular, the risk of a debt default by one or more European countries and related European or national financial restructuring efforts may cause volatility in the value of the Euro. Defaults or restructurings in other countries could have a similar adverse impact. From time to time, we may implement currency hedges intended to reduce our exposure to changes in foreign currency exchange rates. However, our hedging strategies may not be successful, and any of our unhedged foreign exchange exposures will continue to be subject to market fluctuations. The occurrence of any of the above risks could cause a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

We may not be able to defend or protect our intellectual property.

We do not hold any patents at this time and we rely on trade secrets, know-how and other proprietary information. We seek to protect this information, in part, through the use of confidentiality agreements with employees, consultants, advisors and others. Nonetheless, there can be no assurance that those agreements will provide adequate protection for our trade secrets, know-how or other proprietary information and prevent their unauthorized use or disclosure. While we are not aware of any challenges to our intellectual property, if any patents are issued to us litigation may ensue. There is also the risk that our employees, consultants, advisors or others will not maintain confidentiality of such trade secrets or proprietary information, or that this information may become known in some other way or be independently developed by the Company’s competitors.

We may be sued by third parties who claim that our products infringe on their intellectual property rights.

We may be exposed to future litigation by third parties based on claims that our products or activities infringe on their intellectual property rights or that we have misappropriated their trade secrets. Any litigation or claims against us, whether or not valid, could result in substantial costs, could place a significant strain on our financial and managerial resources, and could harm our reputation. In addition, intellectual property litigation or claims could force us to do one or more of the following, any of which could have a material adverse effect on us, our results of operations and could cause us to curtail or cease its operations:

•	Cease testing, developing, using and/or commercializing products that it may develop; or
•	Obtain a license from the holder of the infringed intellectual property right, which could also be costly or may not be available on reasonable terms.

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We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

We may be subject to litigation and damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of their former employers. Although no claims against us are currently pending or threatened, we may be subject to claims that our employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of former employers of our employees. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. If we fail in defending such claims, in addition to paying money claims, we may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper or prevent our ability to commercialize certain product candidates, which could severely harm our business.

Governmental and third-party payors may impose sales and pharmaceutical pricing restrictions or controls on our products that could limit our future product revenues and adversely affect profitability.

The commercial success of our products is substantially dependent on whether third-party reimbursement is available for the ordering of our products by the medical profession for use by their patients. Medicare, Medicaid, health maintenance organizations and other third-party payors may not cover or provide adequate payment for our products. They may not view our products as cost-effective and reimbursement may not be available to consumers or may not be sufficient to allow our products to be marketed on a competitive basis. Likewise, legislative or regulatory efforts to control or reduce health care costs or reform government health care programs could result in lower prices or rejection of our products. Changes in reimbursement policies or health care cost containment initiatives that limit or restrict reimbursement for our products may cause our revenue to decline.

The commercial success of our products will depend upon the degree of market acceptance of these products among physicians, patients, health care payors and the medical community.

Even if a product candidate is approved for sale by the appropriate regulatory authorities, physicians may not prescribe our product candidates, in which case we would not generate revenue or become profitable. Market acceptance by physicians, healthcare payors and patients will depend on a number of factors, including:

•	acceptance by physicians and patients of each such product as a safe and effective treatment;
•	cost effectiveness;
•	adequate reimbursement by third parties;
•	potential advantages over alternative treatments; and
•	relative convenience and ease of administration.

We are subject to critical accounting policies, and we may interpret or implement required policies incorrectly.

We follow generally accepted accounting principles (“U.S. GAAP”) for the United States in preparing our financial statements. As part of this work, we must make many estimates and judgments about future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses that we report in our financial statements. We believe these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in future periods.

Foreign currency risks.

Assets and liabilities of all foreign operations are translated at year-end rates of exchange, and amounts included in the Statements of Operations and Comprehensive Income (Loss) are translated at the average rates of exchange for the year. Gains or losses resulting from translating foreign currency financial statements are accumulated in a separate component of stockholders’ equity until the entity is sold or substantially liquidated. Gains or losses from foreign currency transactions (transactions denominated in a currency other than the entity’s local currency) are included in comprehensive income (loss).

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We are subject to evolving and complex tax regulations in the United States, United Kingdom, Greece and in the European Union.

We are subject to evolving and complex tax laws in the jurisdictions in which we operate. Significant judgment is required for determining our tax liabilities, and our tax returns are periodically examined by various tax authorities. We believe that our accrual for tax contingencies is adequate for all open years based on past experience, interpretations of tax law, and judgments about potential actions by tax authorities; however, due to the complexity of tax contingencies, the ultimate resolution of any tax matters may result in payments greater or less than amounts accrued. Changes to the U.S. international tax laws could have a significant impact on our financial results. In addition, we may be affected by changes in tax laws, including tax rate changes, changes to the laws related to the remittance of foreign earnings (deferral), or other limitations impacting the U.S. tax treatment of foreign earnings, new tax laws, and revised tax law interpretations in domestic and foreign jurisdictions. This prospectus does not discuss any such tax legislation or the manner in which it might affect purchasers of our securities. We urge you to consult with your legal and tax advisors with respect to any such legislation and the potential tax consequences of investing in our securities.

Risks related to income taxes.

The Company accounts for income taxes under the asset and liability method, as required by the accounting standard for income taxes, ASC 740 “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, as well as net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets.

We recognize the impact of an uncertain tax position in our financial statements if, in management’s judgment, the position is not more-likely-then-not sustainable upon audit based on the position’s technical merits. This involves the identification of potential uncertain tax positions, the evaluation of applicable tax laws and an assessment of whether a liability for an uncertain tax position is necessary. We operate and are subject to audit in multiple taxing jurisdictions.

We record interest and penalties related to income taxes as a component of interest and other expense, respectively.

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of the U.S. net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The Company has net operating loss carry-forwards in our parent, Cosmos Health Inc., which are applicable to future taxable income in the United States (if any). Additionally, the Company has income tax liabilities in the United Kingdom. The income tax assets and liabilities are not able to be netted. We therefore reserve the income tax assets applicable to the United States but recognize the income tax liabilities in Greece and the United Kingdom. Losses may also be subject to limitation under certain rules regarding change of ownership.

Our failure to remediate material weakness in our internal controls on a timely basis may result in our being deregistered by the SEC and delisted from Nasdaq.

The Company’s management, with the participation of the Company’s Principal Executive Officer and Principal Financial Officer, has evaluated the effectiveness of the Company’s disclosure controls and procedures. Based upon that evaluation, the Principal Executive Officer and the Principal Financial Officer have concluded that, as of the end of the last reporting period, the Company’s disclosure controls and procedures were ineffective due to the following material weaknesses: (i) the Company’s lack of proper segregation of duties, and (ii) the Company’s internal control structure lacking of multiple levels of review and oversight and not having appropriate IT General Controls (ITGCs) for the applications used in the Financial Reporting process, caused by lack of design of relevant controls and overall IT risk management.

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Management is in the process of remediating all material weaknesses present in our internal controls and plans to have completed the remediation by December 31, 2025. In the event we are unable to remediate our material weaknesses on a timely basis, this may result in our securities being deregistered by the SEC and delisted from Nasdaq.

Regarding the Company’s lack of proper segregation of duties, management is in the process of updating the organizational chart in order to reallocate roles among personnel and emphasize sharing the responsibilities of key business processes by distributing the discrete functions of these processes to multiple people and departments.

Regarding the Company’s internal control structure’s lack of multiple levels of review and oversight and not having appropriate ITGCs for the applications used in the Financial Reporting process, caused by lack of design of relevant controls and overall IT risk management, management is in the process of developing multiple levels of review based on job responsibilities and level of personnel. Furthermore, management is in the process of assessing a new financial reporting application that will be used by the Company and would be able to support, process financially relevant information, provide financially relevant reporting and house financially relevant interfaces and application controls in order for us to more efficiently establish ITGCs to a single and more reliable application.

On the other hand, there were no changes in our internal control over financial reporting that have materially affected or are reasonably likely to materially affect, our internal control over financial reporting. Our Audit Committee is in the process of evaluating our existing controls and procedures, while communicating with the Management on quarterly basis.

Risks Related to Our Securities

Nevada anti-takeover law may discourage acquirers and eliminate potentially beneficial sale for our shareholders.

Provisions of our charter, bylaws, and Nevada law may make an acquisition of us or a change in our management more difficult.

Certain provisions of our Amended and Restated Articles of Incorporation and By-laws that are in effect could discourage, delay or prevent a merger, acquisition or other change in control that shareholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions also could limit the price that investors might be willing to pay in the future for shares of our Common Stock. Shareholders who wish to participate in these transactions may not have the opportunity to do so.

Furthermore, these provisions could prevent or frustrate attempts by our shareholders to replace or remove our management. These provisions:

•	allow the authorized number of directors to be changed only by resolution of our board of directors;
•

authorize our board of directors to issue without shareholder approval blank check preferred stock that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our board of directors;

•	establish advance notice requirements for shareholder nominations to our board of directors or for shareholder proposals that can be acted on at shareholder meetings;
•	authorize the Board of Directors to amend the By-laws;
•	limit who may call shareholder meetings; and
•	require the approval of the holders of a majority of the outstanding shares of our capital stock entitled to vote in order to amend certain provisions of our certificate of incorporation.

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Section 78.438 of the Nevada Revised Statutes (“NRS”) prohibits a publicly held Nevada corporation from engaging in a business combination with an interested stockholder, generally a person that together with its affiliates owns or within the last two years has owned 10% of voting stock, for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner, or falls within certain exemptions under the NRS. As a result of these provisions in our charter documents under Nevada law, the price investors may be willing to pay in the future for shares of our Common Stock may be limited.

We do not anticipate paying cash dividends on our Common Stock, and accordingly, shareholders must rely on stock appreciation for any return on their investment.

We have not declared or paid any cash dividend on our Common Stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in shares of our Common Stock will depend upon any future appreciation in their value. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which our shareholders have purchased their shares.

In general, a non-affiliated person who has held restricted shares for a period of six months, under Rule 144, may sell into the market our Common Stock all of their shares, subject to the Company being current in its periodic reports filed with the SEC. An affiliate may sell an amount equal to the greater of 1% of the 23,259,552 outstanding shares as of November 20, 2024, or the average weekly number of shares sold on the Nasdaq Capital Market in the last four weeks prior to such sale. Such sales may be repeated once every three months, and any of the restricted shares may be sold by a non-affiliate without any restrictions after they have been held one year.

Our Amended and Restated Certificate of Incorporation grants the Board of Directors the power to designate and issue additional shares of preferred stock which may act as an anti-takeover device.

Our Amended and Restated Certificate of Incorporation grants our Board of Directors authority to, without any action by our stockholders, designate and issue, from our authorized capital, shares in such classes or series as it deems appropriate and establish the rights, preferences, and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of classes or series of preferred stock that may be issued could be superior to the rights of the common stock offered hereby. Our Board of Directors’ ability to designate and issue shares could impede or deter an unsolicited tender offer or takeover proposal. Further, the issuance of additional shares having preferential rights could adversely affect other rights appurtenant to the shares of common stock offered hereby. Any such issuances will dilute the percentage of ownership interest of our stockholders and may dilute our book value.

Provisions of the Common Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Common Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. Further, the Common Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants will have the right, at their option, to require us to redeem such Common Warrants at a price described in such warrants. These and other provisions of the Common Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

We have received a notice from Nasdaq on November 6, 2024 regarding the Company’s non-compliance with continued listing standards. If we fail to regain compliance, our Common Stock could be delisted.

Pursuant to a non-compliance letter from the Nasdaq Capital Market dated November 6, 2024, the Company failed to comply with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The Company has one hundred eighty (180) calendar days from November 6, 2024 to regain compliance by the closing bid price of the Company’s common stock being at least $1.00 per share for ten (10) consecutive trading days. In the event we do not regain compliance by said deadline, we may be eligible for an additional one hundred eighty (180) calendar day grace period.

Although there is no assurance, we believe that we will be able to regain compliance with Nasdaq’s minimum Bid price on our own. However, if we are unsuccessful, the shareholder proposal (approved at the Company’s 2024 annual general meeting of the shareholders held on November 19, 2024) provides the Board of Directors with the discretion to effect a Reverse Stock Split, if necessary, which will enable us to regain compliance with Nasdaq’s minimum bid-price requirement for continued listing on the Nasdaq Capital Market. Although Nasdaq notification letter described above has no immediate effect on our listing on the Nasdaq Capital Market, and we are working on implementing plans to regain compliance with Nasdaq listing standards, there can be no assurance that we will be able to regain compliance with Nasdaq’s minimum bid-price requirement.

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If the Company fails to regain compliance with the Nasdaq Capital Market’s ongoing listing criteria or otherwise fails to comply with the Nasdaq Capital Market’s listing rules, including in connection with this offering, our Common Stock could be delisted. If our Common Stock is delisted by the Nasdaq Capital Market, our Common Stock may be eligible for quotation on an over-the-counter quotation system or on the pink sheets. Upon any such delisting, our Common Stock would become subject to the regulations of the SEC relating to the market for penny stocks described in the following risk factor. The regulations applicable to penny stocks may severely affect the market liquidity for our Common Stock and could limit the ability of stockholders to sell such securities in the secondary market. In such a case, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our Common Stock or Warrants, and there can be no assurance that our Common Stock will be eligible for trading or quotation on any alternative exchanges or markets.

Delisting from the Nasdaq Capital Market could adversely affect our ability to raise additional financing through public or private sales of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our Common Stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

We may become subject to “penny stock” rules, which could damage our reputation and the ability of investors to sell their shares.

Stockholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include: control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; manipulation of prices through prearranged matching of purchases and ales and false and misleading press releases; “boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Furthermore, the penny stock designation may adversely affect the development of any public market for our shares of Common Stock or, if such a market develops, its continuation. Broker-dealers are required to personally determine whether an investment in penny stock is suitable for customers. Penny stocks are securities (i) with a price of less than five dollars ($5.00) per share; (ii) that are not traded on a “recognized” national exchange; and (iii) of an issuer with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years. Section 15(g) of the Exchange Act and Rule 15g-2 of the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our Common Stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be penny stock. Rule 15g-9 of the SEC requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.

This procedure requires the broker-dealer to (i) obtain from the investor information concerning his financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for the Company’s stockholders to resell their shares to third parties or to otherwise dispose of them.

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The obligations associated with being a public company require significant resources and management attention, which may divert from our business operations.

We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 or the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports, proxy statements, and other information. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting. Our Chief Executive Officer and Chief Financial Officer are required to certify that our disclosure controls and procedures are effective in ensuring that material information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. We will need to hire additional financial reporting, internal controls and other financial personnel in order to enhance appropriate internal controls and reporting procedures. As a result, we will incur significant legal, accounting and other expenses. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. In addition, we cannot predict or estimate the amount of additional costs we may incur in order to comply with these requirements. We anticipate that these costs will materially increase our selling, general and administrative expenses.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies. Additionally, in the event we are no longer a smaller reporting company, as defined under the Exchange Act, and we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act of 2002, then we may not be able to obtain the independent registered public accountants’ certifications required by that act, which may preclude us from keeping our filings with the SEC current, and interfere with the ability of investors to trade our securities and our shares to continue to be listed on Nasdaq.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. With each prospective acquisition we may make we will conduct whatever due diligence is necessary or prudent to assure us that the acquisition target can comply with the internal control requirements of the Sarbanes-Oxley Act. Notwithstanding our diligence, certain internal controls deficiencies may not be detected. As a result, any internal control deficiencies may adversely affect our financial condition, results of operations and access to capital. We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist, and may, in the future, discover areas of our internal controls that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time-consuming and costly. As a public company, these rules and regulations make it more difficult and expensive for us to obtain such insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

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There may be future sales or other dilution of our equity, which may adversely affect the market price of our Common Stock.

We are generally not restricted from issuing additional Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock. The market price of our Common Stock could decline as a result of sales of Common Stock or securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock after this offering or the perception that such sales could occur.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our Common Stock relies in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our Common Stock could decline if one or more equity research analysts downgrade our Common Stock or if they issue other unfavorable commentary or cease publishing reports about us or our business.

This prospectus contains forward looking statements which are speculative in nature.

This registration statement contains forward-looking statements. These statements relate to future events or our future financial performance. Forward looking statements are speculative and uncertain and not based on historical facts. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under "business” section, although the Company believes that the expectations reflected in the forward-looking statements are reasonable, future results, levels of activity, performance, or achievements cannot be guaranteed. The reader is advised to consult any further disclosures made on related subjects in our future SEC filings.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain information included in this prospectus may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

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Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

•	our ability to raise capital when needed;
•	difficulties or delays in the product development process, including the results of preclinical studies or clinical trials;
•	ability to enter into financing and strategic agreements and relationships;
•	difficulties or delays in the regulatory approval process;
•	adverse side effects or inadequate therapeutic efficacy of our drug candidates that could slow or prevent product development or commercialization;
•	dependence on third party suppliers;
•	uncertainties relating to manufacturing, sales, marketing and distribution of our drug candidates that may be successfully developed and approved for commercialization;
•	the uncertainty of protection for our patents and other intellectual property or trade secrets;
•	competition;
•	potential adverse effects resulting from failure to maintain effective internal controls;
•	the potential volatility of the market price for our shares of Common Stock;
•	the potential dilution of our shareholders’ potential ownership due to this offering and future issuances of share capital;
•	our ability to comply with the applicable continued listing requirements of Nasdaq; and
•	other factors referred to in section “Risk Factors” in this prospectus.

All forward-looking statements contained herein speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We do not undertake to update or revise forward-looking statements to reflect events or circumstances that arise after the date on which such statements are made or to reflect the occurrence of unanticipated events, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties and not place undue reliance on our forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $6,900,000 million from the maximum offering, after deducting the placement agent fee and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the Common Warrants. We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include operating expenses, research and development, and pending and future acquisitions. We have not determined the amount of net proceeds to be used specifically for any of such purposes.

Because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

This expected use of net proceeds from this offering and our existing cash and cash equivalents represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering; we have no current agreements, commitments or understandings for any material acquisitions or licenses of any products, businesses or technologies that are definitive or probable to close.

DIVIDEND POLICY

We have not paid any cash dividends to date, nor does the Company anticipate paying such dividends for the foreseeable future. Rather, future earnings, if any, will be used to finance the expansion of our business. Any potential future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our accumulated deficit currently limits our ability to pay dividends.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2024 on:

•	an actual basis; and
•

an as adjusted basis, to give effect to the sale of shares of Common Stock in this offering at the assumed public offering price of $0.70 per share (assuming the sale of the maximum offering amount), and after deducting commissions and estimated offering expenses payable by us;

You should read this table in conjunction with our consolidated financial statements included elsewhere in this prospectus and the sections of this prospectus titled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	September 30, 2024
	(unaudited)	(unaudited)
Cash and cash equivalent	$3,314,845	10,214,845
Liabilities:
Current liabilities	25,211,218	25,211,218
Total liabilities	29,543,383	29,543,383
Stockholders’ equity:
Shares of Common stock, $0.001 par value, 300,000,000 shares authorized and 23,346,623 shares issued and 23,259,526 shares outstanding as of September 30, 2024	23,346	34,061
Treasury Stock, 86,497 shares	(917,159)	(917,159)
Additional paid-in capital	140,797,456	147,686,741
Accumulated deficit	(104,479,192)	(104,479,192)
Total stockholders’ equity	34,976,599	41,876,599

Total capitalization	$64,519,982	71,419,982

The information above is based on 23,259,526 shares of Common Stock issued and outstanding as of September 30, 2024, and unless otherwise indicated, all information in this prospectus excludes the following:

•	885,333 shares issuable upon exercise of Series B Warrants, each is exercisable at $3.00 per share.

•	212,383 shares of Common Stock issuable upon exercise of Exchange Warrants issued in October 2022 having an exercise price of $3.00 per share.

•	1,784,840 shares of Common Stock issuable upon exercise of Exchange Warrants issued in December 2022 having an exercise price of $11.00 per share and 260,870 shares of Common Stock issuable upon exercise of Warrants issued in December 2022 having an exercise price of $2.75 (as adjusted) per share.

•	20,162 shares of Common Stock issuable upon exercise of Warrants issued in July 2023 having an exercise price of $2.75 (as adjusted) per share.

•	1,333 miscellaneous warrants exercisable at prices ranging from $3.00 to $11.00 per share.

•

9,748,252 shares issuable upon exercise of new Series A Warrants to purchase up to 4,874,126 Shares and new Series B Warrants; to purchase up to 4,874,126 Shares in connection with the September 2024 warrant inducement; and

•	10,714,286 shares issuable upon exercise of Pre-Funded Warrants or Common Warrants sold in this offering.

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DILUTION

If you invest in our shares of Common Stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and our as adjusted net tangible book value per share after the completion of this offering. Net tangible book value per share is calculated by subtracting our total liabilities ($29,543,383) as of September 30, 2024 from our total tangible assets ($56,223,221) and dividing this amount by the 23,259,526 shares outstanding. Our net tangible book value as of September 30, 2024 was approximately $27,229,838, or $0.85 per share.

After giving effect to the sale of shares of Common Stock in this offering at the assumed public offering price of $0.70 per share (assuming the sale of the maximum offering amount), and after deducting commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been approximately $34,129,858 million, or $1.00 per share. This amount represents an immediate increase in the net tangible book value of $0.15 per share to our existing shareholders and an immediate increase in net tangible book value of $0.30 per share to new investors purchasing shares in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per share		$0.70
Net tangible book value per share as of September 30, 2024	$0.85
Net increase in net tangible book value per share attributable to existing shareholders	$0.15
As adjusted net tangible book value per share after this offering		$1.00
Net increase in net tangible book value per share to new investors in this offering		$0.30

The information above is based on 23,259,552 shares of Common Stock outstanding as of September 30, 2024, and unless otherwise indicated, all information in this prospectus excludes the following:

•	885,333 shares issuable upon exercise of Series B Warrants, each is exercisable at $3.00 per share;

•	212,383 shares of Common Stock issuable upon exercise of Exchange Warrants issued in October 2022 having an exercise price of $3.00 per share;

•

1,784,840 shares of Common Stock issuable upon exercise of Exchange Warrants issued in December 2022 having an exercise price of $11.00 per share and 260,870 shares of Common Stock issuable upon exercise of Warrants issued in December 2022 having an exercise price of $2.75 (as adjusted) per share;

•	20,162 shares of Common Stock issuable upon exercise of Warrants issued in July 2023 having an exercise price of $2.75 (as adjusted) per share;

•	1,333 miscellaneous warrants exercisable at prices ranging from $3.00 to $11.00 per share;

•

9,748,252 shares issuable upon exercise of new Series A Warrants to purchase up to 4,874,126 shares and new Series B Warrants to purchase up to 4,874,126 shares in connection with the September 2024 warrant inducement; and

•	10,714,286 shares issuable upon exercise of Pre-Funded Warrants or Common Warrants sold in this offering.

To the extent that these excluded options and warrants have been or will be exercised, investors purchasing securities in this offering will experience further dilution.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is presently listed on the Nasdaq Capital Market under the symbol “COSM”. On January 3, 2025, the last reported sale price of our common stock was $0.70.

As of January 3, 2025, we had 23,259,552 shares outstanding of our common stock. We had approximately 614 registered holders of record of our common stock. A substantially greater number of holders of our common stock are “street name” or beneficial holders, whose shares of record are held through banks, brokers, other financial institutions and registered clearing agencies.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Available Information

The following discussion should be read in conjunction with our interim Condensed Consolidated Financial Statements and the related notes and other financial information appearing elsewhere in this report as well as Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Form 10-K for the year ended December 31, 2023 (“Form 10-K”).

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.

We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Overview

Summary

We are an international pharmaceutical company with a proprietary line of nutraceuticals and distributor of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. The Company uses a differentiated operating model based on a lean, nimble and decentralized structure, with an emphasis on acquisitions of established companies and our ability to maintain better pharmaceutical assets than others. This operating model and the execution of our corporate strategy are designed to enable the Company to achieve sustainable growth and create added value for our shareholders. In particular, we look to enhance our pharmaceutical and over-the-counter product lines by acquiring or licensing rights to additional products and regularly evaluate selective company acquisition opportunities. The Company, through its subsidiaries, is operating within the pharmaceutical industry and in order to compete successfully in the healthcare industry, must demonstrate that its products offer medical benefits as well as cost advantages. Currently, most of the products that the Company is trading, compete with other products already on the market in the same therapeutic category, and are subject to potential competition from new products that competitors may introduce in the future.

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We continue to rapidly expand our distribution network worldwide and open new markets for our proprietary line of branded pharmaceuticals, nutraceuticals, and nutraceuticals through our distribution channels and e-commerce marketplace. We use our extensive network with direct access to Europe’s primary sales channels for pharmaceuticals and nutraceuticals, which includes over 160 pharmaceutical wholesale distributors in Europe’s largest markets, over 40,000 pharmacies in Europe and 1,500 pharmacies in Greece. We achieve stable supply of pharmaceuticals from DocPharma, a related party, which enhances our ability to scale our expansion. Additionally, following the successful completion of the acquisition of Cana on June 30, 2023, the Company expects to also utilize Cana’s facilities for the production of both pharmaceutical and nutraceutical products. We receive full priority in the production of nutraceuticals and volumes. Our full production in Greece ensures a decisive production-cost advantage whilst we secure additional discounts by leveraging our purchasing scale.

Our focus on investing in technology enhances yield cost savings and economies of scale the safety, distribution and warehousing efficiency and reliability, as a result of 0% error selection rate and acceleration order fulfillment.

Revenue sources

The Company operates in nutraceuticals industry, distribution of pharmaceuticals and healthcare distribution.

Branded Pharmaceuticals & Generics

We are engaged in the production, promotion, distribution and sale of licensed branded generics and OTC products throughout Europe by our subsidiaries in Greece and UK. Our capital efficient business model is based on infrastructure, efficiency and scale. We believe that there is a significant growth on opportunities through product additions and geographic expansion.

Healthcare Distribution

We conduct direct distribution and sales of pharmaceuticals, medical devices, branded generics and OTC products. Our automated and GDP licensed distribution facilities ensure all medications reach their destination daily on an efficient and secure way. Our network exceeds over 1,500 pharmacies in Greece. We have created an upgraded and high-end distribution center in Greece due to our Robotic systems and integrated automations (“ROWA” robotics).

Nutraceutical

We have created and developed our own proprietary branded nutraceutical products, named “Sky Premium Life®” which was launched in 2018 and “Mediterranation®” which was launched in 2022. Utilizing unique formulations, and specialized extraction processes which follow strict pharmaceutical standards, our proprietary lines of nutraceuticals aim for excellence. We have a full portfolio of fast-moving and specialty formulas with more than 105 product codes including vitamins, minerals and other herbal extracts. Our nutraceutical products are manufactured exclusively by DocPharma, a related party of the Company. Our nutraceutical products have penetrated several markets within 2022 and 2023 through digital channels, such as Amazon and Tmall, and through significant partnerships such as the one with Pharmalink for the distribution of our products in the United Arab Emirates (the “UAE”). We focus on nutraceutical products because we foresee it as a market with high growth opportunities due to its large market size and margin contribution as the demand for nutraceutical products is increasing globally.

Regulations and Licenses

Our subsidiary, Decahedron, was granted the license for the wholesale of medicinal products for human use in February 2021 pursuant to the regulation of 18 of The Human Medicines Regulations 2012 (SI 2012/1916). It fulfills the guidelines of the Wholesale Distribution Authorization (Human). Our subsidiary, Cosmofarm S.A., was granted the license for the wholesale of pharmaceutical products for human use on February 2019 pursuant to the EU directive of (2013/C 343/01). It fulfils the Guidelines of the Good Distribution Practices of medical products for human use. Finally, our subsidiary, Cana SA, is a holder of Good Manufacturing Practices license (GMP), which means that it is certified for fulfilling the minimum standards that a medicines manufacturer must meet in the production processes. All licenses were granted based on inspections and are valid unless current inspections occur which will revise their status.

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Risks

Supply chain disruption is a growing concern for the European pharmaceutical industry as it increasingly looks to cut costs by relying on ‘emerging markets’, where standards can be lower in terms of compliance, ethics and health and safety.

Our business depends on the timely supply of materials, services and related products to meet the demands of our customers, which depends in part on the timely delivery of materials and services from suppliers and contract manufacturers. Significant or sudden increases in demand for our products, as well as worldwide demand for the raw materials and services we require to manufacture and sell our products, may result in a shortage of such materials or may cause shipment delays due to transportation interruptions or capacity constraints. Such shortages or delays could adversely impact our suppliers’ ability to meet our demand requirements. Difficulties in obtaining sufficient and timely supply of materials or services can have an adverse impact on our manufacturing operations and our ability to meet customer demand.

We may also experience significant interruptions of our manufacturing operations, delays in our ability to deliver products, increased costs or customer order cancellations as a result of:

•	the failure or inability to accurately forecast demand and obtain sufficient quantities of quality raw materials on a cost-effective basis;

•	volatility in the availability and cost of materials or services, including rising prices due to inflation;

•	difficulties or delays in obtaining required import or export approvals;

•	shipment delays due to transportation interruptions or capacity constraints, such as reduced availability of air or ground transport or port closures;

•	information technology or infrastructure failures, including those of a third-party supplier or service provider; and

•

natural disasters or other events beyond our control (such as earthquakes, utility interruptions, tsunamis, hurricanes, typhoons, floods, storms or extreme weather conditions, fires, regional economic downturns, regional or global health epidemics, including the ongoing COVID-19 pandemic, geopolitical turmoil, increased trade restrictions between the U.S. and China and other countries, social unrest, political instability, terrorism, or acts of war) in locations where we or our customers or suppliers have manufacturing or other operations.

Hikes in the price of medicine and their impact on the sustainability of the healthcare systems are garnering more and more attention. European regulators are willing to play their part in safeguarding continued access to safe and effective medicines. Regulators can speed up the approval of branded pharmaceuticals and biosimilars to boost competition and drive down prices.

Cuts in healthcare spending have been frequently occurring since the financial crises of the late of 2000’s. Europe’s slow recovery has been uneven, with austerity and economic uncertainty, especially in the EU’s poorer member states, such as Greece.

Distribution and Trade Agreements

On July 1, 2021, the Company’s subsidiary SkyPharm SA, entered into an exclusive distribution agreement with a company based in Germany, the “Distributor A”, whereas SkyPharm appointed Distributor A to be the responsible Partner for the distribution, promotion, trade marketing, logistics and sale of the nutraceuticals manufactured and supplied by SkyPharm (Sky Premium Life®), in the territories of Austria and Germany. Distributor A places purchase orders with SkyPharm at the company’s address and the purchase order is necessary to initiate any shipment.

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On July 7, 2021, SkyPharm SA signed a trade agreement with a company specializing in e-commerce mall advice and operation, henceforward referred as “Distributor B”. Based on the agreement, SkyPharm will sell its own branded products Sky Premium Life ® to final consumers through the e-commerce store opened by Distributor B on Tmall International MALL and Distributor B will provide platform operation services to SkyPharm. The services provided by Distributor B will include mall construction, mall operation and network promotion, along with collection, settlement, customer service, logistics and distribution.

On November 25, 2021, SkyPharm SA signed a trade agreement with a wholesaler which operates in the storage, distribution, trading and promotion of pharmaceutical products) henceforward referred as “Distributor C”. Based on the agreement Distributor C is appointed as the exclusive representative for the promotion & distribution of our proprietary nutraceutical products Sky Premium Life®, in Greece.

During July 2021, the Company’s subsidiary Decahedron Ltd, created a distribution page on Amazon UK, through which it sells, advertises and promotes our own proprietary branded nutraceutical product line “Sky Premium Life®, directly to final consumers.

On September 22, 2022, the Company entered into a distribution agreement with a third party in order to become the distributor of Monkeypox Virus Real-Time PCR Detection Kits. Cosmos will have exclusive distribution rights for Greece and Cyprus, with the opportunity to distribute the test kits across Europe on a non-exclusive basis.

On June 27, 2024 the Company signed an exclusive distribution agreement (the “Agreement”) with Pharmalink for its Sky Premium Life products in the UAE. As part of the Agreement, Pharmalink will be responsible for all key functions, including sales and marketing, regulatory affairs, logistics, supply, and distribution of Sky Premium Life products in the UAE. Cosmos Health has secured its first purchase order from Pharmalink for 130,000 units and anticipates receiving orders of more than 500,000 units in the first year and in excess of 3,000,000 units over the next five years.

Acquisitions and Co-Ventures

ZipDoctor

On September 28, 2022, the Company entered into a non-binding letter of intent (“LOI”) agreement to wholly acquire ZipDoctor Inc., a company that possesses a direct-to-consumer subscription-based telemedicine platform, that expects to provide its customers affordable, unlimited, 24/7 access to board certified physicians and licensed mental and behavioral health counselors and therapists. The current parent company of the acquiree will continue to manage all its aspects of the day-to-day operations, including product development, marketing, and operational support.

On March 17, 2023, the Company announced that it has entered into a definitive agreement to acquire ZipDoctor Inc. for a total sum of $150,000. The Sale and Purchase Agreement (“SPA”) was signed on March 17, 2023, and the transaction closed on April 3, 2023.

CANA

On May 31, 2023, the Company entered into a Stock Purchase Agreement with the owners of one hundred (100%) percent of the equity (the “Shares”) of Cana Laboratories Holdings (Cyprus) Limited (“Cana”), which wholly owned an operating subsidiary, (“Cana SA”).  The purchase price for the shares for the two Sellers is €800,000 and 46,377 shares of Cosmos restricted common stock at an issuance price of $17.25 per share or $800,000. Moreover, on February 28, 2023, the Company signed a Secured Promissory Note with Cana, whereby Cana borrowed the sum of €4,100,000 ($4,457,520), included in the total cash consideration provided for the acquisition. The acquisition was successfully completed on June 30, 2023.

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Cana SA is a Greek pharmaceutical company that manufactures, sells, distributes, and markets original branded products researched and developed by leading global pharmaceutical and healthcare companies. Cana stands out as it brings significant synergies and vertical integration. With a long-standing history spanning almost a century, Cana has earned the trust of industry giants like AstraZeneca, Merck, Unilever, and Procter & Gamble. Cana's Good Manufacturing Practice (GMP) license enables us to manufacture pharmaceuticals, including medicines, within the EU, which creates attractive opportunities for high-margin contract manufacturing agreements with major multinational clients.

Bikas

On June 15, 2023, Cosmos Health Inc. entered into an Assignment and Assumption Agreement (the “Agreement”) with Ioannis Bikas O.E., a Greek Company (“Bikas”). Bikas is owner of a pharmaceutical distribution network in Greece and agreed to sell the Company their distribution network and customer base. The purchase price of the network was €100,000 ($109,330) of cash, and €300,000 ($316,081) of the Company’s stock. The Company issued 99,710 shares of common stock related to the acquisition of the customer base, based on the fair value of the stock on the acquisition date. The Company accounted for the acquisition as an asset acquisition in accordance with ASC 805 and recorded $425,411 as an intangible asset related to the customer base acquired.

This acquisition positively impacted on our revenue (an increase of more than $10 million annually) and enhanced the Company’s gross margins (due to economies of scale). Additionally, synergies with Cosmofarm's state-of-the-art facility, which employs robotic technologies for procurement, inventory management, and order execution, provide an elevated level of service to pharmacies, leading to increased orders. We are pleased to announce that we have now successfully integrated Bikas within the Cosmofarm platform.

Cloudscreen

On January 23, 2024, the Company completed the acquisition of Cloudscreen, a cutting-edge Artificial Intelligence (AI) powered platform. The acquisition is pursuant to the purchase agreement announced on October 11, 2023. Cloudscreen is a multimodal platform specialized in drug repurposing, a process that involves uncovering new target proteins or indications for existing drugs for use in treating different diseases. The total purchase price amounted to $637,080 and consisted of 280,000 shares of common stock with a fair value of $319,200 and an amount of $317,880 to be settled in cash during 2024 based on the Promissory Note signed on October 10, 2023. The Company accounted for the acquisition as an asset acquisition in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”) and recorded $637,080 as another asset related to the technology platform acquired. The total amount was reclassified to “Goodwill and intangible assets, net” in January 2024 with the closing of the agreement.

Results of Operations

Three and Nine Months Ended September 30, 2024 and 2023

Revenue and net loss

The Company had revenue of $12,411,048 and $12,823,797 (a decrease of 3.22%) for the three months ended September 30, 2024 and 2023, respectively and $40,202,238 and $37,537,003 (an increase of 7.10%) for the nine months ended September 30, 2024 and 2023, respectively. Revenue increased overall, compared to the prior periods, and the increase in the three and nine-month periods is mainly attributed to the wholesale revenue stream which was further increased with the enhancement of the overall customer base (acquisition of Bikas and other customer bases from smaller wholesalers). The revenue decrease in the three-month period relates to CANA’s decreased revenue for the period due to a few delays in the production process and Decahedron’s decreased sales of nutraceutical products. Management evaluates that both subsidiaries will rebound and increase their revenue in the fourth quarter of 2024. The Company had a net loss of $2,182,534 on revenue of $12,411,048 versus a net loss of $3,415,077 on revenue of $12,823,797 for the three months ended September 30, 2024 and 2023, respectively and net loss of $6,639,935 on revenue of $40,202,238 versus a net loss of $4,790,597 on revenue of $37,537,003 for the nine months ended September 30, 2024 and 2023, respectively. The increase in net loss for the nine-month period ended September 30, 2024 compared to the 2023 period of $1,849,338 was due to the extraordinary 2023 items such as the gain on debt extinguishment of $1,910,770 and the bargain purchase gain of $1,633,842. The decrease in net loss for the three-month period ended September 30, 2024 compared to the three-month period ended September 30, 2023 is mainly attributable to significantly higher general and administrative costs in the 2023 period, which include material provisions relating to allowances on trade and other receivables and other tax related provisions.

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Cost of Goods Sold

The Company had costs of goods sold of $11,204,186 versus $11,609,039 (a decrease of 3.49%) for the three months ended September 30, 2024 and 2023, respectively, and $36,894,502 versus $34,418,334 (an increase of 7.19%) for the nine months ended September 30, 2024 and 2023, respectively. The increase in the cost of goods sold in the nine-month period is a consequence of the increased sales and the equivalent decrease in the three-month period is also in accordance with the decreased revenue.

Our future revenue growth is expected to continue to be affected by various factors such as industry growth trends, including drug utilization, the introduction of new innovative brand therapies, the likely increase in the number of branded pharmaceutical products that will be available over the next few years’ price increases and price deflation, general economic conditions, including the effects of the current conflict in the Ukraine, the coronavirus in the United Kingdom and the member states of European Union, competition within the industry, customer consolidation, changes in pharmaceutical manufacturer pricing and distribution policies and practices, increased downward pressure on government and other third party reimbursement rates to our customers, and changes in government rules and regulations.

Gross Profit

The Company had gross profit of $1,206,862 versus $1,214,758 (a decrease of 0.65%) for the three months ended September 30, 2024 and 2023, respectively and $3,307,736 versus $3,118,669 (an increase of 6.06%) for the nine months ended September 30, 2024 and 2023, respectively. The increase in gross profit for the nine-month period is attributable to the inclusion of CANA’s pharma manufacturing stream which attributes high gross margins, whereas it was merely included for three months in the equivalent 2023 period (acquisition was dated on June 30, 2023). The gross profit was relatively stable between the three-month period ended September 30, 2024 and 2023.

Operating Expenses

The Company had general and administrative costs of $1,782,957 and $2,573,414, salaries and wage expenses of $1,317,782 and $1,252,680, sales and marketing expenses of $41,848 and $157,435 and depreciation and amortization expense of $304,139 and $248,530 for a loss from operations of $2,239,864 and a loss from operations of $3,017,301 for the three months ended September 30, 2024 and 2023, respectively. The operating expenses decreased by 18.56% for the three-month period ended September 30, 2024, mainly derived from the decrease in general and administrative costs. They decreased by 30.72% due to the significant provisions for bad debt allowances and other tax liabilities recorded in 2023. The salaries and wages increased by 5.2% which is mainly attributable to the addition of CANA and the corresponding payroll costs, once all employees remained with the Company following its acquisition on June 30, 2023. The increase in depreciation and amortization expense for the three-month period ended September 30, 2024 of $55,609 (22.38%) is in accordance increase in intangible assets (mainly attributable to the purchase of pharmaceutical licenses in December 2023).

For the nine months ended September 30, 2024 and 2023, the Company had general and administrative costs of $4,591,620 and $6,662,579, salaries and wage expenses of $4,030,823 and $3,279,803, sales and marketing expenses of $326,291 and $942,759 and depreciation and amortization expense of $937,000 and $478,466 for a loss from operations of $6,577,998 and a loss from operations of $8,244,938, respectively. The significant increase in salaries and wages of $751,020 (22.9%) is due to CANA’s inclusion in the group for the whole nine-month period ended September 30, 2024 whereas it was consolidated for three months in the comparative period. The 95.83% increase in depreciation and amortization expense for the nine-month period ended September 30, 2024 is attributable to increased depreciation expense charged for Cosmofarm’s and CANA’s wholly owned facilities (acquired in April and June 2023, respectively) as long as the amortization expense for the pharmaceutical licenses acquired in December 2023.

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Other Income (Expense)

The Company had interest expense related to notes payable and lines of credit of $181,429 and $151,274 versus $692,547 and $529,782 for the three and nine months ended September 30, 2024 and 2023, respectively. The increase in interest expense of 19.93% and 30.72% for the three and nine months ended September 30, 2024 and 2023 respectively, contrary to the overall decrease in notes payable and lines of credit balances for the equivalent periods, is mainly attributable to the increased floating rates of the Company’s facilities in 2024 (Euribor, Libor and Euro Short Term rate).

Interest income amounted to $101,236 and $309,031 versus $110,596 and $555,281 for the three and nine months ended September 30, 2024 and 2023, respectively and the decrease is attributable to both the decreased outstanding balances of the Company’s Loans Receivable and Loans Receivable from related parties and the fact that the Company had interest income arising from treasury bills in the 2023 comparative periods.

The other income, net recorded in the 9-month period ended September 30, 2024, of $160,598 mostly relates to write-offs of liabilities of our dormant subsidiary Cana Laboratories Holdings (Cyprus) Limited (“Cana”) arising from the past which had no substance and thus written off. The corresponding other expense and other income amounts in the three-month periods ended September 30, 2024, and 2023 of $1,921 and $14,404, respectively, primarily relate to prior period income/(expenses) of the Greek subsidiaries.

Additionally, a gain on debt extinguishment relating to the write-off of a share settled debt obligation and the forgiveness of a notes payable balance for a total gain of $1,911,476 was recorded in the nine months ended September 30, 2023. Finally, the Company has recorded a bargain purchase gain of $1,633,842 for the nine months ended September 30, 2023. The bargain purchase gain recorded is solely arising from the gain recognized upon acquisition of Cana. No equivalent extraordinary items were included in the three and nine-month periods ended September 30, 2024.

Foreign currency translation adjustment, net and total comprehensive gain/loss

The Company had a foreign currency translation adjustment gain of $747,879 and a foreign currency translation adjustment loss of $27,988 versus losses of $890,645 and $470,994, attributable to the positive movement of the exchange rates during the three months ended September 30, 2024, respectively, and a net comprehensive loss of $7,629,679 and $12,862,947 versus a loss of $4,254,902 and $5,276,644 for the three and nine months ended September 30, 2024 and 2023, respectively. The increase in comprehensive loss in the three and nine months ended September 30, 2024 mostly derives from the deemed dividends of $9,793 for the inducement to exercise the warrants exercised on September 26, 2024 and $6,185,231 for the grant of new warrants (200% of the ones exercised). For more details regarding the warrant transaction and the deemed dividends recorded please refer to Note 15.

Year ended December 31, 2023 versus December 31, 2022

For the year ended December 31, 2023, the Company had a net loss of $18,542,654 on revenue of $53,376,874, versus a net loss of $13,830,371 on revenue of $50,347,652, for the year ended December 31, 2022.

Revenue

Revenue during the Company’s 12-month period ended December 31, 2023, increased by 6.02% as compared to revenues in the period ended December 31, 2022. The increase is attributable to the wholesale revenue increase of our subsidiary Cosmofarm SA, following the acquisition of Bikas customer base and a slight increase in demand for the period.

Our future revenue growth will continue to be affected by various factors such as industry growth trends, including drug utilization, the introduction of new innovative brand therapies, the likely increase in the number of generic drugs that will be available over the next few years as a result of the expiration of certain drug patents held by brand-name pharmaceutical manufacturers and the rate of conversion from brand products to those generic drugs, price increases and price deflation, general economic conditions in the member states of European Union, competition within the industry, customer consolidation, changes in pharmaceutical manufacturer pricing and distribution policies and practices, increased downward pressure on government and other third party reimbursement rates to our customers, and changes in government rules and regulations.

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Cost of Goods Sold

For the year ended December 31, 2023, we had direct costs of goods sold of $49,027,305 versus $44,390,695 from the prior fiscal year ended December 31, 2022. Cost of goods sold year over year increased by 10.45% in 2023 as compared to 2022, in accordance with the increase in revenue and the fact that a larger proportion of our revenue arose from the wholesale stream which historically has lower margins.

Gross Profit

Gross profit for the year ended December 31, 2023 was $4,349,569 compared with the $5,956,957 for the year ended December 31, 2022. Gross profit decreased by $1,607,388 or 26.98% from the prior fiscal year. The decrease in the gross profit was primarily due to the slight decrease in sales of our own brand of nutraceuticals, SkyPremium Life, during the period, in order for the Company to achieve a decrease in the outstanding receivables and the boost in our wholesale stream as explained in “Cost of Goods Sold” section above.

Operating Expenses

For the year ended December 31, 2023, we had general and administrative costs of $19,642,005, salaries and wages expenses of $4,719,768, sales and marketing expenses of $1,204,636 and depreciation and amortization expense of $614,377, for a net operating loss of $21,831,217. For the year ended December 31, 2022, we had general and administrative costs of $10,183,025, salaries and wages of $2,429,021, sales and marketing expenses of $630,057 and depreciation and amortization expense of $188,890, for a net operating loss of $7,474,036. The material increase in operating costs can be attributed to a combination of factors such as the provisions for expected credit losses which amounted to $11,850,788 for the year ended December 31, 2023 compared to $5,621,938 for the year ended December 31, 2022, the significant increase in management’s salaries and bonuses and the considerable investment in sales and marketing expenses, especially for our own branded nutraceuticals, which increased by 91.19% compared to the year ended December 31, 2022.

Interest Income & Expenses

For the year ended December 31, 2023, we had interest expense of $866,476, versus the year ending December 31, 2022, where we had interest expense of $2,345,410. The decrease of 63.06% is attributable to the significant debt repayments occurred in 2022 following our successful capital raises, which subsequently decreased the corresponding finance costs. Interest income for the year ended December 31, 2023 was $662,859 compared to $236,349 for the year ended December 31, 2022, an increase of 180.46% arising from interest income on short term time deposits (treasury bills) we had during the period and interest earned on the related party loan receivable we signed with Doc Pharma SA on December 30, 2022.

Gain on extinguishment of debt

We had gains on debt extinguished of $1,910,967 for the year ended December 31, 2023, which arose from a gain of $1,605,499 from the termination of the agreement with Marathon Global Inc. and the write-off of the share settled debt obligation we had as of December 31, 2022 and $305,468 arising from the debt forgiveness of the Synthesis Structured debt facility of our subsidiary SkyPharm SA.

Bargain purchase gain

We had a bargain purchase gain of $1,440,249 arising from the acquisition of Cana on September 30, 2023, once the fair value of Cana’s net assets on the date of acquisition were more than the fair value of the consideration transferred.

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Unrealized Foreign Currency Losses & Deemed Dividends

We had an unrealized foreign currency translation loss of $712,791 for the year ended December 31, 2023, deemed dividends on the issuance and down round of warrants, on warrants exchanges and on preferred stock of $7,241,180 such that our net comprehensive loss for the period was $25,071,043 versus unrealized foreign currency gain of $981,014, deemed dividends on the issuance and down round of warrants, on warrants exchanges and on preferred stock of $50,114,914 which concerned the anti-dilution adjustment of the Company’s outstanding warrants, such that our net comprehensive loss for the period was $64,926,299 for the year ended December 31, 2022. The deemed dividend for the year ended December 31, 2023 relates to the Warrant Exchange Agreement we entered into on December 29, 2023.

Going Concern

The Company’s unaudited condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates the continuation of the Company as a going concern. For the nine months ended September 30, 2024, the Company had revenue of $40,202,238, net loss of $6,639,935 and net cash used in operations of $3,883,215. Additionally, as of September 30, 2024, the Company had positive working capital of $11,027,653, an accumulated deficit of $104,479,692, and stockholders’ equity of $34,976,599.

It is management’s opinion that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of 12 months from November 14, 2024, the date of filing of the Company’s Quarterly Report on Form 10-Q for the year ended September 30, 2024.

The Company’s revenues are not able to sustain its operations, and concerns exist regarding the Company’s ability to meet its obligations as they become due. The Company is subject to a number of risks to those of smaller commercial companies, including dependence on key individuals and products, the difficulties inherent in the development of a commercial market, the need to obtain additional capital, competition from larger companies, and other pharmaceutical and health care companies.

Management evaluated the above conditions which raise substantial doubt about the Company’s ability to continue as a going concern to determine if it can meet its obligations for the subsequent 12 months from November 14, 2024. Management considered its ability to access future capital, curtail expenses if needed, expand product lines, and acquire new products.

Management’s plans include expansion of brand name products to the market, expanding the current product portfolio, and evaluating acquisition targets to expand distribution. Furthermore, the Company intends to vertically integrate the supply chain distribution network. During the period up to the issuance of this report the Company has signed multiple distribution agreements for its SPL products in Europe and Asia and a variety of contract manufacturing agreements though its subsidiary, CANA. Finally, the Company plans to further access the capital markets in order to raise additional funds through equity offerings. More specifically, during the nine months ended September 30, 2024, the Company has sold 901,488 shares of common stock for net proceeds of $629,426 pursuant to an at-the-market sales agreement under two Prospectus Supplements to its Registration Statement on Form S-3 (No. 333-267550) filed with the SEC on February 29 and March 7, 2024. Following such efforts, on September 26, 2024, the Company entered into a Warrant Inducement Letter with an investor pursuant to which the Company issued 9,748,252 new warrants and reduced the exercise price of 4,874,126 warrant shares from $1.45 to $0.8701 to induce exercise and receive gross cash proceeds of $4,240,977 and on July 29, 2024 the Company’s subsidiary Cosmofarm SA entered into an agreement with a third-party lender in the principal amount of €400,000 ($432,760). Management will also consider postponing the repayment of its outstanding trade facility ($1,588,163 balance as of September 30, 2024), intends to make substantial efforts to receive additional debt financing through its subsidiary, Cosmofarm SA, and plans to raise additional equity funds. Moreover, the Company’s management is considering postponing certain repayments of suppliers and creditors. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described herein and eventually secure other sources of financing and attain profitable operations.

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Considering the above, management is of the view that substantial doubt exists for the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

Liquidity and Capital Resources

As of September 30, 2024, the Company had working capital of $11,027,653 compared to $12,285,310 as of December 31, 2023.

As of December 31, 2023, the Company had working capital of $12,285,310 versus a working capital of $34,618,059 as of December 31, 2022. This decrease in the working capital surplus is primarily attributed to the Company’s cash used for its operating activities during the year ending as of December 31, 2023 in addition to the significant expected credit loss allowances recorded for the 12-month period ended December 31, 2023.

The Company had cash and cash equivalents of $3,314,845 versus $3,833,195 as of September 30, 2024 and December 31, 2023, respectively. The Company had net cash used in operating activities of $3,883,215 and $16,587,726 for the nine months ended September 30, 2024 and 2023, respectively. The Company has devoted substantially all of its cash resources to expand through organic business growth and has incurred significant general and administrative expenses in order to enable the financing and growth of its business and operations. The decrease is attributable to the significant working capital outflows in 2023, when the Company utilized the proceeds from 2022 equity offerings to repay its significant outstanding liabilities in addition to providing prepayments to certain suppliers.

The Company had net cash used provided in investing activities of $206,971 and $10,399,264 during the nine months ended September 30, 2024, and 2023, respectively. For the nine months ended September 30, 2023, the net cash used in investing activities was mainly attributable to the outflow of consideration transferred through the Cana acquisition, the purchase of ZipDoctor Inc, the purchase of Bikas customer base, the purchase of a list of pharmaceutical licenses, the purchase of Cosmofarm’s warehouse facilities and the advances provided for the purchase of the facilities in Montreal, Canada from the parent company.

The Company had net cash provided by financing activities of $3,426,621 versus $8,401,750 during the nine months ended September 30, 2024, and 2023, respectively. For the nine months ended September 30, 2024, the Company received proceeds from lines of credit of $18,831,043 and payments of lines of credit of $19,504,594, for a net decrease on the lines of credit of $673,551. The significantly higher inflows arising from financing activities in 2023 was mainly attributable to the receipt of the $4,750,107 subscription receivable, due from December’s 2022 offering. However, the Company repaid $1,494,867 of the outstanding notes payable during the nine-month period ended September 30, 2023, versus $814,267 of debt repayments within the nine-month period ended September 30, 2024 whilst having proceeds from notes payable of $434,797 versus $1,059,300 for the nine month periods ended September 30, 2024 and 2023 respectively. During the nine-month period ended September 30, 2024, the Company raised additional equity funds pursuant to an ATM Sales Agreement under two Prospectus Supplements to its Registration Statement on Form S-3 (No. 333-267550) filed with the SEC on February 29 and March 7, 2024. More specifically, the Company sold 901,488 shares of common stock for gross proceeds of $649,039. Additionally, the Company received gross proceeds from the exercise of a number of its outstanding warrants pursuant to the warrant inducement transaction occurred on September 26, 2024 of $4,240,977.

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During the year ended December 31, 2023, there was $12,694,007 of net cash and cash equivalents provided by financing activities versus $35,048,288 provided by financing activities during the year ended December 31, 2022. The significant decrease is attributable to a preferred stock offering that took place within February 2022 and the two common stock offerings that occurred within October and December 2022 for total net proceeds of approximately $40 million for the 12-month period ended December 31, 2022 whereas for the 12-month period ended December 31, 2023 we had $9,362,937 proceeds from the July 2023 offering and the receipt of the outstanding subscription receivable from December’s 2022 offering and $3,533,741 net proceeds from the exercise of warrants during December 2023. The Company also repaid approximately $1.7 million of debt and received $1,057,540 from the new loan facility of our subsidiary, Cosmofarm SA.

We anticipate using cash in our bank account as of September 30, 2024, cash generated from debt or equity financing, from investing activities or from management loans to the extent that funds are available to do so to conduct our business in the upcoming year. Management is not obligated to provide these or any other funds. If we fail to meet these requirements, we may lose the qualification for quotation and our securities would no longer trade on Nasdaq Capital Market. Further, as a consequence we would fail to satisfy our reporting obligations with the Securities and Exchange Commission (“SEC”), and investors would then own stock in a company that does not provide the disclosure available in quarterly and annual reports filed with the SEC and investors may have increased difficulty in selling their stock as we will be non-reporting.

Debt Obligations

May 18, 2020, July 3, 2020, and August 4, 2020 Senior Promissory Notes

Modification of May 18, 2020, July 3, 2020, and August 4, 2020 Senior Promissory Notes

On February 23, 2022, the Company entered into modification agreements to extend the due dates of the May 18 Note, July 3 Note, and August 4 Note to September 30, 2023, totaling $9,000,000, in the aggregate. The Company paid restructuring fees totaling $506,087 upon modification. The Company determined the modification should be recorded as debt extinguishment in accordance with ASC 470 because the present value of the remaining cash flows under the terms of the new debt instrument is at least 10% different from the present value of the remaining cash flows under the terms of the original instrument. The Company recorded the new debt at fair value in the amount of $7,706,369 and a gain upon extinguishment in the amount of $787,544. During the year ended December 31, 2022, the Company repaid the aggregate principal balance of $7,000,000 and the aggregate accrued interest related to these notes in full.

June 23, 2020 Debt Agreement

On June 23, 2020, the Company’s subsidiary, Cosmofarm, entered into an agreement with the National Bank of Greece S.A. (the “Bank”) to borrow a maximum of €500,000 ($611,500). The note has a maturity date of 60 months from the date of the first disbursement, which includes a grace period of nine months. The total amount of the initial proceeds was received in three equal monthly installments. The note is interest bearing from the date of receipt and is payable every three months at an interest rate of 3.06% plus 3-month Euribor (3.96% as of December 31, 2023). The outstanding balance was €205,882 ($227,747) and €323,529 ($346,112) as of December 31, 2023 and 2022, respectively, of which $97,606 and $220,253 was classified as “Notes payable – long-term portion” respectively, on the accompanying consolidated balance sheets. During the year ended December 31, 2023, the Company repaid €117,647 ($130,141) of the principal balance.

June 24, 2020 Debt Agreement

On June 24, 2020, the Company’s subsidiary, Decahedron, received a loan £50,000 ($68,310) from the UK government. The loan has a ten-year maturity and bears interest at a rate of 2.5% per annum beginning 12-months after the initial disbursement, which was on July 10, 2020. The Company may prepay this loan without penalty at any time. As of December 31, 2022, the principal balance was £47,144 ($56,936). As of December 31, 2023, the principal balance was £ 40,858 ($52,066).

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November 19, 2020 Debt Agreement

On November 19, 2020, the Company entered into an agreement with a third-party lender in the principal amount of €500,000 ($611,500). The note matures on November 18, 2025 and bears an annual interest rate, based on a 360-day year, of 3% plus 0.6% plus 6-month Euribor when Euribor is positive (4% as of December 31, 2023). The principal is to be repaid in 18 quarterly installments of €27,778 ($30,333). During the year ended December 31, 2022, the Company repaid €111,111 ($118,867) of the principal and as of December 31, 2022, the Company had accrued interest of $8,069 related to this note and a principal balance of €333,333 ($356,600), of which $237,733 is classified as “Notes payable – long term portion” on the accompanying consolidated balance sheets. During the year ended December 31, 2023, the Company repaid €111,111 ($122,911) of the principal and as of December 31, 2023, the Company has accrued interest of €11,191 ($12,379) related to this note and a principal balance of €222,222 ($245,822), of which $122,911 is classified as “Notes payable – long term portion” on the accompanying consolidated balance sheets.

January 7, 2021 Convertible Promissory Note

On January 7, 2021 (the “Issue Date”), the Company entered into a subscription agreement with an unaffiliated third party, whereby the Company issued for a purchase price of $100,000 in principal amount, a convertible promissory note. The note bears an interest rate of 8% per annum. The outstanding balance as of December 31, 2022 was $100,000. On February 7, 2023, the Company fully repaid the outstanding balance and interest of the January 7, 2021, $100,000 Convertible Promissory Note.

July 30, 2021 Debt Agreement

On July 30, 2021, the Company entered into an agreement with a third-party lender in the principal amount of €500,000 ($578,850). The note matures on August 5, 2026 and bears an annual interest rate that applies to 60% of the principal of the note that is based on a 365-day year, of 5.84% plus 3-month Euribor when Euribor is positive (3.96% as of December 31, 2023). Pursuant to the terms of the agreement, there is a nine-month grace period for principal repayment during which interest is accrued. The principal is to be repaid in 18 quarterly installments of €27,778 commencing three months from the end of the grace period. During the year ended December 31, 2022, the Company repaid €77,985 ($83,428) of the principal balance. As of December 31, 2022, the Company had accrued interest of €2,509 ($2,728) and a principal balance of €422,016 ($451,472), of which $336,788 is classified as “Notes payable – long term portion” on the accompanying consolidated balance sheets. During the year ended December 31, 2023, the Company repaid €79,006 ($87,396) of the principal. As of December 31, 2023, the Company had accrued interest of €10,905 ($12,063), principal of €316,900 ($350,555), of which $227,065 is classified as “Notes payable – long term portion” on the accompanying consolidated balance sheets.

June 9, 2022 Debt Agreement

On June 9, 2022 the Company entered into an agreement with a third-party lender in the principal amount of €320,000 ($335,008) (the “Note”). The Note matures on June 16, 2027 and bears an annual interest rate of 3.89% plus an additional rate of 0.60%, plus the 3-month Euribor (3.96% as of December 31, 2023). Pursuant to the agreement, there is a 12-month grace period for principal repayment during which interest is accrued. The principal is to be repaid in 17 equal quarterly installments of €18,824 commencing on September 30, 2023. During the year ended December 31, 2023, the Company repaid €60,000 ($66,372) of the principal. As of December 31, 2023 and 2022, the Company has accrued interest of €11,043 ($12,215) and €7,707 ($8,379), respectively, and an outstanding balance of €260,000 ($287,612), of which $204,322 and $281,924, respectively, is classified as “Notes payable – long term portion” on the accompanying consolidated balance sheets.

August 29, 2022 Promissory Note

On August 29, 2022, the Company entered into a promissory note for the principal amount of $166,667. The Company received $150,000 in cash and recorded $16,667 as an original issue discount upon issuance. The promissory note matured on the earlier of (a) December 27, 2022, or (b) the date the Company completes a debt or equity financing of at least $1,000,000. The debt carried an annual interest rate of 12% which was due upon maturity. As of December 31, 2022, the Company had repaid the principal balance in full and had a balance of $5,041 in accrued interest related to this note. The Company repaid the outstanding interest during the year ended December 31, 2023 and thus the balance of both principal and interest as of December 31, 2023 is $0.

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July 14, 2023 Debt Agreement

On July 14, 2023, the Company entered into an agreement with a third-party lender in the principal amount of €1,000,000 ($1,123,700), the “Note”. The Note matures on July 31, 2028 and bears an annual interest rate of 2.46% plus the 3-month Euribor (3.96% as of December 31, 2023). Pursuant to the agreement, there is a nine-month grace period for interest and principal repayment. The principal is to be repaid in 18 equal quarterly installments of €55,556 commencing on May 2, 2024. As of December 31, 2023 and 2022 the Company an outstanding balance of €977,000 ($1,081,532) and $0, of which $897,864 and $0, respectively, is classified as “Notes payable – long term portion” on the accompanying consolidated balance sheets.

Trade Facility Agreements

On May 12, 2017, SkyPharm entered into a Trade Finance Facility Agreement (the “SkyPharm Facility”) with Synthesis Structured Commodity Trade Finance Limited (the “Lender”) as amended on November 16, 2017 and May 16, 2018.

On October 17, 2018, the Company entered into a further amended agreement with Synthesis whereby the current balance on the TFF as of October 1, 2018, which was €4,866,910 ($5,629,555) and related accrued interest of €453,094 ($524,094) would be split into two principal balances of Euro €2,000,000 ($2,316,000), (the “EURO Loan”) and USD $4,000,000 (the “USD Loan”). Interest on both the EURO Loan and USD Loan commenced on October 1, 2018, at 6% per annum plus one-month Euribor (3.869% as of December 31, 2023), and 6% plus one-month LIBOR (5.47% as of date of December 31, 2023), respectively.

On December 30, 2020, the Company transferred the EURO Loan to a new third-party lender. The terms remained the same except interest accrues at 5.5% per annum plus one-month Euribor 3.869% as of December 31, 2023. The principal was scheduled to be repaid in a total of five quarterly installments beginning October 31, 2021 of €50,000 ($54,600) each with a final repayment of €1,800,000 ($1,965,600) payable on October 31, 2022.

On March 3, 2022, the Company entered into a modification agreement to extend the maturity date to January 10, 2023 and payments under the USD Loan. During June 2022, the Company agreed with the Lender to postpone the repayment of an installment of $500,000 that was due on September 30, 2022 (based on the modification agreement signed on March 3, 2022) until January 2023. During September 2022, the Company entered into an agreement with the Lender to postpone the repayment of the outstanding balance on the USD Loan of $3,950,000, plus unpaid accrued interest until January 2023. The Company capitalized fees paid upon modification of €200,000 ($221,060) that are being amortized over the life of the loan. The Company incurred non-cash interest expense of $216,182 during the year ended December 31, 2022 concerning the above capitalized fees.

During the year ended December 31, 2022, the Company repaid €175,000 ($191,100) of the EURO Loan and $2,593,363 of the USD Loan such that as of December 31, 2022, the Company had principal balances of €1,775,000 ($1,898,895) and $1,406,637 under the agreements, respectively. As of December 31, 2022, the Company had accrued $309,365 in interest expense related to these agreements.

On December 21, 2022, the USD Loan was assigned to GIB Fund Solutions ICAV (the “Fund”). On January 31, 2023, the Company paid $1,100,000 to the Fund under a full and final settlement agreement for the USD Loan, recording a gain on extinguishment of debt of $306,637 relating to the waiver of the unpaid balance. Additionally, the Company repaid €50,000 ($50,310) of the EURO Loan during the year ended December 31, 2023. As of December 31, 2023, the Company had an outstanding principal balance of €1,725,000 ($1,908,195), of which $1,327,440 is classified as “Notes payable – long term portion” on the consolidated balance sheets. As of December 31, 2023, the Company had accrued $161,274 in interest expense related to these agreements.

On December 22, 2022, SkyPharm signed an agreement for the extension of the payments and an increase in interest rate due under the EURO loan, that was extended to be repaid with a balloon payment now due on October 31, 2025. This extension was agreed upon in writing on December 22, 2022, with a retroactive modification date to October 31, 2022 (the original maturity date).

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COVID-19 Government Loans

On May 12, 2020, the Company’s subsidiary, SkyPharm, was granted and, on May 22, 2020, received a €300,000 ($366,900) loan from the Greek government. The loan will be repaid in 40 equal monthly installments beginning on July 29, 2022. As a condition to the loan, the Company was required to retain the same number of employees until October 31, 2020. As of December 31, 2022, the principal balance was $150,441. During the year ended December 31, 2023, the Company repaid €18,750 ($20,741) of the principal balance. The outstanding balance is €121,875 ($134,818) as of December 31, 2023.

Related Party Indebtedness

Grigorios Siokas

From time to time, Grigorios Siokas, the Company’s chief executive officer, loans the Company funds in the form of non-interest bearing, no-term loans.

During the 12-month period ended December 31, 2022, the Company had an outstanding principal balance under these loans of $12,821 in loans payable to Grigorios Siokas. As of December 31, 2023, the Company had an outstanding principal balance of $0 related to this payable.

December 20, 2018 Note

On December 20, 2018, the €1,500,000 ($1,718,400) note payable, originally borrowed by SkyPharm pursuant to a Loan Agreement with a third-party lender, dated March 16, 2018, was transferred to Grigorios Siokas. The note bears an interest rate of 4.7% per annum and had a maturity date of March 18, 2019 pursuant to the original agreement which was extended to December 31, 2021, and again to December 31, 2023. During the year ended December 31, 2022, the Note was paid in full and as of December 31, 2023 the Company had no outstanding balance. As of December 31, 2023 and 2022, the Company had accrued interest of €0 ($0) and €192,891 ($206,355), respectively, outstanding related to this loan, classified under “Accrued interest” in the Company’s consolidated balance sheets.

Grigorios Siokas is the Company’s CEO and a principal shareholder and is hence considered a related party to the Company.

Dimitrios Goulielmos

On November 21, 2014, the Company entered into an agreement with Dimitrios Goulielmos, as amended on November 4, 2016. Pursuant to the amendment, this loan has no maturity date and is non-interest bearing. As of December 31, 2023 and 2022, the Company had a principal balance of €10,200 ($11,283) and €10,200 ($10,912), respectively.

The above balances are adjusted for the foreign currency rate as of the balance sheet date. For the years ended December 31, 2023 and 2022, the Company recorded a foreign currency translation loss of $371 and $19,568, respectively.

Plan of Operations in the Next 12 Months

Specifically, our plan of operations for the next twelve months is as follows.

We assess the foreseeable development of the Company as being positive. Over the medium term we expect to further expand our market share. However, during the course of further organizational optimization there may be associated extraordinary additional costs.

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Our plan for our own branded nutraceuticals is to enlarge our portfolio up to 150 SKUs by the end of 2025, including more basic line formulas to cover more customer needs of any age, advanced formulations, formulas based on herbs and further clinical studies with R&D for further products. Our plan for geographic expansion in distributing and market penetration in the EU, Asia, USA and Canada is based on exclusive distributors, wholesalers, e-commerce, and development of franchising model, alliances and acquisitions of nutraceutical companies.

In addition, our plan for branded pharmaceuticals is geographic expansion across the world, especially in the EU and UK, as well as in other countries with fast registration and developed markets with liberalized OTC policies for online pharmacies and supermarkets. We also intend to enhance our exclusive distribution rights with a growing basis of cooperating partners whilst purchasing generic, biosimilar drugs and OTC licenses. We also intend to enhance our product expectance by registered copyrights and trademarks in all OTC drugs. In addition, we remain committed to strategic research and development across each business unit with a particular focus on assets with inherently lower risk profiles and clearly defined governmental regulatory pathways.

Our plan for our full line wholesale is to expand in the Greek territory, enlarge our customer portfolio and integrate of established sales network of pharmacies through the use of B2B and B2C e-commerce platforms and exclusive distributors. We are also aiming in increasing the exports of branded pharmaceuticals as we focus on higher profit margins categories (OTC and VMS), deliver 3PL (third-party logistics) services to pharma companies, put in force loyalty programs, provide added value services to pharmacies and emergency deliveries to VIP customers. The Company will evaluate and, where appropriate, execute on opportunities to expand its network of pharmacies and products in areas that it believes will offer above average growth characteristics and attractive margins.

The Company is growing its business through organic growth, market penetration, geographic expansion and acquisitions which would add value to its business and its shareholders. The Company is also committed to pursuing various forms of business development; this can include trading, alliances, joint ventures and dispositions. Moreover, it hopes to continue to build on its portfolio of pharmaceutical products and expand its OTC and nutraceutical product portfolio. Thus, the Company is developing a sound sales distribution network specializing in its own branded nutraceutical products.

The Company’s main objective is expanding the business operations of its subsidiaries by concentrating its efforts on becoming an international pharmaceutical Company. The Company views its business development activity as an enabler of its strategies, and it seeks to generate earnings growth and enhance shareholder value by pursuing a disciplined, strategic, and financial approach to evaluating business development opportunities. Under these principles the Company assesses businesses and assets as part of its regular, ongoing portfolio review process and continues to consider trading development activities for its businesses. The Company’s objective is the optimization of operating expenses across all entities without compromising the quality of the Company’s services and products.

Changes in the behavior and spending patterns of purchasers of pharmaceutical and healthcare products and services, including delaying medical procedures, rationing prescription medications, reducing the frequency of doctor visits, and foregoing healthcare insurance coverage, may impact the Company’s business.

The pharmaceutical sector offers a large growth potential within the European pharmaceutical market if service, price and quality are strictly directed towards the customer requirements. The Company will continue to encounter competition in the market by product, service, reliability, and a high level of quality. On the procurement side, the Company can access a wide range of supply possibilities. To minimize business risks, the Company diversifies its sources of supply all over Europe. It secures its high-quality demands through careful supplier qualification and selection, as well as active suppliers’ system management.

Strategic Plan

Our strategic plan, which strikes a balance between growth and sustainability, emphasizes synergies, vertical integration, operational efficiencies, R&D, brand expansion, and the global growth of our distribution network and facilities.

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We intend to continue to pursue active ongoing acquisitions. In fact, many of our acquisitions entail exploring opportunities, with discounted assets through business combinations or joint ventures, all to enhance our distribution network. We will expand our R&D division which is a platform and incubator to develop new patented pharmaceuticals and proprietary innovative nutraceutical products. To foster organic growth, we will enhance our business development and marketing efforts, pursue global expansion via prominent retailers, pharmacies and e-commerce platforms, and recapture lost markets such as the infant and baby care categories. In addition, we will invest in the expansion of our production capacity and global network of facilities to boost sales of our brands, engage in contract manufacturing with large multinational pharmaceutical companies, produce pharma grade ethanol for hospitals, and expand into new large markets capitalizing on our comparative advantages. Last but not least, we aim to strategically invest in key personnel, from seasoned export managers to highly skilled scientists, to ensure we have the necessary expertise at our fingertips.

Organic Growth

Proprietary Portfolio of Branded Products: A bright spot so far in 2024 is the strong demand for our branded nutraceuticals, as we aspire to transform them into global brands. Our products have received very positive feedback at leading events like Arab Health in Dubai, Infarma in Barcelona, Vitafoods in Geneva, and Pharmacy Show in Birmingham.

Sky Premium Life®: We are selling Sky Premium Life products in an increasing number of countries through pharmacies, retail chains, and online platforms. Among our prominent retailers is Holland & Barrett. With over 1,600 stores in 18 countries across the world, it is not only Europe's largest health and wellbeing retailer but also one of the world's largest, generating about $1 billion in annual revenue. Additionally, our products are available online through platforms like eBay and Amazon in the UK, Canada, the US, Germany, France, Spain, and Singapore. We are investing in our infrastructure, expanding our production capacity to accommodate increasing volumes, accelerating our efforts to broaden our distribution network, and planning to penetrate new major markets. This is boosted by strategic collaborations like the one announced with C.A. PAPAELLINAS Group, a market leader with an extensive distribution network throughout Cyprus. PAPAELLINAS will represent and distribute Sky Premium Life, not only in Holland & Barrett stores but also in pharmacies throughout Cyprus.

Mediterranation®: Building upon the success of Sky Premium Life, we also launched Mediterranation, our premium food supplements brand. Inspired by the Mediterranean way of life, renowned for its healthy food, sunny climate, and longevity, Mediterranation utilizes organic herbs and plant extracts, such as dittany of Crete, oregano, mastic, and kritamos from the Mediterranean region. All of our products are manufactured under strict pharmaceutical standards and adhere to GMP protocols.

Bio-Bebe® and C-Sept®/C-Scrub: Among Cana's many valuable assets, Cosmos Health also obtained a proprietary portfolio of pharmaceutical, dermocosmetic, antiseptic, and food supplement branded products. These include, among others: Bio-Bebe, an organic infant care and nutrition brand, which we are in the process of relaunching. This presents us with a great opportunity to enter the lucrative global baby food market that, according to Fortune Business Insights, is worth $102.90 billion per year. C-Sept, an antiseptic brand, which we are expanding with the launch of the new C-Scrub Wash 4% CHG Biocide. We are well positioned to capitalize on the global antiseptic and disinfectant market that, according to Grand View Research, is worth $29 billion per year.

While the Company intends to pursue these milestones, there may be circumstances where for valid business reasons or due to factors beyond the control of the Company, a reallocation of efforts may be necessary or advisable.

The Company intends to spend the funds available to strengthen working capital, inventories, intangible assets, acquisitions, research and development, sales and marketing expenses. Due to the uncertain nature of the industry in which the Company operates, projects may be frequently reviewed and reassessed. Accordingly, while it is currently intended by management that the available funds will be expended as set forth above, actual expenditures may in fact differ from these amounts and allocations.

Significant Equipment

We do not intend to purchase any significant equipment for the next 12 months aside from a few pieces of IT equipment. Nevertheless, we will replace essential equipment for operations if it is required within the year.

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Employees

In order to achieve our strategic objectives, we have, and will remain, focused on hiring and retaining a highly skilled management team that has extensive experience and specific skill sets relating to the sales, selection, development and commercialization of pharmaceutical products. We intend to continue our efforts to build and expand this team as we grow our business. We have plans to increase the number of our employees by adding more sales people during the next 12 months.

Off Balance Sheet Arrangements

As of September 30, 2024 and December 31, 2023, there were no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management’s Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Revenue Recognition. The Company adopted Topic 606 Revenue from Contracts with Customers on January 1, 2018. As a result, it has changed its accounting policy for revenue recognition as detailed in Note 2.

Foreign Currency. Assets and liabilities of all foreign operations are translated at year-end rates of exchange, and the statements of operations are translated at the average rates of exchange for the year. Gains or losses resulting from translating foreign currency financial statements are accumulated in a separate component of stockholders’ equity until the entity is sold or substantially liquidated. Gains or losses from foreign currency transactions (transactions denominated in a currency other than the entity’s local currency) are included in net (loss) earnings.

Income Taxes. The Company accounts for income taxes under the asset and liability method, as required by the accounting standard for income taxes, ASC 740 “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, as well as net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company is liable for income taxes in Greece and the United Kingdom. The corporate income tax rate is 22% in Greece (tax losses are carried forward for five years effective January 1, 2013) and 25% in the United Kingdom. Losses may also be subject to limitation under certain rules regarding change of ownership.

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets.

We recognize the impact of an uncertain tax position in our financial statements if, in management’s judgment, the position is not more-likely-then-not sustainable upon audit based on the position’s technical merits. This involves the identification of potential uncertain tax positions, the evaluation of applicable tax laws and an assessment of whether a liability for an uncertain tax position is necessary. We operate and are subject to audit in multiple taxing jurisdictions.

We record interest and penalties related to income taxes as a component of interest and other expense, respectively.

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of the U.S. net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

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The Company has net operating loss carry-forwards in our parent, Cosmos Health Inc., which are applicable to future taxable income in the United States (if any). Additionally, the Company has income tax liabilities in the United Kingdom. The income tax assets and liabilities are not able to be netted. We therefore reserve the income tax assets applicable to the United States, but recognize the income tax liabilities in Greece and the United Kingdom. Losses may also be subject to limitation under certain rules regarding change of ownership.

Accounts Receivable and Allowance for Credit Losses

The Company follows ASC Topic 326, Financial Instruments – Credit Losses (“ASC 326”) to estimate the allowance for credit losses. The Company is required to estimate credit losses on accounts receivable balances held at amortized cost. ASC 326 introduces a new methodology for measuring credit losses, replacing the previous incurred loss model with an expected credit loss model. The Company measures credit losses on accounts receivable using an expected credit loss model, which considers historical experience, current conditions, and reasonable and supportable forecasts. Credit losses are measured as the difference between the present value of contractual cash flows expected to be collected and the present value of expected cash flows discounted at the financial instrument’s original effective interest rate. The Company reviews individually each trade receivable for collectability and performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for credit losses based on historical write-off experience, customer specific facts and general economic conditions that may affect a client’s ability to pay. Bad debt expense is included in general and administrative expenses, if any.

Inventory Reserves

Our merchandise inventories are made up of finished goods, manufacturing products, raw materials and other products and are valued at the lower of cost or market using the weighted-average cost method. However, the net realizable value (“NRV”) will always be higher than our inventory’s cost, once most of our inventory is fast moving and the vast majority of our products is pharmaceuticals, which have standard selling prices that could not result to the NRV being higher than the average cost. Moreover, our efficient inventory management which has led to minimum obsolete and slow-moving inventory also indicates that the NRV is higher than its average cost. Thus, an NRV assessment would have no material, if any, to our inventory’s cost. Average cost includes the direct purchase price, net of vendor allowances and cash discounts, of merchandise inventory. We record valuation reserves on an annual basis for merchandise damage and defective returns, merchandise items with slow-moving or obsolescence exposure and merchandise that has a carrying value that exceeds market value. These reserves are estimates of a reduction in value to reflect inventory valuation at the lower of cost or market. The reserve for merchandise returns is based upon the determination of the historical net realizable value of products sold from our returned goods inventory or returned to vendors for credit. Our reserve for merchandise returns includes amounts for returned product on-hand as well as for new merchandise on-hand that we estimate will ultimately become returned goods inventory after being sold based on historical return rates.

Below is an analysis per category of our inventories as of September 30, 2024, December 31, 2023 and 2022:

Product Categories	September 30, 2024	December 31, 2023	December 31, 2022
Pharmaceuticals	3,363,173	3,417,039	2,763,350
Parapharmaceuticals	1,015,291	1,030,878	662,598
Manufacturing products	468,420	160,436	-
Raw materials	85,835	275,919	-
Dairy products	22,552	21,017	24,630
Veterinary medicine	8,023	13,872	5,638
Other	279,052	225,098	101,709
Less provisions	(357,871)	(355,205)	(106,057)
Total	4,885,015	4,789,054	3,451,868

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Recently Issued Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This guidance is intended to enhance the transparency and decision-usefulness of income tax disclosures. The amendments in ASU 2023-09 address investor requests for enhanced income tax information primarily through changes to disclosure regarding rate reconciliation and income taxes paid both in the U.S. and in foreign jurisdictions. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024 on a prospective basis, with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting: Improvements to Reportable Segment Disclosures. This guidance expands public entities’ segment disclosures primarily by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The amendments are required to be applied retrospectively to all prior periods presented in an entity’s financial statements. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements related disclosures.

In December 2022, the FASB issued ASU No. 2022-06, Deferral of the Sunset Date of Reference Rate Reform (Topic 848). Topic 848 provides optional expedients and exceptions for applying GAAP to transactions affected by reference rate (e.g., LIBOR) reform if certain criteria are met, for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. The ASU deferred the sunset date of Topic 848 from December 31, 2022 to December 31, 2024. The ASU is effective as of December 21, 2022 through December 31, 2024. We continue to evaluate transactions or contract modifications occurring as a result of reference rate reform and determine whether to apply the optional guidance on an ongoing basis. We adopted ASU 2022-06 during 2022. The ASU has not and is currently not expected to have a material impact on the Companies consolidated financial statements.

In March 2022, the FASB issued ASU 2022-02, Troubled Debt Restructurings and Vintage Disclosures. This ASU eliminates the accounting guidance for troubled debt restructurings by creditors that have adopted ASU 2016-13, Measurement of Credit Losses on Financial Instruments, which was adopted on January 1, 2020. The adoption of ASU 2016-13 did not have a material impact on the Company’s consolidated financial statements. ASU 2022-02 also enhances the disclosure requirements for certain loan refinancing and restructurings by creditors when a borrower is experiencing financial difficulty. In addition, the ASU amends the guidance on vintage disclosures to require entities to disclose current period gross write-offs by year of origination for financing receivables and net investments in leases within the scope of ASC 326-20. The ASU is effective for annual periods beginning after December 15, 2022, including interim periods within those fiscal years. Adoption of the ASU would be applied prospectively. Early adoption is also permitted, including adoption in an interim period. This ASU was adopted on January 1, 2023, which resulted in no cumulative-effect adjustment to retained earnings.

October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires contract assets and contract liabilities (i.e., deferred revenue) acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, Revenue from Contracts with Customers, as if it had originated the contracts. The new guidance creates an exception to the general recognition and measurement principles of ASC 805, Business Combinations. The new guidance should be applied prospectively and is effective for all public business entities for fiscal years beginning after December 15, 2022, and include interim periods. The Company adopted this ASU which resulted in no impact on the Company’s consolidated financial statements.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

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BUSINESS

Overview

Business Environment

The Company conducts its business within the pharmaceutical and the healthcare industry and is active in branded pharmaceuticals, generics and nutraceutical product markets. The pharmaceutical industry is highly competitive and is subject to comprehensive government regulations. Many factors may significantly affect the Company’s sales of its products, including, but not limited to, efficacy, safety, price and cost-effectiveness, marketing effectiveness, product labeling, quality control and quality assurance. Currently, most of the products that the Company is trading, compete with other products already on the market in the same therapeutic category, and are subject to potential competition from new products that competitors may introduce in the future.

Generic medicines are the pharmaceutical and therapeutic equivalents of branded pharmaceutical products and are generally marketed under their generic (chemical) names rather than by brand names. Typically, a generic drug may not be marketed until the expiration of applicable patent(s) on the corresponding branded product, unless a resolution of patent litigation results in an earlier opportunity to enter the market. Generic drugs are the same as branded products in dosage form, safety, efficacy, route of administration, quality, performance characteristics and intended use, but they are sold generally at prices below those of the corresponding branded products. Generic drugs provide a cost-effective alternative for consumers, while maintaining the same high quality, efficacy, safety profile, purity and stability of the branded product.

The Company also conducts its business within the global nutraceuticals market with our own brand which we consider to be highly qualitative and competitive. Nutraceuticals are defined as products that contain at least one dietary ingredient within them and can be consumed orally. Some of the purposes of nutraceuticals are used for immune system defense, energy, stress relief, bones and joints health. The global nutraceutical market has shown rise for demand and growth within the last several years. The global market is driven by the rising popularity of sports-based performance enhancement supplements and the focus on preventive healthcare measures. The COVID-19 pandemic has also driven the global market to a high demand for immunity boosting nutraceutical products.

Corporate Strategy

Our main strategy initiative is focused on continuing our progress in becoming a global pharmaceutical wholesale and import/export company through the development of a lean, efficient and vertically integrated operating model, as well as, to expand our portfolio of our own branded nutraceutical and pharmaceutical products, grow our customer base and achieve our growth stabilization in this new market and gain an adequate size in the global nutraceuticals market. We are committed to serving our customers while continuing to innovate and provide products that make a difference in the lives of individuals. We strive to maximize our shareholders’ value by adapting to market realities and customer needs. Our strategy involves the enhancement of our manufacturing capacities and building a multinational network or wholesalers, distributors, and pharmacies and simultaneously continuing to expand the portfolio of products that we distribute to that network.

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We are committed to driving organic growth at attractive margins by improving execution, optimizing cash flow and leveraging our strong market position, while maintaining a streamlined cost structure throughout each of our businesses. We continue to further align our organization to our customers’ needs in a more seamless and unified way, while supporting corporate strategy and accelerating growth. Implementing this disciplined, focused strategy has allowed us to significantly expand our business, and we believe we are well-positioned to grow revenue and increase operating income through the execution of the following key elements of our business:

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Branded Pharmaceuticals: Branded pharmaceutical products are the primary product category that we produce and distribute. We constantly evaluate product availability, pricing, demand trends, and patent expirations to maximize our performance. As the patents for branded products near expiration, the generic equivalents enter the marketplace and the demand for those branded products start to decrease. We monitor these cycles closely and always look to find value in pricing fluctuations caused by the patent expirations as the generic equivalents enter the market.

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Generic Pharmaceuticals: Generic pharmaceutical products are the secondary product category that we produce and distribute. We apply the same discipline to generics that we do to the branded. We evaluate the demand and supply dynamics of branded products as their patents expire. This insight sheds light on the demand of generic products that take their place. Understanding the historical and market specific characteristics of generic product demand provides insight that we use to give guidance to our vendors that source our generic drug exports.

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Nutraceuticals & Food Supplements: The wholesale distribution of nutraceuticals and food supplements market offer most of the times greater margins than pharmaceutical products. We are always looking to expand the portfolio of products that we distribute to maximize our margins. We offer convenience to our customers by providing them a larger portfolio of products that they can source from a single vendor. In addition to being wholesalers for supplements and related products we are also creating our own brand of products to sell to our current customer base. Our wholesale business gives insight to what products are in demand and we communicate with our customer base to identify which products to develop. Owning a brand with an extensive portfolio of products provides the Company with significant opportunities to penetrate into global sale channels.

•

Research & Development: We are committed to strategic R&D across each business unit with a particular focus for pharmaceutical and nutraceutical products with inherently lower risk profiles and clearly defined regulatory pathways. We are constantly evaluating the demand of food supplements in the markets that we currently distribute pharmaceutical products to. This research and analysis determines which pharmaceutical and nutraceutical products we choose to develop as well as their formulations. This approach maximizes the probability of successfully competing with other brands in the marketplace.

•

Acquisitions: We regularly evaluate acquisition targets that would allow us to expand our distribution reach and/or vertically integrate into the supply chain of the products that we currently distribute. In addition to focusing on organic growth drivers, we are also actively pursuing accretive acquisitions that offer long-term revenue growth, margin expansion through synergies, and the ability to maintain a flexible capital structure.

•

Local & Direct to Pharmacy Wholesale: We are expanding into the full-line wholesale distribution business through acquisition. Full-line pharmaceutical wholesalers provide the local markets with branded pharmaceuticals, generic pharmaceuticals, over-the-counter (OTC) medicines, vitamins and food supplements. By expanding our pharmaceutical distribution business, we will have a better ability to source more branded and generic products directly from manufacturers and sell our vitamins, food supplements and cosmetic products directly to pharmacies for better prices. We expect this expansion to increase our sales and profit margins as we vertically integrate into the supply chain.

To successfully execute our corporate strategy, we believe that the Company must adopt, incorporate and maintain the aforementioned core strengths, although no assurances can be made that the Company will be able to effectively implement these strategies.

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Nutraceuticals

The current principal activity of the Company is the manufacturing, development and trading of its own proprietary branded nutraceutical product lines “Sky Premium Life®” (“SPL”) and Mediterranation®. The Company’s portfolio currently includes 105 product codes including vitamins, minerals and other herbal extracts used for health prevention and care needs. Our plan for our own branded nutraceuticals is to enlarge our portfolio up to 150 SKUs. We also use our subsidiaries as distribution centers for SPL in order to penetrate UK and EU markets. However, the leading activity of Decahedron is the trading of branded and generic pharmaceutical products and medicines across the UK. We purchase excess inventories at a discount from wholesalers and export pharmaceutical product codes to EU member states capturing contract price differentials in the process. The Company only purchases stock with purchase orders at hand, limiting inventory risk. EU countries have put into force new legal frameworks and mandates that boost the parallel trade market in order to deflate healthcare pricing across the region.

Branded Pharmaceuticals & Generics

During the course of 2023, the Company committed to its strategic acquisition plan and proceeded to the acquisition of pharmaceutical products, specifically five branded pharmaceuticals and ten generic licenses. Accordingly, the Company commenced the manufacturing, development and trading of its own branded pharmaceutical and generics products apart from its own branded nutraceuticals. This is in parallel with the production of Cana’s proprietary antimicrobial products.

Product Categories

Our product portfolio includes medicines, OTC medicines, nutraceutical products, health care products, medical devices, baby products and others. Total revenues from the product categories of our total consolidated revenues during the nine months ended September 30, 2024 and the year ended December 31, 2023 are as follows:

Product Categories	Percentage of total Revenue as of September 30, 2024	Percentage of total Revenue as of December 31, 2023
Medicines	83.18%	80.42%
OTC Medicines	6.61%	7.52%
Vitamins, Minerals and Dietary Products	3.51%	5.87%
Heath Care Products	2.86%	2.63%
Medical Devices	3.45%	2.86%
Baby Products	0.31%	0.30%
Others	0.08%	0.40%
Total	100.00%	100.00%

Below is an analysis per category of our inventory as of September 30, 2024 and December 31, 2023:

Product Categories	Balance as of September 30, 2024($)	Percentage of total Inventory
Pharmaceuticals	3,363,173	68.48%
Parapharmaceuticals	1,015,291	19.12%
Manufacturing products	468,420	2.99%
Raw materials	85,835	6.41%
Dairy products	22,552	0.47%
Veterinary medicine	8,023	0.16%
Other	279,052	2.37%
Less provisions	(357,871)
Total	4,885,015	100.00%

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Product Categories	Balance as of December 31, 2023($)	Percentage of total Inventory
Pharmaceuticals	3,417,039	66.42%
Parapharmaceuticals	1,030,878	20.04%
Manufacturing products	160,436	3.12%
Raw materials	275,919	5.36%
Dairy products	21,017	0.41%
Veterinary medicine	13,872	0.27%
Other	225,098	4.38%
Less provisions	(355,205)
Total	4,789,054	100.00%

Our proprietary nutraceutical line “Sky Premium Life” which has over 105 SKUs, is classified into two different main Categories, Products per Benefit and Products per Nutrient as follows:

Products per Benefit	Products per Nutrient
General Wellbeing	Amino Acids
Immunity	Botanicals, Herbs & Extracts
Heart	Vitamins & Minerals
Bones & Joints	Specialized Formulas & Complexes
Men’s Health	Omegas & Fatty Acids
Women’s Health	Specialized Nutrients
Beauty
Digestion
Brain
Vision
Energy
Sports
Mood/Stress/Sleep
Antioxidant Activity

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Services

The principal activity of our services is the distribution of a full range of branded pharmaceutical products, over-the-counter products, cosmetics, nursery, and nutraceutical products to pharmacies across Greece. We utilize the latest technology in pharmaceutical storage and retrieval systems to ensure the quality and accuracy of its distribution. Our facility utilizes ROWA™ (German pharmacy robotics) technologies to automate our procurement, a German fully automated warehouse system, inventory management, and order execution. Therefore, we achieve a zero-error rate, faster order picking, automated order picking process, higher cost-efficiency. We stay in the forefront of quality assurance and accuracy by investing in the most innovative machinery and software available to pharmaceutical distributors. Our Company supports all its customers with special product offerings, seasonal products, and all the top brands and trending products.

We believe that the entire aforementioned product life cycle would take approximately six weeks to two months, from the demand list to the payment for the shipment.

Distribution and Marketing

The majority of our products are represented directly and indirectly through a dedicated sales force team. Our sales force targets mainly wholesale distributors and other healthcare providers. We sell our products principally through independent wholesale distributors, but we also sell directly to other healthcare providers such as; clinics, government agencies, independent retail and specialty pharmacies and independent specialty distributors. Customer service representatives are centralized in order to respond to customer needs in a timely and effective manner. We seek to motivate and provide incentives to our sales force team by offering high quality products and providing them with product support, training seminars, sales convention and financial incentives.

Our products in Europe and in the UK are shipped directly from our warehouse facilities and in foreign markets we have contracted third-parties to distribute our products.

We are formulating a broader and more diversified pharmaceutical product portfolio and a greater selection of targets for potential development. We target products with limited competition for reasons such as trading complexity or the market size, which make our pharmaceutical products a key growth driver of our portfolio and complementary to other product offerings.

Patents, Trademarks, Licenses and Proprietary Property

We have developed or acquired various proprietary pharmaceutical and nutraceutical products, nutraceutical products licenses, wholesale licenses, processes, software, and other intellectual property that are used either to facilitate the conduct of our business or that are made available as products or services to customers.

At present, besides the above licenses, we do not have any intellectual property or other licenses, including, but not limited to, patents, trademarks, franchises, concessions, and royalty agreements or other proprietary interests.

We have obtained trademark registrations for “Sky Premium Life®”, and related logos for all of our “Sky Premium Life®” products product lines. We hold trademark registrations in Europe. During 2023, we added a variety of trademarks through our new subsidiary Cana (acquired on June 30, 2023), such as multiple antimicrobial products (C-SEPT) and cosmetics (EXELIA & C-DERM). The Company also submitted a patent application with the European Patent Office (EPO) for its CCX0722 obesity and weight management product on December 1, 2023. Additionally, on June 18, 2024, the Company entered into an agreement to acquire all remaining rights arising from the patent filed with the World Intellectual Property Organization (WIPO) under reference code PCT/EP2023/071865. This follows the agreement announced on December 7, 2023, where the Company had acquired 60% of the rights. The patent filing describes the repurposing of an existing drug to act on the Mucosa-associated lymphoid tissue lymphoma translocation protein 1 (MALT1), a key target in various diseases.

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We rely on confidentiality agreements with our employees, consultants and other parties to protect, among other things, trade secrets and other proprietary technology. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, that others will not independently develop equivalent proprietary information or that other third parties will not otherwise gain access to our trade secrets and other intellectual property.

Product Insurance

We have insurance in place for our warehouses and the products in stock against any damage or theft, but we do not insure our products after the sale, since we are working under an Ex-works policy, and thus our clients are responsible for the transportation and the insurance of the products against any damage. In the future, we will continue to reevaluate our decision and may purchase product liability insurance to cover some of or all of our product liability risk.

Customers

Through our subsidiaries, we primarily sell pharmaceutical products directly to pharmacies and a limited number of large wholesale drug distributors who, in turn, supply-sell the products to other wholesalers, hospitals, pharmacies, and governmental agencies across the European Union member state. No customer accounted for 10% or more of our total consolidated revenues during the nine months ended September 30, 2024 and the years ended December 31, 2023 and 2022.

We have a diverse customer base that includes wholesalers and retail healthcare providers. We make a significant amount of our sales to a relatively small number of pharmaceutical wholesalers. These customers represent an essential part of the distribution chain of our products. Pharmaceutical wholesalers have undergone, and are continuing to undergo, significant consolidation on a worldwide basis. This consolidation resulted in these groups gaining additional purchasing leverage and consequently increasing the product pricing pressures facing our business.

Geographic Markets

All of our revenues are generated from operations in the European Union and UK, or otherwise earned outside of the U.S. All of our foreign operations are subject to risks inherent in conducting business abroad, including price and currency exchange controls, fluctuations in the relative values of currencies, political and economic instability and restrictive governmental actions. Our geographical market sales distribution of our total consolidated revenues during the nine months ended September 30, 2024, the years ended December 31, 2023 and 2022 are as follows:

	September 30, 2024	December 31, 2023	December 31, 2022
Greece	97.97%	94.67%	98.94%
UK	1.65%	4.53%	0.80%
Croatia	0.05%	0.05%	0.08%
Bulgaria	0.11%	0.39%	0.00%
Cayman Islands	-%	0.02%	0.00%
Cyprus	0.22%	0.34%	0.18%
Total	100.00%	100.00%	100.00%

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We currently sell the products to wholesalers through our own sales force. We do not sell directly to large drug store chains or through distributors in countries where we do not have our own sales staff. As part of our sales marketing and promotion program, we use direct advertising, direct mailings, trading techniques, direct and personal contacts, exhibition of products at medical conventions and sponsor medical education symposia.

Competition

Our pharmaceutical businesses are conducted in intensely competitive and often highly regulated markets. Many of our trading of pharmaceutical products face competition in the form of branded or generic drugs that treat similar diseases or indications. The principal forms of competition include efficacy, safety, ease of use, and cost effectiveness. The means of competition vary across product categories and business groups, demonstrating that the value of our trading products is a critical factor for success in all of our principal businesses.

Our competitors include other pharmaceutical companies, and smaller companies with generic drug and consumer healthcare products. We compete with other companies that manufacture and sell products that treat diseases or indications similar to those treated by our trading pharmaceutical products.

Our competitive position in pharmaceutical sector is affected by several factors including among others, the amount and effectiveness of our and our competitors’ promotional resources, customer acceptance, product quality, our and our competitors’ introduction of new products, ingredients, claims, dosage forms, or other forms of innovation, and pricing, regulatory and legislative matters (such as product labeling, patient access and prescription).

The branded pharmaceutical industry is highly competitive. Our products compete with products manufactured by many other companies in highly competitive markets throughout the EU territory and internationally as well. Competitors include many of the major brand name and generic manufacturers of pharmaceutical products. If competitors introduce new products, delivery systems or processes with therapeutic or cost advantages, our products can be subject to progressive price reductions or decreased volume of sales, or both.

In the generic pharmaceutical market, we might face intense competition from other generic drug manufacturers, brand name pharmaceutical companies, existing brand equivalents and manufacturers of therapeutically similar drugs.

By specializing in high barrier to entry products, we endeavor to market more profitable and longer-lived products relative to commodity generic products. We believe that our competitive advantages include our integrated team-based approach to product development that combines our formulation, regulatory, legal and commercial capabilities; our ability to introduce new generic equivalents for brand-name drugs; our ability to meet customer expectations; and the breadth of our existing generic product portfolio offering.

Newly introduced generic products with limited or no other generic competition typically garner higher prices. At the expiration of the exclusivity period, other generic distributors may enter the market, resulting in a significant price decline for the drug. Consequently, the maintenance of profitable operations in generic pharmaceuticals depends, in part, on our ability to select, develop and launch new generic products in a timely and cost-efficient manner and to maintain efficient, high quality business capabilities.

We compete in the nutritional industry with our own branded nutraceutical products against companies that sell through retail stores, as well as against other direct selling companies. We compete against manufacturers and retailers of nutraceutical products which are distributed through supermarkets, drug stores, health food stores, vitamin outlets and mass market retailers, among others. We believe that the principal components of competition in nutraceutical products are expertise and service, high product quality, diversification and differentiation, price and brand recognition.

Operating conditions have become more challenging under the mounting global pressures of competition, industry regulation and cost containment. We continue to take measures to evaluate, adapt and improve our organization and business practices to better meet customer and public needs. We also seek to continually enhance the organizational effectiveness of all of our functions, including efforts to accurately and ethically launch and promote our products.

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Information Systems

The Company operates its full-service wholesale pharmaceutical distribution facilities in Europe on one primary enterprise resource planning (“ERP”) system that provides for, among other things, electronic order entry by customers, invoice preparation and purchasing, and inventory tracking. We are currently making significant investments to enhance and upgrade the ERP system.

Additionally, we are improving our entity-wide infrastructure environment to drive efficiency, capabilities, and speed to market. We will continue to invest in advanced information systems and automated warehouse technology. For example, in an effort to comply with future pedigree and other supply chain custody requirements we have made significant investments in our secure supply chain information systems.

The Company processes a substantial portion of its purchase orders, invoices, and payments electronically. However, it continues to make substantial investments to expand its electronic interface with its suppliers. The Company has integrated warehouse operating system, which are used to manage the majority of transactional volume. The warehouse operating system has improved the distribution services productivity and operating leverage.

Government Regulations

Government authorities in the EU and in other countries extensively regulate, among other things, the research, development, testing, approval, manufacturing, labeling, post-approval monitoring and reporting, packaging, advertising and promotion, storage, distribution, marketing and export and import of pharmaceutical products. As such, our branded pharmaceutical products and the generic product candidates are subject to extensive regulation both before and after approval. The process of obtaining regulatory approvals and the subsequent compliance with applicable state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with these regulations could result in, among other things, warning letters, civil penalties, delays in approving or refusal to approve a pharmaceutical product.

A main part of our business relates to the trading of branded and generic pharmaceutical products and medicines within the EU member states. In order to be able to operate our business, we need to comply with EU regulations, as well as EU member states regulations that govern various operations of our business. The Greek government regulation that applies to our business requires the granting to our operating subsidiaries of the Authorization for Wholesale Distribution of Medicinal Products for human use. In order for this Authorization to be granted, the companies need to always comply with certain Good Distribution Practices (“GDP”) that mainly assure the proper storage, handling, distribution and trade of the pharmaceutical products.

On July 22, 2015, the National Medicines Agency in Greece approved the license of wholesale sale of pharmaceutical products under the name SkyPharm SA with set validity at five years and an expiration date of July 22, 2020. Subsequently, on June 15, 2020, SkyPharm legally and timely submitted the application for renewal of the wholesale license of pharmaceutical products to the National Medicines Agency. The National Medicines Agency did not respond, therefore the Company asked for an immediate decision on the renewal. Two months after the filing of the no. 3459 / 15.01.2021 letter and almost nine months after the no. 627615.06.2020 company application for the renewal, the National Medicines Agency replied by rejecting the renewal request on March 9, 2021 (ref. 62769 / 20-25.02.2021). In addition, document No. 127351-16.12.2021 of EOF (Greek National Medicines Organization) to SkyPharm states that after an inspection of EOF at the premises of Doc Pharma, we did not have a wholesale license in violation of article 106 par. 1b and par. 1c of the ministerial decision D.YG3a / GP.32221 / 29-4-2019. The National Medicines Agency imposed a fine of €15,000 ($16,225) on SkyPharm for the above case, which was included in “General and administrative” expense on the accompany statement of operations and comprehensive loss for the 12-month period ended December 31, 2023.

Decahedron received its Wholesale Distribution Authorization for human use on February 5, 2021, from the UK Medicines and Healthcare Products Regulatory Agency (“MHRA”) in accordance with Regulation 18 of the Human Medicines Regulations 2012 (SI 2012/1916) and it is subject to the provisions of those Regulations and the Medicines Act 1971. This License will continue to remain in force from the date of issue by the Licensing Authority unless cancelled, suspended, revoked or varied as to the period of its validity or relinquished by the authorization holder.

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Cosmofarm received its Wholesale Distribution Authorization for human use on February 15, 2019, from the National Organization for Medicines. The license is valid for a period of five years and pursuant to the EU directive of (2013/C343/01). Also, Cosmofarm was granted with GDP certificate on November 11, 2019.

Our subsidiary, Cana SA, is a holder of Good Manufacturing Practices license (GMP), which means that it is certified for fulfilling the minimum standards that a medicines manufacturer must meet in the production processes.

Our subsidiaries are ISO 9001 certified for a management system for the trade and distribution of pharmaceuticals. As part of the certification process by the International Organization for Standardization, we need to be compliant with the General Data Protection Regulation (“GDPR”) adopted by the European Union in May 2018. GDPR applies to the processing of personal data of persons in the EU by a controller or processor.

Research and Development

The Company entered into a Research & Development agreement with Doc Pharma S.A. on May 17, 2021. Under this agreement, Doc Pharma is responsible for the research, development, design, registration, copy rights and licenses of 250 nutritional supplements for the final products called Sky Premium Life®. More specifically, Doc Pharma is responsible for the product development and the Company has added 105 of such products codes in its portfolio as of December 31, 2023. The licenses purchased by Doc Pharma SA are capitalized and included in “Goodwill and intangible assets, net” of the Company’s Consolidated Balance Sheets as of December 31, 2023. Thus, no relevant R&D expense had been charged to the Company’s Consolidated Statements of Operations and Comprehensive Loss.

On June 26, 2022, the Company signed a research and development (“R&D”) agreement with a third party, through which the Company assigned to the third party the development of new products and services in the field of health, focusing on the human intestinal microbiome. The project includes two phases. Phase 1 has a 20-month duration and its cost amounts to EUR 758,000 ($838,450) and phase 2, has a 22-month duration and a cost of EUR 820,000 ($907,084). The amount will be due and payable upon completion of the corresponding phases. The Company records the corresponding R&D expense based on the project’s progress, which is invoiced by the third party in the relevant period. For the 12-month period ended December 31, 2023, the Company has incurred $164,859 of such costs included in “General and administrative expenses” in the Company’s Consolidated Statements of Operations and Comprehensive Loss.

On January 23, 2024, the Company completed the acquisition of Cloudscreen, a cutting-edge Artificial Intelligence (AI) powered platform. The acquisition is pursuant to the purchase agreement announced on October 11, 2023. Cloudscreen is a multimodal platform specialized in drug repurposing, a process that involves uncovering new target proteins or indications for existing drugs for use in treating different diseases.

Distribution & Trade Agreements

On July 7, 2021, SkyPharm SA signed a trade agreement with a company specializing in e-commerce mall advice and operation, henceforward referred as “Distributor B”. Based on the agreement, SkyPharm will sell its own branded products Sky Premium Life ® to final consumers through the e-commerce store opened by Distributor B on Tmall International MALL and Distributor B will provide platform operation services to SkyPharm. The services provided by Distributor B will include mall construction, mall operation and network promotion, along with collection, settlement, customer service, logistics and distribution.

On November 25, 2021, SkyPharm SA signed a trade agreement with a wholesaler which operates in the storage, distribution, trading & promotion of pharmaceutical products) henceforward referred as “Distributor C”. Based on the agreement Distributor C is appointed as the exclusive representative for the promotion & distribution of our proprietary nutraceutical products Sky Premium Life®, in Greece.

During July 2021, the Company’s subsidiary, Decahedron Ltd, created a distribution page on Amazon UK, through which it sells, advertises and promotes our own proprietary branded nutraceutical product line Sky Premium Life®, directly to final consumers.

On September 22, 2022, the Company entered into a distribution agreement with a third party in order to become the distributor of Monkeypox Virus Real-Time PCR Detection Kits. Cosmos will have exclusive distribution rights for Greece and Cyprus, with the opportunity to distribute the test kits across Europe on a non-exclusive basis.

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International Cannabis Corp. (f/k/a Kaneh Bosm Biotechnology Inc.) - Cannabis

Distribution and Equity Agreement

On March 19, 2018, the Company entered into a Distribution and Equity Acquisition Agreement (the “Distribution and Equity Acquisition Agreement”) with Marathon Global Inc. (“Marathon”), a company incorporated in the Province of Ontario, Canada. Marathon was formed to be a global supplier of Cannabis, cannabidiol (“CBD”) and/or any Cannabis Extract products, extracts, ancillaries and derivatives (collectively, the “Products”). The Company was appointed the exclusive distributor of the Products initially throughout Europe and on a non-exclusive basis wherever else lawfully permitted. The Company has no present intention to distribute any Products under this Agreement in the United States or otherwise participate in cannabis operations in the United States. The Company intends to await further clarification from the U.S. Government on cannabis regulation prior to determining whether to enter the domestic market.

The above transaction closed on May 22, 2018 after the due diligence period, following which the Company received: (a) a 33 1/3% equity interest or 5 million shares in Marathon as partial consideration for the Company’s distribution services; and (b) received cash of CAD $2,000,000, subject to repayment in common shares of the Company if it failed to meet certain performance milestones. The Company was entitled to receive an additional CAD $2,750,000 upon the Company’s receipt of gross sales of CAD $6,500,000 and an additional CAD $2,750,000 upon receipt of gross sales of CAD $13,000,000. The Company was also given the right to nominate one director to the Marathon board of directors. Since Marathon was a newly formed entity with no assets and no activity, the Company attributed no value to the 5 million shares in Marathon which was received as consideration for the distribution services.

The Distribution and Equity Acquisition Agreement was to remain in effect indefinitely unless Marathon fails to provide Market Competitive (as defined) product pricing and Marathon has not become profitable within five years of the agreement. On March 20, 2023, the Company sent a termination notice, to Marathon, which became effective on April 19, 2023 as a result of Marathon’s failure to satisfy these conditions. The Company had accounted for its obligation to issue a variable number of the Company’s Common Shares as Share-settled debt obligation in accordance with ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”), which was measured at fair value or the settlement amount of $1,554,590 (CAD $2 million). Due to termination of the Distribution and Equity Acquisition Agreement, the Company recorded a gain on extinguishment of debt of $1,554,590 due to the write-off of the share settled debt obligation, for the 12-month period ended December 31, 2023.

Employees & Human Capital

As of December 16, 2024, we had 148 employees in total, of which eleven engaged in sales department, five in procurement department, ten in the marketing department, 20 in warehouse services, 16 in logistics/transportation works, two in quality assurance, eleven in finance & accounting department, five in management, five in cleaning, nine in administration, 12 in call center, one in B2B e-shop, six in compliance, 23 in production, two in the HR department, seven in the R&D department and three in the IT department. Our employees are not members of any unions. We consider our relations with our employees to be good and have not experienced any work stoppages, slowdowns or other serious labor problems that have materially impeded our business operations.

We have a team with a significant track record in the pharmaceutical business. In order to achieve our strategic objectives, we have, and will remain, focused on hiring and retaining a highly skilled management team that has extensive experience and specific skill sets relating to the sales, selection, development and commercialization of pharmaceutical products. We intend to continue our efforts to build and expand this team as we grow our business. No assurances can be given that the Company will be able to retain any additional persons.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and additional employees. The principal purposes of our equity incentive plans are to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

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Attracting and retaining top talent is an integral part to our success. We intentionally build a workforce of people with viewpoints and backgrounds as diverse as the customers we serve around Europe. As a responsibility to our team and in an evolving effort, we engage employees with meaningful careers and development opportunities to grow and succeed. We employed 158 individuals as of December 31, 2023. Our global workforce is comprised of the following ethnicities: 99% Caucasian and 1% Asian. Of those employees, 38% are female.

Available Information

Our internet address is https://www.cosmoshealthinc.com/. We post links on our website to the following filings as soon as reasonably practicable after they are electronically filed or furnished to the SEC: annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14D, and any amendment to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended. All such filings are available through our website free of charge. The information on our Internet website is not incorporated by reference into this Form 10-K or our other securities filings and is not a part of such filings.

Information about the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330 or 1-202-551-8090. You can also access our filings through the SEC’s internet address site: www.sec.gov, under our Nasdaq ticker COSM.

MANAGEMENT

Our current directors and officers are listed below. Each of our directors will serve for one year or until their respective successors are elected and qualified. Our officers serve at the pleasure of the Board.

Name	Age	Position
Grigorios Siokas	58	CEO and Director

Georgios Terzis	42	CFO

Nikolaos Bardakis	55	COO

Suhel Bhutawala	45	Director and Commercial Director of Decahedron Ltd

Demetrios G. Demetriades	57	Secretary and Audit Committee Member

Manfred Ziegler	63	Director and Advisory Board Member

John J. Hoidas	57	Director and Audit Committee Member

Anastasios Aslidis	63	Director and Audit Committee Chairman

Grigorios Siokas joined us as CEO, CFO and Director on February 26, 2016. He has over 20 years’ experience in the pharmaceutical industry. Since 2014, he has served as the CEO and Operations Manager of SkyPharm SA a wholly owned subsidiary of the Company. SkyPharm SA is a pharmaceutical company located in Greece that mainly exports medicines from Greece to other European countries, such as Germany, England and Denmark. Prior to 2014, Mr. Siokas worked in a variety of sectors of the pharmaceutical industry mostly in the trading of medicines in Greece and other European countries. Additionally, since 2000 he has been a major shareholder in various pharmaceutical companies such as: Ippokratis Pharmaceuticals, (annual sales of over € 78 million); Thrakis Pharmaceuticals, (annual sales of over € 20 million); Thessalias Pharmaceuticals, (annual sales of over € 18 million); and ZED Pharma SA, (annual sales of over € 35 million). During the 1990s, Mr. Siokas founded and operated a marble wholesale import – export company in Germany. Within a period of two years, he became the 4th biggest Greek marble importer in Germany. He also ran a Tour Operation with many different airlines, serving millions of customers. Grigorios Siokas has a Bachelor’s Degree in Geology from the Aristotle University of Thessaloniki, Greece. He received a Master’s in management and finance from the University of Stuttgart and the University of Tuebigen, Germany.

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Georgios Terzis was elected CFO on November 11, 2020. Prior thereto he was employed by the Company as International Finance Manager. He has served as an Executive Consultant to several multinational advisory firms where, he achieved commitments of more than €50million funding, financing and state incentives to a numerus investment in healthcare, logistics, RES and manufacturing industries. George holds an MBA from Alba Graduate Business School and a Bachelor’s Degree in Financial Management from University of Attica. He is certified as an independent valuator of companies and private investments by the European Commission.

Nikolaos Bardakis was appointed as COO on February 1, 2023, succeeding Mr. Pavlos Ignatiades. Mr. Bardakis was for more than eleven years, the National Sales Director for Servier Hellas, a multinational pharmaceutical company specializing in the areas of Cardiovascular, Central Nervous System and Metabolic diseases, where he led a cross functional client focused team comprised of Sales, Trade, Marketing and Business Development personnel, managing over 130 employees. He gained international exposure, participating in several boards and meetings focused on European level design and launch projects, pioneering in international operations. Mr. Bardakis received a BS in Finance from American College of Greece along with relevant studies in Natural Sciences.

Suhel Bhutawala, was elected to serve on the Board of Directors at the Company’s Annual General Meeting held on September 18, 2023. He has over 20 years of experience in the pharmaceutical industry. He has worked in different sectors such as: Community Pharmacies, R&D department of Pharmaceuticals and is currently working as a commercial director at Cosmos Health Inc.’s subsidiary, Decahedron Ltd, UK since 2017. Mr. Bhutawhala has bachelor’s degree in pharmacy and Master of Science degree from King’s College, London. Mr. Bhutawhala serves as a diverse member in the Company’s Board of Directors, as he is Asian.

Demetrios G. Demetriades was elected as Secretary and Director of the Company effective January 13, 2014. Since January 2003, Mr. Demetriades has been Director of Highlander Spring Trading Ltd, a trading company. From November 2000 to December 2002 he was Marketing Director of Eurolink Securities Ltd which was involved in trading in the Cyprus Stock Exchange. From January 1995 to November 2000 he was Supervising Officer of Laiki Factors Ltd a financing company. As a member of the board, Mr. Demetriades contributes the benefits of his trading, executive leadership and management experience. Mr. Demetriades will be compensated for his service from time-to-time as the Board of Directors will determine. He was appointed to the Audit Committee during fiscal year 2021.

Dr. Manfred Ziegler was elected as Director on the AGM held on December 2, 2022. Dr. Ziegler has over 30 years of executive management, financial, and operational experience, as well as extensive expertise in mergers and acquisitions, with a particular focus on high-growth public and private companies. Notably, Dr. Manfred Ziegler served as Chief Executive Officer of CC Pharma, a leading German distributor of pharmaceutical and medical products into more than 24 countries. Dr. Ziegler was instrumental in the restructuring of CC Pharma and contributed to the acquisition of CC Pharma by Aphria (NYSE:APHA) in 2019. Before joining CC Pharma, Dr. Ziegler founded, built and managed several companies in the automotive, food and medical industries, both domestic and international. Currently, Dr. Manfred Ziegler is a managing director and founder of Conzima GmbH, a business management consultancy firm focused on restructuring and reorganizing business processes to improve operational efficiency. Dr. Ziegler received a degree in business administration from University of Mannheim.

John J. Hoidas was elected a Member of the Company’s Board of Directors on November 18, 2016. He was also elected to the Audit Committee during the fiscal year 2021. Mr. Hoidas is a wealth management professional with extensive experience in the capital markets and specifically in the financing of pharmaceutical companies. He is currently the senior vice president of Uhlmann Price Securities based in Chicago. Over the previous years he achieved to raise significant amounts of capital for late-stage pre-IPO companies such as Organovo (ONVO), Invivo Therapeutics (NVIV) and Matinas BioPharma (MTNB) to name a few. He has served as a broker dealer to the following firms: Kingsbury Capital Investment Advisors, Kingsbury Capital LLC, Spencer Trask Ventures.

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Dr. Anastasios Aslidis was elected to serve on the Board of Directors and was appointed as a chair of the Audit Committee, on April 28, 2022, He has been the CFO, Treasurer and a member of the board of directors of EuroDry. He is also member of the board of directors, Treasurer and CFO of Euroseas since September, 2005. He also served as consultant to the boards of directors of shipping companies (public and private) advising on strategy development, asset selection and investment timing. Dr. Aslidis holds a Ph.D. in Ocean Systems Management from the MIT, M.S. in Operations Research and M.S. in Ocean Systems Management also from the MIT, and a Diploma in Naval Architecture and Marine Engineering from the National Technical University of Athens.

Cosmos Health Board Diversity Matrix

The table below provides certain information with respect to the composition of the Board. Each of the categories listed in the table has the meaning ascribed to it in NASDAQ Listing Rule 5605(f)(1). Cosmos Health appointed Mr. Suhel Bhutawala as a diverse director during the fiscal year ended December 31, 2023, in compliance with Rule 5605(f)(2)(D).

You may also refer to the following link of the Company’s website for its Diversity Matrix:

https://assets.website-files.com/645aa02eeb8c3d552db586e5/645aa02eeb8c3d4788b5875d_Cosmos_Board_Diversity_Matrix.pdf

Board Diversity Matrix
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	-	6	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

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Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

•

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

All legal proceedings outstanding as of September 30, 2024 are disclosed in Note 14 of Notes to Unaudited Consolidated Financial Statements.

Audit Committee

We have a separately designated standing audit committee, which is appointed by our Board of Directors. On April 28, 2022, Dr. Anastasios Aslidis was elected to serve on the Board of Directors and was appointed as a chair of the Audit Committee, replacing Mr. Peter Goldstein, who submitted his resignation on the same date. Our four independent directors, Anastasios Aslidis, John Hoidas, Manfred Ziegler and Demetrios Demetriades serve on the Audit Committee. The primary function of the committee is to assist the Board of Directors in overseeing (1) the financial reporting and accounting processes of the Company, and (2) the financial statements audits of the Company. The Committee also prepares a written report to be included in the annual proxy statement of the Company pursuant to the applicable rules and regulations of the SEC. In furtherance of these purposes, the Committee shall maintain direct communication among the Company’s independent auditors and the Board of Directors. The independent auditors and any other registered public accounting firm engaged in preparing or issuing an audit report or performing other audit review or attest services for the Company shall report directly to the Committee and are ultimately accountable to the Committee and the Board of Directors.

In discharging its oversight role, the Committee is authorized to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee shall have the sole authority to retain at the Company’s expense outside legal, accounting or other advisors to advise the Committee and to receive appropriate funding, as determined by the Committee, from the Company for the payment of the compensation of such advisors and for the payment of ordinary administrative expenses of the Committee that are necessary to carry out its duties. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any member of, or advisors to, the Committee. The Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company.

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The Committee shall meet no less frequently than four times per year, with additional meetings as circumstances warrant. The Committee shall also meet periodically with the management, the internal auditors, if any, and the independent auditors in separate executive sessions. The Committee shall record the minutes of all such meetings and shall submit the minutes of its meetings to, or discuss the matters deliberated at each meeting with, the Board of Directors. The Company’s chief financial or accounting officer shall function as the management liaison officer to the Committee.

Director Independence

Our board of directors has determined that each of John Hoidas, Anastasios Aslidis, Manfred Ziegler and Demetrios G. Demetriades qualify as an “independent board member” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2023, the following persons each failed to file, on a timely basis, one report concerning compensatory stock awards granted on May 3, 2023, required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2023: Georgios Terzis, Nikolaos Bardakis, Demetrios G. Demetriades, Manfred Ziegler, John Hoidas, Anastasios Aslidis, and Pavlos Ignatiades.

Anti-Hedging and Anti-Pledging Policies

The Company does not have any Anti-Hedging and Anti-Pledging Policies.

Code of Ethics

We have adopted a Code of Ethics for Financial Executives, which includes our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our Code of Ethics has previously been filed as an exhibit with the SEC.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our officers and to our directors for all services rendered in all capacities to us for our fiscal years ended December 31, 2023 and 2022.

							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	YE	($)	($)	($)	($)	($)	($)	($)	($)
Grigorios Siokas (1)	2023	1,080,000	1,800,000	-	-	-	-	-	2,880,000
	2022	-	600,000	-	-	-	-	-	600,000
Georgios Terzis (2)	2023	160,272	100,000	175,211	-	-	-	-	435,483
	2022	22,121	50,000	-	-	-	-	36,000	108,121
Manfred Ziegler (3)	2023	-	-	8,761	-	-	-	12,500	21,261
	2022	-	10,000	-	-	-	-	-	10,000
Anastasios Aslidis(4)	2023	-	-	35,042	-	-	-	60,000	95,042
	2022	-	25,000	-	-	-	-	37,500	62,500
John Hoidas(5)	2023	-	-	8,761	-	-	-	29,500	38,261
	2022	-	10,000	-	-	-	-	-	10,000
Demetrios G. Demetriades (6)	2023	-	-	8,761	-	-	-	15,000	23,761
	2022	-	10,000	-	-	-	-	-	10,000
Nikolaos Bardakis (7)	2023	19,470	-	17,521	-	-	-	10,817	47,808
	2022	-	-	-	-	-	-	-	-
Suhel Bhutawala (8)	2023	74,640	-	8,760	-	-	-	-	83,400
	2022	-	-	-	-	-	-	-	-

(1)	Mr. Siokas became the Company’s Chief Executive Officer and Director of the Company in 2016.
(2)	Mr. Terzis became the Company’s Chief Financial Officer on November 11, 2020.
(3)	Manfred Ziegler was first elected as Director at the AGM held on December 2, 2022.
(4)	Dr. Anastasios Aslidis was elected to serve on the Board of Directors and was appointed as a chair of the Audit Committee on April 28, 2022.
(5)	John J. Hoidas was first elected as a Member of the Company’s Board of Directors on November 18, 2016. He was also elected to the Audit Committee during the fiscal year 2021.
(6)	Demetrios G. Demetriades was elected as Secretary and Director of the Company effective January 13, 2014.
(7)	Nikolaos Bardakis was appointed as COO on February 1, 2023, succeeding Mr. Pavlos Ignatiades.
(8)

Suhel Bhutawala was elected to serve on the Board of Directors at the Company’s Annual General Meeting held on September 18, 2023 and is the Commercial Director of our subsidiary, Decahedron Ltd, since April 2017.

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Narrative Disclosure to the Summary Compensation Table

There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2023 and December 31, 2022.

OUTSTANDING EQUITY AWARDS AT YEAR END

December 31, 2023:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration	No. of Shares or Units of Stock that Have Not	Market Value of Shares or Units of Stock that Have Not	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not
Name	Exercisable	Un-exercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested

Grigorios Siokas	-	-	-	-	-	-	-

Georgios Terzis	-	-	-	-	-	-	-

Pavlos Ignatiades	-	-	-	-	-	-	-

Demetrios G. Demetriades	-	-	-	-	-	-	-

December 31, 2022:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration	No. of Shares or Units of Stock that Have Not	Market Value of Shares or Units of Stock that Have Not	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not
Name	Exercisable	Un-exercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested

Grigorios Siokas	-	-	-	-	-	-	-

Georgios Terzis	-	-	-	-	-	-	-

Pavlos Ignatiades	-	-	-	-	-	-	-

Demetrios G. Demetriades	-	-	-	-	-	-	-

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Director Compensation

During the fiscal year ended December 31, 2023, $60,000 was paid to Dr. Anastasios Aslidis as director fees and $25,000 as bonus for the services rendered within 2023. Additionally, Dr. Manfred Ziegler, Mr. Demetrios G. Demetriades and Mr. John Hoidas all received cash bonuses in the amount of $10,000 each ($30,000 in total) for the services rendered during the year ended December 31, 2023.

During the fiscal year ended December 31, 2022, $37,500 were paid to Dr. Anastasios Aslidis as director fees and $25,000 as bonus for the services rendered within 2022. Additionally, Dr. Manfred Ziegler, Mr. Demetrios G. Demetriades, and Mr. John Hoidas all received cash bonuses in the amount of $10,000 each ($30,000 in total) for the services rendered during the year ended December 31, 2022.

In the future, we may grant options to our directors to purchase shares of common stock as determined by our Board of Directors or a compensation committee that may be established.

Omnibus Equity Incentive Plans

On September 23, 2024, the Board adopted, subject to stockholder approval, the Cosmos Health Inc. 2024 Omnibus Equity Incentive Plan (the “2024 Plan”). The 2024 Plan is designed to enable the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board and/or the Compensation Committee. Subject to certain adjustments (as provided in Section 4.2 of the 2024 Plan) and exception (as provided in Section 5.6(b) of the 2023 Plan), the maximum number of shares reserved for issuance under the 2023 Plan (including incentive share options) is 3,500,000 shares. The 2024 Plan was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on November 19, 2024.

On August 21, 2023, the Board adopted, subject to stockholder approval, the Cosmos Health Inc. 2023 Omnibus Equity Incentive Plan (the “2023 Plan”). The 2023 Plan is designed to enable the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board and/or the Compensation Committee. Subject to certain adjustments (as provided in Section 4.2 of the 2023 Plan) and exception (as provided in Section 5.6(b) of the 2023 Plan), the maximum number of shares reserved for issuance under the 2023 Plan (including incentive share options) is 2,500,000 shares. The 2023 Plan was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on September 18, 2023.

On April 3, 2023, the Company approved incentive stock awards for the CFO, certain officers and directors and other employees of the Company. The awards are in the form of restricted stock and will vest in two parts: 50% on October 2, 2023 and 50% on October 2, 2024. A total of 185,000 shares were awarded and a corresponding share-based compensation expense of $323,957 was recorded for the 12 months ended December 31, 2023, respectively, based on the amortization of fair value from the date of issuance of April 3, 2023 through December 31, 2023.

On September 19, 2022, the Company held a Board of Directors meeting, whereas, the Board of Directors had elected to adopt an Omnibus Equity Incentive Plan (the “2022 Plan”), that includes reserving 200,000 shares of common stock eligible for issuance under the 2022 Plan to be registered on a Form S-8 Registration Statement with the SEC. The 2022 Plan is designed to enable the flexibility to grant equity awards to the Company’s officers, employees, non-employee directors and consultants and to ensure that it can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board and/or the Compensation Committee. The 2022 Plan was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on December 2, 2022.

Clawback Policy

On November 28, 2023, the Board of Directors adopted a clawback policy which provides for the recovery of certain executive compensation in the event of an accounting restatement resulting from material non-compliance with financial reporting requirements under the federal securities laws. There have been no accounting restatements to date, nor is there any compensation to be recovered.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of December 16, 2024, for each of the following persons:

•	each executive officer and director,
•	all such directors and executive officers as a group, and
•	each person who is known by us to own beneficially five percent or more of our common stock prior to the change of control transaction.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder's name. The percentage of class beneficially owned set forth below is based on 23,259,252 shares of common stock issued and outstanding as of January 3, 2025.

Name of Beneficial Owners of Common Stock	Amount and Nature of Beneficial Ownership		% of Common Stock

Grigorios Siokas	3,516,980	(1)	14.7%
Suhel Bhutawala	30,000		*	%
Nikolaos Bardakis	45,000		*	%
Georgios Terzis	641,485		2.76%
John J. Hoidas	20,000		*	%
Dr. Anastasios Aslidis	40,000		*	%
Dr. Manfred Ziegler	20,000		*	%
Demetrios G. Demetriades	20,000		*	%

DIRECTORS AND OFFICERS As a group (8 persons)	4,333,465		18.18%

5% SHAREHOLDERS	-		-
None

*	Less than 1% of the issued and outstanding share of common stock.

(1)

Includes 2,804,597 issued shares; 212,383 shares issuable upon exercise of Exchange Warrants issued on October 2, 2022, pursuant to a Warrant Exchange Agreement dated as of October 3, 2022; and 500,000 shares issuable upon exercise of Series B Common Warrants exercisable at $3.00 per share. The exercise of the Exchange Warrants, Series B Common Warrants are all subject to the Beneficial Ownership Limitation.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Grigorios Siokas

Grigorios Siokas is the Company’s CEO and principal shareholder and is hence considered a related party to the Company.

On December 20, 2018, the €1,500,000 ($1,718,400) note payable, originally borrowed pursuant to a Loan Agreement with a third-party lender, dated March 16, 2018, was transferred to Grigorios Siokas. The note bore an interest rate of 4.7% per annum, originally matured on March 18, 2019 pursuant to the original agreement which was extended to December 31, 2021, and again to December 31, 2023. During the year ended December 31, 2022, the Note was paid in full and as of December 31, 2023 the Company had no outstanding balance.

Dimitrios Goulielmos

Dimitrios Goulielmos was the Company’s former CEO and a Director of the Company.

On November 21, 2014, the Company entered into a loan agreement with Dimitrios Goulielmos, as amended on November 4, 2016. Pursuant to the amendment, this loan has no maturity date and is non-interest bearing. As of September 30, 2024, December 31, 2023 and 2022, the Company had a principal balance of €10,200 ($11,368), €10,200 ($11,283) and €10,200 ($10,912), respectively.

Doc Pharma

Doc Pharma S.A. is considered a related party to the Company due to the fact that the CEO of Doc Pharma is the wife of Grigorios Siokas, the Company’s CEO and principal shareholder, who also served as a principal of Doc Pharma S.A. in the past.

As of September 30, 2024, December 31, 2023 and December 31, 2022, the Company had a prepaid balance of $6,393,642, $4,347,184 and $3,320,345, respectively, to Doc Pharma related to purchases of inventory.

As of September 30 30, 2024, December 31, 2023 and December 31, 2022, the Company had an accounts payable balance to Doc Pharma of $72,968, $34,217 and $201,991, respectively.

Additionally, the Company had a receivable balance of $2,448,517, $2,386,721 and $2,070,570 from Doc Pharma S.A. as of September 30, 2024, December 31, 2023, and December 31, 2022, respectively.

During the nine months ended September 30, 2024, the years ended December 31, 2023 and 2022, the Company purchased a total of $510,711, $1,365,324 and $1,755,103 of products from Doc Pharma S.A., respectively. During the nine months ended September 30, 2024, the years ended December 31, 2023 and 2022, the Company had $581,862, $472,509 and $1,058,780 revenue from Doc Pharma, respectively.

On October 10, 2020, the Company entered into a contract manufacturer outsourcing (“CMO”) agreement with Doc Pharma whereby Doc Pharma is responsible for the development and manufacturing of pharmaceutical products and nutritional supplements according to the Company’s specifications based on strict pharmaceutical standards and good manufacturing practice (“GMP”) protocols as the National Organization for Medicines requires. The Company has the exclusive ownership rights for trading and distribution of its own branded nutritional supplements named “Sky Premium Life®”. The duration of the agreement is for five years, however, either party may terminate the agreement at any time giving six-months advance notice. Doc Pharma is exclusively responsible for supplying the raw materials and packaging required to manufacture the final product. However, they are not responsible for potential delays that may arise, concerning their import. Doc Pharma is also obligated to store the raw and packaging materials. The delivery of raw and packaging materials should be purchased at least 30 and 25 days, respectively, before the delivery date of the final product. The manufacturer solely delivers the finished product to the Company. There is a minimum order quantity (“MoQ”) of 1,000 pieces per product code. Both parties have agreed that the Company will deposit 60% of the total cost upon agreement and assignment and 40% of the total cost including VAT charge upon the delivery date. The prices are indicative and are subject to amendments if the cost of the raw material or the production cost change.

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DESCRIPTION OF SHARE CAPITAL

Authorized and Outstanding Capital Stock

The following description sets forth certain general terms and provisions of the shares of Common Stock and shares of preferred stock to which any prospectus supplement may relate.

We have 400,000,000 shares of capital stock, par value $0.001 per share, authorized of which 300,000,000 are shares of Common Stock and 100,000,000 are shares of “blank check” preferred stock.

As of January 3, 2025, we had 23,259,552 shares of our Common Stock issued and outstanding, held by 614 stockholders of record. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of various broker-dealers and registered clearing agencies.

Common Stock

The holders of our Common Stock are entitled to one vote per share. In addition, the holders of our Common Stock will be entitled to receive dividends ratably, if any, are declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Transfer Agent

Our transfer agent for our Common Stock is Globex Transfer, LLC, located at 780 Deltona Blvd., Suite 202, Deltona, Florida, 32725.

DESCRIPTION OF COMMON WARRANTS TO BE ISSUED AS PART OF THIS OFFERING

The following summary of certain terms and provisions of Pre-Funded Warrants and Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the forms of such warrants, which are filed as an exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in such forms of warrants for a complete description of the terms and conditions of the Pre-Funded Warrants and Common Warrants.

Pre-Funded Warrants Being Offered in this Offering

Duration and Exercise Price

Each Pre‑Funded Warrant offered hereby will have an initial exercise price equal to $0.001 per share of Common Stock. The Pre‑Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre‑Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price.

Exercisability

The Pre‑Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the shares of Common Stock as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Pre‑Funded Warrant to the extent that the holder, together with its affiliates and any other persons acting as group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of Common Stock outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with Beneficial Ownership Limitation of 4.99%, upon notice to use and effective 61 days after the date such notice is delivered to us may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of ordinary shares outstanding immediately after exercise.

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Cashless Exercise

The Pre‑Funded Warrants may also be exercised, in whole or in part, at such time by means of “cashless exercise” in which the holder shall be entitled to receive upon such exercise (either in whole or in part the net number of shares of Common Stock determined according to a formula set forth in the Pre‑Funded Warrants, which generally provides for a number of shares of Common Stock equal to (A)(1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on d ay that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of shares of Common Stock the Pre‑Funded Warrant was exercisable into, with such product then divided by the number determined under clause (A) in the this sentence.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Pre‑Funded Warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole shares of Common Stock.

Transferability

Subject to applicable laws, a Pre‑Funded Warrant may be transferred at the option of the holder upon surrender of the Pre‑Funded Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Pre‑Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre‑Funded Warrants on any securities exchange or nationally recognized trading system. The shares of Common Stock issuable upon exercise of the Pre‑Funded Warrants are currently listed on the Nasdaq Capital Market under the symbol “COSM.”

Rights as a Shareholder

Except as otherwise provided in the Pre‑Funded Warrants or by virtue of such holder’s ownership of the underlying shares of Common Stock represented by ADSs, the holders of the Pre‑Funded Warrants do not have the rights or privileges of holders of our ordinary shares represented by shares of Common Stock, including any voting rights, until they exercise their Pre‑Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre‑Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, the holders of the Pre‑Funded Warrants will be entitled to receive upon exercise of the Pre‑Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre‑Funded Warrants immediately prior to such fundamental transaction.

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Common Warrants Being Offered in this Offering

Duration and Exercise Price

Each Common Warrant offered hereby will have an assumed initial exercise price equal to $0.70 per share. The Common Warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price.

Exercisability

Each Common Warrant will be immediately exercisable upon issuance; provided, that if this offering is not deemed a public offering under Nasdaq rules or the Pricing Conditions are not met, the Common Warrants will only become exercisable on the effective date of the Warrant Stockholder Approval.  Once exercisable, the Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the shares of Common Stock as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Common Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of ordinary shares outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with a Beneficial Ownership Limitation of 4.99%, upon notice to us and effective 61 days after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of ordinary shares outstanding immediately after exercise.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Common Warrants under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Common Warrants, which generally provides for a number of shares of Common Stock equal to (A) (1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of shares of Common Stock the Common Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Common Warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system. The shares of Common Stock issuable upon exercise of the Common Warrants are currently listed on The Nasdaq Capital Market under the symbol “COSM.”

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Rights as a Shareholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of the underlying shares of Common Stock, the holders of the Common Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. Additionally, in the event of a fundamental transaction, we or any successor entity will, at the option of the holder of a Common Warrant exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement thereof), purchase the Common Warrant from the holder by paying to the holder an amount of consideration equal to the value of the remaining unexercised portion of such Common Warrant on the date of consummation of the fundamental transaction based on the Black-Scholes option pricing model, determined pursuant to a formula set forth in the Common Warrants. The consideration paid to the holder will be the same type or form of consideration that was offered and paid to the holders of ordinary shares in connection with the fundamental transaction; provided that if no such consideration was offered or paid, the holders of ordinary shares will be deemed to have received ordinary shares of the successor entity in such fundamental transaction for purposes of this provision of the Common Warrants.

Amendments to Prior Warrants

In connection with this offering, we may enter into privately negotiated agreements with the holders of the Prior Warrants to, among other things, reduce the exercise price of such Prior Warrants to that of the Common Warrants being offered and sold in this offering and to extend the current expiration date of the Prior Warrants to the expiration date of the Warrants being offered and sold in this offering.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners, which we refer to herein as the placement agent, located at 590 Madison Avenue, 28th floor, New York, NY 10022, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement entered into by us the placement agent relating to this offering. We have engaged the placement agent to solicit offers to purchase the securities under this prospectus on a “reasonable best efforts” basis.  The placement agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell all of the securities offered pursuant to this prospectus. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of one year following the closing of the offering, subject to an exception; and (ii) a covenant to not enter into any equity financings for 60 days from closing of the offering, subject to certain exceptions.  The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

•

standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

•

covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of an 8-K to disclose entering into these securities purchase agreements, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of common stock, and no subsequent equity sales for 60 days.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the shares of Common Stock, Pre-Funded Warrants and Common Warrants being offered pursuant to this prospectus on or about January [•], 2025.

Right of First Refusal

The placement agency agreement contains a right of first refusal in favor of the placement agent with respect to certain future public offerings, as well as a tail provision which entitles the placement agent to receive a fee with respect to certain capital-raising transactions, subject to our right to terminate the placement agent for cause in accordance with FINRA Rule 5110(g)(5(B).

76

Fees and Expenses

This offering is being conducted on a “reasonable best efforts” basis and the placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent fees set forth in the table below.

	Per Share of Common Stock and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price
Placement agent fees
Proceeds to us (before expenses)(1)

_______________________________

(1)	Does not include proceeds from the exercise of the warrants in cash. if any.

We have agreed to pay to the placement agent a cash fee equal to 6.5% (or 3.25% if introduced by the Company) of the aggregate gross proceeds raised in this offering. Because there is no minimum offering amount required as a condition to closing in this offering, the actual aggregate cash placement fee, if any, is not presently determinable and may be substantially less than the maximum amount set forth above.

We estimate the total expenses payable by us for this offering to be approximately $600,000, which amount includes: (i) a placement agent’s fee of $487,500 assuming the purchase of all of the securities we are offering; and (ii) reimbursement of the accountable expenses of the placement agent related to the legal fees of the placement agent being paid by us (none of which has been paid in advance); and (iv) other estimated expenses which include our legal, accounting, and printing costs and various fees associated with the registration and listing of our securities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(ii)of the Securities Act. and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements

Our directors, officers and beneficial owners of 5% or more of our outstanding ordinary shares have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of Common Stock or securities convertible into, or exchangeable or exercisable for, our shares of Common Stock during a period ending 90 days after the date of this prospectus, without first obtaining the written consent of the placement agent, subject to certain exceptions. Specifically, these individuals have agreed, in part, not to:

•	offer, pledge, sell, contract to sell or otherwise dispose of Cosmos Health’s securities or any securities convertible into or exercisable or exchangeable for shares of Common Stock;

•

enter into any swap or other arrangement that transfers to another. in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our securities, in cash or otherwise;

•	make any demand for or exercise any right with respect to the registration of any of our securities;

•	publicly disclose the intention to make any offer, sale, pledge or disposition of, or to enter into any transaction, swap, hedge, or other arrangement relating to any of our securities.

77

Notwithstanding these limitations, our securities may be transferred under limited circumstances, including, without limitation, by gift. will or intestate succession.

We have agreed with the placement agent to be subject to a lock-up period of 90 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, subject to certain limited exceptions, we may not, without the prior written consent of the placement agent: (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or (ii) file any registration statement or amendment or supplement thereto, other than the preliminary prospectus or the prospectus related to this offering or a registration statement on Form S-8 in connection with any employee benefit plan. In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our shares of Common Stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of 180 days following the closing date of this offering.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the industry in which we operate, our past and present operating results, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, the previous experience of our executive officers, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against specified liabilities, including liabilities under the Securities Act and to contribute to payments the placement agent may be required to make in respect thereof.

Listing

Our shares of Common Stock are listed on the Nasdaq Capital Market under the trading symbol “COSM.” We do not plan to list the Pre-Funded Warrants or Common Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Discretionary Accounts

The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the· accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates enter into a lending relationship with us, they will routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

78

This prospectus in electronic format may be made available on a website maintained by the placement agent, and the placement agent may distribute this prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement, copies of which are attached to the registration statement of which this prospectus is a part. See “Where You Can Find More Information”.

LEGAL MATTERS

Davidoff Hutcher & Citron LLP, 605 Third Avenue, New York, New York 10158, is acting as counsel for the Company in connection with the offering. Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19603 is acting as counsel to the underwriter in connection with the offering.

EXPERTS

The financial statements as of and for the year ended December 31, 2023 have been audited by RBSM LLP, an independent registered public accounting firm as set forth in their report and are included in reliance upon such report given as authority of such firm as experts in accounting and auditing.

The financial statements as of and for the year ended December 31, 2022 have been audited by Armanino LLP, an independent registered public accounting firm as set forth in their report and are included in reliance upon such report given as authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC, which are available free of charge. The address of the website is http://www.sec.gov. If you do not have Internet access, requests for copies of such documents should be directed to the Company’s Secretary, at Cosmos Health Inc., 5 Agiou Georgiou Str, Pilea, Thessaloniki, Greece.

Our website address is www.cosmoshealthinc.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

79

INDEX TO

FINANCIAL STATEMENTS

COSMOS HEALTH, INC.

F-1

COSMOS HEALTH INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,314,845	$3,833,195
Accounts receivable, net	17,484,240	19,759,254
Accounts receivable - related party	1,285,743	1,099,098
Marketable securities	22,808	20,075
Inventory	4,885,015	4,789,054
Loans receivable	491,897	411,858
Loans receivable - related party	445,800	442,480
Prepaid expenses and other current assets	1,914,881	1,811,911
Prepaid expenses and other current assets - related party	6,393,642	4,440,855

TOTAL CURRENT ASSETS	36,238,871	36,607,780

Property and equipment, net	10,575,928	10,455,499
Goodwill and intangible assets, net	7,746,761	7,684,183
Loans receivable - long term portion	3,225,879	3,509,200
Loans receivable - related party - long term	3,234,604	3,539,840
Operating lease right-of-use asset	710,711	1,131,552
Financing lease right-of-use asset	22,343	28,790
Advances for building's acquisition	2,000,020	2,000,020
Other assets	764,865	1,057,947

TOTAL ASSETS	$64,519,982	$66,014,811

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$11,605,255	11,911,978
Accounts payable and accrued expenses - related party	1,027,327	231,564
Accrued interest	185,561	166,348
Lines of credit	5,989,425	6,630,273
Notes payable	1,622,349	1,570,886
Notes payable - related party	11,368	11,283
Loans payable - related party	21,158	13,257
Operating lease liability, current portion	241,422	285,563
Financing lease liability, current portion	18,888	27,222
Other current liabilities	4,488,465	3,474,096

TOTAL CURRENT LIABILITIES	25,211,218	24,322,470

Share settled debt obligation	-	-
Notes payable - long term portion	2,645,623	3,035,341
Operating lease liability, net of current portion	468,157	844,866
Financing lease liability, net of current portion	5,845	5,261
Other liabilities	1,212,540	1,763,845
TOTAL LIABILITIES	29,543,383	29,971,783

Commitments and Contingencies (see Note 14)	-	-

STOCKHOLDERS' EQUITY:
Common stock, $0.001 par value; 300,000,000 shares authorized; 23,346,023 and 15,982,472 shares issued and 23,259,526 and 15,895,975 outstanding as of September 30, 2024 and December 31, 2023, respectively	23,346	15,983
Additional paid-in capital	140,797,456	129,008,301
Subscription receivable	(20)	(20)
Treasury stock, at cost, 86,497 shares as of September 30, 2024 and December 31, 2023	(917,159)	(917,159)
Accumulated deficit	(104,479,192)	(91,644,233)
Accumulated other comprehensive loss	(447,832)	(419,844)

TOTAL STOCKHOLDERS' EQUITY	34,976,599	36,043,028

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$64,519,982	$66,014,811

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

COSMOS HEALTH INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

REVENUE	$12,411,048	$12,823,797	$40,202,238	$37,537,003

COST OF GOODS SOLD	11,204,186	11,609,039	36,894,502	34,418,334

GROSS PROFIT	1,206,862	1,214,758	3,307,736	3,118,669

OPERATING EXPENSES
General and administrative expenses	1,782,957	2,573,414	4,591,620	6,662,579
Salaries and wages	1,317,782	1,252,680	4,030,823	3,279,803
Sales and marketing expenses	41,848	157,435	326,291	942,759
Depreciation and amortization expense	304,139	248,530	937,000	478,466
TOTAL OPERATING EXPENSES	3,446,726	4,232,059	9,885,734	11,363,607

LOSS FROM OPERATIONS	(2,239,864)	(3,017,301)	(6,577,998)	(8,244,938)

OTHER INCOME (EXPENSE)
Other income (expense), net	(1,921)	14,404	160,598	(14,330)
Interest expense	(181,429)	(151,274)	(692,547)	(529,782)
Interest income	101,236	110,596	309,031	555,281
Gain on equity investments, net	428	(1,093)	2,518	2,876
Gain on extinguishment of debt	-	706	-	1,911,476
Change in fair value of derivative liability	-	-	-	3,384
Bargain purchase gain	-	-	-	1,633,842
Foreign currency transaction, net	139,016	(371,115)	158,463	(108,406)
TOTAL OTHER INCOME (EXPENSE), NET	57,330	(397,776)	(61,937)	3,454,341

LOSS BEFORE INCOME TAXES	(2,182,534)	(3,415,077)	(6,639,935)	(4,790,597)

INCOME TAX EXPENSE	-	65,873	-	-

NET LOSS	$(2,182,534)	$(3,349,204)	$(6,639,935)	$(4,790,597)

Deemed dividend on issuance of warrants	(6,185,231)	-	(6,185,231)
Deemed dividend on downround of warrants	-	(15,053)	-	(15,053)
Deemed dividend on warrant exchange/modification	(9,793)	-	(9,793)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(8,377,558)	$(3,364,257)	$(12,834,959)	$(4,805,650)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net	747,879	(890,645)	(27,988)	(470,994)

TOTAL COMPREHENSIVE LOSS	$(7,629,679)	$(4,254,902)	$(12,862,947)	$(5,276,644)

BASIC NET LOSS PER SHARE	$(0.45)	$(0.27)	$(0.72)	$(0.42)
DILUTED NET LOSS PER SHARE	$(0.45)	$(0.27)	$(0.72)	$(0.42)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	18,418,287	12,585,479	17,724,305	11,346,071
Diluted	18,418,287	12,585,479	17,724,305	11,346,071

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

COSMOS HEALTH INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY AND MEZZANINE EQUITY

	Preferred Stock		Common Stock		Additional		Treasury Stock			Accumulated Other	Total
	No. of Shares	Value	No. of Shares	Value	Paid-in Capital	Subscription Receivable	No. of Shares	Value	Accumulated Deficit	Comprehensive Loss	Stockholders' Equity

Balance at January 1, 2023	-	$372,414	10,605,412	$10,606	$112,205,952	$(4,750,108)	15,497	$(816,707)	$(66,232,813)	$(1,132,635)	$39,284,295
Foreign currency translation adjustment, net										336,463	336,463
Proceeds from sale of common stock						4,750,000					4,750,000
Shares issued in lieu of cash			15,258	15	96,873						96,888
Net loss									(459,863)		(459,863)
Balance at March 31, 2023	-	$372,414	10,620,670	$10,621	$112,302,825	$(108)	15,497	$(816,707)	$(66,692,676)	$(796,172)	$44,007,783
Foreign currency translation adjustment, net	-	-	-	-	-	-	-	-	-	83,188	83,188
Shares issued for purchase of customer base	-	-	99,710	100	315,981	-	-	-	-	-	316,081
Shares issued for purchase of Cana	-	-	46,377	46	138,621	-	-	-	-	-	138,667
Stock-based compensation	-	-	185,000	185	104,684	-	-	-	-	-	104,869
Net loss	-	-	-	-	-	-	-	-	(981,530)	-	(981,530)
Balance at June 30, 2023	-	$372,414	10,951,757	10,952	112,862,111	(108)	15,497	(816,707)	(67,674,206)	(712,984)	43,669,058
Foreign currency translation adjustment, net	-	-	-	-	-	-	-	-	-	(890,645)	(890,645)
Proceeds from sale of common stock, net of financing fees of $442,870	-	-	2,116,936	2,117	4,804,921	(49,892)	-	-	-	-	4,757,146
Repurchase of treasury stock	-	-	-	-	-	-	71,000	(100,251)			(100,251)
Stock-based compensation	-	-	-	-	109,636	-	-	-	-	-	109,636
Deemed dividend	-	-	-	-	15,053	-	-	-	(15,053)	-	-
Net loss	-	-	-	-	-	-	-	-	(3,349,204)	-	(3,349,204)
Balance at September 30, 2023	-	372,414	13,068,693	13,069	117,791,721	(50,000)	86,497	(916,958)	(71,038,463)	(1,603,629)	44,195,740

F-4

	Preferred Stock		Common Stock		Additional		Treasury Stock			Other	Total
	No. of Shares	Value	No. of Shares	Value	Paid-in Capital	Subscription Receivable	No. of Shares	Value	Accumulated Deficit	Comprehensive Loss	Stockholders' Equity

Balance at January 1, 2024	-	$-	15,982,472	$15,983	$129,008,301	$(20)	86,497	$(917,159)	$(91,644,233)	$(419,844)	$36,043,028
Foreign currency translation adjustment, net	-	-	-	-	-	-	-	-	-	(599,276)	(599,276)
Proceeds from sale of common stock, net of financing fees of $19,467	-	-	901,488	901	628,525	-	-	-	-	-	629,426
Shares issued in lieu of cash	-	-	-	-	108,297	-	-	-	-	-	108,297
Shares issued pursuant to warrant exchange agreement	-	-	950,063	950	(950)	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	231,897	-	-	-	-	-	231,897
Net loss	-	-	-	-	-	-	-	-	(1,866,690)	-	(1,866,690)
Balance at March 31, 2024	-	$-	17,834,023	$17,834	$129,976,070	$(20)	86,497	$(917,159)	$(93,510,923)	$(1,019,120)	$34,546,682
Foreign currency translation adjustment, net	-	-	-	-	-	-	-	-	-	(176,591)	(176,591)
Shares issued in lieu of cash	-	-	-	-	108,444	-	-	-	-	-	108,444
Stock-based compensation	-	-	-	-	231,750	-	-	-	-	-	231,750
Net loss	-	-	-	-	-	-	-	-	(2,590,711)	-	(2,590,711)
Balance at June 30, 2024	-	-	17,834,023	17,834	130,316,264	(20)	86,497	(917,159)	(96,101,634)	(1,195,711)	32,119,574
Foreign currency translation adjustment, net	-	-	-	-	-	-	-	-	-	747,879	747,879
Shares issued in lieu of cash	-	-	2,500,000	2,500	155,561	-	-	-	-	-	158,061
Stock-based compensation	-	-	680,000	680	264,070	-	-	-	-	-	264,750
Proceeds from exercise of warrants, net of financing fees of $372,109	-	-	2,332,000	2,332	3,866,537	-	-	-	-	-	3,868,869
Deemed dividend on warrant inducement	-	-	-	-	6,195,024	-	-	-	(6,195,024)	-	-
Net loss	-	-	-	-	-	-	-	-	(2,182,534)	-	(2,182,534)
Balance at September 30, 2024	-	-	23,346,023	23,346	140,797,456	(20)	86,497	(917,159)	(104,479,192)	(447,832)	34,976,599

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

COSMOS HEALTH INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(6,639,935)	$(4,790,597)
Adjustments to Reconcile Net Loss to Net Cash Used In Operating Activities:
Depreciation and amortization expense	914,493	375,918
Amortization of right-of-use assets	22,507	102,549
Bad debt expense	(31,287)	836,300
Provision for extraordinary tax charges	-	579,387
Shares issued in lieu of cash	-	96,888
Lease expense	235,659	178,893
Interest on finance leases	1,765	20,629
Stock-based compensation	1,103,200	214,505
Deferred income taxes	-	(1,923)
Gain on extinguishment of debt	-	(1,911,476)
Bargain purchase gain	-	(1,633,842)
Change in fair value of the derivative liability	-	(3,384)
Gain on net change in fair value of equity investments	(2,518)	(2,876)
Other income	-	(928)
Changes in assets and liabilities:
Accounts receivable	2,392,104	(1,960,236)
Accounts receivable - related party	(176,512)	(416,814)
Inventory	(46,301)	(2,299,829)
Prepaid expenses and other assets	(283,932)	(1,856,642)
Prepaid expenses and other current assets - related party	(1,873,513)	(2,312,324)
Loan receivable - related party	-	-
Accounts payable and accrued expenses	(437,391)	206,746
Accounts payable and accrued expenses - related party	795,471	(112,233)
Accrued interest	17,531	(194,361)
Lease liabilities	(234,834)	(179,081)
Taxes payable	-	307,357
Other current liabilities	910,885	(783,174)
Other liabilities	(550,606)	(1,047,178)
NET CASH USED IN OPERATING ACTIVITIES	(3,883,215)	(16,587,726)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from loan receivable	550,565	609,455
Cash paid for the acquisition of Cana	-	(5,230,593)
Loan receivable - related party	-	(168,469)
Sale of intangible assets	1,999	-
Advances for building's acquisition	-	(1,665,000)
Purchase of intangible assets	-	(2,678,167)
Purchase of property and equipment	(345,593)	(1,266,490)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	206,971	(10,399,264)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of convertible note payable	-	(100,000)
Payment of note payable	(814,267)	(1,494,867)
Proceeds from note payable	434,797	1,059,300
Payment of related party loan	(7,609)	-
Proceeds from related party loan	15,218	-
Payment of lines of credit	(19,504,594)	(14,569,517)
Proceeds from lines of credit	18,831,043	14,218,787
Proceeds from issuance of Series A Preferred Stock	-	-
Proceeds from the issuance of common stock	649,039	9,950,037
Proceeds from the exercise of warrants	4,240,977	-
Payments of finance lease liability	(26,408)	(118,847)
Payments for purchase of treasury stock	-	(100,251)
Payments of financing fees	(391,575)	(442,892)
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,426,621	8,401,750

Effect of exchange rate changes on cash	(268,727)	196,161

NET CHANGE IN CASH	(518,350)	(18,389,079)

CASH AT BEGINNING OF YEAR	3,833,195	20,749,683
CASH AT END OF YEAR	$3,314,845	$2,360,604

Supplemental Disclosure of Cash Flow Information

Cash paid during the year:
Interest	$198,194	$317,449
Income tax	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities

Common shares issued for acquisition of customer base	$-	$316,081
Common shares issued for acquisition of Cana	$-	$138,667
Closing of acquisition of Cloudscreen	$637,080	$-
Deemed dividend upon warrant exchange	$6,195,024	$-
Common stock issued to employees	$372,303	$-
Common stock issued to consultants	$727,570	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-6

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

NOTE 1 – BASIS OF PRESENTATION

The terms “COSM,” “we,” the “Company,” the “Group” and “us” as used in this report refer to Cosmos Health Inc. The accompanying unaudited condensed consolidated balance sheet as of September 30, 2024 and unaudited condensed consolidated statements of operations and comprehensive loss for the three and nine months ended September 30, 2024 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of the management of COSM, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2024, are not necessarily indicative of the results that may be expected for the year ending December 31, 2024, or any other period. These unaudited condensed consolidated financial statements and notes should be read in conjunction with the financial statements for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (“Form 10-K”). The accompanying condensed consolidated balance sheet as of December 31, 2023 has been derived from the audited financial statements filed in our Form 10-K and is included for comparison purposes on the accompanying balance sheet.

Going Concern

The Company’s unaudited condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates the continuation of the Company as a going concern. For the nine months ended September 30, 2024, the Company had revenue of $40,202,238, net loss of $6,639,935 and net cash used in operations of $3,883,215. Additionally, as of September 30, 2024, the Company had positive working capital of $11,027,653, an accumulated deficit of $104,479,192, and stockholders’ equity of $34,976,599. It is the management’s opinion that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of this filing.

The Company’s revenues are not able to sustain its operations, and concerns exist regarding the Company’s ability to meet its obligations as they become due. The Company is subject to a number of risks to those of smaller commercial companies, including dependence on key individuals and products, the difficulties inherent in the development of a commercial market, the need to obtain additional capital, competition from larger companies, and other pharmaceutical and health care companies.

Management evaluated the above conditions which raise substantial doubt about the Company’s ability to continue as a going concern to determine if it can meet its obligations for the subsequent twelve months from the date of this filing. Management considered its ability to access future capital, curtail expenses if needed, expand product lines, and acquire new products.

Management’s plans include expansion of brand name products to the market, expanding the current product portfolio, and evaluating acquisition targets to expand distribution. Furthermore, the Company intends to vertically integrate the supply chain distribution network. During the period up to the issuance of this report the Company has signed multiple distribution agreements for its SPL products in Europe and Asia and a variety of contract manufacturing agreements though its subsidiary, Cana Laboratories Holdings (Cyprus) Limited. Finally, the Company plans to further access the capital markets in order to raise additional funds through equity offerings. More specifically, up to the issuance of its consolidated financial statements for the nine months ended September 30, 2024, the Company has sold 901,488 shares of common stock for net proceeds of $629,426 pursuant to an at-the-market sales agreement under two Prospectus Supplements to its Registration Statement on Form S-3 (No. 333-267550) filed with the SEC on February 29 and March 7, 2024. Following such efforts, on September 26, 2024, the Company entered into a Warrant Inducement Letter with an investor pursuant to which the Company issued 9,748,252 new warrants and reduced the exercise price of 4,874,126 warrant shares from $1.45 to $0.8701 to induce exercise and receive gross cash proceeds of $4,240,977. On July 29, 2024 the Company’s subsidiary Cosmofarm SA entered into an agreement with a third-party lender in the principal amount of €400,000 ($432,760). Management will also consider postponing the repayment of its outstanding Trade Facility ($1,588,163 balance as of September 30, 2024), intends to make substantial efforts to receive additional debt financing through its subsidiary, Cosmofarm SA, and plans to raise additional equity funds. Moreover, the Company’s management is considering postponing certain repayments of suppliers and creditors. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described herein and eventually secure other sources of financing and attain profitable operations.

Considering the above, management is of the view that substantial doubt exists about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

F-7

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

NOTE 2 – ORGANIZATION AND NATURE OF BUSINESS

Cosmos Health Inc. and its subsidiaries (Nasdaq: COSM), (“us”, “we”, the “Group”, or the “Company”) are an international healthcare group headquartered in Thessaloniki, Greece. The group is engaged in the nutraceuticals sector through its own proprietary lines of products “Sky Premium Life” and “Mediterranation”. The Company is operating in the pharmaceutical sector as well, through the provision of a broad line of branded generics and OTC medications. In addition, the group is involved in the healthcare distribution sector through its subsidiaries in Greece and the UK, serving retail pharmacies and wholesale distributors. The Company is strategically focusing on the research and development (“R&D”) of novel patented nutraceuticals (Intellectual Property) and specialized root extracts as well as on the R&D of proprietary complex generics and innovative OTC products. The Company has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. The Company has offices and distribution centers in Thessaloniki and Athens, Greece and Harlow, UK.

The Company was incorporated in the State of Nevada under the name Prime Estates and Developments, Inc. on July 21, 2009. On November 14, 2013, we changed our name to Cosmos Holdings Inc., and on November 29, 2022, we changed our name to Cosmos Health Inc. Through its acquisition of Amplerissimo Ltd, on September 27, 2013, the Company changed its principal activities into trading of products, providing representation, and provision of consulting services to various sectors. On August 1, 2014, the Company formed SkyPharm S.A., a Greek Company (“SkyPharm”), a subsidiary that used to focus on the trading, sourcing and export of nutraceutical and pharmaceutical products. In February 2017, the Company acquired Decahedron Ltd., a UK Company (“Decahedron”) which is a fully licensed second-generation wholesaler specializing in imports and exports of generics and OTC pharmaceutical products within the EEA and distributor of Sky Premium Life nutraceutical products in the UK. On December 19, 2018, the Company acquired Cosmofarm, a pharmaceutical wholesaler specializing in the distribution and export of pharmaceutical products through its extensive pharmacies network. On April 3, 2023, the Company completed the acquisition of ZipDoctor Inc. (“ZipDoctor”), a telehealth company, a direct-to-consumer subscription-based telemedicine platform. On June 30, 2023, the Company acquired Cana Laboratories Holdings (Cyprus) Limited (“Cana”), which wholly owned an operating subsidiary, Pharmaceutical Laboratories Cana S.A. (“Cana SA”), a Greek pharmaceutical company that manufactures, sells, distributes, and markets original branded products researched and developed by leading global pharmaceutical and healthcare companies.

Acquisition Accounting

Cloudscreen

On January 23, 2024, the Company completed the acquisition of Cloudscreen, a cutting-edge Artificial Intelligence (AI) powered platform. The acquisition is pursuant to the purchase agreement announced on October 11, 2023. Cloudscreen is a multimodal platform specialized in drug repurposing, a process that involves uncovering new target proteins or indications for existing drugs for use in treating different diseases. The total purchase price amounted to $637,080 and consisted of 280,000 shares of common stock with a fair value of $319,200 and an amount of $317,880 to be settled in cash during 2024 based on the Promissory Note signed on October 10, 2023. The Company accounted for the acquisition as an asset acquisition in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”) and recorded $637,080 as an intangible asset related to the technology platform acquired.

ZipDoctor

On April 3, 2023, the Company completed the acquisition of ZipDoctor Inc. (“ZipDoctor”), a telehealth company for a total sum of $150,000 in cash and $8,788 in fees. The Company accounted for the acquisition as an asset acquisition in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”) and recorded $158,788 as an intangible asset related to the technology platform acquired.

F-8

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

Bikas

On June 15, 2023, Cosmos Health Inc. entered into an Assignment and Assumption Agreement (the “Agreement”) with Ioannis Bikas O.E., a Greek Company (“Bikas”). Bikas is owner of a pharmaceutical distribution network in Greece and agreed to sell to the Company their distribution network and customer base. The purchase price of the network was €100,000 ($109,330) in cash, and €300,000 ($316,081) in the Company’s common stock. The Company issued 99,710 shares of common stock related to the acquisition of the customer base, based on the fair value of the stock on the acquisition date. The Company accounted for the acquisition as an asset acquisition in accordance with ASC 805 and recorded $425,411 as an intangible asset related to the customer base acquired.

Buildings Acquisitions

On April 24, 2023, the Company purchased a building for a total sum of $1,054,872 in cash. The Company accounted for the acquisition as an asset acquisition in accordance with ASC 805 and recorded the cost of the building as “Property, plant and equipment” on the consolidated balance sheets.

On January 6, 2023, the Company agreed to purchase land and building located in Montreal, Canada from a third-party vendor. The total purchase price amounts to $3,950,000 and the closing date of the agreement based on the amendment signed on July 19, 2023, is December 31, 2023. As of September 30, 2024, the Company has made no additional prepayments concerning this building. The closing date of the agreement has been extended to December 31, 2024.

Cana

On June 30, 2023, the Company acquired Cana Laboratories Holdings (Cyprus) Limited (“Cana”), which wholly owned an operating subsidiary, Pharmaceutical Laboratories Cana S.A. (“Cana SA”) for €800,000 ($873,600) in cash and 46,377 shares of common stock, with fair value of $138,667 as of the date of acquisition. Moreover, on February 28, 2023, the Company had signed a Secured Promissory Note with Cana, whereby Cana borrowed the sum of €4,100,000 ($4,457,520), included in the total consideration of $5,469,787. The Company accounted for the acquisition as a business acquisition in accordance with ASC 805. The fair value of Cana assets acquired, and liabilities assumed was based upon management’s estimates assisted by an independent third-party valuation firm. The fixed assets of Cana (which included land, building & machinery) were valued as of December 31, 2022 and the Company believes that nothing has materially changed between such date and the acquisition date (June 30, 2023). The following table summarizes the preliminary allocation of purchase price of the acquisition:

Consideration
Cash	$5,331,120
Fair value of common stock issued	138,667
Fair value of total consideration transferred	$5,469,787

Recognized amounts of identifiable assets acquired
Financial assets	$1,796,911
Inventory	297,340
Property, plant and equipment	7,488,818
Identifiable intangible assets	562,200
Financial liabilities	(3,235,233)
Total identifiable net assets	$6,910,036

Bargain purchase gain	$1,440,249

Revenue for the 9 - month period ended September 30, 2024	$549,567
Loss for the 9 - month period ended September 30, 2024	$(1,674,785)

F-9

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

During the prior year period, Cana had minimal operations as it was in financial difficulties and seeking for an investor.

Basis of Financial Statement Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. GAAP.

Principles of Consolidation

Our consolidated accounts include our accounts and the accounts of our wholly owned subsidiaries, SkyPharm S.A., Decahedron Ltd., Cosmofarm S.A., Cana Laboratories Holdings (Cyprus) Limited and ZipDoctor Inc. The Group’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements reflect the consolidation of all entities in which the Company has control, as determined by the ability to direct the activities that significantly affect the entities’ economic performance. All significant intercompany balances and transactions have been eliminated.

Transactions in and Translations of Foreign Currency

The functional currency for the Greek subsidiaries of the Company (CANA Laboratories, Cosmofarm S.A. and SkyPharm SA) is Euro (€) and for the UK subsidiary (Decahedron Ltd) is GBP (£). ZipDoctor Inc. is a U.S. based entity. As a result, the financial statements of the subsidiaries (except for ZipDoctor Inc.) have been translated from the local currency into U.S. dollars using (i) year-end exchange rates for balance sheet accounts, and (ii) average exchange rates for the reporting period for all income statements accounts. Foreign currency translations gains and losses are reported as a separate component of the condensed consolidated statements of changes in stockholders’ equity and mezzanine equity.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Effects of War in the Ukraine

On February 24, 2022, Russian forces launched significant military action against Ukraine. There continues to be sustained conflict and disruption in the region, which is expected to endure for the foreseeable future. We do not conduct any commercial transactions with either Ukraine or Russia and the Company and, as such, is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of the date of issuance of this Quarterly Report on Form 10-Q. Such political issues and conflicts could have a material adverse effect on our results of operations and financial condition if they escalate in areas in which we do business. In addition, changes in and adverse actions by governments in foreign markets in which we do business could have a material adverse effect on our results of operations and financial condition.

F-10

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

Credit Losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which amends the requirement on the measurement and recognition of expected credit losses for financial assets held. Furthermore, amendments ASU 2019-10 and ASU 2019-11 provided additional clarification for implementing ASU 2016-13. ASU 2016-13 is effective for the Company beginning January 1, 2023, with early adoption permitted. The Company adopted the standard on January 1, 2023, and the standard did not have a material impact on the Company’s consolidated financial statements and related disclosures. The Company is exposed to credit losses primarily through sales to its customers and the loans that it has provided. The Company assesses each customer’s/ borrower’s ability to pay, and a credit loss estimate by conducting a credit review which includes consideration of established credit rating, or an internal assessment of the customer’s creditworthiness based on an analysis of their payment history when a credit rating is not available. The Company monitors credit exposure through active review of customer balances. The Company’s expected loss methodology for accounts receivable is developed through consideration of factors including, but not limited to, historical collection experience, current customer credit ratings, current customer financial condition, current and future economic and market conditions, and age of the receivables. More specifically, the Company assesses a number of customers with significant long outstanding balances on an individual basis, applying different credit loss percentages to them, and subsequently summarizes the ones not included in the individual analysis, groups them based on their rating (decided based on the factors described above) and applies specific credit loss percentages to each group. The Company has elected to follow the simplified ECL approach. The charges related to credit losses are included in “General and administrative expenses” and are recorded in the period that the outstanding receivables are determined to be doubtful. Account balances are written-off against the allowance when they are deemed uncollectible.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

The Company maintains bank accounts in the United States denominated in U.S. Dollars, in Greece denominated in Euros, U.S. Dollars and Great Britain Pounds (British Pounds Sterling), and in Bulgaria denominated in Euros. The Company also maintains bank accounts in the United Kingdom, denominated in Euros and Great Britain Pounds (British Pounds Sterling).

Accounts Receivable, net

Accounts receivable are stated at their net realizable value. The allowance for doubtful accounts against gross accounts receivable, prepaid expenses and other current assets and other assets reflects the best estimate of probable losses inherent in the receivables’ portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available information. As of September 30, 2024 and December 31, 2023, the Company’s allowance for doubtful accounts was $19,905,776 and $19,686,091, respectively. Below is the summary of changes in the allowance for doubtful accounts:

September 30, 2024

Balance as of January 1st, 2024	$19,686,091
Provisions for credit losses	-
Write-offs	250,971
Foreign exchange adjustments
Other adjustments	(31,286)
Balance as of September 30, 2024	$19,905,776

Tax Receivables

The Company pays Value Added Tax (“VAT”) or similar taxes (“input VAT”), income taxes, and other taxes within the normal course of its business in most of the countries in which it operates related to the procurement of merchandise and/or services it acquires and/or on sales and taxable income. The Company also collects VAT or similar taxes on behalf of the government (“output VAT”) for merchandise and/or services it sells. If the output VAT exceeds the input VAT, this creates a VAT payable to the government. If the input VAT exceeds the output VAT, this creates a VAT receivable from the government. The VAT tax return is filed on a monthly basis offsetting the payables against the receivables. In observance of EU regulations for intra-EU cross-border sales, our subsidiaries in Greece, SkyPharm and Cosmofarm, do not charge VAT for sales to wholesale drug distributors registered in other European Union member states. As of September 30, 2024 and December 31, 2023, the Company had a VAT net receivable balance of $322,576 and $187,512 respectively, recorded in the consolidated balance sheet as prepaid expenses and other current assets and accounts payable and accrued expenses, respectively.

F-11

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

Inventory

Inventory is stated at the lower-of-cost or net realizable value using the weighted average method. Inventory consists primarily of finished goods and packaging materials, i.e., packaged pharmaceutical products and the wrappers and containers they are sold in. A periodic inventory system is maintained by 100% count. Inventory is replaced periodically to maintain the optimum stock on hand available for immediate shipment.

The Company writes down inventories to net realizable value based on physical condition, expiration date, and current market conditions, as well as forecasted demand. The Company’s inventories are not highly susceptible to obsolescence. Many of the Company’s inventory items are eligible for return to our suppliers when pre-agreed product requirements, including, but not limited to, physical condition and expiration date, are not met. No significant judgments have been applied in estimating the selling price of our inventory.

Property and Equipment, net

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated on a straight-line basis over the useful lives (except for leasehold improvements which are depreciated over the lesser of the lease term or the useful life) of the assets as follows:

Estimated Useful Life
Leasehold improvements and technical works	Lesser of lease term or 25 years
Buildings	25-30 years
Vehicles	6 years
Machinery	20 years
Furniture, fixtures and equipment	5–10 years
Computers and software	3-5 years

Depreciation expense was $89,694 and $124,910 for the three months ended September 30, 2024 and 2023, respectively and $306,126 and $237,479 for the nine months ended September 30, 2024 and 2023, respectively.

Property and Equipment additions

Property and Equipment additions are recognized as assets when it is probable that future economic benefits associated with the asset will flow to the entity and the cost of the asset can be measured reliably. Additions are initially measured at cost, which includes all costs directly attributable to bringing the asset to its working condition and location for its intended use. This may include purchase price, freight, installation, and any directly attributable professional fees. They are capitalized if their cost exceeds a certain threshold. The threshold is determined based on materiality considerations. Costs below the threshold are typically expensed as incurred. After initial recognition, additions are measured at cost less accumulated depreciation and any accumulated impairment losses. Depreciation is calculated systematically over the estimated useful life of the asset. They are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the carrying amount exceeds the recoverable amount, an impairment loss is recognized, and the carrying amount of the asset is adjusted accordingly. Borrowing costs directly attributable to the acquisition, construction, or production of qualifying assets, including Property and Equipment additions, are capitalized as part of the cost of those assets.

F-12

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

Goodwill and Intangibles, net

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. Goodwill and certain intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. First, under step 0, we determine whether it is more likely than not that the fair value of the reporting unit is less than the carrying amount. Following, if step 0 fails, goodwill impairment is determined using a two-step process. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses level 3 inputs and a discounted cash flow methodology to estimate the fair value of a reporting unit. A discounted cash flow analysis requires one to make various judgmental assumptions including assumptions about future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. That is, the fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit.

On December 19, 2018, as a result of the acquisition of Cosmofarm, the Company recorded $49,697 of goodwill.

Intangible assets with definite useful lives are recorded on the basis of cost and are amortized on a straight-line basis over their estimated useful lives. The Company uses a useful life of 5 years for an import/export license and a useful life of 10 years for the pharmaceutical and nutraceutical products licenses included in Note 4 as “Licenses”. A useful life of 10 years is also used for the platforms included in Note 4 as “Software” and the customer bases. The Company evaluates the remaining useful life of intangible assets annually to determine whether events and circumstances warrant a revision to the remaining amortization period. If the estimate of the intangible asset’s remaining useful life is changed, the remaining carrying amount of the intangible asset will be amortized prospectively over that revised remaining useful life. As of September 30, 2024 and December 31, 2023, no revision to the remaining amortization period of the intangible assets was made.

Amortization expense was $196,183 and $88,168 for the three months ended September 30, 2024 and 2023, respectively and $579,556 and $138,438 for the nine months ended September 30, 2024 and 2023, respectively.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, Long-lived Assets, property and equipment and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

F-13

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

Equity Method Investment

For those investments in common stock or in-substance common stock in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee, the investment is accounted for under the equity method. The Company records its share in the earnings of the investee and is included in “Equity earnings of affiliate” in the consolidated statement of operations. The Company assesses its investment for other-than-temporary impairment when events or changes in circumstances indicate that the carrying amount of the investment might not be recoverable and recognizes an impairment loss to adjust the investment to its then current fair value.

Investments in Equity Securities

Investments in equity securities are accounted for at fair value with changes in fair value recognized in net income (loss). Equity securities are classified as short-term or long-term based on the nature of the securities and their availability to meet current operating requirements. Equity securities that are readily available for sale in current operations are reported as a component of current assets on the accompanying consolidated balance sheets. Equity securities that are not considered available for use in current operations would be reported as a component of long-term assets on the accompanying consolidated balance sheets. For equity securities with no readily determinable fair value, the Company elects a measurement alternative to fair value. Under this alternative, the Company measures the investments at cost, less any impairment, and adjusted for changes resulting from observable price changes in transactions for identical or similar investments of the investee. The election to use the measurement alternative is made for each eligible investment.

As of September 30, 2024, investments consisted of 16,666 shares which traded at a closing price of $0.75 per share or value of $12,416 of National Bank of Greece. Additionally, the Company has $7,665 in equity securities of Pancreta Bank, which are revalued annually.

Fair Value Measurement

The Company applies ASC 820, Fair Value Measurements and Disclosures, (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

In addition, ASC 825-10-25, Fair Value Option, (“ASC 825-10-25”), expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

F-14

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

Our financials also included the following financial instruments as of September 30, 2024 and December 31, 2023: cash, accounts receivable, inventory, prepaid expenses, loans receivable, accounts payable, notes payable and lines of credit. Except for the loans receivable which carry fixed interest rates, the carrying value of the remaining instruments, approximates fair value due to their short-term nature.

Customer Advances

The Company receives prepayments from certain customers for pharmaceutical products prior to those customers taking possession of the Company’s products. The Company records these receipts as current liabilities until it has met all the criteria for recognition of revenue including passing control of the products to its customer, at such point, the Company will reduce the customer advances balance and credit the Company’s revenues.

Revenue Recognition

In accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), the Company uses a five-step model for recognizing revenue by applying the following steps:

1)	Identification of the Contract: The Company identifies a contract with a customer when it enters into an agreement that creates enforceable rights and obligations.
2)	Identification of Performance Obligations: The Company identifies distinct performance obligations within each contract, which represent promises to transfer goods or services to the customer.
3)

Determination of Transaction Price: The Company determines the transaction price, which represents the amount of consideration to which it expects to be entitled in exchange for transferring promised goods or services to the customer, excluding any amounts collected on behalf of third parties.

4)

Allocation of Transaction Price: The Company allocates the transaction price to each distinct performance obligation based on its standalone selling price. If the standalone selling price is not observable, the Company estimates it using an appropriate method.

5)

Recognition of Revenue: Revenue is recognized when (or as) the Company satisfies a performance obligation by transferring a promised good or service to the customer. This typically occurs at a point in time or over time, depending on the nature of the performance obligation.

Wholesale revenue and sales of own branded nutraceutical and pharmaceutical products

The Company has contracts or signed partnership forms (usual in the wholesale sector of the pharma industry) with its customers, stipulating enforceable rights and obligations. The Company is responsible for transferring the goods to the customer’s location, which represents its sole performance obligation. Thus, the transaction price, which is predetermined in most of the products sold, is exclusively allocated to this performance obligation. Revenue is recognized at a single point in time, which is upon issuance of the corresponding sales invoice. The Company has assessed the impact of the items invoiced but not delivered to the customer’s location as of December 31, 2023 and September 30, 2024, and deemed that it had no material effect.

Pharma manufacturing

The Company has active contracts with its customers, stipulating enforceable rights and obligations. The Company is responsible for the manufacturing and the packaging of specific products assigned by its customers, which represents its performance obligations to which the Company allocates the transaction price determined. The customers are responsible for providing the raw materials to the Company. Revenue is recognized over a period of time, which is during the production and packaging period of the respective products. As of September 30, 2024, there were no products or batches of products for which the production or packaging phase was in progress.

F-15

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

Medihelm SA

Commencing from January 1, 2023, and pursuant to the agreement with Medihelm, the exclusive distributor of the Company’s own proprietary line of nutraceuticals, the Company considers the transaction price to be variable and records an estimate of the transaction price, subject to the constraint for variable consideration. The Company is basing the change in transaction price with the exclusive distributor through assessment of significant overdue receivables from the exclusive distributor, which the Company reassesses each reporting period. Through this assessment, the Company applied the “expected value” model under ASC 606-10-32-5 and had applied specific constraints to revenue due from the customer at the end of each reporting period. Following the application of the “expected value” model, the Company had deferred an amount of $397,000 and recorded it against the sales to Medihelm for the twelve months ended December 31, 2023. However, the Company assessed once more the trading relationship with Medihelm SA at year end and since no significant receipts had taken place up to the issuance of the report, the Company recorded an allowance for the total receivable amount not received up to the issuance date. More specifically a cumulative reserve of $12,655,615 was applied, leaving a receivable of $532,704 due from Medihelm SA, as of December 31, 2023. The Company does not consider that new sales to Medihelm SA or sales to any other customer include a variable component as of September 30, 2024 and has limited such sales to the minimum required.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Stock Compensation (“ASC 718”) and Staff Accounting Bulletin No. 107 (“SAB 107”) regarding its interpretation of ASC 718. ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The Company values any employee or non-employee stock-based compensation at fair value using the Black-Scholes Option Pricing Model.

The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASU 2018-07, “Compensation-Stock Compensation-Improvements to Nonemployee Share-Based Payment Accounting.”

Income Taxes

The Company accounts for income taxes under the asset and liability method, as required by the accounting standard for income taxes ASC 740. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, as well as net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company is liable for income taxes in Greece and the United Kingdom The corporate income tax rate is 22% in Greece and 25% in the United Kingdom. Losses may also be subject to limitation under certain rules regarding change of ownership.

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets. At September 30, 2024, we believe our United Kingdom and Greece deferred tax assets will not be realized, as such, we did not record a reversal on the full valuation approach we followed during the year ended December 31, 2023.

Leases

The Company accounts for leases in accordance with ASC 842. For all leases, the Company recognizes a right-of-use (ROU) asset and a lease liability on the balance sheet. The ROU asset represents the Company's right to use the underlying asset for the lease term, and the lease liability represents the obligation to make lease payments arising from the lease, both measured at the present value of future lease payments. Lease payments are recognized as an operating expense on a straight-line basis over the lease term. The interest on the lease liability and the amortization of the ROU asset are recognized separately in the income statement. Initial direct costs incurred by the Company in negotiating and securing leases are capitalized and amortized over the lease term on a straight-line basis. The assets and liabilities from operating and finance leases are recognized at the commencement date based on the present value of remaining lease payments over the lease term using the Company’s secured incremental borrowing rates or implicit rates, when readily determinable. Short-term leases, which have an initial term of 12 months or less, are not recorded on the balance sheet. The Company’s operating leases do not provide an implicit rate that can readily be determined. Therefore, we use a discount rate based on our incremental borrowing rate, which is determined using the average interest rate of our long-term debt on the date of inception.

F-16

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

Retirement and Termination Benefits

Under Greek labor law, employees are entitled to lump-sum compensation in the event of termination or retirement. The amount depends on the employee’s work experience and remuneration as of the day of termination or retirement. If an employee remains with the company until full-benefit retirement, the employee is entitled to a lump-sum equal to 40% of the compensation to be received if the employee were to be dismissed on the same day. The Company periodically reviews the uncertainties and judgments related to the application of the relevant labor law regulations to determine retirement and termination benefits obligations of its Greek subsidiaries. The Company has evaluated the impact of these regulations and has identified a potential retirement and termination benefits liability. The amount of the liability as of September 30, 2024 and December 31, 2023, was $395,698 and $408,665, respectively, and has been recorded as a long-term liability within the consolidated balance sheets.

Basic and Diluted Net Loss per Common Share

Basic income per share is calculated by dividing the income available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted income per share is calculated by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period and, when dilutive, potential shares from stock options and warrants to purchase common stock, using the treasury stock method. In accordance with ASC 260, Earnings Per Share, the following table reconciles basic shares outstanding to fully diluted shares outstanding.

	September 30, 2024	September 30, 2023
Weighted average number of common shares outstanding Basic	17,724,305	11,346,071
Potentially dilutive common stock equivalents	-	-
Weighted average number of common and equivalent shares outstanding – Diluted	17,724,305	11,346,071

The following table summarizes potential common shares that were excluded as their effect is anti-dilutive:

	September 30, 2024	September 30, 2023
Warrants	13,432,507	6,124,412
Total	13,432,507	6,124,412

Common stock equivalents are included in the diluted income per share calculation only when option exercise prices are lower than the average market price of the common shares for the period presented.

F-17

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

In March 2022, the FASB issued ASU 2022-02, Troubled Debt Restructurings and Vintage Disclosures. This ASU eliminates the accounting guidance for troubled debt restructurings by creditors that have adopted ASU 2016-13, Measurement of Credit Losses on Financial Instruments, which was adopted on January 1, 2020. The adoption of ASU 2016-13 did not have a material impact on the Company’s consolidated financial statements. ASU 2022-02 also enhances the disclosure requirements for certain loan refinancing and restructurings by creditors when a borrower is experiencing financial difficulty. In addition, the ASU amends the guidance on vintage disclosures to require entities to disclose current period gross write-offs by year of origination for financing receivables and net investments in leases within the scope of ASC 326-20. The ASU is effective for annual periods beginning after December 15, 2022, including interim periods within those fiscal years. Adoption of the ASU would be applied prospectively. Early adoption is also permitted, including adoption in an interim period. This ASU was adopted on January 1, 2023, which resulted in no cumulative-effect adjustment to retained earnings.

Recent Accounting Pronouncements

In March 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-01, Compensation—Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards. This guidance is intended to improve generally accepted accounting principles (GAAP) by adding an illustrative example to demonstrate how an entity should apply the scope guidance in paragraph 718- 10-15-3 to determine whether profits interest and similar awards (“profits interest awards”) should be accounted for in accordance with Topic 718, Compensation—Stock Compensation. The amendments in this Update are effective for annual periods beginning after December 15, 2024, and interim periods within those annual periods. The amendments in this Update should be applied either (1) retrospectively to all prior periods presented in the financial statements or (2) prospectively to profits interest and similar awards granted or modified on or after the date at which the entity first applies the amendments. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements disclosures.

In March 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-02, Codification Improvements—Amendments to Remove References to the Concepts Statements. This guidance is intended to remove references to various FASB Concepts Statements. The Board has a standing project on its agenda to address suggestions received from stakeholders on the Accounting Standards Codification and other incremental improvements to generally accepted accounting principles (GAAP). This effort facilitates Codification updates for technical corrections such as conforming amendments, clarifications to guidance, simplifications to wording or the structure of guidance, and other minor improvements. The resulting amendments are referred to as Codification improvements. The amendments in this Update are not intended to result in significant accounting change for most entities. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements disclosures.

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This guidance is intended to enhance the transparency and decision-usefulness of income tax disclosures. The amendments in ASU 2023-09 address investor requests for enhanced income tax information primarily through changes to disclosure regarding rate reconciliation and income taxes paid both in the U.S. and in foreign jurisdictions. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, on a prospective basis, with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting: Improvements to Reportable Segment Disclosures. This guidance expands public entities’ segment disclosures primarily by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The amendments are required to be applied retrospectively to all prior periods presented in an entity’s financial statements. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements related disclosures.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 3 – EQUITY METHOD INVESTMENTS

Distribution and Equity Agreement

On March 19, 2018, the Company entered into a Distribution and Equity Acquisition Agreement with Marathon Global Inc. (“Marathon”), a company incorporated in the Province of Ontario, Canada. Marathon was formed to be a global supplier of cannabis, cannabidiol (CBD) and/or any cannabis extract products, extracts, ancillaries and derivatives (collectively, the “Products”). The Company was appointed the exclusive distributor of the Products initially throughout Europe and on a non-exclusive basis wherever else lawfully permitted. The Company has no present intention to distribute any Products under this Agreement in the United States or otherwise participate in cannabis operations in the United States. The Company intended to await further clarification from the U.S. government on cannabis regulation prior to determining whether to enter the domestic market.

F-18

The above transaction closed on May 22, 2018 after the due diligence period, following which the Company received: (a) a 33 1/3% equity interest or 5 million shares in Marathon as partial consideration for the Company’s distribution services; and (b) received cash of CAD $2,000,000, subject to repayment in common shares of the Company if it failed to meet certain performance milestones. The Company was entitled to receive an additional CAD $2,750,000 upon the Company’s receipt of gross sales of CAD $6,500,000 and an additional CAD $2,750,000 upon receipt of gross sales of CAD $13,000,000. The Company was also given the right to nominate one director to the Marathon board of directors. Since Marathon was a newly formed entity with no assets and no activity, the Company attributed no value to the 5 million shares in Marathon which was received as consideration for the distribution services.

The Distribution and Equity Acquisition Agreement was to remain in effect indefinitely unless Marathon fails to provide Market Competitive (as defined) product pricing and Marathon has not become profitable within five (5) years of the agreement. On March 20, 2023, the Company sent a termination notice, to Marathon, which became effective on April 19, 2023 as a result of Marathon’s failure to satisfy these conditions. The Company had accounted for its obligation to issue a variable number of the Company’s Common Shares as Share-settled debt obligation in accordance with ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”), which was measured at fair value or the settlement amount of $1,554,590 (CAD $2 million). Due to termination of the Equity Agreement, the Company recorded a gain on extinguishment of debt of $1,554,590 due to the write-off of the share settled debt obligation, for the nine months ended September 30, 2023.

CosmoFarmacy LP

In September 2019, the Company entered into an agreement with an unaffiliated third party to incorporate CosmoFarmacy L.P. for the purpose of providing strategic management consulting services and the retail trade of pharmaceutical products, and OTC to pharmacies. CosmoFarmacy was incorporated with a 30-year term through May 31, 2049. The unaffiliated third party is the general partner (the “GP”) of the limited partnership and is responsible for management and decision-making associated with CosmoFarmacy. The initial share capital was set to EUR 150,000 ($163,080) which was later increased to EUR 500,000 ($543,600). The GP contributed the pharmacy license (the “License”) valued at EUR 350,000 (30-year term) to operate the business of CosmoFarmacy in exchange for a 70% equity ownership. The Company is a limited partner and contributed cash of EUR 150,000 ($163,080) for the remaining 30% equity ownership. CosmoFarmacy is not publicly traded and the Company’s investment has been recorded using the equity method of accounting. The value of the investment as of September 30, 2024 and December 31, 2023, was $167,175 and $165,930, respectively, and is included in “Other assets” on the Company’s consolidated balance sheets.

NOTE 4 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following at September 30, 2024 and December 31, 2023:

	September 30, 2024	December 31, 2023
Land	$3,577,662	$3,551,020
Buildings and improvements	4,868,378	4,787,963
Leasehold improvements	3,667	3,639
Vehicles	285,609	285,388
Furniture, fixtures and equipment	3,014,683	2,707,442
Computers and software	203,215	168,173
	11,953,214	11,503,625
Less: Accumulated depreciation and amortization	(1,377,286)	(1,048,126)
Total	$10,575,928	$10,455,499

F-19

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

NOTE 5 – INTANGIBLE ASSETS

Goodwill and intangible, net assets consist of the following at September 30, 2024 and December 31, 2023:

	September 30, 2024	December 31, 2023
License	$6,976,209	$6,876,169
Trade name / mark	390,188	392,197
Customer base	602,204	602,204
Software	795,867	158,787
	8,764,468	8,029,357
Less: Accumulated amortization
License	(805,555)	(235,925)
Trade name / mark	(36,997)	(36,997)
Customer base	(157,333)	(110,160)
Software	(67,520)	(11,789)
Subtotal	7,697,064	7,634,486
Goodwill	49,697	49,697
Total	$7,746,761	$7,684,183

At September 30, 2024, the estimated aggregate amortization expense for intangible assets subject to amortization for each of the five succeeding fiscal years is as follows:

Year	Amount
2024	$208,530
2025	833,637
2026	834,846
2027	834,846
2028	783,423
Thereafter	3,846,582
Total	$7,341,864

NOTE 6 – LOAN RECEIVABLE

On October 30, 2021, the Company entered into an agreement for a ten-year loan with Medihelm SA to memorialize €4,284,521 ($4,849,221) in prepayments the Company had made. The prepayments to Medihelm SA had been made in accordance with the parallel export business, through which Medihelm supplied and would supply SkyPharm SA with branded pharmaceuticals. This business is no longer in place for the Company and thus the Company entered into this agreement with Medihelm SA in order for the outstanding amount to be settled. Interest is calculated at a rate of 5.5% per annum on a 360-day basis. Under the terms of the agreement, the Company is to receive 120 equal payments over the term of the loan. During the year ended December 31, 2023, the Company received €352,438 ($389,867) in principal payments such that as of December 31, 2023, the Company had a short-term receivable balance of $411,858 and a long-term receivable balance of $3,509,200 under this loan. The Company also received €223,914 ($249,552) in principal payments and €107,144 ($119,411) in interest payments during the nine-month period ended September 30, 2024. The Note is considered fully recoverable.

F-20

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

NOTE 7 – INCOME TAXES

The Company is incorporated in the United States of America and is subject to United States federal taxation. No provisions for income taxes have been made as the Company had no U.S. taxable income for the nine months ended September 30, 2024, and 2023.

The Company’s Greek subsidiaries are governed by the income tax laws of Greece. The corporate tax rate in Greece is 22% on income reported in the statutory financial statements after appropriate tax adjustments.

The Company’s United Kingdom subsidiaries are governed by the income tax laws of the United Kingdom. The corporate tax rate in the United Kingdom is 25% on income reported in the statutory financial statements after appropriate tax adjustments.

As of September 30, 2024, and 2023, the Company’s effective tax rate differs from the U.S. federal statutory tax rate primarily due to a valuation allowance recorded against net deferred tax assets in in the United States and the United Kingdom.

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets. As of September 30, 2024, and December 31, 2023, the Company has maintained a valuation allowance against all net deferred tax assets in the United States, Greece, and the UK.

For the three months ended September 30, 2024, and 2023, the Company has recorded tax benefit in any jurisdiction where it is subject to income tax, in the amount of $0 and $65,873, and respectively, on the Condensed Consolidated Statements of Operations and Comprehensive Loss. No tax loss or benefit was recorded for the equivalent nine month periods.

NOTE 8 – CAPITAL STRUCTURE

Preferred Stock

The Company is authorized to issue 100 million shares of preferred stock, of which 6,000,000 are designated as Series A convertible preferred stock. The preferred stock has a liquidation preference over the common stock and is non-voting. As of September 30, 2024 and December 31, 2023, no preferred shares were issued and outstanding.

Major Rights & Preferences of Series A Preferred Stock

On and effective October 4, 2021, the Company amended and restated its articles of incorporation (the “Amended and Restated Articles”) and filed a certificate of designation (the “COD”) for its Series A Preferred Stock (the “Series A Preferred Stock”) with the State of Nevada. The Amended and Restated Articles allow the Company’s Board of Directors the authority to authorize the issuance of preferred stock from time to time in one or more classes or series by resolution. On February 23, 2022, the Company filed Correction No. 1 to the COD. On July 28, 2022, the Company filed an Amendment to the COD with the State of Nevada to allow a holder to waive application of the Beneficial Ownership Limitation with respect to the conversion of Series A Preferred Stock.

With respect to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, all shares of the Series A Preferred Stock will rank: (i) senior to all of the Company’s Common Stock and any other equity securities that the Company may issue in the future, (ii) equal to any other equity securities that the Company may issue in the future, the terms of which specifically provide that such equity securities are on parity or senior to the Series A Preferred Stock (“Parity Securities”), (iii) junior to all other equity securities the Company issues, the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock, and (iv) junior to all of the Company’s existing and future indebtedness; without the prior written consent of the Majority Holders.

F-21

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”), the Holders of shares of Series A Preferred Stock shall be first entitled to receive out of the assets of the Company available for distribution to its shareholders.

Each Holder shall not be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company for their action or consideration, except as provided by law or as set forth in the COD.  The holders of Series A Preferred Stock are entitled to receive dividends paid and distributions made to the holders of Common Stock to the same extent as if the holders of Series A Preferred Stock had converted such shares into shares of Common Stock.

The Series A Preferred Stock was initially convertible into the Company’s Common Stock as determined by dividing the number of shares of Series A Preferred Stock to be converted by the lower of (i) $75.00 or (ii) 80% of the average volume weighted average price for the Company’s Common Stock for the five trading days immediately following the effectiveness of the registration statement concerning the shares (the “Conversion Price”). On June 14, 2022, the Conversion Price was reset to $15.54 per share.

Each holder is entitled to receive dividends in shares of Series A Preferred Stock or cash determined based on the stated value of each Series A Preferred Stock at the dividend rate of 8.0% per year. For the year ended December 31, 2022, the Company recorded $372,414 as a deemed dividend in accordance with the Series A Preferred Stock cumulative dividend. As of December 31, 2022, the cumulative dividend has been recorded as mezzanine equity. Following, Mr. Siokas waiver of the right to receive the dividends on February 26, 2024, and the unanimous written consent of the Company’s Board of Directors on February 29, 2024, through which was resolved that the Company shall remove all accrued and unpaid dividends payable to the previous holders of Series A Preferred stock, the Company eliminated the total deemed dividend of $372,414 through retained earnings. Thus, the balance of mezzanine equity as of September 30, 2024, and December 31, 2023 is $0.

The Series A Shares rank senior to all of the Company’s Common Stock and any other equity securities that the Company may issue in the future with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. While the Series A Shares are outstanding, the Company may not amend, alter or change adversely the powers, preferences or rights given to the Series A Shares, create, or authorize the creation of, any additional class or series of capital stock of the Company (or any security convertible into or exercisable for any class or series of capital stock of the Company), including any class or series of capital stock of the Company that ranks superior to or in parity with the Series A Shares, alter, amend, modify, or repeal its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Shares, increase or decrease the number of authorized shares of Series A Shares, any agreement, commitment or transaction that would result in a Change of Control, any sale or disposition of any material assets outside of the ordinary course of business of the Company, any material change in the principal business of the Company, including the entry into any new line of business or exit of any current line of business, and circumvent a right or preference of the Series A Shares. Any holder of the Series A Shares shall have the right by written election to the Company to convert all or any portion of the outstanding Series A Shares. Immediately upon effectiveness of a registration statement registering for resale all of the Registrable Securities (as defined in the Registration Rights Agreement), all outstanding Series A Shares shall automatically convert into Common Stock, subject to certain beneficial ownership limitations.

Treasury stock

As of September 30, 2024 and December 31, 2023, the Company held 86,497 and 86,497, respectively, shares of our common stock at a cost of $917,159 and $917,159, respectively. Shares of our common stock that are repurchased are classified as treasury stock pending future use and reduce the number of shares outstanding used in calculating earnings per share. Cosmos may repurchase shares from time to time through open market purchases in accordance with applicable securities laws and other restrictions. The Company repurchased no shares of our common stock during the nine months ended September 30, 2024. The Company repurchased 71,000 shares of our common stock for $100,452 during the year ended December 31, 2023. The Company repurchased no shares of our common stock during the nine months ended September 30, 2024.

F-22

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

On January 24, 2023 the Company announced that its Board of Directors has approved a share repurchase program with authorization to purchase up to $3 million of its common stock. Cosmos may repurchase shares from time to time through open market purchases in accordance with applicable securities laws and other restrictions.

Common Stock

The Company is authorized to issue 300 million shares of common stock. As of September 30, 2024 and December 31, 2023, the Company had 17,834,023 and 15,982,472 shares of our common stock issued, respectively, and 21,346,023 and 15,895,975 shares outstanding, respectively.

Issuance of Common Stock

During the nine-month period ended September 30, 2023 the Company issued 15,258 shares to a consultant for services rendered. The shares were valued and expensed on the date of issuance and are separately presented in the condensed consolidated statement of changes in stockholders’ equity and mezzanine as “Shares issued in lieu of cash”.

During the nine months ended September 30, 2024, the Company raised additional equity funds pursuant to an at-the-market sales agreement under two Prospectus Supplements to its Registration Statement on Form S-3 (No. 333-267550) filed with the SEC on February 29 and March 7, 2024. More specifically, the Company sold 901,488 shares of common stock for gross proceeds of $648,893. Placement agent’s fees and other commissions amounted to $19,467 and thus the total net proceeds for the period were $629,426.

On December 29, 2023, the Company had entered into a warrant exchange agreement (the “Warrant Exchange”) with an investor to reduce the exercise price of 2,437,063 warrants from $2.75 per share to $1.45 per shares as an inducement to exercise. The Company issued 1,487,000 shares of common stock, held 950,063 shares in escrow until the investor’s beneficial ownership limitation allows for the transfer of the escrow shares, and received gross cash proceeds of 3,533,741. The 950,063 shares were issued within the nine-month period ended September 30, 2024 but were already valued in the year ended December 31, 2023.

On September 26, 2024, the Company entered into a Warrant Inducement Letter (the “Letter”) with an investor pursuant to which the Company issued 9,748,252 new warrants (the “New Warrants”) and reduced the exercise price of 4,874,126 warrant shares from $1.45 to $0.8701 to induce exercise and receive gross cash proceeds of $4,240,977 (the “Original Warrants”). The Company issued 2,332,000 shares of common stock, held 2,532,126 shares in escrow until the investor’s beneficial ownership limitation allows for the transfer of the escrow shares.

Exercise of Warrants

During the nine months ended September 30, 2024, the Company issued 2,332,000 shares of common stock upon the exercise of 2,332,000 warrants. The Company received gross proceeds of $4,240,977 upon exercise. The net proceeds after deducting legal, agent and escrow fees of $372,109 amounted to $3,868,868. The warrants were exercised following the Warrant Inducement letter the Company signed on September 26, 2024, through which their exercise price was reduced from $1.45 to $0.8701.

Warrant Classification

The Company determines the classification of its warrants upon issuance by identifying the instrument issued to determine if it is debt or equity classified. The Company determined its warrants meet the scope exception in ASC 815-10 and are equity classified because, (a) the warrant is indexed to the Company’s own stock, (b) require settlement in equity shares, and (c) the Company has enough authorized and unissued shares.

NOTE 9 – RELATED PARTY TRANSACTIONS

Doc Pharma S.A.

Doc Pharma S.A is considered a related party to the Company due to the fact that the CEO of Doc Pharma is the wife of Grigorios Siokas, the Company’s CEO and principal shareholder, who also served as a principal of Doc Pharma S.A. in the past.

F-23

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

Prepaid expenses and other current assets – related party

As of September 30, 2024 and December 31, 2023, the Company had a prepaid balance of $6,393,642 and $4,347,184, respectively, to Doc Pharma related to purchases of inventory and pharmaceutical and nutraceutical licenses to be purchased.

Accounts payable and accrued expenses - related party

As of September 30, 2024 and December 31, 2023, the Company had an accounts payable balance to Doc Pharma of $72,968 and $34,217, respectively.

Accounts receivable - related party

The Company had a receivable balance of $2,448,517 and $2,386,721 from Doc Pharma S.A as of September 30, 2024, and December 31, 2023, respectively.

Sales and Purchases

During the three months ended September 30, 2024 and 2023, the Company purchased a total of $85,073 and $456,257 of products from Doc Pharma S.A., respectively. During the three months ended September 30, 2024, and 2023, the Company had $40,370 and $61,163 revenue from Doc Pharma, respectively.

During the nine months ended September 30, 2024 and 2023, the Company purchased a total of $510,711 and $1,057,621 of products from Doc Pharma S.A., respectively. During the nine months ended September 30, 2024 and 2023, the Company had $581,862 and $43,107 revenue from Doc Pharma, respectively.

Other Agreements

On October 10, 2020, the Company entered into a contract manufacturer outsourcing (“CMO”) agreement with Doc Pharma whereby Doc Pharma is responsible for the development and manufacturing of pharmaceutical products and nutritional supplements according to the Company’s specifications based on strict pharmaceutical standards and good manufacturing practice (“GMP”) protocols as the National Organization for Medicines requires. The Company has the exclusive ownership rights for trading and distribution of its own branded nutritional supplements named “Sky Premium Life®”. The duration of the agreement is for five years, however, either party may terminate the agreement at any time giving six-month advance notice. Doc Pharma is exclusively responsible for supplying the raw materials and packaging required to manufacture the final product. However, they are not responsible for potential delays that may arise, concerning their import. Doc Pharma is also obligated to store the raw and packaging materials. The delivery of raw and packaging materials should be purchased at least 30 and 25 days, respectively, before the delivery date of the final product. The Manufacturer solely delivers the finished product to the Company. There is a minimum order quantity (“MoQ”) of 1,000 pieces per product code. Both parties have agreed that the Company will deposit 60% of the total cost upon agreement and assignment and 40% of the total cost including VAT charge upon the delivery date. The prices are indicative and are subject to amendments if the cost of the raw material or the production cost change.

For the three months ended September 30, 2024 and 2023, the Company has purchased €34,350 ($38,096) and €418,577 ($455,586) respectively, in inventory related to this agreement.

For the nine months ended September 30, 2024 and 2023, the Company has purchased €161,108 ($175,123) and €967,785 ($1,048,557) respectively, in inventory related to this agreement.

On May 17, 2021, Doc Pharma and the Company entered into a Research and Development (“R&D”) agreement whereby Doc Pharma will be responsible for the research, development, design, registration, copy rights and licenses of 250 nutritional supplements for the final products called Sky Premium Life®. These products will be sold in Greece and abroad. The total cost of this project will be €1,425,000 plus VAT and will be done over three phases as follows: Design & Development (€725,000); Control and Product Manufacturing (€250,000) and Clinical Study and Research (€450,000). SkyPharm has bought a total of as of 81 licenses at value of €554,500 ($593,204) which is 38.91% of the total cost, as of December 31, 2022. During the year ended December 31, 2023, 24 additional licenses were purchased at value of €475,014 ($525,461).  During the three and nine months ended September 30, 2024, no additional licenses were purchased. The agreement will terminate on December 31, 2025.

F-24

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

Purchase of branded pharmaceuticals

On June 28, 2023, the Company approved the purchase of five proprietary and innovative branded pharmaceuticals with significant market presence and material profit contribution from Zakalia Ltd., the parent company of Doc Pharma, for €1,800,000 ($1,965,600). The transaction was settled on a non-cash basis through the reduction of an equivalent amount of prepaid expense balances the Company held with Doc Pharma. The purchased branded pharmaceuticals are presented in “Goodwill and intangible assets, net” on the accompanying consolidated balance sheets. On December 29, 2023, the Company approved the purchase of 19 additional licenses from DocPharma, of a total value of €3,200,000 ($3,539,840). This transaction was also settled on a non-cash basis through the reduction of an equivalent amount of prepaid expense balances the Company held with Doc Pharma.

Loans receivable - related party

The balance of prepaid expenses due Doc Pharma as of December 31, 2022, had increased to €7,103,706 ($7,599,545), which was mainly attributable to the prepayments SkyPharm S.A. made in accordance with the CMO agreement and the extensive orders and sales of the SPL products the Company expects to achieve within 2023, mainly through its Amazon channels in the UK, Singapore, Canada and other countries. However, as the benefit from a significant portion of the prepaid balance would not have been realized within a 12-month period, the Company opted to secure a portion of the outstanding prepaid balance through a loan agreement. SkyPharm S.A. (the “Lender”) entered into a loan agreement with Doc Pharma (the “Borrower”) for €4,000,000 ($4,279,200), all of which was financed through the outstanding prepaid balance. The duration of the loan is for a 10-year period up to December 31, 2032 (the “Maturity Date”). The loan bears a fixed interest rate of 5.5% payable on a monthly basis and will be repayable in 120 equal instalments of €33,333.33 ($37,150). The loan may be prepaid anytime during its duration in full or partially based on the Company’s product requirements and other factors, without Doc Pharma incurring any prepayment penalty.

As of September 30, 2024 and December 31, 2023, the loan had a current portion of €400,000 ($445,800) and €400,000 ($442,480), and a non-current portion of €2,900,000 ($3,232,050), and €3,200,000 ($3,539,840), respectively, which is classified as "Loans receivable – related party" on the accompanying consolidated balance sheets. During the nine months ended September 30, 2024, the Company received €300,000 ($334,350) in principal repayments, and €121,550 ($135,467) of interest repayments. Additionally, during the nine months ended September 30, 2024, the Company recorded €143,000 ($155,440) as interest income relating to this loan.

Cana Laboratories Holding Limited

Cana was considered a related party as the Company had signed a binding letter of intent and an SPA for the acquisition of Cana. The acquisition was completed on June 30, 2023 according to the SPA signed on May 31, 2023. Thus, all balances between the Company and Cana were eliminated upon consolidation as of December 31, 2023. The Secured Promissory Note discussed below was included in consideration transferred upon acquisition.

Loans receivable - Related Party - Long Term

On February 28, 2023 (Issue Date), the Company signed a Secured Promissory Note with Cana Laboratories Holdings (Cyprus) Limited (the “Holder”), whereby the Holder borrowed the sum of €4,100,000 ($4,457,520) from the Company. Interest on the Principal Amount under this Note shall accrue at a rate equal to Five Percent (5%) plus 1 month LIBOR per annum (5.47% as of December 31, 2023). The maturity date (“Maturity Date”) of this Note shall be five (5) years from the Issue Date. The Principal Amount, as well as all accrued interest shall be due and payable on the Maturity Date. Following the completion of Cana’s acquisition on June 30, 2023 the balance of the Note was eliminated on a consolidated level.

F-25

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

Panagiotis Kozaris

Panagiotis Kozaris is considered a related party due to the fact that he is a former General operational manager and current employee of Cosmofarm S.A.

Prepaid Expenses and Other Current Assets - Related Party

From time to time the Company purchases back shares that Panagiotis Kozaris owns and records them as treasury shares. The Company pays Panagiotis Kozaris in advance for the shares owned and obtains the shares upon execution of a cumulative stock-purchase agreement (“SPA”). During the three months ended September 30, 2024 and 2023, the Company paid Panagiotis Kozaris an additional sum of $0 and $51,159 respectively for shares owned, however, no SPA for these funds has been executed as of September 30, 2024. The Company intends to execute a cumulative SPA for these amounts during 2024. The total balances owed of $194,215 and $194,215 are included in “Prepaid expenses and other current assets - related party”, on the accompanying consolidated balance sheets as of September 30, 2024 and December 31, 2023, respectively.

Basotho Investment Limited

Basotho Investment Limited is considered a related party once Panagiotis Kozaris (former general operational manager and current employee of Cosmofarm SA) is one of its directors.

General and administrative expenses

On November 21, 2023, the Company issued 120,000 shares of common stock to Basotho Investment Limited for services rendered. The fair value of these shares for the period ended December 31, 2023 was $10,300, which was recorded as general and administrative expense. The fair value of the shares vested for the nine-month period ended September 30, 2024 was $92,700, which was recorded as general and administrative expense.

Maria Kozari

Maria Kozari is considered a related party to the Company due to the fact that she is the daughter of Panagiotis Kozaris, a former Operational General Manager and current employee of Cosmofarm S.A.

Accounts Receivable - Related Party

During 2021, the Company, through its subsidiary, Cosmofarm SA, commenced a partnership with a pharmacy called “Pharmacy & More”, owned by Maria Kozari. The transactions with the respective pharmacy were in Cosmofarm’s normal course of business, however, a more flexible credit policy was allowed as the pharmacy was new and needed to be established in the market. During the three and nine months ended September 30, 2024 and 2023 the Company’s net sales to Pharmacy & More amounted to $113,161 and $122,969 and $310,126 and $359,760 respectively. As of September 30, 2024 and December 31, 2023 the Company’s outstanding receivable balance due from the pharmacy amounted to $1,123,835 (€1,203,739) and $1,142,402 (€1,032,726), respectively, and are included in “Accounts receivable - related party”, on the accompanying consolidated balance sheets.

The Company plans to acquire Pharmacy & More within fiscal year 2024. Upon acquisition, the Company intends to offset the outstanding receivable balance with the corresponding purchase price and additionally plans to make Pharmacy & More the first shop-in-shop of its own branded line of nutraceutical products, Sky Premium Life® (SPL).

Other Related Parties

The Company has the following balances as of September 30, 2024: a) a balance of $731,000 relating to unpaid salaries and bonuses due to Grigorios Siokas, the CEO of the Company and $188,000 due to George Terzis, the CFO of the Company, classified as "Accounts payable and accrued expenses - related party" in the Company’s condensed consolidated balance sheets, b) a net payable balance of $29,832 due to Konstantinos Gaston Kanaroglou, former manager and current employee of the Company’s wholly owned subsidiary Cana, classified as " Accounts payable and accrued expenses - related party" in the Company’s condensed consolidated balance sheets.

F-26

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

Additionally, the Company had the following balances as of December 31, 2023: a) a balance of $98,000 relating to unpaid salaries and bonuses due to George Terzis, the CFO of the Company, classified as "Accounts payable and accrued expenses - related party" in the Company’s consolidated balance sheets, b) a net payable balance of $85,332 due to Konstantinos Gaston Kanaroglou, former manager and current employee of the Company’s wholly owned subsidiary Cana, classified as " Accounts payable and accrued expenses - related party" in the Company’s consolidated balance sheets.

Notes Payable – Related Party

A summary of the Company’s related party notes payable as of September 30, 2024 and December 31, 2023 is presented below:

	September 30, 2024	December 31, 2023

Beginning Balance	$11,283	$10,912
Payments	-	-
Foreign currency translation	85	371
Ending Balance	$11,368	$11,283

Dimitrios Goulielmos

Dimitris Goulielmos was the Company’s former CEO and a Director of the Company.

On November 21, 2014, the Company entered into an agreement with Dimitrios Goulielmos, as amended on November 4, 2016. Pursuant to the amendment, this loan has no maturity date and is non-interest bearing. As of September 30, 2024 and December 31, 2023, the Company had a principal balance of €10,200 ($11,368) and €10,200 ($11,283), respectively.

The above balances are adjusted for the foreign currency rate as of the balance sheet date. For the nine months ended September 30, 2024, the Company recorded a foreign currency translation loss of $85.

Loans Payable – Related Party

A summary of the Company’s related party loans payable as of September 30, 2024 and December 31, 2023 is presented below:

	September 30, 2024	December 31, 2023

Beginning balance	$13,257	$12,821
Proceeds	18,344	-
Payments	(8,918)	-
Foreign currency translation	(1,525)	436
Ending balance	$21,158	$13,257

F-27

Grigorios Siokas

From time to time, Grigorios Siokas loans the Company funds in the form of non-interest bearing, no-term loans. As of September 30, 2024, the Company had an outstanding principal balance under these loans of $21,158 in loans payable to Grigorios Siokas. As of December 31, 2023, the Company had an outstanding principal balance of $13,257 related to this payable.

The above balances are adjusted for the foreign currency rate as of the balance sheet date. For the nine months ended September 30, 2024, the Company recorded a gain of $1,525.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

NOTE 10 – LINES OF CREDIT

A summary of the Company’s lines of credit as of September 30, 2024 and December 31, 2023, is presented below:

	September 30, 2024	December 31, 2023
National	$3,011,102	$3,918,523
Alpha	1,030,943	1,130,140
Pancreta	1,560,803	1,122,210
EFG	386,577	459,400
Ending balance	$5,989,425	$6,630,273

The Company has three lines of credit with the National Bank of Greece, which are renewed annually. The three lines have interest rates of 6.00% (the "National Bank LOC"), 3.6% (the "COSME 2 Facility"), and 3.6% plus the six-month Euribor rate and any contributions currently in force by law on certain lines of credit (the "COSME 1 Facility").

The maximum borrowing allowed for the 6% line of credit was $3,315,638 and $3,290,945 as of September 30, 2024 and December 31, 2023, respectively. The outstanding balance of the facility was $2,102,765 and $2,829,828, as of September 30, 2024 and December 31, 2023, respectively.

The cumulative maximum borrowing allowed for the COSME 1 Facility and COSME 2 Facility (collectively, the "Facilities") was $1,114,500 and $1,106,200 as of September 30, 2024 and December 31, 2023, respectively. The outstanding balance of the Facilities was $943,466 and $1,099,255 as of September 30, 2024 and December 31, 2023, respectively.

The Company maintains a line of credit with Alpha Bank of Greece ("Alpha LOC"), which is renewed annually and has a current interest rate of 6.00%. The maximum borrowing allowed was $1,114,500 and $1,106,200 as of September 30, 2024 and December 31, 2023, respectively. The outstanding balance of the Alpha LOC was $1,030,944 and $1,130,141, as of September 30, 2024 and December 31, 2023, respectively.

The Company holds a line of credit with Pancreta Bank ("Pancreta LOC"), which is renewed annually and has a current interest rate of 4.10%. The maximum borrowing allowed as of September 30, 2024 and December 31, 2023 was $1,549,155 and $1,537,618, respectively. The outstanding balance of the Pancreta LOC as of September 30, 2024 and December 31, 2023 was $1,560,802 and $1,122,210, respectively.

The Company maintains a line of credit with EGF ("EGF LOC"), which is renewed annually and has a current interest rate of 4.49% plus 3-month Euribor. The maximum borrowing allowed as of September 30, 2024 and December 31, 2023 was $445,800 and $459,400, respectively. The outstanding balance of the EGF LOC as of September 30, 2024 and December 31, 2023 was $386,577 and $459,400, respectively.

F-28

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

Under the aforementioned line of credit agreements, the Company is required to maintain certain financial ratios and covenants. As of September 30, 2024, and December 31, 2023, the Company was in compliance with these ratios and covenants.

All lines of credit are guaranteed by customer receivable checks, which are a type of factoring in which postponed customer checks are assigned by the Company to the bank, in order to be financed at an agreed upon rate.

Interest expense on the Company’s outstanding lines of credit balances for the three and nine months ended September 30, 2024 and 2023, was $89,868 and $37,536, and 275,246 and $204,654, respectively.

NOTE 11 – NOTES PAYABLE

A summary of the Company’s third-party debt as of and for the nine months ended September 30, 2024, and the year ended December 31, 2023 is presented below:

September 30, 2024	Trade Facility	Third Party	COVID Loans	Total
Beginning balance, December 31, 2023	$1,908,195	$2,511,148	$186,884	$4,606,227
Proceeds	-	445,800	-	445,800
Payments	(334,350)	(481,254)	(19,073)	(834,677)
Conversion of debt	-	-	-	-
Recapitalized upon debt modification	-	-	-	-
Accretion of debt and debt discount	-	-	-	-
Foreign currency translation	14,318	32,613	3,691	50,622
Ending balance, September 30, 2024	1,588,163	2,508,307	171,502	4,267,972
Notes payable - long-term	(1,086,638)	(1,416,802)	142,183)	(2,645,623)
Notes payable - short-term	$501,525	$1,091,505	$29,319	1,622,349

December 31, 2023	Trade Facility	Third Party	COVID Loans	Total
Beginning balance, December 31, 2022	$3,305,532	$1,505,078	$207,377	$5,017,987
Proceeds	-	1,082,231	-	1,082,231
Payments	(1,155,310)	(415,557)	(27,027)	(1,597,894)
Oher additions	-	317,880	-	317,880
Debt forgiveness	(306,637)	-	-	(306,637)
Foreign currency translation	64,610	21,516	6,534	92,660
Ending balance, December 31, 2023	1,908,195	2,511,148	186,884	4,606,227
Notes payable – long-term	(1,327,440)	(1,549,768)	(158,133)	(3,035,341)
Notes payable - short-term	$580,755	$961,380	$28,751	$1,570,886

Our outstanding debt as of September 30, 2024 is repayable as follows:
September 30, 2024
2025	$1,622,349
2026	1,717,738
2027	420,633
2028	353,961
2029 and thereafter	153,291
Total debt	4,267,972
Less: notes payable - current portion	(1,622,349)
Notes payable - long term portion	$2,645,623

F-29

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

Trade Facility Agreements

On May 12, 2017, SkyPharm entered into a Trade Finance Facility Agreement (the “TFF”) with Synthesis Structured Commodity Trade Finance Limited (the “Lender”) as amended on November 16, 2017, and May 16, 2018.

On October 17, 2018, the Company entered into a further amended agreement with Synthesis whereby the current balance on the TFF as of October 1, 2018, which was €4,866,910 ($5,629,555) and related accrued interest of €453,094 ($524,094) would be split into two principal balances of Euro €2,000,000 ($2,316,000), (the "EURO Loan") and USD $4,000,000 (the "USD Loan"). Interest on both the EURO Loan and USD Loan commenced on October 1, 2018, at 6% per annum plus one-month Euribor (3.90% as of December 31, 2023), and 6% plus one-month LIBOR (fully paid as of December 31, 2023), respectively.

On December 30, 2020, the Company transferred the EURO Loan to a new third-party lender. The terms remained the same except interest accrues at 5.5% per annum plus one-month Euribor (3.87% as of December 31, 2023). The principal was scheduled to be repaid in a total of five quarterly installments beginning October 31, 2021 of €50,000 ($54,600) each with a final repayment of €1,800,000 ($1,965,600) Euro payable on October 31, 2022.

On March 3, 2022, the Company entered into a modification agreement to extend the maturity date to January 10, 2023 and payments under the USD Loan. During June 2022, the Company agreed with the Lender to postpone the repayment of an installment of $500,000 due on June 30, 2022 (based on the modification agreement signed on March 3, 2022) until January 2023. During September 2022, the Company entered into an agreement with the Lender to postpone the repayment of the outstanding balance on the USD Loan of $3,950,000, plus unpaid accrued interest until January 2023. The Company capitalized fees paid upon modification of €200,000 ($221,060) that are being amortized over the life of the loan. The Company incurred non-cash interest expense of $200,000 during the year ended December 31, 2022 concerning the above capitalized fees.

On December 22, 2022, SkyPharm signed an agreement for the extension of the payments and an increase in interest rate due under the EURO Loan that was extended to be repaid with a balloon payment now due on October 31, 2025. This extension was agreed upon in writing on December 22, 2022, with a retroactive modification date to October 31, 2022 (the original maturity date).

As of December 31, 2023 the Company had an outstanding principal balance of €1,725,000 ($1,908,195), of which $1,327,440 is classified as ''Notes payable - long term portion" on the consolidated balance sheets. As of December 31, 2023, the Company had accrued $161,274 in interest expense related to these agreements.

The Company repaid €300,000 ($334,350) of the EURO Loan during the nine months ended September 30, 2024. As of September 30, 2024, the Company had an outstanding principal balance of €1,425,000 ($1,588,163), of which $1,086,638 is classified as ''Notes payable - long term portion" on the consolidated balance sheets. For the three and nine months ended September 30, 2024, the Company had accrued $29,365 and $110,170, respectively, in interest expense related to these agreements.

June 23, 2020 Debt Agreement

On June 23, 2020, the Company’s subsidiary, Cosmofarm, entered into an agreement with the National Bank of Greece S.A. (the “Bank”) to borrow a maximum of €500,000 ($611,500). The note has a maturity date of sixty (60) months from the date of the first disbursement, which includes a grace period of nine months. The total amount of the initial proceeds was received in 3 equal monthly installments. The note is interest bearing from the date of receipt and is payable every three months at an interest rate of 3.06% plus 3-month Euribor (3.47% as of September 30, 2024). The outstanding balance was €117,647 ($131,118) and €205,882 ($227,747) as of September 30, 2024 and December 31, 2023, respectively, of which $0 and $97,606 was classified as “Notes payable - long-term portion”, on the accompanying condensed consolidated balance sheets. During the nine months ended September 30, 2024, the Company repaid €88,235 ($98,338) of the principal balance.

F-30

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

June 24, 2020 Debt Agreement

On June 24, 2020, the Company’s subsidiary, Decahedron, received a loan £50,000 ($68,310) from the United Kingdom government. The loan has a ten-year maturity and bears interest at a rate of 2.5% per annum beginning 12-months after the initial disbursement, which was on July 10, 2020. The Company may prepay this loan without penalty at any time. As of December 31, 2023, the principal balance was £40,858 ($52,066). As of September 30, 2024, the principal balance was £38,320 ($51,345).

November 19, 2020 Debt Agreement

On November 19, 2020, the Company entered into an agreement with a third-party lender in the principal amount of €500,000 ($611,500). The note matures on November 18, 2025 and bears an annual interest rate, based on a 360-day year, of 3% plus 0.6% plus 6-month Euribor when Euribor is positive (3.35% as of September 30, 2024). The principal is to be repaid in 18 quarterly installments of €27,778 ($30,333). During the nine months ended September 30, 2024, the Company repaid €88,333 ($92,875) of the principal. As of September 30, 2024 and December 31, 2023, the Company has accrued interest of €5,434 ($6,057) and €11,191 ($12,379) related to this note and a principal balance of €138,889 ($154,792) and €222,222 ($245,822), of which $30,958 and $122,911 is classified as "Notes payable - long term portion" on the accompanying condensed consolidated balance sheets.

July 30, 2021 Debt Agreement

On July 30, 2021, the Company entered into an agreement with a third-party lender in the principal amount of €500,000 ($578,850). The note matures on August 5, 2026 and bears an annual interest rate that applies to 60% of the principal of the note that is based on a 365-day year, of 5.84% plus 3-month Euribor when Euribor is positive (3.47% as of September 30, 2024). Pursuant to the terms of the agreement, there is a nine-month grace period for principal repayment during which interest is accrued. The principal is to be repaid in 18 quarterly installments of €27,778 commencing three months from the end of the grace period. During the nine months ended September 30, 2024, the Company repaid €81,891 ($91,267) of the principal. As of September 30, 2024 and December 31, 2023, the Company had accrued interest of €15,328 ($17,083) and €10,905 ($12,063), respectively, and principal of €262,662 ($281,338) and €235,009 ($261,918), respectively, of which $134,929 and $227,065 is classified as “Notes payable - long term portion” on the accompanying condensed consolidated balance sheets.

June 9, 2022 Debt Agreement

On June 9, 2022 the Company entered into an agreement with a third-party lender in the principal amount of €320,000 ($335,008), the “Note”. The Note matures on June 16, 2027 and bears an annual interest rate of 3.89% plus an additional rate of 0.60%, plus the 3-month Euribor (3.47% as of September 30, 2024). Pursuant to the agreement, there is a twelve-month grace period for principal repayment during which interest is accrued. The principal is to be repaid in 16 equal quarterly installments of €20,000 commencing on June 30, 2023. During the nine months ended September 30, 2024, the Company repaid €60,000 ($66,870) of the principal. As of September 30, 2024 and December 31, 2023, the Company has accrued interest of €4,673 ($5,208) and €11,043 ($12,215), respectively, and an outstanding balance of €200,000 ($222,900) and €260,000 ($287,612) of which $133,740 and $204,322, respectively, is classified as “Notes payable - long term portion” on the accompanying condensed consolidated balance sheets.

July 14, 2023 Debt Agreement

On July 14, 2023 the Company entered into an agreement with a third-party lender in the principal amount of €1,000,000 ($1,123,700), the “Note”. The Note matures on July 31, 2028 and bears an annual interest rate of 2.46% plus the 3-month Euribor (3.47% as of September 30, 2024). Pursuant to the agreement, there is a nine-month grace period for interest and principal repayment. The principal is to be repaid in 18 equal quarterly installments of €55,556 commencing on May 2, 2024. During the nine months ended September 30, 2024, the Company repaid €108,633 ($58,179) of the principal. As of September 30, 2024, and December 31, 2023, the Company has accrued interest of €7,845 ($8,743) and €19,820 ($21,925), respectively. As of September 30, 2024, and December 31, 2023 the Company an outstanding balance of €869,067 ($968,575) and €977,700 ($1,081,532), of which $720,908 and $897,165, respectively, is classified as “Notes payable - long term portion” on the accompanying condensed consolidated balance sheets.

July 29, 2024 Debt Agreement

On July 29, 2024 the Company entered into an agreement with a third-party lender in the principal amount of €400,000 ($432,760), the “Note”. The Note matures on July 31, 2029 and bears an annual interest rate of 2.58% plus the 3-month Euribor (3.47% as of September 30, 2024). Pursuant to the agreement, there is a six-month grace period for principal and interest repayment. The principal is to be repaid in 18 equal quarterly installments of €22,222 commencing on April 30, 2025. During the nine months ended September 30, 2024, the Company repaid no principal and had not accrued any interest. As of September 30, 2024, and December 31, 2023 the Company an outstanding balance of €400,000 ($445,800) and €0 ($0), of which $396,367 and $0, respectively, is classified as “Notes payable - long term portion” on the accompanying condensed consolidated balance sheets.

F-31

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

COVID-19 Loans

On May 12, 2020, the Company’s subsidiary, SkyPharm, was granted and on May 22, 2020 received a €300,000 ($366,900) loan from the Greek government. The loan will be repaid in 40 equal monthly installments beginning on July 29, 2022. As a condition to the loan, the Company was required to retain the same number of employees until October 31, 2020. As of December 31, 2023, the principal balance was $134,818. During the nine months ended September 30, 2024, the Company repaid €14,063 ($15,673) of the principal balance. The outstanding balance as of September 30, 2024 is €107,813 ($120,157) of which $99,260, is classified as “Notes payable - long term portion” on the accompanying condensed consolidated balance sheet.

Cloudscreen Promissory Note

On January 23, 2024 the Company entered into an agreement with a third-party in the principal amount of €300,000 ($324,870), the “Promissory Note”. The Promissory Note matures on March 25, 2025 and is interest free. This Note is being given in connection with the Closing of the Asset Purchase, Sale and Transfer Agreement dated as of October 9, 2023 and as amended from time to time pursuant to which the Company agreed to purchase from the third-party a drug repurposing Artificial Intelligence “AI” powered platform known as “Cloudscreen®” (refer to Note 2, section “Acquisition accounting”). The principal is to be repaid in 15 equal monthly installments of €20,000 commencing on January 25, 2024. During the 9 months ended September 30, 2024, the Company repaid €10,000 ($10,830) of the principal and recorded a foreign currency loss of $16,155. As of September 30, 2024, and December 31, 2023 the Company had an outstanding balance of $323,205 and $317,880 of which $0 and $0, respectively, is classified as “Notes payable - long term portion” on the accompanying condensed consolidated balance sheets.

Distribution and Equity Agreement

As discussed in Note 3 above, the Company entered into a Distribution and Equity Acquisition Agreement with Marathon. The Company was appointed the exclusive distributor of the Products (as defined) initially throughout Europe and on a non-exclusive basis wherever else lawfully permitted. As consideration for its services, Company received: (a) a 33 1/3% equity interest or 5 million shares in Marathon as partial consideration for the Company’s distribution services; and (b) received cash of CAD $2,000,000, subject to repayment in Common Shares of the Company if it fails to meet certain performance milestones. The Company is entitled to receive an additional CAD $2,750,000 upon the Company’s receipt of gross sales of CAD $6,500,000 and an additional CAD $2,750,000 upon receipt of gross sales of CAD $13,000,000.

As discussed in Note 3, the Company attributed no value to the shares received in Marathon pursuant to (a) above. In relation to the CAD $2 million cash received noted in (b) above, the Company accounted for its obligation to issue a variable number of the Company’s Common Shares as Share-settled debt obligation in accordance with ASC 480 measured at fair value or the settlement amount of $1,554,590 (CAD $2 million). If settlement had occurred on December 31, 2022, the Company would have been required to issue 420,471 common shares to settle its debt obligation. The Company could be obligated to potentially issue an unlimited number of common shares to settle its Share-settled debt obligation.

F-32

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

On March 20, 2023, the Company’s legal counsel provided notice to Marathon Global Inc, that Cosmos terminated the Equity agreement dated on March 19, 2018 pursuant to Section 3.2 and that termination is effective thirty days from the date of the letter.

None of the above loans were made by any related parties.

NOTE 12 – LEASES

The Company has various operating and finance lease agreements with terms up to 10 years, for various types of property and equipment (such as office space and vehicles) etc. Some leases include options to purchase, terminate or extend for one or more years. These options are included in the lease term when it is reasonably certain that the option will be exercised. Leases with an initial term of 12 months or less are not recorded on the balance sheet; we recognize lease expense for these leases on a straight-line basis over the lease term.

Operating Leases

The Company’s weighted-average remaining lease term relating to its operating leases is 4.08 years, with a weighted-average discount rate of 6.74%.

The following table presents information about the amount, timing and uncertainty of cash flows arising from the Company’s operating leases as of September 30, 2024:

Maturity of Operating Lease Liability
2024	82,319
2025	243,175
2026	179,151
2027 and thereafter	300,301
Total undiscounted operating lease payments	$804,946
Less: Imputed interest	(95,366)
Present value of operating lease liabilities	$709,580

The Company incurred lease expense, due to amortization of operating lease right-of-use assets, of $76,229 and $50,690 and $235,659 and $158,407, which was included in “General and administrative expenses,” for the three and nine months ended September 30, 2024 and 2023, respectively.

Finance Leases

The Company’s weighted-average remaining lease term relating to its finance leases is 1.19 years, with a weighted-average discount rate of 6.74%.

The following table presents information about the amount, timing and uncertainty of cash flows arising from the Company’s finance leases as of September 30, 2024:

Maturity of Lease Liability
2024	9,039
2025	12,892
2026	3,712
Total undiscounted finance lease payments	$25,643
Less: Imputed interest	(910)
Present value of finance lease liabilities	$24,733

F-33

The Company had financing cash flows used in finances leases of $9,765 and $41,094 and $27,118 and $118,847 for the three and nine months ended September 30, 2024 and 2023, respectively.

The Company incurred interest expense on its finance leases of $457 and $6,920 and interest expense of $1,765 and $20,629 which was included in “Interest expense”, for the three and nine months ended September 30, 2024 and 2023, respectively. The Company incurred amortization expense on its finance leases of $7,589 and $35,452 and amortization expense of $22,507 and $102,549 which was included in “Depreciation and amortization expense,” for the three and nine months ended September 30, 2024 and 2023, respectively.

NOTE 13 – OTHER LIABILITIES

The Company’s other liabilities include but are not limited to liabilities to local tax authorities, fines and payroll taxes, which comprise the largest portion of the balance as of September 30, 2024. The Company’s Greek subsidiaries have $1,812,919 in settled tax liabilities payable to the tax authorities in installments and $1,799,431 in payroll and other tax related current liabilities. Moreover, we have recorded a provision relating to the unaudited tax years of our subsidiary SkyPharm SA, of $644,779 and a provision for staff leaving compensation, based on the corresponding actuarial reports, of $411,732. Additionally, we have received prepayments from our customers of $451,575 and recorded accrued sales discounts of $407,725 included in “Other current liabilities” as of September 30, 2024. We classify the liabilities payable within the twelve months following the balance sheet date in “Other current liabilities” and the remaining balance is included in “Other Liabilities”.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be involved in litigation relating to claims arising out of the Company’s operations in the normal course of business. As of September 30, 2024, the following litigations were pending. None of the below is expected to have a material financial or operational impact.

On July 22, 2015, the National Medicines Agency approved the license of wholesale sale of pharmaceutical products under the name SkyPharm SA with set validity at five years and an expiration date of July 22, 2020. Subsequently, SkyPharm on June 15, 2020, legally and timely submitted the application for renewal of the wholesale license of pharmaceutical products to the National Medicines Agency. The National Medicines Agency did not respond, therefore the Company asked for an immediate decision on the renewal. Two months after the filing of the no. 3459 / 15.01.2021 letter and almost nine months after the no. 627615.06.2020 Company application for the renewal, the National Medicines Agency replied by rejecting the renewal request on March 9, 2021 (ref. 62769 / 20-25.02.2021). In addition, document No. 127351-16.12.2021 of EOF (Greek National Medicines Organization) to SkyPharm states that after an inspection of EOF at the premises of Doc Pharma, we did not have a wholesale license in violation of article 106 par. 1b and par. 1c of the ministerial decision D.YG3a / GP.32221 / 29-4-2019. The National Medicines Agency imposed a fine of €15,000 ($16,214) on SkyPharm for the above case, which was included in “General and administrative expenses” on the accompany statement of operations and comprehensive loss for the twelve-month ended December 31, 2023.

There has been a payment request by the Greek court, which relates to a fine arising from Cosmofarm’s tax audit for financial year 2014. The law with no. 483/16.12.2020 was used by the court against Cosmofarm (the “defendant”). The defendant appealed against the decision using the law with no.11541/09.03.2021. This appeal was dismissed after 120 days from its submission to the court. Additionally, there had been an obligation for payment of additional tax and fines related to this matter in the amount of €91,652 ($99,644), which the defendant has already settled. However, the defendant has claimed back the respective amount through appeal. As of September 30, 2024, the trial is still pending.

On January 25, 2023, a criminal case of dishonored checks against Cosmofarm’s customer Filippou, was heard at the Z’ Three-Member Misdemeanor Court of Athens, which was postponed to November 27, 2023, when the defendant was tried and found guilty.

F-34

On January 26, 2023, the appeal of the Company against Eleutheria Drakopoulou and decision 1389/2021of the Single-Member Court of First Instance of Athens was heard at the Athens Court of Appeal. The appeal was partially accepted. The Court ordered the return of the fee to the appellants, dismissed the action against the third defendant, Kozaris and accepted the action as regards the first and the second defendants (Kastrantas & Cosmofarm).

On October 23, 2023, a criminal case of dishonored checks against Cosmofarm’s customer Kafantaris was heard at the Sixth Single-Member Misdemeanor Court of Athens, which was postponed to January 26, 2024, when the defendant was convicted by decision no. 1599/2024.

In October 2023, the Company’s subsidiary, Cana Laboratories was approached by an attorney on behalf of two clients which were requesting an amount of €39,211 as compensation for the value of 34.70 square meters in relation to an urban sprawl with respect to which an Act of Imputation had been issued by the department of Urban Planning. Our legal counsel’s response was that CANA was not obliged to accept the compensatory value agreed and suggested exploring out of court settlement. As of today, the clients’ Attorney at law has not come back with any suggestions.

Our subsidiary, Cana Laboratories, has two pending lawsuits against Euaggelismos Hospital for a total sum of EUR 526,436 due to unpaid bills. The court date for one of the two lawsuits is set for December 11, 2024, and for the other one has not yet been set. The opinion of our legal advisor is that the collection of the total sum by the Company is almost certain.

Our subsidiary, Cana Laboratories, has an unasserted claim against Papanikolaou Hospital for a total sum of EUR 89,300 due to unpaid bills, which will be asserted through a lawsuit. The opinion of our legal advisor is that the collection of the sum by the Company is almost certain.

A lawsuit dated April 5, 2018 against the Company’s subsidiary Cana Laboratories by a former employee before the Athens court of instance was initially heard on October 12, 2018. The former employee was seeking that the termination of her employment contract to be considered null and void and was requesting compensation for late wages and moral damages. Following numerous appeals, Judgment No. 1192/2024 was issued on September 26, 2023, which as explicitly stated by our legal counsel, requires CANA to rehire the former employee with the threat of a penalty of €200 for each day of non-compliance. As informed by our legal counsel, in order for the penalty to be effective the former employee should file a new lawsuit against CANA and request to get rehired. In case CANA denies employment, then the penalty should be in effect. As of today, we have not received neither a lawsuit nor any request of employment by the former employee.

Advisory Agreements

On July 1, 2021, the Company entered into a two-year advisory agreement with a third party (the “Consultant”) for advisory and consulting services related to the Company’s intention to become listed on Nasdaq. Peter Goldstein, a then director of the Company is a principal of the Consultant. As consideration for services rendered, and successful Nasdaq listing, the Company paid $100,000. The $100,000 bonus was incurred and settled within 2022. Finally, the Consultant received a total of 10,000 shares of the Company’s common stock, 2,000 of such shares that have been previously issued pursuant to previous agreements and additional 15,258 shares that were issued on February 2, 2023, based on the amendment signed on February 1, 2023.

On November 21, 2023, the Company entered into certain consulting agreements with four third-party consultants for the provision of a variety of services such as digital marketing, advisory services relating to target acquisitions and M&As and other additional services as described in the respective agreements. The agreements have a duration from 10 to 18 months and the consultants will solely receive stock consideration for the services rendered. More precisely, they have been awarded a total of 970,000 shares of the Company’s common stock valued at a total of $999,100 based on the fair value of the Company’s common stock as of the agreements’ date. On September 17, 2024 the termination of two out of the four aforementioned consulting agreements was extended and the consultants received additional 440,000 shares as complementary compensation for the extended services to be provided. The additional stock consideration was valued at a total of $501,600 based on the fair value of the Company’s common stock as of the agreements’ date.

On July 1, 2024 the Company entered into a consulting agreement with a third-party consultant for the provision of a variety of services such as preparation of press releases and other publications, relationship management and other additional services as described in the respective agreement. The agreement has a duration of sixteen months and the consultant will solely receive stock consideration for the services rendered. More precisely, they have been awarded a total of 240,000 shares of the Company’s common stock valued at a total of $264,000 based on the fair value of the Company’s common stock as of the agreements’ date.

The corresponding consulting expense is accrued evenly over the term of the agreements. For the twelve-month period ended December 31, 2023 the Company has recorded $77,250 as stocked based compensation for the above agreements, classified as “General and administrative expenses” in the Company’s consolidated statements of operations and comprehensive loss. For the three and nine months ended September 30, 2024 and 2023 the Company has recorded $264,750 and $728,250 and $0 and $0 as stocked based compensation for the above agreements, classified as “General and administrative expenses” in the Company’s Condensed Consolidated Statements of Operations and Comprehensive Loss.

F-35

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

Research and Development Agreements

The Company entered into a Research & Development agreement with Doc Pharma S.A. on May 17, 2021. Under this agreement, Doc Pharma is responsible for the research, development, design, registration, copy rights and licenses of 250 nutritional supplements for the final products called Sky Premium Life®. More specifically, Doc Pharma is responsible for the product development and the Company had added 105 of such products codes in its portfolio as of December 31, 2023. No additional ones were added within the nine-month period ended September 30, 2024. The licenses purchased by Doc Pharma SA are capitalized and included in “Goodwill and intangible assets, net” of the Company’s Consolidated Balance Sheets as of September 30, 2024. Thus, no relevant R&D expense had been charged to the Company’s Consolidated Statements of Operations and Comprehensive Loss.

On June 26, 2022, the Company signed a research and development (“R&D”) agreement with a third party, through which the Company assigns to the third party the development of new products and services in the field of health, focusing on the human intestinal microbiome. The project includes two phases. Phase 1 has a 20-month duration and its cost amounts to EUR 758,000 ($838,450) and phase 2, has a 22-month duration and a cost of EUR 820,000 ($907,084). The amount will be due and payable upon completion of the corresponding phases. The Company records the corresponding R&D expense based on the project’s progress, which is invoiced by the third party in the relevant period. For the nine-month period ended September 30, 2024, the Company has not incurred such costs.

NOTE 15 – STOCK OPTIONS AND WARRANTS

Omnibus Equity Incentive Plan

On September 19, 2022, the Company held a Board of Directors meeting, whereas, the Board of Directors had elected to adopt an Omnibus Equity Incentive Plan (the “2022 Plan”), that includes reserving 200,000 shares of common stock eligible for issuance under the 2022 Plan to be registered on a Form S-8 Registration Statement with the SEC. The 2022 Plan is designed to enable the flexibility to grant equity awards to the Company’s officers, employees, non-employee directors and consultants and to ensure that it can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board and/or the Compensation Committee. According to the Proxy Statement filed with the SEC on October 20, 2022 the 2022 Plan received final approval by the Company’s stockholders at the Annual Meeting of Stockholders held on December 2, 2022.

On April 3, 2023, the Company approved incentive stock awards for the CFO, certain officers and directors and other employees of the Company. The awards are in the form of restricted stock and will vest in two parts: 50% on October 2, 2023 and 50% on October 2, 2024. A total of 185,000 shares were awarded and a corresponding share-based compensation expense of $109,636 and $326,525 was recorded for the three and nine months ended September 30, 2024, based on the amortization of fair value from the date of issuance of April 3, 2023, through September 30, 2024.

The equivalent share-based compensation expense for the three and nine months ended September 30, 2023 was $109,636 and $214,505, respectively.

On August 21, 2023, the Board adopted, subject to stockholder approval, the Cosmos Health Inc. 2023 Omnibus Equity Incentive Plan (the “2023 Plan”). The 2023 Plan is designed to enable the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board and/or the Compensation Committee. Subject to certain adjustments (as provided in Section 4.2 of the 2023 Plan) and exception (as provided in Section 5.6(b) of the 2023 Plan), the maximum number of shares reserved for issuance under the 2023 Plan (including incentive share options) is 2,500,000 shares. The 2023 Plan was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on September 18, 2023.

On September 16, 2024 the Company’s Board of Directors approved incentive stock awards for the CEO, the CFO, certain officers and directors and other key employees of the Company pursuant to the 2023 Plan adopted on August 21, 2023. The awards are in the form of restricted stock and will vest in two parts: 50% on September 16, 2025 and 50% on September 16, 2026. A total of 2,500,000 shares were awarded and a corresponding share-based compensation expense of $48,425 was recorded for the three and nine months ended September 30, 2024, based on the amortization of fair value from the date of issuance of September 16, 2024, through September 30, 2024.

F-36

Warrant Anti-Dilution Adjustment and Deemed Dividend

The Company’s warrants outstanding contain certain anti-dilution adjustments if the Company issues shares of its common stock at a lower price per share than the applicable exercise price of the underlying warrant. If any such dilutive issuance occurs prior to the exercise of such warrant, the exercise price will be adjusted downward to a price equal to the common stock issuance, and the number of warrants that may be purchase upon exercise is increased proportionately so that the aggregate exercise price payable under the warrant shares shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.

On December 29, 2023, the Company entered into a warrant exchange agreement (the “Warrant Exchange”) with an investor to reduce the exercise price of 2,437,063 warrants from $2.75 per share to $1.45 per shares as an inducement to exercise. The Company issued 1,487,000 shares of common stock, held 950,063 shares in escrow until the investor’s beneficial ownership limitation allows for the transfer of the escrow shares, and received gross cash proceeds of 3,533,741. The Company contingently granted 4,874,126 additional warrants to be issued upon shareholder approval, with an exercise price of $1.45 and a term of five years. For the year ended December 31, 2023, the Company recorded a deemed dividend of $7,642 for the inducement to exercise and $7,218,485 for the grant of new warrants. The Company valued (a) the fair value of the warrants immediately before the re-pricing in the amount of $3,603,183, (b) the fair value of the warrants immediately after the re-pricing in the amount of $3,610,825, and (c) recorded the difference as deemed dividend in the amount of $7,642. The warrants were valued using the Black-Scholes option pricing model using the following terms: a) fair value of common stock of $1.49, b) exercise price of $1.45 before re-pricing, c) exercise price of $2.75 after re-pricing, d) terms of 5.07 years and 5.02 years, e) dividend rate of 0%, and f) risk free interest rate of 3.83%. Regarding the valuation of the 4,874,126 new warrants (and the recognition of a deemed dividend of $7,218,485) the following terms were used: a) fair value of common stock of $1.49, b) exercise price of $1.45, d) term of 5 years, e) dividend rate of 0%, and f) risk free interest rate of 3.83%.

On September 26, 2024, the Company entered into a Warrant Inducement Letter (the “Letter”) with an investor pursuant to which the Company issued 9,748,252 new warrants (the “New Warrants”) and reduced the exercise price of 4,874,126 warrant shares from $1.45 to $0.8701 to induce exercise and receive gross cash proceeds of $4,240,977 (the “Original Warrants”). Of the 9,748,252 warrants 4,874,126 of them have a term of 5 years (“Series A Warrants”) and the remaining 4,874,126 have a term of 1.5 years (“Series B Warrants”). The Company issued 2,332,000 shares of common stock, held 2,532,126 shares in escrow until the investor’s beneficial ownership limitation allows for the transfer of the escrow shares. For the period ended September 30, 2024, the Company recorded a deemed dividend of $9,793 for the inducement to exercise and $6,185,231 for the grant of new warrants. The Company valued (a) the fair value of the warrants immediately before the re-pricing in the amount of $4,197,280, (b) the fair value of the warrants immediately after the re-pricing in the amount of $4,207,073, and (c) recorded the difference as deemed dividend in the amount of $9,793. The warrants were valued using the Black-Scholes option pricing model using the following terms: a) fair value of common stock of $0.8701, b) exercise price of $1.45 before re-pricing, c) exercise price of $0.8701 after re-pricing, d) term of 4.26 years, e) dividend rate of 0%, and f) risk free interest rate of 3.55%. Regarding the valuation of the 9,748,252 new warrants (and the recognition of a deemed dividend of $6,185,321) the following terms were used: a) fair value of common stock of $0.8701, b) exercise price of $0.95, d) terms of 5 years for the Series A Warrants and 1.5 years for the Series B Warrants, e) dividend rate of 0%, and f) risk free interest rate of 3.55% for the Series A Warrants and 3.57% for the Series B Warrants.

As of September 30, 2024, there were 13,432,506 warrants outstanding and 8,558,380 warrants exercisable with 13,419,172 warrants having expiration dates from October 2024 through October 2029 and 13,334 warrants with no expiration date.

A summary of the Company’s warrant activity for the nine months ended September 30, 2024 and the year ending December 31, 2023 is as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Warrants	Shares	Price	Term	Value
Balance Outstanding, January 1, 2023	4,194,236	$8.31	5.04	$2,562,600
Granted	7,524,933	1.65	5.13	-
Forfeited	-	-	-	-
Exercised	(3,152,386)	-	-	-
Expired	(5,307)	-	-	-
Balance Outstanding, December 31, 2023	8,561,476	$3.91	4.64	$18,801
Granted	9,748,252	0.95	3.24	-
Forfeited	-	-	-	-
Exercised	(4,874,126)	-	-	-
Expired	(3,096)	-	-	-
Balance Outstanding, September 30, 2024	13,432,506	$2.64	3.28	$11,681
		-	-	-
Exercisable, September 30, 2024	13,432,506	$2.64	3.28	$11,681

NOTE 16 – DISAGGREGATION OF REVENUE

ASC 606-10-50-5 requires that entities disclose disaggregated revenue information in categories (such as type of good or service, geography, market, type of contract, etc.). ASC 606-10-55-89 explains that the extent to which an entity’s revenue is disaggregated depends on the facts and circumstances that pertain to the entity’s contracts with customers and that some entities may need to use more than one type of category to meet the objective for disaggregating revenue.

F-37

COSMOS HEALTH INC.

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2024

The Company disaggregates revenue by country to depict the nature and economic characteristics affecting revenue.

The following table presents our revenue disaggregated by country for the three months ended:

Country	September 30, 2024	September 30, 2023
Croatia	$107	14,159
Cyprus	16,519	72,754
Bulgaria	25,507	-
Greece	12,247,597	12,544,643
USA	-	210
Ireland	-	1,417
UK	121,318	190,614
Total	$12,411,048	$12,823,797

The following table presents our revenue disaggregated by country for the nine months ended:

Country	September 30, 2024	September 30, 2023
Croatia	$19,370	14,159
Cyprus	89,064	141,402
Bulgaria	43,849	-
Greece	39,385,730	36,041,012
USA	-	504
Ireland	-	1,417
UK	664,225	1,338,509
Total	$40,202,238	$37,537,003

NOTE 17 – SUBSEQUENT EVENTS

On November 6, 2024, the Company received a non-compliance letter from Nasdaq for its failure to maintain a minimum bid price of 1.00 per share for thirty consecutive business days in accordance with Nasdaq Listing Rule 5550(a)(2). The Company has one hundred eighty calendar days from November 6, 2024, to regain compliance by the closing bid price of the Company’s common stock being at least $1.00 per share for ten consecutive business days. In the event the Company cannot otherwise regain compliance with the listing rule, it intends to effect a reverse stock split to regain compliance.

F-38

New York Office: 805 Third Avenue New York, NY 10022 212.838-5100 www.rbsmllp.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the

Board of Directors of

Cosmos Health Inc. and subsidiaries

Thessaloniki, Greece

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Cosmos Health Inc. and its subsidiaries (the Company) as of December 31, 2023, the related consolidated statement of operations, stockholders’ equity and cash flows for the year ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flow for the year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred substantial operating losses and will require additional capital to continue as a going concern. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

New York, NY   Washington DC   Mumbai & Pune, India   Boca Raton, FL

San Francisco, CA   Las Vegas, NV   Beijing, China   Athens, Greece

Member: ANTEA International with affiliated offices worldwide

F-39

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (i) relate to accounts or disclosures that are material to the financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Intangibles assets, and bargain purchase gain arising from the acquisition of Cana Laboratories Holdings (Cyprus) Limited (“Cana”) – Refer to Notes 1, 2, and 5 to the financial statements

Critical Audit Matter Description

In an acquisition when the purchase price is less than the fair value of the net tangible assets and identifiable intangible assets acquired, the result is a Bargain Purchase Gain. As disclosed in Note 1, on June 30, 2023, the Company acquired Cana Laboratories Holdings (Cyprus) Limited (“Cana”), which wholly owned an operating subsidiary, Pharmaceutical Laboratories Cana S.A. (“Cana SA”), for €800,000 ($873,600) in cash and 46,377 shares of common stock, with fair value of $138,667 as of the date of acquisition. Moreover, on February 28, 2023, the Company had signed a Secured Promissory Note with Cana, whereby Cana borrowed the sum of €4,100,000 ($4,457,520), included in the total consideration of $5,469,787. The Company accounted for the acquisition as a business acquisition in accordance with ASC 805. Auditing the accounting for the acquisition was complex due to the significant estimation uncertainty in determining the fair values of identifiable intangible assets, and the bargain purchase gain.

The principal considerations for our determination that performing audit procedures to evaluate the reasonableness of management’s estimates and assumptions required a high degree of auditor judgment and an increased effort, including the need to involve a fair value specialist.

How the Critical Audit Matter Was Addressed in the Audit

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included, among others:

●	Utilizing personnel with specialized knowledge and skill in valuation to assist in;

i)	assessing the appropriateness of the valuation methodology for the intangible assets,
ii)	evaluating the reasonableness of discount rate used in the income approach,
iii)	evaluating the reasonableness of appraiser’s estimates used in the valuation methodologies.
iv)	determination of the appropriateness of the standard of value utilized (ASC 805)

●	Assessed the appraiser’s competence, capabilities, and objectivity as it relates to the preparation of the analysis.

●	Reviewed and assessed the appropriateness of adjustments to Bargain Purchase Gain, other Intangibles and other Assets and Liabilities acquired based on changes to their estimated fair values.

New York, NY   Washington DC   Mumbai & Pune, India   Boca Raton, FL

San Francisco, CA   Las Vegas, NV   Beijing, China   Athens, Greece

Member: ANTEA International with affiliated offices worldwide

F-40

Impairment Assessments of Intangible Assets – Refer to Notes 1, 2 and 5 to the financial statements

Critical Audit Matter Description

As described in Note 5 to the financial statements, the Company’s intangible assets was approximately $7.7 million as of December 31, 2023.  The intangible assets consisted of goodwill, licenses, distribution network and customer base and software.  Management tests these assets annually for impairment or more frequently when potential impairment triggering events are present. Goodwill is tested for impairment by comparing the estimated fair value of a reporting unit to its carrying value.

The principal considerations for our determination that performing procedures relating to the intangible asset impairment assessments is a critical audit matter because (i) the significant, subjective and complex judgments used by management when determining the fair value estimates of the reporting units; (ii) the high degree of auditor judgment, subjectivity and effort in performing procedures and evaluating the significant assumptions used in management’s fair value estimates; and (iii) the audit effort involved in the use of professionals with specialized skill and knowledge including a valuation expert.

How the Critical Audit Matter Was Addressed in the Audit

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included, among others:

●	Evaluating management’s assumptions related to the future levels of revenue growth involved evaluating whether the assumptions were reasonable considering;

(i)	current and past performance of the reporting units;
(ii)	the consistency with external market and industry data; and
(iii)	whether these assumptions were consistent with evidence obtained in other areas of the audit.
(iv)	the reasonableness of significant assumptions of relevant financial matrices for concluding the fair value of reporting unit and future levels of revenue growth.

●	Professionals with specialized skill and knowledge were used to assist in evaluating:

(i)	the appraiser’s competence, capabilities, and objectivity as it relates to the preparation of the analysis.
(ii)	the appropriateness of the methodologies used for the estimation of fair value of the Licenses – Relief from royalty method.
(iii)	whether the significant assumptions utilized in the Analysis are supported by qualitative commentary and/or quantitative data by the appraiser and are not unreasonable; and
(iv)	the appropriateness of the standard of value utilized.

/s/ RBSM LLP

We have served as the Company’s auditor since 2024.

New York, NY

August 5, 2024

PCAOB ID Number 587

New York, NY   Washington DC   Mumbai & Pune, India   Boca Raton, FL

San Francisco, CA   Las Vegas, NV   Beijing, China   Athens, Greece

Member: ANTEA International with affiliated offices worldwide

F-41

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Cosmos Health Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Cosmos Health Inc. and its subsidiaries (collectively, the "Company") as of December 31, 2022, the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity and mezzanine equity, and cash flows, for the year then ended, and the related notes (collectively referred to as the "consolidated financial statements").

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audit provides a reasonable basis for our opinion.

/s/ ArmaninoLLP
San Ramon, California

April 12, 2023

(PCAOB ID 00032)

We have served as the Company's auditor since 2019. In 2023, we became the predecessor auditor.

F-42

COSMOS HEALTH INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,833,195	$20,749,683
Accounts receivable, net	19,759,254	23,691,997
Accounts receivable – related party	1,099,098	2,710,301
Marketable securities	20,075	14,881
Inventory	4,789,054	3,451,868
Loans receivable	411,858	377,038
Loans receivable – related party	442,480	427,920
Prepaid expenses and other current assets	1,811,911	1,546,225
Prepaid expenses and other current assets – related party	4,440,855	3,397,000

TOTAL CURRENT ASSETS	36,607,780	56,366,913

Property and equipment, net	10,455,499	1,817,025
Goodwill and intangible assets, net	7,684,183	706,914
Loans receivable – long term portion	3,509,200	3,792,034
Loans receivable – related party – long term	3,539,840	3,851,280
Operating lease right-of-use asset	1,131,552	1,069,747
Financing lease right-of-use asset	28,790	43,084
Advances for building’s acquisition	2,000,020	-
Other assets	1,057,947	391,624

TOTAL ASSETS	$66,014,811	$68,038,621

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$11,911,978	$10,134,146
Accounts payable and accrued expenses – related party	231,564	205,360
Accrued interest	166,348	275,547
Lines of credit	6,630,273	5,758,737
Convertible notes payable, net of unamortized discount of $0 and $258,938, respectively	-	100,000
Derivative liability – convertible note	-	54,293
Notes payable	1,570,886	2,158,417
Notes payable – related party	11,283	10,912
Loans payable – related party	13,257	12,821
Taxes payable	-	126,855
Operating lease liability, current portion	285,563	239,899
Financing lease liability, current portion	27,222	24,576
Other current liabilities	3,474,096	2,647,291

TOTAL CURRENT LIABILITIES	24,322,470	21,748,854

Share settled debt obligation	-	1,554,590
Notes payable – long term portion	3,035,341	2,859,570
Operating lease liability, net of current portion	844,866	828,762
Financing lease liability, net of current portion	5,261	31,333
Other liabilities	1,763,845	1,358,803
TOTAL LIABILITIES	29,971,783	28,381,912

Commitments and Contingencies (see Note 14)	-	-

MEZZANINE EQUITY
Preferred stock, $0.001 par value; 100,000,000 shares authorized:
Series A preferred stock, stated value $1.000 per share, 6,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2023 and 2022; liquidation preference of $0 and $372,414 as of December 31, 2023 and 2022	-	372,414

STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 300,000,000 shares authorized; 15,982,472 and 10,605,412 shares issued and 15,895,975 and 10,589,915 outstanding as of December 31, 2023 and 2022, respectively	15,983	10,606
Additional paid-in capital	129,008,301	112,205,952
Subscription receivable	(20)	(4,750,108)
Treasury stock, at cost, 86,497 and 15,497 shares as of and December 31, 2023 and 2022, respectively	(917,159)	(816,707)
Accumulated deficit	(91,644,233)	(66,232,813)
Accumulated other comprehensive loss	(419,844)	(1,132,635)

TOTAL STOCKHOLDERS’ EQUITY	36,043,028	39,284,295

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY	$66,014,811	$68,038,621

The accompanying notes are an integral part of these consolidated financial statements.

F-43

COSMOS HEALTH INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2023	2022

REVENUE	$53,376,874	$50,347,652

COST OF GOODS SOLD	49,027,305	44,390,695

GROSS PROFIT	4,349,569	5,956,957

OPERATING EXPENSES
General and administrative expenses	19,642,005	10,183,025
Salaries and wages	4,719,768	2,429,021
Sales and marketing expenses	1,204,636	630,057
Depreciation and amortization expense	614,377	188,890
TOTAL OPERATING EXPENSES	26,180,786	13,430,993

LOSS FROM OPERATIONS	(21,831,217)	(7,474,036)

OTHER INCOME (EXPENSE)
Other expense, net	(65,867)	(2,424,649)
Interest expense	(866,476)	(2,345,410)
Interest income	662,859	236,349
Non-cash interest expense	-	(1,619,838)
Gain on equity investments, net	4,584	1,676
Gain on extinguishment of debt	1,910,967	1,004,124
Change in fair value of derivative liability	3,384	(20,257)
Bargain purchase gain	1,440,249	-
Foreign currency transaction, net	198,863	(413,279)
TOTAL OTHER INCOME (EXPENSE), NET	3,288,563	(5,581,284)

LOSS BEFORE INCOME TAXES	(18,542,654)	(13,055,320)

INCOME TAX EXPENSE	-	(775,051)

NET LOSS	(18,542,654)	(13,830,371)

Deemed dividend on issuance of warrants	-	(32,004,730)
Deemed dividend on downround of warrants	(22,695)	(8,480,379)
Deemed dividend on warrant exchange	(7,218,485)	(1,067,876)
Deemed dividend on downround of preferred stock	-	(8,189,515)
Deemed dividend on preferred stock	-	(372,414)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(25,783,834)	(63,945,285)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net	712,791	(981,014)

TOTAL COMPREHENSIVE LOSS	$(25,071,043)	$(64,926,299)

BASIC NET LOSS PER SHARE	$(2.15)	$(33.16)
DILUTED NET LOSS PER SHARE	$(2.15)	$(33.16)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	11,968,665	1,928,172
Diluted	11,968,665	1,928,172

The accompanying notes are an integral part of these consolidated financial statements.

F-44

COSMOS HEALTH INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY AND MEZZANINE EQUITY

										Accumulated
	Preferred Stock		Common Stock		Additional		Treasury Stock			Other	Total
	No. of Shares	Value	No. of Shares	Value	Paid-in Capital	Subscription Receivable	No. of Shares	Value	Accumulated Deficit	Comprehensive Loss	Stockholders’ Equity

Balance at January 1, 2022	-	$-	701,780	$702	$39,692,595	$-	15,497	$(816,707)	$(34,345,506)	$(151,621)	$4,379,463
Foreign currency translation adjustment, net	-	-	-	-	-	-	-	-	-	(981,014)	(981,014)
Adoption of ASU 2020-06	-	-	-	-	(294,000)	-	-	-	53,248	-	(240,752)
Issuance of Series A preferred stock, net of issuance costs of $547,700	6,000	5,452,300	-	-	-	-	-	-	-	-	-
Conversion of Series A preferred stock	(6,000)	(5,452,300)	386,588	387	5,451,913	-	-	-	-	-	5,452,300
Sale of common stock	-	-	5,314,987	5,315	11,367,717	(4,750,108)	-	-	-	-	6,622,924
Sale of warrants bundled with common stock	-	-	-	-	26,216,237	-	-	-	-	-	26,216,237
Exercise of warrants	-	-	3,608,667	3,609	10,822,391	-	-	-	-	-	10,826,000
Conversion of notes payable into shares of common stock	-	-	9,520	9	973,411	-	-	-	-	-	973,420
Conversion of convertible debt	-	-	1,574	1	38,143	-	-	-	-	-	38,144
Cashless exercise of warrants	-	-	526,112	526	(526)	-	-	-	-	-	-
Shares issued in lieu of cash	-	-	40,600	41	175,900	-	-	-	-	-	175,941
Fair value of warrants issued in lieu of cash	-	-	-	-	24,401	-	-	-	-	-	24,401
Deemed dividend upon downround of preferred stock and warrants	-	-	-	-	16,669,894	-	-	-	(16,669,894)	-	-
Deemed dividend on preferred stock	-	372,414	-	-	-	-	-	-	(372,414)	-	(372,414)
Deemed dividend on warrant exchange	-	-	-	-	1,067,876	-	-	-	(1,067,876)	-	-
Rounding upon reverse stock split of 1 for 25 common shares	-	-	15,584	16	-	-	-	-	-	-	16
Net loss	-	-	-	-	-	-	-	-	(13,830,371)	-	(13,830,371)
Balance at December 31, 2022	-	$372,414	10,605,412	$10,606	$112,205,952	$(4,750,108)	15,497	$(816,707)	$(66,232,813)	$(1,132,635)	$39,284,295

Foreign currency translation adjustment, net	-	-	-	-	-	-	-	-	-	712,791	712,791
Proceeds from sale of common stock	-	-	-	-	-	4,750,088	-	-	-	-	4,750,088
Proceeds from sale of common stock, net of financing fees of $442,870	-	-	2,116,936	2,117	4,804,921	-	-	-	-	-	4,807,038
Proceeds from the exercise of warrants, net of financing fees of $275,000	-	-	1,487,000	1,487	3,257,254						3,258,741
Shares issued in lieu of cash	-	-	15,258	15	96,873	-	-	-	-	-	96,888
Shares issued for purchase of customer base	-	-	99,710	100	315,981	-	-	-	-	-	316,081
Shares issued for purchase of Cana	-	-	46,377	46	138,621	-	-	-	-	-	138,667
Shares issued for purchase of Cloudscreen	-	-	280,000	280	318,920						319,200
Shares issued upon exchange of related party debt	-	-	51,485	52	51,948						52,000
Stock-based compensation	-	-	1,280,294	1,280	576,651	-	-	-	-	-	577,931
Repurchase of treasury stock	-	-	-	-	-	-	71,000	(100,452)			(100,452)
Deemed dividend upon issuance and downround of warrants	-	$-	-	-	7,241,180	-	-	-	(7,241,180)	-	-
Deemed dividend reclassified upon elimination of its redemption provision	-	$(372,414)							372,414		372,414
Net loss	-	-	-	-	-	-	-	-	(18,542,654)	-	(18,542,654)
Balance at December 31, 2023	-	$-	15,982,472	$15,983	$129,008,301	$(20)	86,497	$(917,159)	$(91,644,233)	$(419,844)	$36,043,028

The accompanying notes are an integral part of these consolidated financial statements.

F-45

COSMOS HEALTH INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(18,542,654)	$(13,830,371)
Adjustments to Reconcile Net Loss to Net Cash Used In Operating Activities:
Depreciation and amortization expense	590,691	103,194
Amortization of right-of-use assets	23,686	85,696
Amortization of debt discounts and accretion of debt	-	1,619,838
Bad debt expense	11,850,788	5,621,938
Provision for extraordinary tax charges	578,425	-
Shares issued in lieu of cash	96,888	175,941
Lease expense	365,639	210,463
Interest on finance leases	2,903	16,467
Stock-based compensation	577,931	24,401
Deferred income taxes	78,553	780,099
Gain on extinguishment of debt	(1,910,967)	(876,894)
Bargain purchase gain	(1,440,249)	-
Change in fair value of the derivative liability	(3,384)	20,257
Gain on net change in fair value of equity investments	(4,584)	(1,676)
Gain on forgiveness of accrued interest	-	(127,230)
Other income	(928)	-
Changes in assets and liabilities:
Accounts receivable	(5,484,213)	(3,073,366)
Accounts receivable – related party	1,457,845	(170,815)
Inventory	(890,903)	(485,469)
Prepaid expenses and other assets	(579,467)	(894,893)
Prepaid expenses and other current assets – related party	(913,574)	(375,311)
Loan receivable – related party	-	(4,213,728)
Accounts payable and accrued expenses	644,838	2,092,104
Accounts payable and accrued expenses – related party	71,777	(357,681)
Accrued interest	(115,668)	(913,280)
Lease liabilities	(373,816)	(210,781)
Taxes payable	(128,801)	(1,107,135)
Other current liabilities	(1,359,180)	(320,420)
Other liabilities	(227,575)	1,338,013
NET CASH USED IN OPERATING ACTIVITIES	(15,635,999)	(14,870,639)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from loan receivable	806,464	351,474
Cash paid for the acquisition of Cana	(5,230,593)	-
Loan receivable – related party	(168,469)	-
Sale of fixed assets	-	12,736
Advances for building’s acquisition	(1,665,000)	-
Purchase of intangible assets	(6,189,564)	(308,866)
Purchase of marketable securities	-	(2,634)
Purchase of property and equipment	(1,313,195)	(74,207)
NET CASH USED IN INVESTING ACTIVITIES	(13,760,357)	(21,497)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of convertible note payable	(100,000)	(525,000)
Payment of related party note payable	-	(421,373)
Payment of note payable	(1,611,774)	(12,479,735)
Proceeds from note payable	1,057,540	487,098
Payment of related party loan	-	(4,824,035)
Proceeds from related party loan	-	3,625,007
Payment of loans payable	-	(1,065,000)
Proceeds from loans payable	-	65,000
Payment of lines of credit	(19,532,735)	(20,975,110)
Proceeds from lines of credit	20,193,343	22,354,567
Proceeds from issuance of Series A Preferred Stock	-	6,000,000
Proceeds from the issuance of common stock	10,000,017	35,275,573
Proceeds from the exercise of warrants	3,533,741	10,826,000
Payments of finance lease liability	(27,786)	(99,906)
Payments of financing fees	(717,888)	(3,194,798)
Proceeds from sale of treasury stock	(100,452)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	12,694,007	35,048,288

Effect of exchange rate changes on cash	(214,139)	307,044

NET CHANGE IN CASH	(16,916,488)	20,463,196

CASH AT BEGINNING OF YEAR	20,749,683	286,487
CASH AT END OF YEAR	$3,833,195	$20,749,683

Supplemental Disclosure of Cash Flow Information

Cash paid during the year:
Interest	$406,885	$588,051
Income tax	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities

Common shares issued for acquisition of customer base	$316,081	$-
Common shares issued for acquisition of Cana	$138,667	$-
Conversion of notes payable to common stock	$-	$973,420
Deemed dividend reclassified upon elimination of its redemption provision	372,414
Conversion of convertible notes payable to common stock		15,000
Deemed dividend on warrants upon conversion of convertible debt	$7,218,485	$32,004,730
Deemed dividend on preferred stock and warrants upon trigger of downround feature	$-	$16,669,894
Deemed dividend upon cumulative dividend on preferred stock	$-	$372,414
Conversion of Series A preferred stock	$-	$5,452,300
Conversion of convertible debt	$-	$38,144

The accompanying notes are an integral part of these consolidated financial statements.

F-46

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Cosmos Health Inc. and its subsidiaries (Nasdaq: COSM), (“us”, “we”, the “Group”, or the “Company”) are an international healthcare group headquartered in Chicago, Illinois. The Group is engaged in the nutraceuticals sector through its own proprietary lines of products “Sky Premium Life” and “Mediterranation”. The Company is operating in the pharmaceutical sector as well, through the provision of a broad line of branded generics and OTC medications. In addition, the Group is involved in the healthcare distribution sector through its subsidiaries in Greece and the UK, serving retail pharmacies and wholesale distributors. The Company is strategically focusing on the research and development (“R&D”) of novel patented nutraceuticals (Intellectual Property) and specialized root extracts as well as on the R&D of proprietary complex generics and innovative OTC products. The Company has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. The Company has offices and distribution centers in Thessaloniki and Athens, Greece and Harlow, UK.

The Company was incorporated in the State of Nevada under the name Prime Estates and Developments, Inc. on July 21, 2009. On November 14, 2013, we changed our name to Cosmos Holdings Inc., and on November 29, 2022, we changed our name to Cosmos Health Inc. Through its acquisition of Amplerissimo Ltd, on September 27, 2013, the Company changed its principal activities into trading of products, providing representation, and provision of consulting services to various sectors. On August 1, 2014, the Company formed SkyPharm S.A., a Greek Company (“SkyPharm”), a subsidiary that used to focus on the trading, sourcing and export of nutraceutical and pharmaceutical products. In February 2017, the Company acquired Decahedron Ltd., a UK Company (“Decahedron”) which is a fully licensed second-generation wholesaler specializing in imports and exports of generics and OTC pharmaceutical products within the EEA (European Economic Area) and distributor of Sky Premium Life nutraceutical products in the UK. On December 19, 2018, the Company acquired Cosmofarm S.A. (“Cosmofarm”), a pharmaceutical wholesaler specializing in the distribution and export of pharmaceutical products through its extensive pharmacies network. On April 3, 2023, the Company completed the acquisition of ZipDoctor Inc. (“ZipDoctor”), a telehealth company, a direct-to-consumer subscription-based telemedicine platform. On June 30, 2023, the Company acquired Laboratories Holdings (Cyprus) Limited (“Cana”), which wholly owned an operating subsidiary, Pharmaceutical Laboratories Cana S.A. (“Cana SA”), a Greek pharmaceutical company that manufactures, sells, distributes, and markets original branded products researched and developed by leading global pharmaceutical and healthcare companies.

Acquisition Accounting

Cloudscreen

On January 23, 2024, the Company completed the acquisition of Cloudscreen, a cutting-edge Artificial Intelligence (AI) powered platform. The acquisition is pursuant to the purchase agreement announced on October 11, 2023. Cloudscreen is a multimodal platform specialized in drug repurposing, a process that involves uncovering new target proteins or indications for existing drugs for use in treating different diseases. The total purchase price amounted to $637,080 and consisted of 280,000 shares of common stock with a fair value of $319,200 and an amount of $317,880 to be settled in cash during 2024 based on the Promissory Note signed on October 10, 2023. The Company accounted for the acquisition as an asset acquisition in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”) and recorded $637,080 as another asset related to the technology platform acquired. The total amount was reclassified to “Goodwill and intangible assets, net” in January 2024 with the closing of the agreement (refer to Note 20).

ZipDoctor

On April 3, 2023, the Company completed the acquisition of ZipDoctor Inc. (“ZipDoctor”), a telehealth company for a total sum of $150,000 in cash and $8,788 in fees. The Company accounted for the acquisition as an asset acquisition in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”) and recorded $158,788 as an intangible asset related to the technology platform acquired.

Bikas

On June 15, 2023, Cosmos Health Inc. entered into an Assignment and Assumption Agreement (the “Agreement”) with Ioannis Bikas O.E., a Greek Company (“Bikas”). Bikas is owner of a pharmaceutical distribution network in Greece and agreed to sell to the Company their distribution network and customer base. The purchase price of the network was €100,000 ($109,330) of cash, and €300,000 ($316,081) of the Company’s stock. The Company issued 99,710 shares of common stock related to the acquisition of the customer base, based on the fair value of the stock on acquisition date. The Company accounted for the acquisition as an asset acquisition in accordance with ASC 805 and recorded $425,411 as an intangible asset related to the customer base acquired.

F-47

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

Buildings Acquisitions

On April 24, 2023, the Company purchased a building for a total sum of $1,054,872 in cash. The Company accounted for the acquisition as an asset acquisition in accordance with ASC 805 and recorded the cost of the building as “Property, plant and equipment” on the consolidated balance sheets.

On January 6, 2023, the Company agreed to purchase land and building located in Montreal, Canada from a third-party vendor. The total purchase price amounts to $3,950,000 and the closing date of the agreement based on the amendment signed on July 19, 2023, is December 31, 2023. As of December 31, 2023, the Company has made prepayments of $2,000,020 classified as “Advances for building’s acquisition” on the Company’s consolidated balance sheets.

Cana

On June 30, 2023, the Company acquired Cana Laboratories Holding (Cyprus) Limited (“Cana”), which wholly owned an operating subsidiary, Pharmaceutical Laboratories Cana S.A. (“Cana SA”) for €800,000 ($873,600) in cash and 46,377 shares of common stock, with fair value of $138,667 as of the date of acquisition. Moreover, on February 28, 2023, the Company had signed a Secured Promissory Note with Cana, whereby Cana borrowed the sum of €4,100,000 ($4,457,520), included in the total consideration of $5,469,787. The Company accounted for the acquisition as a business acquisition in accordance with ASC 805. The fair value of Cana assets acquired, and liabilities assumed was based upon management’s estimates assisted by an independent third-party valuation firm. The fixed assets of Cana (which included land, building & machinery) were valued as of December 31, 2022 and the Company believes that nothing has materially changed between such date and the acquisition date (June 30, 2023). The following table summarizes the preliminary allocation of purchase price of the acquisition:

Consideration
Cash	$5,331,120
Fair value of common stock issued	138,667
Fair value of total consideration transferred	$5,469,787

Recognized amounts of identifiable assets acquired
Financial assets	$1,796,911
Inventory	297,340
Property, plant and equipment	7,488,818
Identifiable intangible assets	562,200
Financial liabilities	(3,235,233)
Total identifiable net assets	$6,910,036

Bargain purchase gain	$1,440,249

Revenue for the 6- month period ended December 31, 2023	$344,708
Loss for the 6- month period ended December 31, 2023	$(1,232,732)

During the prior year period, Cana had minimal operations as it was in financial difficulties and seeking for an investor. Therefore, we consider that presenting prior period pro forma financial   information pursuant to ASC 805 would not provide meaningful information.

Going Concern

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates the continuation of the Company as a going concern. For the year ended period December 31, 2023, the Company had revenue of $53,376,874, net loss of $18,542,654 and net cash used in operations of $14,998,919. Additionally, as of December 31, 2023, the Company had positive working capital of $12,285,310, an accumulated deficit of $91,644,233, and stockholders’ equity of $36,043,028. It is management’s opinion that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of 12 months from the date of this filing.

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Notes to the Consolidated Financial Statements

The Company’s revenues are not able to sustain its operations, and concerns exist regarding the Company’s ability to meet its obligations as they become due. The Company is subject to a number of risks to those of smaller commercial companies, including dependence on key individuals and products, the difficulties inherent in the development of a commercial market, the need to obtain additional capital, competition from larger companies, and other pharmaceutical and health care companies.

Management evaluated the above conditions which raise substantial doubt about the Company’s ability to continue as a going concern to determine if it can meet its obligations for the subsequent 12 months from the date of this filing. Management considered its ability to access future capital, curtail expenses if needed, expand product lines, and acquire new products.

Management’s plans include expansion of brand name products to the market, expanding the current product portfolio, and evaluating acquisition targets to expand distribution. Furthermore, the Company intends to vertically integrate the supply chain distribution network. Finally, the Company plans to access the capital markets further in order to raise additional funds through equity offerings. More specifically, management will consider postponing the repayment of its outstanding Trade Facility ($1,908,195 balance as of December 31, 2023), intends to make substantial efforts to receive additional debt financing in conjunction with utilizing potential equity proceeds by its outstanding warrants. Moreover, the Company’s management is considering of postponing certain repayments of suppliers and creditors. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described herein and eventually secure other sources of financing and attain profitable operations.

Considering the above, management is of the view that substantial doubt exists for the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Financial Statement Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP.

Principles of Consolidation

Our consolidated accounts include our accounts and the accounts of our wholly owned subsidiaries, SkyPharm S.A., Decahedron Ltd., Cosmofarm S.A., Cana Laboratories Holding (Cyprus) Limited and ZipDoctor Inc. The Group’s financial statements are prepared in accordance with U.S. GAAP. The consolidated financial statements reflect the consolidation of all entities in which the Company has control, as determined by the ability to direct the activities that significantly affect the entities’ economic performance. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Notes to the Consolidated Financial Statements

The Effects of War in the Ukraine

On February 24, 2022, Russian forces launched significant military action against Ukraine. There continues to be sustained conflict and disruption in the region, which is expected to endure for the foreseeable future. We do not conduct any commercial transactions with either Ukraine or Russia and the Company and, as such, is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of the date of issuance of this Annual Report on Form 10-K. Such political issues and conflicts could have a material adverse effect on our results of operations and financial condition if they escalate in areas in which we do business. In addition, changes in and adverse actions by governments in foreign markets in which we do business could have a material adverse effect on our results of operations and financial condition.

Credit Losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which amends the requirement on the measurement and recognition of expected credit losses for financial assets held. Furthermore, amendments ASU 2019-10 and ASU 2019-11 provided additional clarification for implementing ASU 2016-13. ASU 2016-13 is effective for the Company beginning January 1, 2023, with early adoption permitted. The Company adopted the standard on January 1, 2023, and the standard did not have a material impact on the Company’s consolidated financial statements and related disclosures. The Company is exposed to credit losses primarily through sales to its customers and the loans that it has provided. The Company assesses each customer’s/ borrower’s ability to pay, and a credit loss estimate by conducting a credit review which includes consideration of established credit rating, or an internal assessment of the customer’s creditworthiness based on an analysis of their payment history when a credit rating is not available. The Company monitors credit exposure through active review of customer balances. The Company’s expected credit loss (“ECL) methodology for accounts receivable is developed through consideration of factors including, but not limited to, historical collection experience, current customer credit ratings, current customer financial condition, current and future economic and market conditions, and age of the receivables. More specifically, the Company assesses a number of customers with significant long outstanding balances on an individual basis, applying different credit loss percentages to them, and subsequently summarizes the ones not included in the individual analysis, groups them based on their rating (decided based on the factors described above) and applies specific credit loss percentages to each group. The Company has elected to follow the simplified ECL approach and for the period ended December 31, 2023 applied a 5% loss rate to all balances outstanding for more than 90 days and 1% loss rate to the total outstanding balance. The charges related to credit losses are included in “General and administrative expenses” and are recorded in the period that the outstanding receivables are determined to be doubtful. Account balances are written-off against the allowance when they are deemed uncollectible.

Foreign Currency Translation and Other Comprehensive Loss

The functional currency of the Company’s subsidiaries is the Euro and British Pound. For financial reporting purposes, both the Euro (“EUR”) and British Pound (“GBP”) have been translated into United States dollars ($) and/or (“USD”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Equity transactions are translated at each historical transaction date spot rate. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity (deficit) as “Accumulated other comprehensive income (loss)”. Gains and losses resulting from foreign currency transactions are included in the statements of operations and comprehensive loss as other comprehensive loss. There have been no significant fluctuations in the exchange rate for the conversion of EUR or GBP to USD after the balance sheet date.

Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the consolidated balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the consolidated results of operations as incurred.

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Notes to the Consolidated Financial Statements

As of December 31, 2023 and 2022, the exchange rates used to translate amounts in Euros into USD and British Pounds into USD for the purposes of preparing the consolidated financial statements were as follows:

	December 31, 2023	December 31, 2022
Exchange rate on balance sheet dates
EUR: USD exchange rate	1.1062	1.0698
GBP: USD exchange rate	1.2743	1.2077

Average exchange rate for the period
EUR: USD exchange rate	1.0817	1.0534
GBP: USD exchange rate	1.2440	1.2371

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 2023 and December 31, 2022, there were no cash equivalents.

The Company maintains bank accounts in the United States denominated in U.S. Dollars, in Greece denominated in Euros, U.S. Dollars and Great Britain Pounds (British Pounds Sterling), and in Bulgaria denominated in Euros. The Company also maintains bank accounts in the United Kingdom, denominated in Euros and Great Britain Pounds (British Pounds Sterling). As of December 31, 2023 and 2022, the aggregate amount in these foreign accounts were $1,047,738 and $831,793, respectively. Additionally, as of December 31, 2023 and 2022, the Company had cash on hand in the amount of $48,590 and $15,690, respectively.

Reclassifications to Prior Year Financial Statements and Adjustments

Certain reclassifications have been made in the Company’s financial statements of the prior year to conform with current year presentation.  As of December 31, 2022, $421,302, $322,010, $120,294 and $66,401 (an aggregate total of $930,006) was reclassified from “Prepaid expenses and other current assets,” “Other assets,” “Accounts receivable – related party,” and “Prepaid expenses and other current assets – related party,” respectively to “Accounts receivable, net”.  Moreover, $248,678 was reclassified from “Financing lease right-of-use asset” to “Operating lease right-of-use asset” and $247,595 was reclassified from Financing Lease Liabilities to Operating Lease Liabilities as of the year ended, December 31, 2022. Finally, an amount of $1,784,751 was reclassified from “Accounts payable and accrued expenses” to “Other current liabilities” as of the year ended, December 31, 2022. These reclassifications had no impact on earnings or stockholders’ equity.

Accounts Receivable & Allowance for Doubtful Accounts

Accounts receivable are stated at their net realizable value. The allowance for credit losses against gross accounts receivable reflects the best estimate of probable losses inherent in the receivables’ portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available information. As of December 31, 2023 and 2022, the Company’s allowance for credit losses was $19,686,091 and $7,309,311, respectively. Below is the summary of changes in the allowance for doubtful accounts:

December 31, 2023

Balance as of January 1, 2023	$7,309,311
Provisions for credit losses	11,850,788
Write-offs	-
Foreign exchange adjustments	525,992
Other adjustments	-
Balance as of December 31, 2023	$19,686,091

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Notes to the Consolidated Financial Statements

Tax Receivables

The Company pays Value Added Tax (“VAT”) or similar taxes (“input VAT”), income taxes, and other taxes within the normal course of its business in most of the countries in which it operates related to the procurement of merchandise and/or services it acquires and/or on sales and taxable income. The Company also collects VAT or similar taxes on behalf of the government (“output VAT”) for merchandise and/or services it sells. If the output VAT exceeds the input VAT, this creates a VAT payable to the government. If the input VAT exceeds the output VAT, this creates a VAT receivable from the government. The VAT tax return is filed on a monthly basis offsetting the payables against the receivables. In observance of EU regulations for intra-EU cross-border sales, our subsidiaries in Greece, SkyPharm and Cosmofarm, do not charge VAT for sales to wholesale drug distributors registered in other European Union member states. As of December 31, 2023 and 2022, the Company had a VAT net receivable balance of $187,512 and a net receivable balance of $79,373 respectively, recorded in the consolidated balance sheet as prepaid expenses and other current assets and accounts payable and accrued expenses, respectively.

Inventories

Inventory is stated at the lower-of-cost or net realizable value using the weighted average method. Inventory consists primarily of finished goods and packaging materials, i.e., packaged pharmaceutical products and the wrappers and containers they are sold in. A periodic inventory system is maintained by 100% count. Inventory is replaced periodically to maintain the optimum stock on hand available for immediate shipment.

The Company writes down inventories to net realizable value based on physical condition, expiration date, current market conditions, as well as forecasted demand. The Company’s inventories are not highly susceptible to obsolescence. Many of the Company’s inventory items are eligible for return to our suppliers when pre-agreed product requirements, including, but not limited to, physical condition and expiration date, are not met. No significant judgments have been applied in estimating the selling price of our inventory.

Property and Equipment, net

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated on a straight-line basis over the useful lives (except for leasehold improvements which are depreciated over the lesser of the lease term or the useful life) of the assets as follows:

Estimated Useful Life
Leasehold improvements and technical works	Lesser of lease term or 25 years
Buildings	25-30 years
Vehicles	6 years
Machinery	20 years
Furniture, fixtures and equipment	5–10 years
Computers and software	3-5 years

Depreciation expense was $353,043 and $70,109 for the years ended December 31, 2023 and 2022, respectively.

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Notes to the Consolidated Financial Statements

Property and Equipment additions

Property and Equipment additions are recognized as assets when it is probable that future economic benefits associated with the asset will flow to the entity and the cost of the asset can be measured reliably. Additions are initially measured at cost, which includes all costs directly attributable to bringing the asset to its working condition and location for its intended use. This may include purchase price, freight, installation, and any directly attributable professional fees. They are capitalized if their cost exceeds a certain threshold. The threshold is determined based on materiality considerations. Costs below the threshold are typically expensed as incurred. After initial recognition, additions are measured at cost less accumulated depreciation and any accumulated impairment losses. Depreciation is calculated systematically over the estimated useful life of the asset. They are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the carrying amount exceeds the recoverable amount, an impairment loss is recognized, and the carrying amount of the asset is adjusted accordingly. Borrowing costs directly attributable to the acquisition, construction, or production of qualifying assets, including Property and Equipment additions, are capitalized as part of the cost of those assets.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, Long-lived Assets, property and equipment and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. For the years ended December 31, 2023 and 2022, the Company had no impairment of long-lived assets.

Goodwill and Intangibles, net

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. Goodwill and certain intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. First, under step 0, we determine whether it is more likely than not that the fair value of the reporting unit is less than the carrying amount. Following, if step 0 fails, goodwill impairment is determined using a two-step process. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses level 3 inputs and a discounted cash flow methodology to estimate the fair value of a reporting unit. A discounted cash flow analysis requires one to make various judgmental assumptions including assumptions about future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. That is, the fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit.

On December 19, 2018, as a result of the acquisition of Cosmofarm, the Company recorded $49,697 of goodwill.

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Notes to the Consolidated Financial Statements

Intangible assets with definite useful lives are recorded on the basis of cost and are amortized on a straight-line basis over their estimated useful lives. The Company uses a useful life of 5 years for an import/export license and a useful life of ten years for the pharmaceutical and nutraceutical products licenses included in Note 4 as “Licenses”. A useful life of ten years is also used for the platforms included in Note 4 as “Software” and the customer bases. The Company evaluates the remaining useful life of intangible assets annually to determine whether events and circumstances warrant a revision to the remaining amortization period. If the estimate of the intangible asset’s remaining useful life is changed, the remaining carrying amount of the intangible asset will be amortized prospectively over that revised remaining useful life. As of December 31, 2023, no revision to the remaining amortization period of the intangible assets was made.

Amortization expense was $239,841 and $33,085 for the years ended December 31, 2023 and 2022, respectively.

Equity Method Investment

For those investments in common stock or in-substance common stock in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee, the investment is accounted for under the equity method. The Company records its share in the earnings of the investee and is included in “Equity earnings of affiliate” in the consolidated statement of operations. The Company assesses its investment for other-than-temporary impairment when events or changes in circumstances indicate that the carrying amount of the investment might not be recoverable and recognizes an impairment loss to adjust the investment to its then current fair value.

Investments in Equity Securities

Investments in equity securities are accounted for at fair value with changes in fair value recognized in net income (loss). Equity securities are classified as short-term or long-term based on the nature of the securities and their availability to meet current operating requirements. Equity securities that are readily available for sale in current operations are reported as a component of current assets in the accompanying consolidated balance sheets. Equity securities that are not considered available for use in current operations would be reported as a component of long-term assets in the accompanying consolidated balance sheets. For equity securities with no readily determinable fair value, the Company elects a measurement alternative to fair value. Under this alternative, the Company measures the investments at cost, less any impairment, and adjusted for changes resulting from observable price changes in transactions for identical or similar investments of the investee. The election to use the measurement alternative is made for each eligible investment.

As of December 31, 2023, investments consisted of (i) 3,000,000 shares, which traded at a closing price of $0 per share or a value of $0 of ICC International Cannabis Corp and (ii) 16,666 shares which traded at a closing price of $0.70 per share or value of $11,596 of National Bank of Greece. Additionally, the Company has $8,479 in equity securities of Pancreta Bank, which are revalued annually. As of December 31, 2022, investments consisted of (i) 3,000,000 shares, which traded at a closing price of $0 per share or a value of $0 of ICC International Cannabis Corp and (ii) 16,666 shares which traded at a closing price of $0.40 per share or value of $6,681 of National Bank of Greece. Additionally, the Company has $8,200 in equity securities of Pancreta Bank, which are revalued annually. See Note 2 for additional investments in equity securities.

Fair Value Measurement

The Company applies ASC 820, Fair Value Measurements and Disclosures, (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

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Notes to the Consolidated Financial Statements

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The following table presents assets that are measured and recognized at fair value as of December 31, 2023 and 2022, on a recurring basis:

	December 31, 2023			Total Carrying
	Level 1	Level 2	Level 3	Value
Marketable securities – ICC International Cannabis Corp.	$-	-	-	$-
Marketable securities – National Bank of Greece	11,596	-	-	11,596
	$11,596			$11,596

	December 31, 2022			Total Carrying
	Level 1	Level 2	Level 3	Value
Marketable securities – ICC International Cannabis Corp.	$-	-	-	$-
Marketable securities – National Bank of Greece	6,681	-	-	6,681
	$6,681			$6,681

In addition, ASC 825-10-25, Fair Value Option, (“ASC 825-10-25”), expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

Our financials also included the following financial instruments as of December 31, 2023: cash, accounts receivable, inventory, prepaid expenses, loans receivable, accounts payable, notes payable and lines of credit. Except for the loans receivable which carry fixed interest rates, the carrying value of the remaining instruments, approximates fair value due to their short-term nature.

Derivative Instruments

Derivative financial instruments are recorded in the accompanying consolidated balance sheets at fair value in accordance with ASC 815. When the Company enters into a financial instrument such as a debt or equity agreement (the “host contract”), the Company assesses whether the economic characteristics of any embedded features are clearly and closely related to the primary economic characteristics of the remainder of the host contract. When it is determined that (i) an embedded feature possesses economic characteristics that are not clearly and closely related to the primary economic characteristics of the host contract, and (ii) a separate, stand-alone instrument with the same terms would meet the definition of a financial derivative instrument, then the embedded feature is bifurcated from the host contract and accounted for as a derivative instrument. The estimated fair value of the derivative feature is recorded in the accompanying consolidated balance sheets separately from the carrying value of the host contract. Subsequent changes in the estimated fair value of derivatives are recorded as a gain or loss in the Company’s consolidated statements of operations.

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Notes to the Consolidated Financial Statements

Customer Advances

The Company receives prepayments from certain customers for pharmaceutical products prior to those customers taking possession of the Company’s products. The Company records these receipts as current liabilities until it has met all the criteria for recognition of revenue including passing control of the products to its customer, at such point, the Company will reduce the customer advances balance and credit the Company’s revenues.

Revenue Recognition

In accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), the Company uses a five-step model for recognizing revenue by applying the following steps:

1)	Identification of the Contract: The Company identifies a contract with a customer when it enters into an agreement that creates enforceable rights and obligations.

2)	Identification of Performance Obligations: The Company identifies distinct performance obligations within each contract, which represent promises to transfer goods or services to the customer.

3)

Determination of Transaction Price: The Company determines the transaction price, which represents the amount of consideration to which it expects to be entitled in exchange for transferring promised goods or services to the customer, excluding any amounts collected on behalf of third parties.

4)

Allocation of Transaction Price: The Company allocates the transaction price to each distinct performance obligation based on its standalone selling price. If the standalone selling price is not observable, the Company estimates it using an appropriate method.

5)

Recognition of Revenue: Revenue is recognized when (or as) the Company satisfies a performance obligation by transferring a promised good or service to the customer. This typically occurs at a point in time or over time, depending on the nature of the performance obligation.

Wholesale revenue and sales of own branded nutraceutical and pharmaceutical products

The Company has contracts or signed partnership forms (usual in the wholesale sector of the pharma industry) with its customers, stipulating the enforceable rights and obligations. The Company is responsible for transferring the goods to the customer’s location, which represents its sole performance obligation. Thus, the transaction price, which is predetermined in most of the products sold, is exclusively allocated to this performance obligation. Revenue is recognized at a single point in time, which is upon issuance of the corresponding sales invoice. The Company has assessed the impact of the items invoiced but not delivered to the customer’s location as of December 31, 2023, and deemed that it had no material effect.

Pharma manufacturing

The Company has active contracts with its customers, stipulating the enforceable rights and obligations. The Company is responsible for the manufacturing and the packaging of specific products assigned by its customers, which represents its performance obligations to which the Company allocates the transaction price determined. The customers are responsible for providing the raw materials to the Company. Revenue is recognized over a period of time, which is during the production and packaging period of the respective products. As of December 31, 2023 there were no products or batches of products for which the production or packaging phase was in progress.

Medihelm SA

Commencing from January 1, 2023, and pursuant to the agreement with Medihelm, the exclusive distributor of the Company’s own proprietary line of nutraceuticals, the Company considers the transaction price to be variable and records an estimate of the transaction price, subject to the constraint for variable consideration. The Company is basing the change in transaction price with the exclusive distributor through assessment of significant overdue receivables from the exclusive distributor, which the Company reassesses each reporting period. Through this assessment, the Company applied the “expected value” model under ASC 606-10-32-5 and had applied specific constraints to revenue due from the customer at the end of each reporting period. Following the application of the “expected value” model, the Company deferred an amount of $397,000 and recorded it against the sales to Medihelm for the year ended December 31, 2023. The Company does not consider that sales to any other customer include a variable component as of December 31, 2023.

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Notes to the Consolidated Financial Statements

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Stock Compensation (“ASC 718”) and Staff Accounting Bulletin No. 107 (“SAB 107”) regarding its interpretation of ASC 718. ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The Company values any employee or non-employee stock-based compensation at fair value using the Black-Scholes Option Pricing Model.

The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASU 2018-07, “Compensation-Stock Compensation-Improvements to Nonemployee Share-Based Payment Accounting.”

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and accounts receivable.

The Company had no clients which contributed 10% or more of revenue and accounts receivable, respectively for the year ended December 31, 2023.

Income Taxes

The Company accounts for income taxes under the asset and liability method, as required by the accounting standard for income taxes ASC 740. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, as well as net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company is liable for income taxes in Greece and the United Kingdom. The corporate income tax rate is 22% in Greece and 25% in the United Kingdom. Losses may also be subject to limitation under certain rules regarding change of ownership.

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets. At December 31, 2023, we believe our United Kingdom and Greece deferred tax assets will not be realized, as such, we did not record a reversal on the full valuation approach we followed during the period ended December 31, 2022.

Leases

The Company accounts for leases in accordance with ASC 842. For all leases, the Company recognizes a right-of-use (ROU) asset and a lease liability on the balance sheet. The ROU asset represents the Company’s right to use the underlying asset for the lease term, and the lease liability represents the obligation to make lease payments arising from the lease, both measured at the present value of future lease payments. Lease payments are recognized as an operating expense on a straight-line basis over the lease term. The interest on the lease liability and the amortization of the ROU asset are recognized separately in the income statement. Initial direct costs incurred by the Company in negotiating and securing leases are capitalized and amortized over the lease term on a straight-line basis. The assets and liabilities from operating and finance leases are recognized at the commencement date based on the present value of remaining lease payments over the lease term using the Company’s secured incremental borrowing rates or implicit rates, when readily determinable. Short-term leases, which have an initial term of 12 months or less, are not recorded on the balance sheet. The Company’s operating leases do not provide an implicit rate that can readily be determined. Therefore, we use a discount rate based on our incremental borrowing rate, which is determined using the average interest rate of our long-term debt on the date of inception.

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Notes to the Consolidated Financial Statements

Retirement and Termination Benefits

Under Greek labor law, employees are entitled to lump-sum compensation in the event of termination or retirement. The amount depends on the employee’s work experience and renumeration as of the day of termination or retirement. If an employee remains with the company until full-benefit retirement, the employee is entitled to a lump-sum equal to 40% of the compensation to be received if the employee were to be dismissed on the same day. The Company periodically reviews the uncertainties and judgments related to the application of the relevant labor law regulations to determine retirement and termination benefits obligations of its Greek subsidiaries. The Company has evaluated the impact of these regulations and has identified a potential retirement and termination benefits liability. The amount of the liability as of December 31, 2023, and December 31, 2022, was $408,665 and $0, respectively, and has been recorded as a long-term liability within the consolidated balance sheets. The Company engaged an actuarial expert for the first time, during the period ended December 31, 2023, and thus the liability of $408,665 is the cumulative effect of the 2-year period ended December 31, 2023. The effect allocated to the prior period ended December 31, 2022, would have been $147,776.

Basic and Diluted Net Loss per Common Share

Basic income per share is calculated by dividing income available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted income per share is calculated by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period and, when dilutive, potential shares from stock options and warrants to purchase common stock, using the treasury stock method. In accordance with ASC 260, Earnings Per Share, the following table reconciles basic shares outstanding to fully diluted shares outstanding.

	Years Ended December 31,
	2023	2022
Weighted average number of common shares outstanding Basic	11,968,665	1,928,172
Potentially dilutive common stock equivalents		-
Weighted average number of common and equivalent shares outstanding – Diluted	11,968,665	1,928,172

Common stock equivalents are included in the diluted income per share calculation only when option exercise prices are lower than the average market price of the common shares for the period presented.

The following table summarizes the potential shares of common stock that were excluded from the computation of diluted net loss per share for the years ended December 31, 2023 and 2022 as such shares would have had an anti-dilutive effect:

	2023	2022
Common Stock Warrants	8,561,476	4,194,236
Common Stock Options	-	-
Convertible Debt	-	8,827
Total	8,561,476	4,203,063

Recent Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This guidance is intended to enhance the transparency and decision-usefulness of income tax disclosures. The amendments in ASU 2023-09 address investor requests for enhanced income tax information primarily through changes to disclosure regarding rate reconciliation and income taxes paid both in the U.S. and in foreign jurisdictions. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024 on a prospective basis, with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting: Improvements to Reportable Segment Disclosures. This guidance expands public entities’ segment disclosures primarily by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The amendments are required to be applied retrospectively to all prior periods presented in an entity’s financial statements. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements related disclosures.

In December 2022, the FASB issued ASU No. 2022-06, Deferral of the Sunset Date of Reference Rate Reform (Topic 848). Topic 848 provides optional expedients and exceptions for applying GAAP to transactions affected by reference rate (e.g., LIBOR) reform if certain criteria are met, for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. The ASU deferred the sunset date of Topic 848 from December 31, 2022 to December 31, 2024. The ASU is effective as of December 21, 2022 through December 31, 2024. We continue to evaluate transactions or contract modifications occurring as a result of reference rate reform and determine whether to apply the optional guidance on an ongoing basis. We adopted ASU 2022-06 during 2022. The Company adopted this ASU on June 30, 2023. The adoption of this ASU did not have a material impact on the Company’s accounting and disclosures.

In March 2022, the FASB issued ASU 2022-02, Troubled Debt Restructurings and Vintage Disclosures. This ASU eliminates the accounting guidance for troubled debt restructurings by creditors that have adopted ASU 2016-13, Measurement of Credit Losses on Financial Instruments, which was adopted on January 1, 2020. The adoption of ASU 2016-13 did not have a material impact on the Company’s consolidated financial statements. ASU 2022-02 also enhances the disclosure requirements for certain loan refinancing and restructurings by creditors when a borrower is experiencing financial difficulty. In addition, the ASU amends the guidance on vintage disclosures to require entities to disclose current period gross write-offs by year of origination for financing receivables and net investments in leases within the scope of ASC 326-20. The ASU is effective for annual periods beginning after December 15, 2022, including interim periods within those fiscal years. Adoption of the ASU would be applied prospectively. Early adoption is also permitted, including adoption in an interim period. This ASU was adopted on January 1, 2023, which resulted in no cumulative-effect adjustment to retained earnings.

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Notes to the Consolidated Financial Statements

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires contract assets and contract liabilities (i.e., deferred revenue) acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, Revenue from Contracts with Customers, as if it had originated the contracts. The new guidance creates an exception to the general recognition and measurement principles of ASC 805, Business Combinations. The new guidance should be applied prospectively and is effective for all public business entities for fiscal years beginning after December 15, 2022 and include interim periods. The Company adopted this ASU which resulted in no impact on the Company’s consolidated financial statements.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 3 –EQUITY METHOD INVESTMENTS

Distribution and Equity Agreement

On March 19, 2018, the Company entered into a Distribution and Equity Acquisition Agreement with Marathon Global Inc. (“Marathon”), a company incorporated in the Province of Ontario, Canada. Marathon was formed to be a global supplier of cannabis, cannabidiol (CBD) and/or any cannabis extract products, extracts, ancillaries and derivatives (collectively, the “Products”). The Company was appointed the exclusive distributor of the Products initially throughout Europe and on a non-exclusive basis wherever else lawfully permitted. The Company has no present intention to distribute any Products under this Agreement in the United States or otherwise participate in cannabis operations in the United States. The Company intended to await further clarification from the U.S. Government on cannabis regulation prior to determining whether to enter the domestic market.

The above transaction closed on May 22, 2018 after the due diligence period, following which the Company received: (a) a 33 1/3% equity interest or 5 million shares in Marathon as partial consideration for the Company’s distribution services; and (b) received cash of CAD $2,000,000, subject to repayment in common shares of the Company if it failed to meet certain performance milestones. The Company was entitled to receive an additional CAD $2,750,000 upon the Company’s receipt of gross sales of CAD $6,500,000 and an additional CAD $2,750,000 upon receipt of gross sales of CAD $13,000,000. The Company was also given the right to nominate one director to the Marathon board of directors. Since Marathon was a newly formed entity with no assets and no activity, the Company attributed no value to the 5 million shares in Marathon which was received as consideration for the distribution services.

The Distribution and Equity Acquisition Agreement was to remain in effect indefinitely unless Marathon fails to provide Market Competitive (as defined) product pricing and Marathon has not become profitable within five years of the agreement. On March 20, 2023, the Company sent a termination notice, to Marathon, which became effective on April 19, 2023 as a result of Marathon’s failure to satisfy these conditions. The Company had accounted for its obligation to issue a variable number of the Company’s Common Shares as Share-settled debt obligation in accordance with ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”), which was measured at fair value or the settlement amount of $1,554,590 (CAD $2 million). Due to termination of the Distribution and Equity Acquisition Agreement, the Company recorded a gain on extinguishment of debt of $1,554,590 due to the write-off of the share settled debt obligation, for the year ended December 31, 2023.

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COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

CosmoFarmacy LP

In September 2019, the Company entered into an agreement with an unaffiliated third party to incorporate CosmoFarmacy L.P. for the purpose of providing strategic management consulting services and the retail trade of pharmaceutical products, and OTC to pharmacies. CosmoFarmacy was incorporated with a 30-year term through May 31, 2049. The unaffiliated third party is the general partner (the “GP”) of the limited partnership and is responsible for management and decision-making associated with CosmoFarmacy. The initial share capital was set to EUR 150,000 ($163,080) which was later increased to EUR 500,000 ($543,600). The GP contributed the pharmacy license (the “License”) valued at EUR 350,000 (30-year term) to operate the business of CosmoFarmacy in exchange for a 70% equity ownership. The Company is a limited partner and contributed cash of EUR 150,000 ($163,080) for the remaining 30% equity ownership. CosmoFarmacy is not publicly traded and the Company’s investment has been recorded using the equity method of accounting. The value of the investment as of December 31, 2023 and December 31, 2022, was $165,930 and $160,470, respectively, and is included in “Other assets” on the Company’s consolidated balance sheets.

NOTE 4 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following at December 31, 2023 and 2022:

	2023	2022
Land	$3,551,020	$-
Buildings and improvements	4,787,963	-
Leasehold improvements	3,639	502,882
Vehicles	285,388	107,976
Furniture, fixtures and equipment	2,707,442	1,945,207
Computers and software	168,173	138,783
	11,503,625	2,694,848
Less: Accumulated depreciation and amortization	(1,048,126)	(877,823)
Total	$10,455,499	$1,817,025

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2023 and 2022:

	2023	2022
License	$6,876,169	$643,204
Trade name / mark	392,197	36,997
Customer base	602,204	176,793
Software	158,788	-
	8,029,358	856,994
Less: Accumulated amortization
License	(235,925)	(98,686)
Trade name / mark	(36,997)	(29,881)
Customer base	(110,161)	(71,210)
Software	(11,789)	-
Subtotal	7,634,486	657,217
Goodwill	49,697	49,697
Total	$7,684,183	$706,914

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COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

At December 31, 2023, the estimated aggregate amortization expense for intangible assets subject to amortization for each of the five succeeding fiscal years is as follows:

Year	Amount
2024	$763,292
2025	763,026
2026	764,213
2027	764,213
2028	735,772
Thereafter	3,488,769
Sum	$7,279,285

NOTE 6 – LOAN RECEIVABLE

On October 30, 2021, the Company entered into an agreement for a ten-year loan with Medihelm SA to memorialize €4,284,521 ($4,849,221) in prepayments the Company had made. The prepayments to Medihelm SA had been made in accordance with the parallel export business, through which Medihelm supplied and would supply SkyPharm SA with branded pharmaceuticals. This business is no longer in place for the Company and thus the Company entered into this agreement with Medihelm SA in order for the outstanding amount to be settled. Interest is calculated at a rate of 5.5% per annum on a 360-day basis. Under the terms of the agreement, the Company is to receive 120 equal payments over the term of the loan. As of December 31, 2022, the Company had a short-term receivable balance of $377,038 and a long-term receivable balance of $3,792,034 under this loan. During the year ended December 31, 2023, the Company received €352,438 ($389,867) in principal payments such that as of December 31, 2023, the Company had a short-term receivable balance of $411,858 and a long-term receivable balance of $3,509,200 under this loan. The Company also received €174,711 ($193,265) in interest payments during year ended December 31, 2023. The Note is considered fully recoverable and all capital and interest repayments due as of December 31, 2023 have been settled.

NOTE 7 – CAPITAL STRUCTURE

Preferred Stock

The Company is authorized to issue 100 million shares of preferred stock, of which 6,000,000 are designated as Series A convertible preferred stock. The preferred stock has a liquidation preference over the common stock and is non-voting. As of December 31, 2023 and 2022, all Series A convertible preferred stock had been converted and no preferred shares were issued and outstanding.

Major Rights & Preferences of Series A Preferred Stock

On and effective October 4, 2021, the Company amended and restated its articles of incorporation (the “Amended and Restated Articles”) and filed a certificate of designation (the “COD”) for its Series A Preferred Stock (the “Series A Preferred Stock”) with the State of Nevada. The Amended and Restated Articles allow the Company’s Board of Directors the authority to authorize the issuance of preferred stock from time to time in one or more classes or series by resolution. On February 23, 2022, the Company filed Correction No. 1 to the COD. On July 28, 2022, the Company filed an Amendment to the COD with the State of Nevada to allow a holder to waive application of the Beneficial Ownership Limitation with respect to the conversion of Series A Preferred Stock.

With respect to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, all shares of the Series A Preferred Stock will rank: (i) senior to all of the Company’s Common Stock and any other equity securities that the Company may issue in the future, (ii) equal to any other equity securities that the Company may issue in the future, the terms of which specifically provide that such equity securities are on parity or senior to the Series A Preferred Stock (“Parity Securities”), (iii) junior to all other equity securities the Company issues, the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock, and (iv) junior to all of the Company’s existing and future indebtedness; without the prior written consent of the Majority Holders.

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Notes to the Consolidated Financial Statements

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”), the Holders of shares of Series A Preferred Stock shall be first entitled to receive out of the assets of the Company available for distribution to its shareholders.

Each Holder shall not be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company for their action or consideration, except as provided by law or as set forth in the COD.  The holders of Series A Preferred Stock are entitled to receive dividends paid and distributions made to the holders of Common Stock to the same extent as if the holders of Series A Preferred Stock had converted such shares into shares of Common Stock.

The Series A Preferred Stock was initially convertible into the Company’s Common Stock as determined by dividing the number of shares of Series A Preferred Stock to be converted by the lower of (i) $75.00 or (ii) 80% of the average volume weighted average price for the Company’s Common Stock for the five trading days immediately following the effectiveness of the registration statement concerning the shares (the “Conversion Price”). On June 14, 2022, the Conversion Price was reset to $15.54 per share.

Each holder is entitled to receive dividends in shares of Series A Preferred Stock or cash determined based on the stated value of each Series A Preferred Stock at the dividend rate of 8.0% per year. For the year ended December 31, 2022, the Company recorded $372,414 as a deemed dividend in accordance with the Series A Preferred Stock cumulative dividend. As of December 31, 2022, the cumulative dividend has been recorded as mezzanine equity. Following, Mr. Siokas waiver of the right to receive the dividends on February 26, 2024 and the unanimous written consent of the Company’s Board of Directors on February 29, 2024, through which was resolved that the Company shall remove all accrued and unpaid dividends payable to the previous holders of Series A Preferred stock, the Company eliminated the total deemed dividend of $372,414 through retained earnings. Thus, the balance of mezzanine equity as of December 31, 2023 is $0.

On February 28, 2022, the Company entered into a securities purchase agreement, or the Purchase Agreement, with certain investors and an insider for a private placement of the Company’s securities (the “Private Placement”).

The Private Placement consisted of the sale of 6,000 shares of the Company’s Series A Convertible Preferred Stock, or the Series A Shares, at a price of $1,000 per share, and 80,000 warrants to purchase shares of common stock, or the Warrants, for aggregate gross proceeds of approximately $6 million. The Warrants were initially exercisable to purchase shares of common stock at $82.50 per share, or 110% of the Series A Shares initial conversion price and will expire five and one-half years following the initial exercise date of the Warrants. The Company determined that the 80,000 warrants are additional value being distributed to the preferred stockholders and presented the warrants’ fair value of $5,788,493 as a deemed dividend on issuance of warrants in the consolidated statements of operations and comprehensive loss. The warrants were valued using the Black-Scholes option pricing model with the following terms: a) exercise price of $82.50, b) common stock fair value of $85.50, c) volatility of 118%, d) discount rate of 1.71%, e) term of 5.50 years and f) dividend rate of 0%.

The closing of the Private Placement occurred on February 28, 2022. As a condition to the closing of the sale, the Company’s common stock received conditional approval for listing and trading on the Nasdaq Capital Market and commenced trading on February 28, 2022, under the trading symbol COSM. Concurrent with the issuance of the Series A Shares, the Company executed a registration rights agreement (the “Registration Rights Agreement”) to register the resale of the shares of common stock issuable upon conversion of the Series A Shares and the shares of common stock issuable upon exercise of the warrants issued in connection with the Series A Shares. The Company was required to file its initial registration statement within 45 days following February 28, 2022. The Effectiveness Date was required to be 60 days after February 28, 2022, or 75 days following the SEC’s full review, and any additional registration statements that may be required are to be filed within 20 days following the date required by the SEC. If the Company fails to timely file its initial registration statement, or any additional registration statement, or otherwise comply with the requirements of the Registration Rights Agreement, the Company shall pay each holder 2% of the subscription amount in cash until cured, with an additional penalty of 18% if the cash payment is not made within seven days of the cash payable date.

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COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

The Company filed its initial registration statement on May 25, 2022, and thus accrued for liquidated damages payable to the holders in the amount of $250,260, calculated as described above, for both the late filing of the registration statement (event) and the 1st anniversary (30 days following the event date) of the event, which, along with an additional lump sum amount of $2,000,000 agreed to be paid to the investors as additional damages, led to a total amount of $2,250,260 concerning liquidated damages related to the February Private Placement within the year ended December 31, 2022. Upon the effectiveness of the Company’s registration statement, the Series A Shares conversion price was adjusted to $15.54 and the warrant exercise price was adjusted to $15.54 per share. The Company recorded a deemed dividend in the amount of $8,189,515 upon reducing the conversion price from $75.00 to $15.54 which was recorded as an increase to additional paid-in capital and an increase to accumulated deficit.

The Series A Shares rank senior to all of the Company’s Common Stock and any other equity securities that the Company may issue in the future with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. While the Series A Shares are outstanding, the Company may not amend, alter or change adversely the powers, preferences or rights given to the Series A Shares, create, or authorize the creation of, any additional class or series of capital stock of the Company (or any security convertible into or exercisable for any class or series of capital stock of the Company), including any class or series of capital stock of the Company that ranks superior to or in parity with the Series A Shares, alter, amend, modify, or repeal its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Shares, increase or decrease the number of authorized shares of Series A Shares, any agreement, commitment or transaction that would result in a Change of Control, any sale or disposition of any material assets outside of the ordinary course of business of the Company, any material change in the principal business of the Company, including the entry into any new line of business or exit of any current line of business, and circumvent a right or preference of the Series A Shares. Any holder of the Series A Shares shall have the right by written election to the Company to convert all or any portion of the outstanding Series A Shares. Immediately upon effectiveness of a registration statement registering for resale all of the Registrable Securities (as defined in the Registration Rights Agreement), all outstanding Series A Shares shall automatically convert into Common Stock, subject to certain beneficial ownership limitations.

Treasury stock

As of December 31, 2023 and 2022, the Company held 86,497 and 15,497, respectively, shares of its common stock at a cost of $917,159 and $816,707, respectively. Shares of common stock that are repurchased are classified as treasury stock pending future use and reduce the number of shares outstanding used in calculating earnings per share. Cosmos may repurchase shares from time to time through open market purchases in accordance with applicable securities laws and other restrictions. The Company repurchased 71,000 shares of its common stock for $100,452 during the year ended December 31, 2023.

On January 24, 2023, the Company announced that its Board of Directors has approved a share repurchase program with authorization to purchase up to $3 million of its common stock. Cosmos may repurchase shares from time to time through open market purchases in accordance with applicable securities laws and other restrictions.

Mezzanine Equity

The Series A Shares are recorded as mezzanine equity in accordance with ASC 480 at its initial net carrying value in the amount of $5,452,300. The Series A Shares are recorded as mezzanine equity in accordance with ASC 480 as the Company may be obligated to issue a variable number of shares at a fixed price known at inception and there is no maximum number of shares that could potentially be issued upon conversion. In this instance, cash settlement would be presumed and the Series A Shares are classified as mezzanine equity in accordance with ASC 480-10-S99. Immediately upon effectiveness of the registration statement registering for resale of all the common stock issuable under the Series A Shares, all outstanding Series A Shares shall automatically convert into common stock.

As of December 31, 2022, 6,000 of the Series A Shares had been converted into 386,588 shares of common stock in accordance with the terms of the agreements and thus an amount of $5,452,300 was reclassified from mezzanine equity to common stock and additional paid-in capital, in the aggregate.

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COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

Common Stock

The Company is authorized to issue 300 million shares of common stock. As of December 31, 2023 and 2022, the Company 15,982,472 and 10,605,412 shares of our common stock issued, respectively, and 15,895,975 and 10,589,915 shares outstanding, respectively.

Issuance of Common Stock

During the 12 months ended December 31, 2023, the Company issued 15,258 shares of common stock to a consultant for services rendered. The shares were valued and expensed in the amount of $96,888 on the date of issuance and are separately presented in the consolidated statement of changes in stockholders’ equity and mezzanine equity as “Shares issued in lieu of cash” for the year ended December 31, 2023.

On April 3, 2023, the Company issued 185,000 shares of unvested common stock to employees, officers and directors under the Company’s Equity Incentive Plan. These shares vest in two tranches, 1) 50% vesting on October 2, 2023, and 2) 50% vesting on October 2, 2024. The Company valued these shares on April 3, 2023 in the amount of $653,050 which is being amortized over the vesting period. During the year ended December 31, 2023, the Company had recorded $323,957 of stock-based compensation expense related to the shares issued, which is included in “General and administrative expense” on the accompanying consolidated statements of operations and comprehensive loss. As of December 31, 2023, the unamortized stock-based compensation for the 185,000 shares of common stock was $329,093, which will be amortized through October 2, 2024.

On June 15, 2023, the Company issued 99,710 shares of common stock related to the acquisition of the customer base of Bikas. The fair value of these shares at the acquisition date was $316,081, which was included in the purchase price.

On June 30, 2023, the Company issued 46,377 shares of common stock related to the acquisition of the Cana. The fair value of these shares at the acquisition date was $138,667, which was included in the purchase price of Cana.

On July 20, 2023, the Company entered into a Securities Purchase Agreement with three investors to issue and sell in the aggregate 1,401,163 shares of common stock, 715,773 pre-funded warrants at an exercise price of $0.01 per share in lieu of common stock and warrants to purchase 1,935,484 warrants at an exercise price of $2.75 per share of common stock. The 1,935,484 warrants expire on January 1, 2029. The common stock and warrants were sold together at the unit price of $2.75 per share, raised gross proceeds of approximately $5,250,000, and incurred financing fees of approximately $443,000. The Company issued 2,116,936 shares of common stock which were recorded in the amount of $4,807,038 on the Company’s consolidated statements of changes in stockholders’ equity and mezzanine equity.

The July 20, 2023 Securities Purchase Agreement triggered a downround provision for 782,610 previously issued warrants.  The Company recorded a deemed dividend in the amount of $15,385, which was calculated using the Black-Scholes option pricing model with the following assumptions: a) exercise prices of $11.50 before repricing and $2.75 after repricing, b) common stock fair value of $1.89, c) volatility of 253.1% before repricing and 234.7% after repricing, d) discount rate of 4.26% before repricing and 4.03% after repricing, e) terms of 4.42 years before repricing and 5.51 years after repricing and f) dividend rate of 0%.

On October 9, 2023, the Company issued 280,000 shares for the acquisition of Cloudscreen. The fair value of these shares at the acquisition date was $319,200, which was included in the purchase price.

On October 24, 2023, the Company issued 51,485 shares of common stock priced at $1.01, which is the fair market value of our stock on the date of the agreement, to George Terzis, the CFO of the Company, in exchange for $52,000 of debt. The debt related to unpaid salaries and bonuses, the Company had due to Mr. Terzis, as of December 31, 2023. This amount was recorded as equity.

On November 21, 2023, the Company issued 970,000, in the aggregate, shares of common stock to multiple parties for services rendered. The fair value of these shares was $77,448, which was recorded as general and administrative expense.  They were treated as Nonemployee share-based payment equity awards and measured at the grant-date fair value of the equity instruments, similar to employee share-based payment equity awards.

On December 29, 2023, the Company issued 125,294 shares of common stock related to the acquisition of the customer base of Bikas. The fair value of these shares was $176,665, which was included in the purchase price.

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COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

During the year ended December 31, 2022, the Company issued 300 shares of common stock for services rendered and recorded $3,120 of compensation expense in relations to the services.

Reverse split

On December 15, 2022 the Company announced a reverse stock split with a ratio of 1-for-25 (one-for-twenty five) effective at the opening of the business day on Friday, December 16, 2022. The CUSIP number of the Company after the split will change to 221413-305. The reverse stock split was authorized at the Company’s Annual General Meeting (“AGM”) on December 2, 2022 and was approved by the Company’s Board of Directors on December 15, 2022. The Company’s financial statements and supplementary data for all periods presented in this Annual Report on Form 10-K have been retrospectively adjusted to give effect to the reverse stock split.

Debt Conversions

During the year ended December 31, 2022, the Company issued 9,520 shares of common stock upon the conversion of $1,190,000 of notes payable. The Company recorded $973,420 as a capital contribution and an increase in equity related to the conversion of the $1,190,000 reduced by $216,580 recorded as a gain upon extinguishment of debt upon modification. The $216,580 gain upon extinguishment was determined using the fair value of the Company of $102.25 per share at the extinguishment commitment date.

On May 1, 2022, the Company issued 1,574 shares of common stock to convert $26,515 principal and accrued interest. Following the conversion, the outstanding balance of the above Note was $0. Upon conversion, the 1,574 shares were issued at a fair value of $38,144 which was recorded as equity. Accordingly, upon conversion, the Company reduced its derivative liability by $11,629 (see Note 11).

Exercise of Warrants

During the year ended December 31, 2022, the Company issued 3,608,667 shares of common stock upon the exercise of 3,608,667 warrants. The Company received proceeds of $10,826,000 upon exercise.

During the year ended December 31, 2022, the Company issued 526,112 shares of common stock upon the cashless exercise of 776,674 warrants.

During the year ended December 31, 2023, the Company issued 2,437,063 shares of common stock upon the exercise of 2,437,063 warrants. The Company received proceeds of $3,533,741 upon exercise.

Issuance of Common Stock and Warrants

On December 29, 2023, the Company entered into a warrant exchange agreement (the “Warrant Exchange”) with an investor to reduce the exercise price of 2,437,063 warrants from $2.75 per share to $1.45 per shares as an inducement to exercise. The Company issued 1,487,000 shares of common stock, held 950,063 shares in escrow until the investor’s beneficial ownership limitation allows for the transfer of the escrow shares, and received gross cash proceeds of 3,533,741. The Company contingently granted 4,874,126 additional warrants to be issued upon shareholder approval, with an exercise price of $1.45 and a term of five years. For the year ending December 31, 2023, the Company recorded a deemed dividend of $7,642 for the inducement to exercise and $7,218,485 for the grant of new warrants.

On May 25, 2022, the Company granted 1,333 warrants to a third party based on a settlement agreement signed on May 25, 2022, as compensation concerning the consulting services the third party provided for the Private Placement closed on February 28, 2022. The Company recorded stock-based compensation in the amount of $24,101 upon issuance of the warrants valued using the Black-Scholes option pricing model with the following assumptions: a) common stock fair value of $26.75, b) exercise price of $82.50, c) term of 5.51 years, d) volatility of 107.3%, e) dividend rate of 0%, and f) discount rate of 2.71%.

F-65

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

On June 7, 2022, the Company issued 344,765 warrants upon triggering the down round protection feature in relation to the warrants issued in connection with the Series A shares with an exercise price of $15.54 and a term of approximately 5 years. Additionally, the Company lowered the exercise price of the 80,000 warrants then outstanding from $82.50 to $15.54 per common share upon triggering the down round protection. The Company recorded a deemed dividend in the amount of $8,480,379 in relation to the down round protection feature for the incremental value of the shares issued and lowered exercise price valued using the Black-Scholes option pricing model with the following assumptions: a) common stock fair value of $26.75, b) old exercise price of $82.50 and revised exercise price of $15.54, c) term of 5.24 years, d) volatility of 121.47%, e) dividend rate of 0%, and f) discount rate of 2.99%.

On July 14, 2022, the Company issued 300 shares to a consultant for services rendered. For the year ended December 31, 2022, the Company recorded $3,120 as general and administrative expense related to the issuance.

On October 20, 2022, the Company issued 2,486,667 shares of common stock and 5,000,000 warrants, in the aggregate, upon entering into a securities purchase agreement for an aggregate purchase price of $7,500,000. Of the 5,000,000 warrants, 2,500,000 were designated as Series A and 2,500,000 were designated as Series B. The Series A warrants have an exercise price of $3.00 per share and expire two years from the date of issuance. The Series B warrants have an exercise price of $3.00 per share and expire seven years from the date of issuance. The Company allocated the proceeds between the common stock and warrants issued and recorded a discount to the common stock associated with the warrants in the amount of $8,437,977, in the aggregate, which was recorded as additional paid-in capital and a deemed dividend. The warrants were valued using the Black-Scholes option pricing model with the following assumptions: a) fair value of common stock of $2.20, b) exercise price of $3.00, c) terms of two years and seven years, d) dividend rate of 0%, e) volatility of 135.05% and 129.02%, and f) risk free interest rate of 4.62% and 4.36%.

On October 20, 2022, the Company cancelled 424,765 warrants in exchange for 849,530 additional warrants with existing warrant holders. The new warrants were issued with an exercise price of $3.00 per common share and a term of seven years. As a result, the Company recorded a deemed dividend as an increase to accumulated deficit and additional paid-in capital and reduced net income available to common shareholders by $1,067,876. The Company valued (a) the fair value of the 424,765 warrants immediately before exchange in the amount of $645,108, (b) the fair value of the warrants immediately after the exchange in the amount of $1,712,984, and (c) recorded the difference as a deemed dividend in the amount of $1,067,876. The warrants were valued using the Black-Scholes option pricing model using the following assumptions: a) fair value of common stock of $2.20, b) exercise prices of $15.54 pre-exchange and $3.00 post-exchange, c) terms of 4.87 years pre-exchange and seven years post-exchange, d) dividend rate of 0%, e) volatility of 132.3% pre-exchange and 131.9% post-exchange, and f) risk free interest rate of 4.45% pre-exchange and 4.36% post-exchange.

On November 21, 2022, the Company entered into a settlement and general release pursuant to a letter agreement dated July 7, 2021 whereby a consultant claimed to be entitled to compensation with respect to a previous financing. As a result of the settlement, the Company issued 40,000 shares of common stock which was recorded as general and administrative expense for the year ended December 31, 2022 in the amount of $173,121.

On December 19, 2022, the Company issued 2,828,320 shares of common stock and 2,828,320 warrants (of which 260,870 were cancelled subsequent to December 31, 2022), in the aggregate, upon entering into a securities purchase agreement for an aggregate purchase price of $32,525,680 and net proceeds of $30,600,319. The warrants have an exercise price of $11.50 per share and expire five years from the date of issuance. The Company allocated the proceeds between the common stock and net warrants issued and recorded a discount to the common stock associated with the warrants in the amount of $17,778,260 which was recorded as additional paid-in capital and a deemed dividend. The warrants were valued using the Black-Scholes option pricing model with the following assumptions: a) fair value of common stock of $11.50, b) exercise price of $7.59, c) terms of five years, d) dividend rate of 0%, e) volatility of 157.53%, and f) risk free interest rate of 3.70%.

No options warrants or other potentially dilutive securities other than those disclosed above have been issued as of December 31, 2023.

F-66

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

Warrant Classification

The Company determines the classification of its warrants upon issuance by identifying the instrument issued to determine if it is debt or equity classified. The Company determined its warrants meet the scope exception in ASC 815-10 and are equity classified because, (a) the warrant is indexed to the Company’s own stock, (b) require settlement in equity shares, and (c) the Company has enough authorized and unissued shares.

NOTE 8 – INCOME TAXES

The Company provides for income taxes using an asset and liability approach under which deferred income taxes are provided for based upon enacted tax laws and rates applicable to periods in which the taxes become payable.

The domestic and foreign components of income (loss) before (benefit from) provision for income taxes were as follows:

	December 31, 2023	December 31, 2022
Domestic	$(2,832,980)	$(7,093,161)
Foreign	(15,709,674)	(5,962,159)
	$(18,542,654)	$(13,055,320)

The components of the (benefit from) provision for income taxes are as follows:

	December 31, 2023	December 31, 2022
Current tax provision
Federal	$-	$-
State	-	-
Foreign	-	(75,724)
Total current tax provision	$-	$(75,724)

Deferred tax provision
Domestic	$-	$-
State	-	-
Foreign	-	850,775
Total deferred tax provision	$-	$850,775

Total current provision	$-	$775,051

F-67

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the years ended December 31, 2023 and 2022 is as follows:

	December 31, 2023	December 31, 2022
US
Loss before income taxes	$(18,542,654)	$(13,055,320)
Taxes under statutory US tax rates	$(3,893,957)	$(2,741,617)
Increase (decrease) in taxes resulting from:
Increase in valuation allowance	$4,339,572	$3,989,786
Foreign tax rate differential	$245,518	$34,601
Permanent differences	$(448,032)	$128,705
Prior period adjustments	$(151,879)	$(186,143)
State taxes	$(91,222)	$(450,280)
Income tax expense	$-	$775,052

Companies subject to the Global Intangible Low-Taxed Income provision (GILTI) have the option to account for the GILTI tax as a period cost if and when incurred, or to recognize deferred taxes for outside basis temporary differences expected to reverse as GILTI. We have elected to account for GILTI as a period cost.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities consist of the following:

	December 31, 2023	December 31, 2022
Net operating loss carryforward	$7,621,277	$5,899,702
Capital loss carryforward	801,744	801,744
Section 163(j) carryforward	563,138	561,130
Foreign exchange	129,916	297,263
Allowance for doubtful accounts	4,404,277	1,616,926
Accrued expenses	261,466	352,025
Mark to market adjustment in securities	358,761	358,761
Lease liability	261,377	259,381
Capitalized research & development costs	52,261	-
Depreciation	(35,734)	(22,914)
Total deferred tax assets	14,418,483	10,124,018

Intangibles	(15,845)	(8,139)
Inventory	4,853	(49,961)
Right of use asset	(258,770)	(256,769)
Goodwill	(10,980)	(10,979)
Total deferred tax liabilities	(280,742)	(325,848)
Valuation allowance	(14,137,741)	(9,798,170)
Net deferred tax assets	$-	$-

At December 31, 2023, the Company had U.S. net operating loss (“NOL”) carryforwards of approximately $21,516,941 that may be offset against future taxable income, subject to limitation under IRC Section 382. Of the $21.5 million Federal NOL carryforwards, $2.5 million are pre-2018 and begin to expire in 2031. The remaining balance of $19 million, are limited to utilization of 80% of taxable income but do not have an expiration. At December 31, 2023, the Company had Greek NOL carryforwards of $2,240,902 and had UK NOL carryforwards of $1,753,800. A valuation allowance exists for all operations, based on a more likely than not criterion and in consideration of all available positive and negative evidence.

ASC 740 requires that the tax benefit of net operating losses (“NOLs”), temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carryforward period. Because of the Company’s history of domestic operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a valuation allowance, on all our deferred tax asset. Management considered all available evidence to when evaluating the realizability of foreign deferred tax assets by jurisdiction and concluded primarily based upon a strong earnings history that these deferred tax assets were more-likely-than-not realizable.

F-68

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

The Company applied the “more-likely-than-not” recognition threshold to all tax positions taken or expected to be taken in a tax return, which resulted in no unrecognized tax benefits as of December 31, 2023 and December 31, 2022, respectively. We recognize interest accrued related to unrecognized tax benefits and penalties as income tax expense.

The Company files income tax returns in Illinois, United States, and in foreign jurisdictions including Greece and the United Kingdom. As of December 31, 2023, all domestic tax years are open to tax authority examination due the availability of net operating loss deductions, 2010 through 2023. In Greece, the statute of limitations is open for five years, 2018 through 2023. In the United Kingdom, the statute of limitations is open for four years, 2019 through 2023. Currently, there are no ongoing tax authority income tax examinations.

NOTE 9 – RELATED PARTY TRANSACTIONS

Doc Pharma S.A.

Doc Pharma S.A. is considered a related party to the Company due to the fact that the CEO of Doc Pharma is the wife of Grigorios Siokas, the Company’s CEO and principal shareholder, who also served as a principal of Doc Pharma S.A. in the past.

Prepaid expenses and other current assets – related party

As of December 31, 2023, and December 31, 2022, the Company had a prepaid balance of $4,347,184 and $3,320,345, respectively, to Doc Pharma related to purchases of inventory.

Accounts payable and accrued expenses – related party

As of December 31, 2023, and December 31, 2022, the Company had an accounts payable balance to Doc Pharma of $34,217 and $201,991, respectively.

Accounts receivable – related party

Additionally, the Company had a receivable balance of $2,386,721 and $2,070,570 from Doc Pharma S.A. as of December 31, 2023, and December 31, 2022, respectively.

Sales and Purchases

During the years ended December 31, 2023 and 2022, the Company purchased a total of $1,365,324 and $1,755,103 of products from Doc Pharma S.A., respectively. During the years ended December 31, 2023 and 2022, the Company had $619,637 and $1,058,780 revenue from Doc Pharma, respectively.

Other Agreements

On October 10, 2020, the Company entered into a contract manufacturer outsourcing (“CMO”) agreement with Doc Pharma whereby Doc Pharma is responsible for the development and manufacturing of pharmaceutical products and nutritional supplements according to the Company’s specifications based on strict pharmaceutical standards and good manufacturing practice (“GMP”) protocols as the National Organization for Medicines requires. The Company has the exclusive ownership rights for trading and distribution of its own branded nutritional supplements named “Sky Premium Life®”. The duration of the agreement is for five years, however, either party may terminate the agreement at any time giving six-month advance notice. Doc Pharma is exclusively responsible for supplying the raw materials and packaging required to manufacture the final product. However, they are not responsible for potential delays that may arise, concerning their import. Doc Pharma is also obligated to store the raw and packaging materials. The delivery of raw and packaging materials should be purchased at least 30 and 25 days, respectively, before the delivery date of the final product. The Manufacturer solely delivers the finished product to the Company. There is a minimum order quantity (“MoQ”) of 1,000 pieces per product code. Both parties have agreed that the Company will deposit 60% of the total cost upon agreement and assignment and 40% of the total cost including VAT charge upon the delivery date. The prices are indicative and are subject to amendments if the cost of the raw material or the production cost change.

F-69

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022, the Company has purchased €1,144,043 ($1,237,467) and €1,653,911 ($1,742,282), respectively, in inventory related to this agreement.

On May 17, 2021, Doc Pharma and the Company entered into a Research and Development (“R&D”) agreement whereby Doc Pharma will be responsible for the research, development, design, registration, copy rights and licenses of 250 nutritional supplements for the final products called Sky Premium Life®. These products will be sold in Greece and abroad. The total cost of this project will be €1,425,000 plus VAT and will be done over three phases as follows: Design & Development (€725,000); Control and Product Manufacturing (€250,000) and Clinical Study and Research (€450,000). SkyPharm has bought a total of as of 81 licenses at value of €554,500 ($593,204) which is 38.91% of the total cost, as of December 31, 2022. During the year ended December 31, 2023, 24 additional licenses were purchased at value of €475,014 ($525,461). The agreement will terminate on December 31, 2025.

Purchase of branded pharmaceuticals

On June 28, 2023, the Company approved the purchase of five proprietary and innovative branded pharmaceuticals with significant market presence and material profit contribution from Zakalia Ltd., the parent company of Doc Pharma, for €1,800,000 ($1,965,600). The transaction was settled on a non-cash basis through the reduction, of an equivalent amount, of prepaid expense balances the Company held with Doc Pharma. The purchased branded pharmaceuticals are presented in “Goodwill and intangible assets, net” on the accompanying consolidated balance sheets. On December 29, 2023, the Company approved the purchase of additional 19 licenses from Doc Pharma, of a total value of €3,200,000 ($3,539,840). This transaction was also settled on a non-cash basis through the reduction, of an equivalent amount, of prepaid expense balances the Company held with Doc Pharma.

Loans receivable - related party

The balance of prepaid expenses due Doc Pharma as of December 31, 2022, had increased to €7,103,706 ($7,599,545), which was mainly attributable to the prepayments SkyPharm S.A. made in accordance with the CMO agreement and the extensive orders and sales of the SPL products the Company expects to achieve within 2023, mainly through its Amazon channels in the UK, Singapore, Canada and other countries. However, as the benefit from a significant portion of the prepaid balance would not have been realized within a 12-month period, the Company opted to secure a portion of the outstanding prepaid balance through a loan agreement. SkyPharm S.A. (the “Lender”) entered into a loan agreement with Doc Pharma (the “Borrower”) for €4,000,000 ($4,279,200), all of which was financed through the outstanding prepaid balance. The duration of the loan is for a 10-year period up to December 1, 2032 (the “Maturity Date”). The loan bears a fixed interest rate of 5.5% payable on a monthly basis and will be repayable in 120 equal instalments of €33,333.33 ($35,660). The loan may be prepaid anytime during its duration in full or partially based on the Company’s product requirements and other factors, without Doc Pharma incurring any prepayment penalty. As of December 31, 2023 and December 31, 2022, the loan had a current portion of €400,000 ($442,480) and €400,000 ($427,720), and a non-current portion of €3,200,000 ($3,539,840), and €3,600,000 ($3,851,280), respectively, which is classified as “Loans receivable – related party” on the accompanying consolidated balance sheets. During the year ended December 31, 2023, the Company received €400,000 ($442,480) in principal repayments, and €209,917 ($232,210) of interest repayments. Additionally, during the year ended December 31, 2023, the Company recorded €201,057 ($217,476) as interest income relating to this loan.

Cana Laboratories Holding Limited

Cana was considered a related party as the Company had signed a binding letter of intent and an SPA for the acquisition of Cana. The acquisition was completed on June 30, 2023 according to the SPA signed on May 31, 2023. Thus, all balances between the Company and Cana were eliminated upon consolidation as of December 31, 2023. The Secured Promissory Note discussed below was included in consideration transferred upon acquisition.

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COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

Loans receivable - Related Party - Long Term

On February 28, 2023 (Issue Date) the Company signed a Secured Promissory Note with Cana Laboratories Holding (Cyprus) Limited (the “Holder”), whereby the Holder borrowed the sum of €4,100,000 ($4,457,520) from the Company. Interest on the Principal Amount under this Note shall accrue at a rate equal to Five Percent (5%) plus one month LIBOR per annum (5.47% as of December 31, 2023). The maturity date (“Maturity Date”) of this Note shall be five years from the Issue Date. The Principal Amount, as well as all accrued interest shall be due and payable on the Maturity Date. During the six months ended June 30, 2023, the Company recorded interest income of €137,138 ($148,789). Following, the completion of Cana’s acquisition on June 30, 2023 the balance of the Note was eliminated on a consolidated level.

Panagiotis Kozaris

Panagiotis Kozaris is considered a related party due to the fact that he is a former General operational manager and current employee of Cosmofarm S.A.

Prepaid Expenses and Other Current Assets - Related Party

From time-to-time the Company purchases back shares that Panagiotis Kozaris owns and records them as treasury shares. The Company pays Panagiotis Kozaris in advance for the shares owned and obtains the shares upon execution of a cumulative stock-purchase agreement (“SPA”). During the years ended December 31, 2023 and 2022, the Company paid Panagiotis Kozaris an additional sum of $51,159 and $143,056 respectively for shares owned, however, no SPA for these funds has been executed as of December 31, 2023. The Company intends to execute a cumulative SPA for these amounts during 2024. The total balances owed of $194,215 and $143,056 are included in “Prepaid expenses and other current assets - related party”, on the accompanying consolidated balance sheets as of December 31, 2023 and 2022, respectively.

Basotho Investment Limited

Basotho Investment Limited is considered a related party once Panagiotis Kozaris (former General operational manager and current employee of Cosmofarm S.A) is one of its directors.

General and administrative expenses

On November 21, 2023, the Company issued 120,000 shares of common stock to Basotho Investment Limited for services rendered. The fair value of these shares for the period ended December 31, 2023 was $10,300, which was recorded as general and administrative expense.

Maria Kozari

Maria Kozari is considered a related party to the Company due to the fact that she is the daughter of Panagiotis Kozaris, a former Operational General Manager and current employee of Cosmofarm S.A.

Accounts Receivable - Related Party

During 2021, the Company, through its subsidiary, Cosmofarm SA, commenced a partnership with a pharmacy called “Pharmacy & More”, owned by Maria Kozari. The transactions with the respective pharmacy were in Cosmofarm’s normal course of business, however, a more flexible credit policy was allowed as the pharmacy was new and needed to be established in the market. During the years ended December 31, 2023 and 2022 the Company’s net sales to Pharmacy & More amounted to $480,029 and $463,467 respectively. As of December 31, 2023 and 2022 the Company’s outstanding receivable balance due from the pharmacy amounted to $1,142,402 (€1,032,726) and $760,025 (€710,436), respectively, and are included in “Accounts receivable - related party”, on the accompanying consolidated balance sheets.

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COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

The Company plans to acquire Pharmacy & More within fiscal year 2024. Upon acquisition, the Company intends to offset the outstanding receivable balance with the corresponding purchase price and additionally plans to make Pharmacy & More the first shop-in-shop of its own branded line of nutraceutical products, Sky Premium Life® (SPL).

Other Related Parties

Additionally, the Company has the following balances as of December 31, 2023: a) a balance of $98,000 relating to unpaid salaries and bonuses due to George Terzis, the CFO of the Company, classified as “Accounts payable and accrued expenses - related party” in the Company’s consolidated balance sheets, b) a net payable balance of $85,332 due to Konstantinos Gaston Kanaroglou, former manager and current employee of the Company’s wholly owned subsidiary Cana, classified as "Accounts receivable" in the Company’s consolidated balance sheets.

Notes Payable – Related Party

A summary of the Company’s related party notes payable during the years ended December 31, 2023 and 2022 is presented below:

	2023	2022

Beginning Balance	$10,912	$464,264
Payments	-	(472,920)
Foreign currency translation	371	19,568
Ending Balance	$11,283	$10,912

Grigorios Siokas

Grigorios Siokas is the Company’s CEO and principal shareholder.

On December 20, 2018, the €1,500,000 ($1,718,400) note payable, originally borrowed pursuant to a Loan Agreement with a third-party lender, dated March 16, 2018, was transferred to Grigorios Siokas. The note bore an interest rate of 4.7% per annum, originally matured on March 18, 2019 pursuant to the original agreement which was extended to December 31, 2021, and again to December 31, 2023. During the year ended December 31, 2022, the Note was paid in full and as of December 31, 2023 the Company had no outstanding balance. As of December 31, 2023 and 2022, the Company had accrued interest of $0 and €192,891 ($206,355), respectively, outstanding related to this loan, classified under “Accrued interest” in the Company’s consolidated balance sheets.

Dimitrios Goulielmos

Dimitris Goulielmos was the Company’s former CEO and a Director of the Company.

On November 21, 2014, the Company entered into an agreement with Dimitrios Goulielmos, as amended on November 4, 2016. Pursuant to the amendment, this loan has no maturity date and is non-interest bearing. As of December 31, 2023 and 2022, the Company had a principal balance of €10,200 ($11,283) and €10,200 ($10,912), respectively.

The above balances are adjusted for the foreign currency rate as of the balance sheet date. For the years ended December 31, 2023 and 2022, the Company recorded a foreign currency translation loss of $371 and $19,568, respectively.

F-72

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

Loans Payable – Related Party

A summary of the Company’s related party loans payable during the years ended December 31, 2023 and 2022 is presented below:

	2023	2022

Beginning balance	$12,821	$1,293,472
Proceeds	-	3,635,756
Payments	-	(4,851,678)
Foreign currency translation	436	(64,729)
Ending balance	$13,257	$12,821

Grigorios Siokas

From time to time, Grigorios Siokas loans the Company funds in the form of non-interest bearing, no-term loans. As of December 31, 2022, the Company had an outstanding principal balance under these loans of $12,821 in loans payable to Grigorios Siokas. As of December 31, 2023, the Company had an outstanding principal balance of $13,257 related to this payable.

The above balances are adjusted for the foreign currency rate as of the balance sheet date. For the years ended December 31, 2023 and 2022, the Company recorded a loss of $436 and a gain of $64,729, respectively.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

NOTE 10 – LINES OF CREDIT

A summary of the Company’s lines of credit as of December 31, 2023 and 2022, is presented below:

	December 31, 2023	December 31, 2022
National	$3,918,523	$3,103,605
Alpha	1,130,140	991,492
Pancreta	1,122,210	1,232,128
EFG	459,400	431,512
Ending balance	$6,630,273	$5,758,737

The Company has three lines of credit with the National Bank of Greece, which are renewed annually. The three lines have interest rates of 6.00% (the “National Bank LOC”), 3.6% (the “COSME 2 Facility”), and 3.6% plus the six-month Euribor rate and any contributions currently in force by law on certain lines of credit (the “COSME 1 Facility”).

The maximum borrowing allowed for the 6% line of credit was $3,290,945 and $3,182,655 as of December 31, 2023 and 2022, respectively. The outstanding balance of the facility was $2,829,828 and $2,118,952, as of December 31, 2023 and 2022, respectively.

The cumulative maximum borrowing allowed for the COSME 1 Facility and COSME 2 Facility (collectively, the “Facilities”) was $1,106,200 and $1,069,800 as of December 31, 2023 and 2022, respectively. The outstanding balance of the Facilities was $1,099,255 and $984,653 as of December 31, 2023 and 2022, respectively.

The Company maintains a line of credit with Alpha Bank of Greece (“Alpha LOC”), which is renewed annually and has a current interest rate of 6.00%. The maximum borrowing allowed was $1,106,200 and $1,069,800 as of December 31, 2023 and 2022, respectively. The outstanding balance of the Alpha LOC was $1,130,141 and $991,429, as of December 31, 2023 and 2022, respectively.

The Company holds a line of credit with Pancreta Bank (“Pancreta LOC”), which is renewed annually and has a current interest rate of 4.10%. The maximum borrowing allowed as of December 31, 2023 and 2022 was $1,537,618 and $1,487,022, respectively. The outstanding balance of the Pancreta LOC as of December 31, 2023 and 2022 was $1,122,210 and $1,232,128, respectively.

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COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

The Company maintains a line of credit with EGF (“EGF LOC”), which is renewed annually and has a current interest rate of 4.49%. The maximum borrowing allowed as of December 31, 2023 and 2022 was $442,480 and $427,920, respectively. The outstanding balance of the EGF LOC as of December 31, 2023 and 2022 was $459,400 and $431,512, respectively.

Under the aforementioned line of credit agreements, the Company is required to maintain certain financial ratios and covenants. As of December 31, 2023 and 2022, the Company was in compliance with these ratios and covenants.

All lines of credit are guaranteed by customer receivable checks, which are a type of factoring in which postponed customer checks are assigned by the Company to the bank, in order to be financed at an agreed upon rate.

Interest expense on the Company’s outstanding lines of credit balances for the years ended December 31, 2023 and 2022, was $393,628 and $294,156, respectively.

NOTE 11 – CONVERTIBLE DEBT

A summary of the Company’s convertible debt during the years ended December 31, 2023 and 2022 is presented below:

	2023	2022

Beginning balance convertible notes	$100,000	$640,000
New notes		-
Payments	(100,000)	(525,000)
Conversion to common stock		(15,000)
Subtotal notes	-	100,000
Debt discount at year end	-	-
Convertible note payable, net of discount	$-	$100,000

December 21, 2020 Securities Purchase Agreement

On December 21, 2020 the Company entered into a convertible promissory note with Platinum Point Capital, LLC (the “Holder”, “Lender” or “Platinum”) pursuant to a Securities Purchase Agreement (the “SPA”).

The Company issued the $540,000 Note in exchange for $500,000 in cash and included a $40,000 Original Issue Discount (“OID”) and paid $3,000 in financing costs. The principal amount together with interest at the rate of eight percent (8.0%) per annum, compounded annually (the “Interest Rate”), will be paid to the Lenders on or before the Maturity Date (December 31, 2021 or as defined below). Accrued interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. In the event that on or before the Maturity Date, the Note either (i) had not been converted or have not been otherwise satisfied in full or (ii) an Event of Default (as defined in the SPA) occurs, then the applicable rate of interest on the outstanding amount of the Note since inception shall be the Interest Rate plus eighteen percent (18.0%), the Default Interest. Unless previously converted, the principal and accrued interest on the Note is due and payable in cash (USD) upon the earlier of (i) December 31, 2021, (ii) a Change of Control (as defined in the SPA) or (iii), an Event of Default (collectively, the “Maturity Date”).

On May 1, 2022, the Company issued 1,574 shares of common stock to convert the outstanding principal and accrued interest balance of $26,515. Following the conversion, the outstanding balance of the above Note is $0. Upon conversion, the 1,574 shares were issued at a fair value of $38,144 which was recorded as equity. Accordingly, upon conversion, the Company reduced its derivative liability by $11,629 (see Note 7).

F-74

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

The Company determined that the embedded conversion feature of the convertible promissory note meets the definition of a derivative liability which is accounted for separately. The Company determined a derivative liability exists and determined that the embedded derivative was valued at $456,570 which was recorded as a debt discount, and together with the original issue discount and transaction expenses of $43,000, in the aggregate of $499,570, is being amortized over the life of the loan. As of December 31, 2022 the full amount of the debt discount has been amortized. Therefore, as of December 31, 2023 and 2022, the fair value of the derivative liability was $0 and $0, respectively. For the years ended December 31, 2023 and 2022, the Company recorded a loss on the change in fair value of the derivative of $0 and a loss of $5,807, respectively.

January 7, 2021 Subscription Agreement

On January 7, 2021 (the “Issue Date”), the Company entered into a subscription agreement with an unaffiliated third party, whereby the Company issued for a purchase price of $100,000 in principal amount, a convertible promissory note. The note bore an interest rate of 8% per annum and originally matured on the earlier of (i) consummation of the Company listing its common shares on the NEO Stock Exchange or (ii) October 31, 2021.

However, the listing to NEO Stock Exchange did not occur. As of December 31, 2022, the Company had a principal balance of $100,000 and had accrued $13,740 in interest expense. During the year ended December 31, 2023, the Company paid the balance in full.

The Company determined that the embedded conversion feature of the convertible promissory note meets the definition of a derivative liability which is accounted for separately. The Company measured the embedded derivative valued at $62,619 which was recorded as a debt discount and additional paid-in capital and was being amortized over the life of the loan. As of December 31, 2022, the debt discount had been fully amortized. As of December 31, 2023 and 2022, the fair value of the derivative liability was $0 and $54,293, respectively. For the years ended December 31, 2023 and 2022, the Company recorded a loss of $3,384 and $14,450, respectively, from the change in fair value of derivative liability, which is included in “Other expense, net" in the consolidated statements of operations and comprehensive loss.

The Company considered both the note payable and conversion feature separately and upon settlement. The Company re-valued the conversion feature to fair value and applied extinguishment accounting as the debt has now been settled. Because the conversion feature is extinguished upon settling the note, the value of the conversion feature goes though debt extinguishment and the Company recorded a gain on settlement of debt, which totaled $50,909 for the year ended December 31, 2023.

Convertible Promissory Note and Securities Purchase Agreement

On September 17, 2021 (the “Issue Date”), the Company entered into a convertible promissory note and securities purchase agreement with an unaffiliated third party.

Convertible Promissory Note

The Company issued the convertible promissory note for a purchase price of $525,000 in principal amount for cash proceeds of $500,000. The note was issued with an original issue discount (“OID”) of $25,000, bears an interest rate of 10% per annum and matures on the earlier of (i) the consummation of the Company listing its common shares on the Nasdaq Stock Market or (ii) September 17, 2022.

Upon the consummation of our Nasdaq listing in 2022, the total principal and accrued interest outstanding on the note would convert into shares of the Company’s common stock at a 30% discount to the prices of the common shares sold in the financing to be conducted in conjunction with our Nasdaq listing, subject to a conversion floor of $75.00. However, the Company, upon agreement with the third party, did not convert the note and fully repaid it in cash on October 21, 2022.

As of December 31, 2022, the Company repaid the remaining outstanding balance of the note and thus its outstanding balance as of the end of the period was $0. For the years ended December 31, 2023 and 2022, the Company recorded amortization of debt discount in the amount of $0 and $18,185, respectively, which is included in "Non-cash interest expense" on the accompanying statements of operations and comprehensive loss.

F-75

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

Securities Purchase Agreement

On September 17, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with a third party whereby the Company agree to issue 5,000,000 shares of Series A Preferred Stock at a purchase price of $1.00 per share or $5,000,000 in the aggregate, and a Warrant (the “Warrant”) to purchase 100% of the number of shares of the Company’s Common Stock issuable upon conversion of the Series A Preferred Stock. The Series A Preferred Stock will be convertible into the Company’s Common Stock as determined by multiplying the number of shares of Series A Preferred Stock to be converted by the lower of (i) $100.00 or (ii) 80% of the average volume weighted average price for the Company’s Common Stock for the five days prior to the date of Uplisting, subject to a floor of $75.00 per share. The shares of common stock issuable upon conversion of Series A Preferred Stock and exercise of the Warrants are subject to a Registration Right Agreement. The Warrant has an exercise price equal to 110% of the Conversion Price of the Series A Preferred Stock and expires five years from the date of issuance.

The SPA is subject to certain conditions to close. As of December 31, 2023 and the date of this filing, the conditions to close had not been met, the funds have not been transferred, the preferred shares and the warrant was not issued. The SPA automatically terminated on March 31, 2022.

Derivative Liabilities

The table below provides a summary of the changes in fair value, including net transfers in and/or out of all financial liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the years ended December 31, 2023 and 2022:

Amount
Balance on January 1, 2022	$45,665
Issuances to debt discount	-
Reduction of derivative related to conversions	(11,629)
Change in fair value of derivative liabilities	20,257
Balance on December 31, 2022	54,293
Reduction of derivative related to conversions	(50,909)
Change in fair value of derivative liabilities	(3,384)
Balance on December 31, 2023	$-

The fair value of the derivative conversion features as of December 31, 2023 and 2022 were calculated using a Monte-Carlo option model valued with the following assumptions:

	December 31,	December 31,
	2023	2022
Dividend yield	-	0%
Expected volatility	-	87.9%-157.2
Risk free interest rate	-	1.46%-3.75
Contractual terms (in years)	-	1.25 - 0.75

F-76

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

NOTE 12 – NOTES PAYABLE

A summary of the Company’s third-party debt during the years ended December 31, 2023 and 2022 is presented below:

December 31, 2023	Trade Facility	Third Party	COVID Loans	Total
Beginning balance, December 31, 2022	$3,305,532	$1,505,078	$207,377	$5,017,987
Proceeds	-	1,082,231	-	1,082,231
Payments	(1,155,310)	(415,557)	(27,027)	(1,597,894)
Oher additions	-	317,880	-	317,880
Debt forgiveness	(306,637)	-	-	(306,637)
Foreign currency translation	64,610	21,516	6,534	92,660
Ending balance, December 31, 2023	1,908,195	2,511,148	186,884	4,606,227
Notes payable – long-term	(1,327,440)	(1,549,768)	(158,133)	(3,035,341)
Notes payable - short-term	$580,755	$961,380	$28,751	$1,570,886

December 31, 2022	Loan Facility	Trade Facility	Third Party	COVID Loans	Total
Beginning balance	$1,299,784	$6,207,010	$10,077,977	$641,291	$18,226,062
Proceeds	-	-	492,336	-	492,336
Payments	(240,705)	(2,795,786)	(9,494,823)	(10,029)	(12,541,343)
Conversion of debt	(1,190,000)	-	-	-	(1,190,000)
Recapitalized upon debt modification	(81,923)	(221,060)	(781,752)	-	(1,084,735)
Accretion of debt and debt discount	81,910	216,182	781,752	-	1,079,844
Prior year reclassification from Line of Credit	-	-	407,174	(407,174)	-
Foreign currency translation	130,934	(100,814)	22,414	(16,711)	35,823
Subtotal	-	3,305,532	1,505,078	207,377	5,017,987
Notes payable - long-term	-	(1,604,700)	(1,076,698)	(178,172)	(2,859,570)
Notes payable - short-term	$-	$1,700,832	$428,380	$29,205	$2,158,417

Our outstanding debt as of December 31, 2023 is repayable as follows:

December 31, 2023
2024	$1,570,886
2025	2,032,967
2026	457,784
2027	312,314
2028 and thereafter	232,276
Total debt	4,606,227
Less: notes payable - current portion	(1,570,886)
Notes payable - long term portion	$3,035,341

Loan Facility Agreement

On August 4, 2021, the Company entered into an exchange agreement for the existing loan facility agreement with Synthesis Peer-to-Peer Income Fund, whereby the Company agreed to the following:

•	issue on August 4, 2021, 12,852 shares of common stock to settle $1,606,500 (€1,350,000) of debt. The Company recorded a gain on settlement of $292,383 upon the issuance of the 12,852 shares; and

•

issue no more than 9,520 shares of common stock upon approval of the listing of the Company’s common stock on Nasdaq to settle $1,190,000 (€1,000,000) of debt. The Company issued these shares on February 28, 2022. Upon issuance of the 9,520 shares of common stock, the Company recorded a gain on extinguishment of debt in the amount of $216,580 determined using the fair value of the Company’s common stock at the commitment date of $102.25 per share.

F-77

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

The principal debt balance was paid in full during the year ended December 31, 2022. As of December 31, 2023 and 2022, the outstanding principal balance on the debt was $0, and it had accrued interest expense of $0 and $12,853, respectively.

The debt is subject to acceleration in an Event of Default (as defined in the Notes). This agreement is secured by a personal guaranty of Grigorios Siokas, which is secured by a pledge of 40,000 shares of common stock of the Company owned by Mr. Siokas.

During the year ended December 31, 2022, the maturity of the facility was informally extended to December 31, 2022. The Company reassessed and adjusted accordingly the accretion of the debt extinguishment effect described above.

Trade Facility Agreements

On May 12, 2017, SkyPharm entered into a Trade Finance Facility Agreement (the “TFF”) with Synthesis Structured Commodity Trade Finance Limited (the “Lender” or “Synthesis”) as amended on November 16, 2017, and May 16, 2018.

On October 17, 2018, the Company entered into a further amended agreement with Synthesis whereby the current balance on the TFF as of October 1, 2018, which was €4,866,910 ($5,629,555) and related accrued interest of €453,094 ($524,094) would be split into two principal balances of Euro €2,000,000 ($2,316,000), (the “EURO Loan”) and USD $4,000,000 (the “USD Loan”). Interest on both the EURO Loan and USD Loan commenced on October 1, 2018, at 6% per annum plus one-month Euribor (3.90% as of December 31, 2023), and 6% plus one-month LIBOR (fully paid as of December 31, 2023), respectively.

On December 30, 2020, the Company transferred the EURO Loan to a new third-party lender. The terms remained the same except interest accrues at 5.5% per annum plus one-month Euribor (3.87% as of December 31, 2023). The principal was scheduled to be repaid in a total of five quarterly installments beginning October 31, 2021 of €50,000 ($54,600) each with a final repayment of €1,800,000 ($1,965,600) Euro payable on October 31, 2022.

On March 3, 2022, the Company entered into a modification agreement to extend the maturity date to January 10, 2023 and payments under the USD Loan. During June 2022, the Company agreed with the Lender to postpone the repayment of an installment of $500,000 due on June 30, 2022 (based on the modification agreement signed on March 3, 2022) until January 2023. During September 2022, the Company entered into an agreement with the Lender to postpone the repayment of the outstanding balance on the USD Loan of $3,950,000, plus unpaid accrued interest until January 2023. The Company capitalized fees paid upon modification of €200,000 ($221,060) that are being amortized over the life of the loan. The Company incurred non-cash interest expense of $200,000 during the year ended December 31, 2022 concerning the above capitalized fees.

During the year ended December 31, 2022, the Company repaid €175,000 ($191,100) of the EURO Loan and $2,593,363 of the USD Loan such that as of December 31, 2022, the Company had principal balances of €1,775,000 ($1,898,895) and $1,406,637 under the agreements, respectively. As of December 31, 2022, the Company had accrued $4,878 in interest expense related to these agreements.

On December 21, 2022 the USD Loan was assigned to GIB Fund Solutions ICAV (the “Fund”). On January 31, 2023, the Company paid $1,100,000 to the Fund under a full and final settlement agreement for the USD Loan, recording a gain on extinguishment of debt of $306,637 relating to the waiver of the unpaid balance. Additionally, the Company repaid €50,000 ($55,310) of the EURO Loan during the year ended December 31, 2023. As of December 31, 2023 the Company had an outstanding principal balance of €1,725,000 ($1,908,195), of which $1,327,440 is classified as “Notes payable - long term portion” on the consolidated balance sheets. As of December 31, 2023, the Company had accrued $161,274 in interest expense related to these agreements.

On December 22, 2022, SkyPharm signed an agreement for the extension of the payments and an increase in interest rate due under the EURO loan that was extended to be repaid with a balloon payment now due on October 31, 2025. This extension was agreed upon in writing on December 22, 2022, with a retroactive modification date to October 31, 2022 (the original maturity date).

F-78

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

Third Party Debt

On November 16, 2015, the Company entered into a Loan Agreement with Panagiotis Drakopoulos, the Company’s former Director and former Chief Executive Officer, pursuant to which the Company borrowed €40,000 ($42,832) as a note payable from Mr. Drakopoulos. The note bore an interest rate of 6% per annum and was due and payable in full on November 15, 2016. As of December 31, 2022, the Company had an outstanding principal balance of €8,000 ($8,558) and accrued interest of €6,797 ($7,271). During the year ended December 31, 2023, the Company repaid the entire outstanding balance of €8,000. Therefore, as of December 31, 2023, the outstanding principal balance was $0. Mr. Drakopoulos is not considered a related party since he is no longer employed by the Company and currently holds no equity position in the Company.

May 18, 2020, July 3, 2020, and August 4, 2020 Senior Promissory Notes

Modification of May 18, 2020, July 3, 2020, and August 4, 2020 Senior Promissory Notes

On February 23, 2022, the Company entered into modification agreements to extend the due dates of the May 18 Note, July 3 Note, and August 4 Note to June 30, 2023, totaling $9,000,000, in the aggregate. The Company paid restructuring fees totaling $506,087 upon modification. The Company determined the modification should be recorded as debt extinguishment in accordance with ASC 470 because the present value of the remaining cash flows under the terms of the new debt instrument is at least 10% different from the present value of the remaining cash flows under the terms of the original instrument. The Company recorded the new debt at fair value in the amount of $7,706,369 and a gain upon extinguishment in the amount of $787,544. During the year ended December 31, 2022, the Company repaid the aggregate principal balance of $7,000,000 and the aggregate accrued interest related to these notes in full.

June 23, 2020 Debt Agreement

On June 23, 2020, the Company’s subsidiary, Cosmofarm, entered into an agreement with the National Bank of Greece S.A. (the “Bank”) to borrow a maximum of €500,000 ($611,500). The note has a maturity date of 60 months from the date of the first disbursement, which includes a grace period of nine months. The total amount of the initial proceeds was received in three equal monthly installments. The note is interest bearing from the date of receipt and is payable every three months at an interest rate of 3.06% plus 3-month Euribor (3.96% as of December 31, 2023). The outstanding balance was €205,882 ($227,747) and €323,529 ($346,111) as of December 31, 2023 and 2022, respectively, of which $97,606 and $220,253 was classified as “Notes payable - long-term portion” respectively, on the accompanying consolidated balance sheets. During the year ended December 31, 2023, the Company repaid €117,647 ($130,141) of the principal balance.

June 24, 2020 Debt Agreement

On June 24, 2020, the Company’s subsidiary, Decahedron, received a loan £50,000 ($68,310) from the United Kingdom government. The loan has a ten-year maturity and bears interest at a rate of 2.5% per annum beginning 12-months after the initial disbursement, which was on July 10, 2020. The Company may prepay this loan without penalty at any time. As of December 31, 2022, the principal balance was £47,144 ($56,936). As of December 31, 2023, the principal balance was £40,858 ($52,066).

November 19, 2020 Debt Agreement

On November 19, 2020, the Company entered into an agreement with a third-party lender in the principal amount of €500,000 ($611,500). The note matures on November 18, 2025 and bears an annual interest rate, based on a 360-day year, of 3% plus .6% plus 6-month Euribor when Euribor is positive (4% as of December 31, 2023). The principal is to be repaid in 18 quarterly installments of €27,778 ($30,333). During the year ended December 31, 2022, the Company repaid €111,111 ($118,867) of the principal and as of December 31, 2022, the Company had accrued interest of $8,069 related to this note and a principal balance of €333,333 ($356,600), of which $237,733 is classified as “Notes payable - long term portion” on the accompanying consolidated balance sheets. During the year ended December 31, 2023, the Company repaid €111,111 ($122,911) of the principal and as of December 31, 2023, the Company has accrued interest of €11,191 ($12,379) related to this note and a principal balance of €222,222 ($245,822), of which $122,911 is classified as “Notes payable - long term portion” on the accompanying consolidated balance sheets.

F-79

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

July 30, 2021 Debt Agreement

On July 30, 2021, the Company entered into an agreement with a third-party lender in the principal amount of €500,000 ($578,850). The note matures on August 5, 2026 and bears an annual interest rate that applies to 60% of the principal of the note that is based on a 365-day year, of 5.84% plus 3-month Euribor when Euribor is positive (3.96% as of December 31, 2023). Pursuant to the terms of the agreement, there is a nine-month grace period for principal repayment during which interest is accrued. The principal is to be repaid in 18 quarterly installments of €27,778 commencing three months from the end of the grace period. During the year ended December 31, 2022, the Company repaid €77,985 ($83,428) of the principal balance. As of December 31, 2022, the Company had accrued interest of €2,509 ($2,728) and a principal balance of €422,016 ($451,472), of which $336,788 is classified as notes payable – long term portion on the accompanying consolidated balance sheet. During the year ended December 31, 2023, the Company repaid €79,006 ($87,396) of the principal. As of December 31, 2023 and 2022, the Company had accrued interest of €10,905 ($12,063) and €2,898 ($3,100) principal of €316,900 ($350,555) and €500,000 ($565,900), of which $227,065 and $477,637 is classified as “Notes payable - long term portion” on the accompanying consolidated balance sheets.

June 9, 2022 Debt Agreement

On June 9, 2022 the Company entered into an agreement with a third-party lender in the principal amount of €320,000 ($335,008), the “Note”. The Note matures on June 16, 2027 and bears an annual interest rate of 3.89% plus an additional rate of 0.60%, plus the 3-month Euribor (3.96% as of December 31, 2023). Pursuant to the agreement, there is a 12-month grace period for principal repayment during which interest is accrued. The principal is to be repaid in 17 equal quarterly installments of €18,824 commencing on June 30, 2023. During the year ended December 31, 2023, the Company repaid €60,000 ($66,372) of the principal. As of December 31, 2023 and 2022 the Company has accrued interest of €11,043 ($12,215) and €7,707 ($8,379), respectively, and an outstanding balance of €260,000 ($287,612) and €320,000($342,336), of which $204,322 and $281,924, respectively, is classified as “Notes payable - long term portion” on the accompanying consolidated balance sheets.

August 29, 2022 Promissory Note

On August 29, 2022, the Company entered into a promissory note for the principal amount of $166,667. The Company received $150,000 in cash and recorded $16,667 as an original issue discount upon issuance. The promissory note matured on the earlier of (a) December 27, 2022, or (b) the date the Company completes a debt or equity financing of at least $1,000,000. The debt carried an annual interest rate of 12% which was due upon maturity. As of December 31, 2022, the Company had repaid the principal balance in full and had a balance of $5,041 in accrued interest related to this note. The Company repaid the outstanding interest during the year ended December 31, 2023 and thus the balance of both principal and interest as of December 31, 2023 is $0.

July 14, 2023 Debt Agreement

On July 14, 2023 the Company entered into an agreement with a third-party lender in the principal amount of €1,000,000 ($1,123,700), the “Note”. The Note matures on July 31, 2028 and bears an annual interest rate of 2.46% plus the 3-month Euribor (3.96% as of December 31, 2023). Pursuant to the agreement, there is a nine-month grace period for interest and principal repayment. The principal is to be repaid in 18 equal quarterly installments of €55,556 commencing on May 2, 2024. As of December 31, 2023 and 2022 the Company an outstanding balance of €977,700 ($1,081,532) and $0, of which $897,165 and $0, respectively, is classified as “Notes payable - long term portion” on the accompanying consolidated balance sheets.

COVID-19 Loans

On May 12, 2020, the Company’s subsidiary, SkyPharm, was granted and on May 22, 2020 received a €300,000 ($366,900) loan from the Greek government. The loan will be repaid in 40 equal monthly installments beginning on July 29, 2022. As a condition to the loan, the Company was required to retain the same number of employees until October 31, 2020. As of December 31, 2022, the principal balance was $150,441. During the year ended December 31, 2023, the Company repaid €18,750 ($20,741) of the principal balance. The outstanding balance as of December 31, 2023 is €121,875 ($134,818).

F-80

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

Distribution and Equity Agreement

As discussed in Note 3 above, the Company entered into a Distribution and Equity Acquisition Agreement with Marathon. The Company was appointed the exclusive distributor of the Products (as defined) initially throughout Europe and on a non-exclusive basis wherever else lawfully permitted. As consideration for its services, Company received: (a) a 33 1/3% equity interest or 5 million shares in Marathon as partial consideration for the Company’s distribution services; and (b) received cash of CAD $2,000,000, subject to repayment in Common Shares of the Company if it fails to meet certain performance milestones. The Company is entitled to receive an additional CAD $2,750,000 upon the Company’s receipt of gross sales of CAD $6,500,000 and an additional CAD $2,750,000 upon receipt of gross sales of CAD $13,000,000.

As discussed in Note 3, the Company attributed no value to the shares received in Marathon pursuant to (a) above. In relation to the CAD $2 million cash received noted in (b) above, the Company accounted for its obligation to issue a variable number of the Company’s Common Shares as Share-settled debt obligation in accordance with ASC 480 measured at fair value or the settlement amount of $1,554,590 (CAD $2 million). If settlement were to occur on December 31, 2022, the Company would be required to issue 420,471 common shares to settle its debt obligation. The Company could be obligated to potentially issue an unlimited number of common shares to settle its Share-settled debt obligation.

On March 20, 2023, the Company’s legal counsel provided notice to Marathon, that the Company terminated the Distribution and Equity Acquisition agreement dated on March 19, 2018 pursuant to Section 3.2 and that termination is effective thirty days from the date of the letter.

None of the above loans were made by any related parties.

NOTE 13 – LEASES

The Company has various operating and finance lease agreements with terms up to ten years, for various types of property and equipment (such as office space and vehicles) etc. Some leases include options to purchase, terminate or extend for one or more years. These options are included in the lease term when it is reasonably certain that the option will be exercised. Leases with an initial term of 12 months or less are not recorded on the balance sheet; we recognize lease expense for these leases on a straight-line basis over the lease term.

Operating Leases

The Company’s weighted-average remaining lease term relating to its operating leases is 5.66 years, with a weighted-average discount rate of 6.74%.

The following table presents information about the amount, timing and uncertainty of cash flows arising from the Company’s operating leases as of December 31, 2023:

Maturity of Operating Lease Liability
2024	350,428
2025	264,420
2026	199,155
2027 and thereafter	541,818
Total undiscounted operating lease payments	$1,355,821
Less: Imputed interest	(225,392)
Present value of operating lease liabilities	$1,130,429

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COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

The Company incurred lease expense, due to amortization of operating lease right-of-use assets, of $364,968 and $210,463 which was included in “General and administrative expenses,” for the 12 months ended December 31, 2023 and 2022, respectively.

Finance Leases

The Company’s weighted-average remaining lease term relating to its finance leases is 1.16 years, with a weighted-average discount rate of 6.74%.

The following table presents information about the amount, timing and uncertainty of cash flows arising from the Company’s finance leases as of December 31, 2023:

Maturity of Lease Liability
2024	28,420
2025	5,337
Total undiscounted finance lease payments	$33,757
Less: Imputed interest	(1,274)
Present value of finance lease liabilities	$32,483

The Company had financing cash flows used in finances leases of $ 28,420 and $99,906 for the years ended December 31, 2023 and 2022, respectively.

The Company incurred interest expense on its finance leases of $ 2,903 and $16,467 which was included in “Interest expense,” for the years ended December 31, 2023 and 2022, respectively. The Company incurred amortization expense on its finance leases of $23,685 and $85,696 which was included in “Depreciation and amortization expense,” for the years ended December 31, 2023 and 2022, respectively.

NOTE 14 – OTHER LIABILITIES

The Company’s other liabilities include but are not limited to liabilities to local tax authorities, fines and payroll taxes, which comprise the largest portion of the balance as of December 31, 2023. The Company’s Greek subsidiaries have $2,430,517 in settled tax liabilities payable to the tax authorities in installments and $1,046,507 in payroll tax related current liabilities. Moreover, we have recorded a provision relating to the unaudited tax years of our subsidiary SkyPharm SA, of $591,547 and a provision for staff leaving compensation, based on the corresponding actuarial reports, of $408,665. Additionally, we have received prepayments from our customers of $207,204, included in “Other current liabilities” as of December 31, 2023. We classify the liabilities payable within the 12 months following the balance sheet date in “Other current liabilities” and the remaining balance is included in “Other Liabilities”.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be involved in litigation relating to claims arising out of the Company’s operations in the normal course of business. As of December 31, 2023, the following litigations were pending. None of the below is expected to have a material financial or operational impact.

Solgar Inc., a competitor of the Company, sued SkyPharm for product homogeneity regarding the nutraceutical line “Sky Premium Life”. As a result, Solgar requested the prohibition for SkyPharm to manufacture, import and sell, market or in any way possess and distribute, including internet sales and advertise in any way in the Greek market of “Sky Premium Life” due to homogeneity with Solgar’s products. Solgar Inc. has further requested to be awarded compensation for non-pecuniary damage amounting to €20,000 ($21,744). The case was heard on January 28, 2022, and the decision numbered 8842/2022 of the court of Thessaloniki was issued, which, accepted our claims and dismissed the Solgar Inc.’s lawsuit.

F-82

On July 22, 2015, the National Medicines Agency approved the license of wholesale sale of pharmaceutical products under the name SkyPharm SA with set validity at five years and an expiration date of July 22, 2020. Subsequently, SkyPharm on June 15, 2020, legally and timely submitted the application for renewal of the wholesale license of pharmaceutical products to the National Medicines Agency. The National Medicines Agency did not respond, therefore the Company asked for an immediate decision on the renewal. Two months after the filing of the no. 3459 / 15.01.2021 letter and almost nine months after the no. 627615.06.2020 Company application for the renewal, the National Medicines Agency replied by rejecting the renewal request on March 9, 2021 (ref. 62769 / 20-25.02.2021). In addition, document No. 127351-16.12.2021 of EOF (Greek National Medicines Organization) to SkyPharm states that after an inspection of EOF at the premises of Doc Pharma, we did not have a wholesale license in violation of article 106 par. 1b and par. 1c of the ministerial decision D.YG3a / GP.32221 / 29-4-2019. The National Medicines Agency imposed a fine of €15,000 ($16,214) on SkyPharm for the above case, which was included in “General and administrative” expense on the accompany statement of operations and comprehensive loss for the fiscal year ended December 31, 2023.

There has been a payment request by the Greek court, which relates to a fine arising from Cosmofarm’s tax audit for financial year 2014. The law with no. 483/16.12.2020 was used by the court against Cosmofarm (the “defendant”). The defendant appealed against the decision using the law with no.11541/09.03.2021. This appeal was dismissed after 120 days from its submission to the court. Additionally, there had been an obligation for payment of additional tax and fines related to this matter in the amount of €91,652 ($99,644), which the defendant has already settled. However, the defendant has claimed back the respective amount through appeal. As of December 31, 2023, the trial is still pending.

On January 25, 2023, a criminal case of dishonored checks against Cosmofarm’s customer Filippou, was heard at the Z’ Three-Member Misdemeanor Court of Athens, which was postponed to November 27, 2023, when the defendant was tried and found guilty.

On January 26, 2023, the appeal of the Company against Eleutheria Drakopoulou and decision 1389/2021of the Single-Member Court of First Instance of Athens was heard at the Athens Court of Appeal. The appeal was partially accepted. The Court ordered the return of the fee to the appellants, dismissed the action against the third defendant, Kozaris and accepted the action as regards the first and the second defendants (Kastrantas & Cosmofarm).

On October 23, 2023, a criminal case of dishonored check against Cosmofarm’s customer Kafantaris was heard at the Sixth Single-Member Misdemeanor Court of Athens, which was postponed to January 26, 2024, when the defendant was convicted by decision no. 1599/2024.

In October 2023, the Company’s subsidiary, Cana Laboratories Holding (Cyprus) Limited (“Cana”) was approached by an attorney at law on behalf of two clients which were requesting an amount of €39,211 as compensation for the value of 34.70 square meters in relation to an urban sprawl with respect to which an Act of Imputation had been issued by the department of Urban Planning. Our legal counsel’s response was that Cana was not obliged to accept the compensatory value agreed and suggested exploring out of court settlement. As of today, the clients’ Attorney at law has not come back with any suggestions.

Our subsidiary, Cana, has two pending lawsuits against Euaggelismos Hospital for a total sum of EUR 526,436 due to unpaid bills. The court date for one of the two lawsuits is set for December 11, 2024, and for the other one has not yet been set. The opinion of our legal advisor is that the collection of the total sum by the Company is almost certain.

Our subsidiary, Cana, has an unasserted claim against Papanikolaou Hospital for a total sum of EUR 89,300 due to unpaid bills, which will be asserted through a lawsuit. The opinion of our legal advisor is that the collection of the sum by the Company is almost certain.

F-83

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

A lawsuit dated on April 5, 2018 against the Company’s subsidiary Cana by a former employee before the Athens court of instance was initially heard on October 12, 2018. The former employee was seeking that the termination of her employment contract to be considered null and void and was requesting compensation for late wages and moral damages. Following, numerous appeals the Judgment No. 1192/2024 was issued on September 26, 2023, which as explicitly stated by our legal counsel, requires Cana to rehire the former employee with the threat of a penalty of €200 for each day of non-compliance. As informed by our legal counsel, in order for the penalty to be effective the former employee should file a new lawsuit against Cana and request to get rehired. In case Cana denies the employment, then the penalty should be in effect. As of today, we have not received neither a lawsuit nor any request of employment by the former employee.

Advisory Agreements

On July 1, 2021, the Company entered into a two-year advisory agreement with a third party (the “Consultant”) for advisory and consulting services related to the Company’s intention to become listed on Nasdaq. Peter Goldstein, a then director of the Company is a principal of the Consultant. As consideration for services rendered, and successful Nasdaq listing, the Company paid $100,000. The $100,000 bonus was incurred and settled within 2022. Finally, the Consultant received a total of 10,000 shares of the Company’s common stock, 2,000 of such shares that have been previously issued pursuant to previous agreements and additional 15,258 shares that were issued on February 2, 2023, based on the amendment signed on February 1, 2023.

On November 21, 2023, the Company entered into certain consulting agreements with four third-party consultants for the provision of a variety of services such as digital marketing, advisory services relating to target acquisitions and M&As and other additional services as described in the respective agreements. The agreements have duration from ten to 18 months and the consultants will solely receive stock consideration for the services rendered. More precisely, they have been awarded a total of 970,000 shares of the Company’s common stock valued at a total of $999,100 based on the fair value of the Company’s common stock as of the agreements’ date. The corresponding consulting expense is accrued evenly over the term of the agreements. For the fiscal year ended December 31, 2023 the Company has recorded $77,250 as stocked based compensation for the above agreements, classified as “General and administrative expenses” in the Company’s consolidated statements of operations and comprehensive loss.

Research and Development Agreements

The Company entered into a Research & Development agreement with Doc Pharma S.A. on May 17, 2021. Under this agreement, Doc Pharma is responsible for the research, development, design, registration, copy rights and licenses of 250 nutritional supplements for the final products called Sky Premium Life®. More specifically, Doc Pharma is responsible for the product development and the Company has added 105 of such products codes in its portfolio as of December 31, 2023. The licenses purchased by Doc Pharma SA are capitalized and included in “Goodwill and intangible assets, net” of the Company’s Consolidated Balance Sheets as of December 31, 2023. Thus, no relevant R&D expense had been charged to the Company’s Consolidated Statements of Operations and Comprehensive Loss.

On June 26, 2022, the Company signed a research and development (“R&D”) agreement with a third party, through which the Company assigns to the third party the development of new products and services in the field of health, focusing on the human intestinal microbiome. The project includes two phases. Phase 1 has a 20-month duration and its cost amounts to EUR 758,000 ($838,450) and phase 2, has a 22-month duration and a cost of EUR 820,000 ($907,084). The amount will be due and payable upon completion of the corresponding phases. The Company records the corresponding R&D expense based on the project’s progress, which is invoiced by the third party in the relevant period. For the 12-month period ended December 31, 2023, the Company has incurred $164,859 of such costs included in “General and administrative expenses” in the Company’s Consolidated Statements of Operations and Comprehensive Loss.

F-84

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

NOTE 16 – EARNINGS PER SHARE

Basic net loss per share is computed by dividing net loss attributable to the common stockholders, decreased with respect to net income or increased with respect to net loss by dividends declared on preferred stock by using the weighted-average number of common shares outstanding. The dilutive effect of incremental common shares potentially issuable under outstanding options, warrants and restricted shares is included in diluted earnings per share in 2023 and 2022 utilizing the treasury stock method. The computations of basic and diluted per share data were as follows:

	2023	2022
Numerator for Basic and Diluted Earnings Per Share:
Net loss attributable to common stockholders	$(25,783,834)	$(63,945,285)
Denominator for Basic Earnings Per Share:
Weighted Average Shares	11,968,665	1,928,172
Potentially Dilutive Common Shares	-	-
Adjusted Weighted Average Shares	11,968,665	1,928,172
Basic and Diluted Net Loss per Share	(2.15)	(33.16)

The following table summarized the potential shares of common stock that were excluded from the computation of diluted net loss per share for the years ended December 31, 2023 and 2022 as such shares would have had an anti-dilutive effect:

	2023	2022
Common Stock Warrants	8,561,476	4,194,236
Common Stock Options	-	-
Convertible Debt	-	8,827
Total	8,561,476	4,203,063

NOTE 17 – STOCK OPTIONS AND WARRANTS

Options

As of December 31, 2023, there were 0 options outstanding and 0 options exercisable.

A summary of the Company’s option activity during the years ended December 31, 2023 and 2022 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Options	Shares	Price	Term	Value
Balance Outstanding, January 1, 2022	37,000	$1.32	0.01	$75,850
Granted	-	-	-	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Expired	(37,000)	-	-	-
Balance Outstanding, December 31, 2022	-	$-	-	$-
Granted	-	-	-	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Balance Outstanding, December 31, 2023	-	$-	-	$-

Exercisable, December 31, 2023	-	$-	-	$-

F-85

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

Omnibus Equity Incentive Plan

On September 19, 2022 the Company held a Board of Directors meeting, whereas, the Board of Directors had elected to adopt an Omnibus Equity Incentive Plan (the “2022 Plan”), that includes reserving 200,000 shares of common stock eligible for issuance under the 2022 Plan to be registered on a Form S-8 Registration Statement with the SEC. The 2022 Plan is designed to enable the flexibility to grant equity awards to the Company’s officers, employees, non-employee directors and consultants and to ensure that it can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board and/or the Compensation Committee. According to the Proxy Statement filed with the SEC on October 20, 2022, the 2022 Plan received final approval by the Company’s stockholders at the Annual Meeting of Stockholders held on December 2, 2022.

On April 3, 2023, the Company approved incentive stock awards for the CFO, certain officers and directors and other employees of the Company. The awards are in the form of restricted stock and will vest in two parts: 50% on October 2, 2023 and 50% on October 2, 2024. A total of 185,000 shares were awarded and a corresponding share-based compensation expense of $323,957 was recorded for the 12 months ended December 31, 2023, respectively, based on the amortization of fair value from the date of issuance of April 3, 2023 through December 31, 2023.

On August 21, 2023, the Board adopted, subject to stockholder approval, the Cosmos Health Inc. 2023 Omnibus Equity Incentive Plan (the “2023 Plan”). The 2023 Plan is designed to enable the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board and/or the Compensation Committee. Subject to certain adjustments (as provided in Section 4.2 of the 2023 Plan) and exception (as provided in Section 5.6(b) of the 2023 Plan), the maximum number of shares reserved for issuance under the Plan (including incentive share options) is 2,500,000 shares. The 2023 Plan was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on September 18, 2023.

Warrant Anti-Dilution Adjustment and Deemed Dividend

The Company’s warrants outstanding contain certain anti-dilution adjustments if the Company issues shares of its common stock at a lower price per share than the applicable exercise price of the underlying warrant. If any such dilutive issuance occurs prior to the exercise of such warrant, the exercise price will be adjusted downward to a price equal to the common stock issuance, and the number of warrants that may be purchase upon exercise is increased proportionately so that the aggregate exercise price payable under the warrant shares shall be the same as the aggregate exercise price in effect immediately prior to such adjustment. On December 21, 2021, the Company issued its common stock upon conversion of its convertible debt at an issuance price of $50.50 per share. As a result, the Company issued additional warrants to the Company’s existing warrant holders to purchase 101,343 shares of common stock with an exercise price of $50.50 per share. The new warrants were issued with a weighted average contractual term of 2.04 years. The deemed dividend was recorded as an increase to accumulated deficit and additional paid-in capital and reduced net income available to common shareholders by the same amount. The Company valued (a) the fair value of the warrants immediately before the re-pricing in the amount of $1,915,077, (b) the fair value of the warrants immediately after the re-pricing in the amount of $9,548,110, and (c) recorded the difference as deemed dividend in the amount of $7,633,033. The warrants were valued using the Black-Scholes option pricing model using the following terms: a) fair value of common stock of $93.75, b) exercise prices of $125.00, $150.00 and $187.50 before re-pricing, c) exercise price of $50.50 after re-pricing, d) terms of 1.40 years, 1.97 years, 2.20 years and 2.26 years, e) dividend rate of 0%, and f) risk free interest rate of 0.41%.

As of December 31, 2023, there were 8,561,476 warrants outstanding and 8,548,142 warrants exercisable with 8,548,142 warrants having expiration dates from March 2024 through October 2029 and 13,334 warrants with no expiration date.

F-86

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

A summary of the Company’s warrant activity for the years ending December 31, 2023 and 2022 is as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Warrants	Shares	Price	Term	Value
Balance Outstanding, January 1, 2022	147,930	$50.50	2.04	$4,992,621
Granted	9,030,301	5.96	4.18	-
Forfeited	(424,767)	-	-	-
Exercised	(4,559,228)	-	-	-
Expired	-	-	-	-
Balance Outstanding, December 31, 2022	4,194,236	$8.31	5.04	$2,562,600
Granted	7,524,933	1.65	5.13	-
Forfeited	-	-	-	-
Exercised	(3,152,386)	-	-	-
Expired	(5,307)	-	-	-
Balance Outstanding, December 31, 2023	8,561,476	$3.91	4.64	$18,801

Exercisable, December 31, 2023	8,548,142	$3.91	4.64	$18,801

NOTE 18 – DISAGGREGATION OF REVENUE

ASC 606-10-50-5 requires that entities disclose disaggregated revenue information in categories (such as type of good or service, geography, market, type of contract, etc.). ASC 606-10-55-89 explains that the extent to which an entity’s revenue is disaggregated depends on the facts and circumstances that pertain to the entity’s contracts with customers and that some entities may need to use more than one type of category to meet the objective for disaggregating revenue.

The Company disaggregates revenue by country to depict the nature and economic characteristics affecting revenue.

The following table presents our revenue disaggregated by country for the years ended:

Country	2023	2022
Croatia	$26,985	$38,596
Cyprus	180,404	92,685
Bulgaria	210,033	-
Ireland	1,636	-
Greece	50,526,307	49,812,839
United States	504	-
Cayman Islands	12,632	-
UK	2,418,373	403,532
Total	$53,376,874	$50,347,652

NOTE 19 – SEGMENT REPORTING

A. Basis for segmentation

The Group operates through various operating segments, which are the wholesale sector, the pharmaceutical manufacturing sector, the nutraceuticals and pharmaceuticals sectors and other, with only the first three of them being reportable segments based on the criteria (quantitative thresholds) of ASC 280. The financial information reviewed by our Chief Operating Decision Maker, which is our Board of Directors, is included within the operating segments mentioned above for purposes of allocating resources and evaluating financial performance.

F-87

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

B. Information about reportable segments

The table below present's information about the Company's reportable segments for the 12-month period ended December 31, 2023. The accounting policies followed in the preparation of the reportable segments are the same with those followed in the preparation of the Company's consolidated financial statements.

12-month period ended December 31, 2023

	Wholesale	Pharma manufacturing	Nutraceuticals & Pharmaceuticals	Other	Total
Revenues	50,744,468	344,708	2,287,698	-	53,376,874
Segment profit / (loss)	(1,661,252)	(1,232,732)	(3,552,718)	(2,993,026)	(9,439,727)
Total assets	28,193,797	15,605,459	28,054,242	3,871,101	75,724,599

The following summary describes the operations of the reportable segment:

Reportable segments	Operations
Wholesale	Distribution and export of pharmaceutical products
Pharma manufacturing	Production of pharmaceutical products
Nutraceutical and pharmaceuticals	Trade of owned nutraceutical & pharmaceutical products

NOTE 20 – SUBSEQUENT EVENTS

On January 23, 2024, the Company completed the acquisition of Cloudscreen, a cutting-edge Artificial Intelligence (AI) powered platform. The acquisition is pursuant to the purchase agreement announced on October 11, 2023. Cloudscreen is a multimodal platform specialized in drug repurposing, a process that involves uncovering new target proteins or indications for existing drugs for use in treating different diseases. The total purchase price amounted to $637,080 and consisted of 280,000 shares of common stock with a fair value of $319,200 and an amount of $317,880 to be settled in cash during 2024 based on the Promissory Note signed on October 10, 2023. The Company accounted for the acquisition as an asset acquisition in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”) and recorded $637,080 as an intangible asset related to the technology platform acquired.

During the period March 15 to March 21, 2024, the Company raised additional equity funds through a Baby Shelf supplement to its Registration Statement on Form S-3 (No. 333-267550) filed with the SEC on February 29 and March 7, 2024. More specifically, the Company sold 901,488 shares of common stock for gross proceeds of $648,893. Placement agent’s fees and other commissions amounted to $23,153 and thus the total net proceeds for the period were $625,740.

On April 17, 2024, the Company received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that, because the Company had not yet filed its Annual Report on Form 10-K for the period ended December 31, 2023, it is no longer in compliance with Nasdaq Listing Rule 5250(c)(1). The Nasdaq letter had no immediate effect on the listing of the Company’s shares. The Nasdaq notification letter stated that the Company had 60 calendar days to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules. If a compliance plan is accepted, Nasdaq may grant up to 180 days from the prescribed due date to regain compliance.

On May 21, 2024, the Company received an additional delinquency letter from Nasdaq notifying the Company that it continued to be out of compliance with Nasdaq’s continued listing requirements set forth in Nasdaq Listing Rule 5250(c)(1) due to the Company’s failure to timely file its Form 10-Q for the period ended March 31, 2024, as well as remaining delinquent in filing its Annual Report on Form 10-K for the period ended December 31, 2023. The additional delinquency letter had no immediate effect on the listing of the Company’s shares on Nasdaq. On May 31, 2024, the Company provided its compliance plan to Nasdaq, in relation to the filing of its Form 10-K and Form 10-Q for the period ended March 31, 2024. On June 20, 2024, Nasdaq accepted the plan and initially granted the Company a period ending July 29, 2024 to file the delinquent reports. On July 30, 2024, Nasdaq further extended the filing deadline through October 14, 2024.

On April 22, 2024, the Company entered into a Rights Agreement by and between the Company and Globex Transfer, LLC, as Rights Agent, which Rights Agreement was previously approved and adopted by the Board of Directors of the Company on November 21, 2023. Pursuant to the Rights Agreement, the Board declared a dividend of one common share purchase right for each outstanding share of common stock, par value $0.001 of the Company. The Rights are distributable to stockholders of record as of the close of business on April 19, 2024. In general, the Rights Agreement works by causing substantial dilution to any person or group that acquires beneficial ownership of twenty percent (20%) or more of the Common Shares without the approval of the Board.

F-88

COSMOS HEALTH INC.

Notes to the Consolidated Financial Statements

On April 26, 2024, the Company dismissed KPMG as the Company’s independent registered accountant, effective immediately. The Company’s Audit Committee, mindful of certain filing deadlines under the US securities laws, unanimously voted in favor to dismiss KPMG as the Company’s independent auditors. KPMG was unable to complete the audit of the Company’s financial statements for the year ended December 31, 2023, on a timely basis. The Company’s Board of Directors agreed with such recommendation. The Company’s opinion was that there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure. In their letter, KPMG has the contrary opinion that there have been disagreements, between KPMG and the Company on the above. The Company objected to such statements made by KPMG and provided a relevant response letter.

On April 29, 2024, RBSM LLP (“RBSM”) was appointed by the Company’s Audit Committee as the Company’s independent registered public accounting firm, to audit the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2023, subject to customary client acceptance procedures.

On June 27, 2024, the Company signed an exclusive distribution agreement (the “Agreement”) with Pharmalink for its Sky Premium Life products in the United Arab Emirates (UAE). As part of the Agreement, Pharmalink will be responsible for all key functions, including sales and marketing, regulatory affairs, logistics, supply, and distribution of Sky Premium Life products in the UAE. Cosmos Health has secured its first purchase order from Pharmalink for 130,000 units and anticipates receiving orders of more than 500,000 units in the first year and in excess of 3,000,000 units over the next five years.

On July 19, 2024, the Company received a notification letter from Nasdaq, informing the Company that it has regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). To regain compliance with the Minimum Bid Price Requirement, the closing bid of the Company’s shares of common stock needed to be at least $1.00 per share for a minimum of ten consecutive business days. The notification letter confirmed that the Company achieved a closing bid price of $1.00 or greater per common share for ten consecutive business days from July 5, 2024 to July 18, 2024, thereby regaining compliance with the Minimum Bid Price Requirement. Accordingly, Nasdaq has determined that this matter is now closed. This cured the delinquency notified by Nasdaq on March 20, 2024 that the Company’s common stock had failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Nasdaq Listing Rules.

F-89

COSMOS HEALTH INC.

Up to 10,714,286 Shares of Common Stock

Up to 10,714,286 Pre‑Funded Warrants

Up to 21,428,572 Common Warrants

PROSPECTUS

Sole Placement Agent

A.G.P.

January [•], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Expenses Of Issuance And Distribution

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

SEC registration fee	$3,674.40
FINRA filing fee	2,300.00
Legal fees and expenses	25,000.00
Accounting fees and expenses	10,000.00
Transfer agent fees and expenses	1,000.00
Printing and engraving expenses	1,000.00
Miscellaneous expenses	2,025.60
Total	45,000.00

Item 14. Indemnification of Directors and Officers

We have not entered into separate indemnification agreements with any of our directors or officers. The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our Amended and Restated Bylaws include certain indemnification provisions under which we are required to indemnify any of our current or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company. In addition, our Amended and Restated Articles of Incorporation provide that the no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that these provisions do not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

II-1

Item 15. Recent Sales of Unregistered Securities

On October 3, 2022, the Company entered into a Warrant Exchange Agreement (the “Exchange Agreement”) with each holder of Warrants to purchase an aggregate of 21,238,256 shares of Common Stock issued pursuant to a Securities Purchase Agreement dated as of February 28, 2022, as described below.  On October 20, 2022, each holder exchanged the existing warrants (the “Existing Warrants”) for new warrants (the “New Warrants”) to purchase twice the number of shares of Common Stock (the “Exchange Shares”).  The New Warrants are exercisable at $0.12 per share for a seven-year period from the date of issuance.  The Company agreed to register all of the Exchange Shares in a resale registration statement to be filed with the SEC within ninety (90) days from the Closing Date. As of December 14, 2022, there were 5,309,564 new Warrants outstanding held by the Company’s Chief Executive Officer, who has waived the Company’s obligation to register the Exchange Shares by December 31, 2022.

As additional consideration for the Exchange Agreement, the Company paid each Holder up to five hundred thousand ($500,000) U.S. Dollars, plus liquidated damages and interest paid by the Company to the Holders pursuant to a registration rights agreement relating to the initial registration of the shares underlying the Existing Warrants. The total liability amounted to $2,159,300 ($2,000,000 additional consideration plus $159,300 liquidated damages) and the Company has paid the entire liability to the corresponding U.S. Holders.  As further consideration for the Exchange Agreement, all Holders shall have, in the aggregate, a thirty (30%) percent right of participation into all equity offerings in which there is a placement agent or underwriter for the eighteen (18) month period following the Closing Date.  In the event that any Holder does not exercise its right of participation in any offering, the remaining Holders will not have the right to participate for more than its pro rata share.

On February 28, 2022, the Company entered into a securities purchase agreement, or the Purchase Agreement, with certain investors and the Company’s CEO, for a private placement of the Company’s securities (the “Private Placement”). The Private Placement consisted of the sale of 6,000 shares of the Company’s Series A Convertible Preferred Stock, or the Series A Shares, at a price of $1,000 per share, and 2,000,000 warrants to purchase shares of common stock, or the Warrants, for aggregate gross proceeds of approximately $6,000,000. The Series A Shares are convertible into the Company’s Common Stock as determined by dividing the number of Series A Shares to be converted by the lower of (i) $3.00 or (ii) 80% of the volume weighted average price for the Company’s Common Stock for the five (5) trading days immediately following the date of effectiveness of the Registration Statement. The holders of Series A Shares are not entitled to receive distributions in the event of liquidation, dissolution or winding up of the Company, either voluntary or involuntary.

The Company filed its initial registration statement on May 25, 2022 and thus accrued for liquidated damages payable to the Holders in the amount of $187,970, calculated as described above, for both the late filing of the registration statement (event) and the 1st anniversary (30 days following the event date) of the event. Following the effective date of the Company’s registration statement, the Series A Shares conversion price was adjusted to $0.62152. The Company recorded a deemed dividend in the amount of $8,189,515 upon reducing the conversion price from $3.00 to $0.62152 which was recorded as an increase to additional paid-in capital and an increase to accumulated deficit.

The Warrants are exercisable to purchase shares of common stock at $3.30 per share, or 110% of the Series A Shares’ initial conversion price and will expire five and one-half years following the initial exercise date of the Warrants. The Company determined that the 2,000,000 warrants are additional value being distributed to the preferred stockholders and presented the warrants’ fair value of $5,788,493 as a deemed dividend in the unaudited condensed consolidated statements of operations and comprehensive income (loss). The warrants were valued using the Black-Scholes option pricing model with the following terms: (a) exercise price of $3.30, (b) common stock fair value of $3.42, (c) volatility of 118%, (d) discount rate of 1.71%, and (e) dividend rate of 0%. The Company also recorded a deemed dividend in the amount of $8,480,379 upon reducing the conversion price from $3.00 to $0.62152 in order to account for the down-round effect of warrants during the second quarter of 2022. The warrants were valued using the Black-Scholes option pricing model with the following terms: (a) exercise price of $3.30, (b) common stock fair value of $1.07, (c) volatility of 107%, (d) discount rate of 2.99%, and (e) dividend rate of 0%.

The closing of the Private Placement occurred on February 28, 2022. As a condition to the closing of the sale, the Company’s common stock received conditional approval for listing and trading on the Nasdaq Capital Market and commenced trading on February 28, 2022, under the trading symbol “COSM.” Concurrent with the issuance of the Series A Shares, the Company executed a registration rights agreement (the “Registration Rights Agreement”) to register the resale of the shares of common stock issuable upon conversion of the Series A Shares and the shares of common stock issuable upon exercise of the warrants issued in connection with the Series A Shares. The registration statement was declared effective on June 7, 2022. The Company was required to pay an aggregate of $187,970 in liquidated damages under the Registration Rights Agreement.

The Series A Shares rank senior to all of the Company’s Common Stock and any other equity securities that the Company may issue in the future with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. While the Series A Shares are outstanding, the Company may not amend, alter or change adversely the powers, preferences or rights given to the Series A Shares, create, or authorize the creation of, any additional class or series of capital stock of the Company (or any security convertible into or exercisable for any class or series of capital stock of the Company), including any class or series of capital stock of the Company that ranks superior to or in parity with the Series A Shares, alter, amend, modify, or repeal its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Shares, increase or decrease the number of authorized shares of Series A Shares, any agreement, commitment or transaction that would result in a Change of Control, any sale or disposition of any material assets outside of the ordinary course of business of the Company, any material change in the principal business of the Company, including the entry into any new line of business or exit of any current line of business, and circumvent a right or preference of the Series A Shares. Any holder of the Series A Shares has the right by written election to the Company to convert all or any portion of the outstanding Series A Shares. Immediately upon effectiveness of a registration statement registering for sale all of the Registrable Securities (as defined in the Registration Rights Agreement), all outstanding Series A Preferred Shares will automatically convert into Common Stock, subject to certain beneficial ownership limitations. As of December 14, 2022, there were no Series A Preferred Shares remaining outstanding.

On December 19, 2022, the Company entered into a Securities Purchase Agreement (the “December 2022 Purchase Agreement”) with certain institutional investors and existing shareholders of the Company (the “Purchasers”) pursuant to which the Company sold to the Purchasers 2,567,450 Common Warrants (the “December 2022 Warrants”). The issuance of the 2022 Warrants was made in a Regulation D private placement (the “Concurrent Private Placement”) with a registered direct offering pursuant to a Shelf Registration Statement on Form S-3 (File No. 333-267550), filed with the SEC on September 21, 2022 (the “September 2022 S-3 Shelf Registration Statement”). The 2,567,450 Warrants were fully exercisable immediately upon issuance on December 21, 2022, with an exercise price of $11.50 per share (each a “Warrant Share”) and expire five (5) years from the date of issuance.

On July 20, 2023, the Company entered into a Securities Purchase Agreement (the “July 2023 Purchase Agreement”) with certain institutional investors and existing shareholders of the Company (the “Purchasers”), pursuant to which the Company sold to the Purchasers 1,935,485 Common Warrants (the “July 2023 Warrants”, together with the December 2022 Warrants, the “Existing Warrants”). The issuance of the July 2023 Warrants was also made in a Regulation D private placement (the “Concurrent Private Placement”) with a registered direct offering, pursuant to the September 2022 S-3 Shelf Registration Statement. The 1,935,485 Warrants were fully exercisable commencing six months from the closing date, July 21, 2023, with an exercise price of $2.75 per share and expire 5.5 years from the date of issuance. The issuance, or resale, of shares of Common Stock underlying the Existing Warrants (or “Warrant Shares”) have been registered pursuant to effective registration statements on Form S-3 dated January 18, 2023 and August 18, 2023, respectively (File Nos. 333-269289 and 333-274093, respectively).

On December 28, 2023, the Company entered into a warrant exchange agreement (the “Warrant Exchange Agreement”) with the Selling Shareholder, holder of certain of the Company’s outstanding warrants issued on July 21, 2023 and December 21, 2022 (the “Existing Warrants”), pursuant to which the Selling Shareholder received new warrants (the “December 2023 New Warrants”) to purchase up to an aggregate of 4,874,126 shares of common stock, par value $0.001 per share (the “New Warrant Shares”), equal to 200% of the 2,437,063 shares of common stock issuable pursuant to the exercise of the Existing Warrants, in consideration for exercising for cash any and all of such Existing Warrants.

On September 26, 2024, pursuant to an offer to exercise the existing December 2023 New Warrants from the Company to the Holder (the “Warrant Inducement Offer”):

•

the Selling Shareholder received new warrants (the “2024 New Warrants”) to purchase up an aggregate of 9,748,252 shares (the “New Warrant Shares”) of common stock, par value $0.001 per share, equal to 200% of the 4,874,126 New Warrant Shares issued to the Holder on December 28, 2023;

•

In consideration of the issuance of the 2024 New Warrants, pursuant to the Inducement Offer and the Company’s agreement that the December 2023 New Warrants, which were issued more than six (6) months ago, may be exercised without receipt of Stockholder Approval (as defined in the December 2023 New Warrants), the Selling Shareholder paid to the Company the reduced exercise price of $0.8701 per share;

•

In consideration for exercising the December 2023 New Warrants, the Company issued to the Selling Shareholder: (i) new unregistered Series A common stock purchase warrants (the “Series A Warrants”), to purchase up to 9,874,126 shares (the “Series A Warrant Shares”) of common stock, equal to 100% of the number of New Warrant Shares; and (ii) new unregistered Series B common stock purchase warrants (the “Series B Warrants”) to purchase up to 9,874,126 shares of common stock, equal to 100% of the number of New Warrant Shares.

The Series A Warrants are exercisable at any time on or after the Stockholder Approval Date (as defined in the Series A Warrants), and have a term of exercise of five (5) years from the Stockholder Approval Date. The Series B Warrants are exercisable at any time on or after the Stockholder Approval Date (as defined in the Series B Warrants), and have a term of exercise of 18 months from the Stockholder Approval Date. The 2024 New Warrants have an exercise price per share equal to $0.95. In connection with the Inducement Offer, A.G.P./Alliance Global Partners (“AGP”) acted as financial advisor. The 2024 New Warrants and Warrant Shares issuable upon the exercise of the 2024 New Warrants were offered pursuant to the exemption provided in Sections 3(a)(9) and 4(a)(2) under the Securities Act. Accordingly, the Selling Shareholder may only sell Warrant Shares issued upon exercise of the 2024 New Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those Warrant Shares, such as the prospectus included in the registration statement on Form S-1 filed with the SEC on October 28, 2024, as amended (File No. 333-282859).

II-2

Item 16. Exhibits and Financial Schedules

(a) Exhibits:

Exhibit No.	Document Description
1.1**	Form of Placement Agent Agreement

3.1	Amended and Restated Articles of Incorporation of the Registrant (1)

3.2	Correction to Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock dated February 24, 2022 (2)

3.3	Amendment to Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock (55)

3.4	Certificate of Amendment to Articles of Incorporation (63)

3.5	Amended and Restated Bylaws of the Registrant (1)

4.1	Form of Senior Convertible Note (12)

4.2	Common Stock Purchase Warrant issued to Roth Capital Partners (11)

4.3	Common Stock Purchase Warrant dated September 4, 2017 issued to Roth Capital Partners LLC (15)

4.4	Omnibus Equity Incentive Plan (59)

4.5	Form of Second Amendment and Exchange Agreement (20)

4.6	2023 Omnibus Equity Incentive Plan (72)

4.7	2024 Omnibus Equity Incentive plan (73)

4.8**	Form of Pre‑Funded Warrant issued in connection with this offering

4.9**	Form of Common Warrant issued in connection with this offering

5.1*	Opinion of Counsel to Registrant

10.1	Loan Facility Agreement, dated as of August 4, 2016, by and among SkyPharm S/A, Grigorios Siokas, as Guarantor and Synthesis Peer to Peer Income Fund. (4)

10.2	Pledge Agreement, by and between Grigorios Siokas and Synthesis Peer-to Peer Income Fund (4)

10.3

First Deed of Amendment relating to Loan Facility Agreement, dated as of August 4, 2016, by and among Sky Pharm S.A., as Borrower, Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund (5)

10.4	Intellectual Property Sale Agreement, dated as of October 1, 2016, by and among the Company, Anastasios Tsekas and Olga Parthenea Georgatsou (6)

10.5	Amended and Restating Loan Facility Agreement, dated as of March 23, 2017, by and among SkyPharm S.A., as Borrower, Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund, as Lender (7)

10.6	Trade Finance Facility Offer Letter, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.7	Trade Finance Facility Agreement, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.8	Cross Guarantee and Indemnity Agreement, dated as of April 10, 2017, by and among Cosmos Health Inc., Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.9	Security Assignment of Receivables and other Contractual Rights, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.10	Trade Finance Facility Agreement, dated May 12, 2017 by and between SkyPharm S.A and Synthesis Structured Commodity Finance Limited (9)

II-3

10.11

Cross Guarantee and Indemnity Agreement dated May 12, 2017 by and between SkyPharm S.A., as Commodity Buyer, Cosmos Health Inc. as Guarantor and Synthesis Structured Commodity Trade Finance Limited (9)

10.12	Security Assignment of Receivables and other Contractual Rights, dated May 12, 2017 by and between SkyPharm S.A and Synthesis Structured Commodity Trade Finance Limited (9)

10.13	Distribution and Equity Acquisition Agreement Effective as of March 19, 2018 by and between Cosmos Health Inc. and Marathon Global Inc. (13)

10.14	First Amendment to Share Exchange Agreement dated May 24, 2018 (16)

10.15	Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holdings Ltd. and Cosmos Health Inc. (17)

10.16	Share Exchange Agreement dated as of June 26, 2018 with Marathon Global Inc. (18)

10.17	Share Purchase Agreement dated September 30, 2018 by and between Cosmos Health Inc. and Abbydale Management Ltd. (52)

10.18	Further Amendment dated October 17, 2018 to Supplemental Deed dated May 16, 2018 by and among SkyPharm S.A., Cosmos Holdings, Inc. and Synthesis Structured Commodity Trade Finance Limited (21)

10.19	Amendment dated as of December 19, 2018 to Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holding Ltd. and Cosmos Health Inc. (23)

10.20	Promissory Note dated December 19, 2018 from Cosmos Health Inc. to Deepdae Holding Ltd. (23)

10.21	Stock Purchase Agreement dated as of February 5, 2019 (24)

10.22	Stock Purchase Agreement dated as of February 18, 2019 (25)

10.23

Amendment dated as of December 19, 2018 to Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holding Ltd. and Cosmos Health Inc. filed with Form 8-K on December 20, 2018 (23)

10.24	Promissory Note dated December 19, 2018 from Cosmos Holdings, Inc. to Deepdae Holding Ltd. filed with Form 8-K on December 20, 2018 (23)

10.25	Form of Senior Promissory Note (26)

10.26	Form of Guaranty Agreement (26)

10.27	Assumption Contract for the Design, Development and Production of Dietary Supplements dated March 10, 2017 by and between SkyPharm and Doc Pharma S.A. (27)

10.28	Form of Securities Purchase Agreement by and Among Cosmos Health Inc. and the Buyer (28)

10.29	Form of Senior Convertible Note (28)

10.30	Debt Exchange Agreement dated May 28, 2019 (29)

10.31	Debt Exchange Agreement dated June 24,2019 (30)

10.32	Form of Forbearance and Amendment Agreement (31)

10.33	Form of Senior Promissory Note dated May 5, 2020 for $2,000,000 (32)

10.34	Form of Senior Promissory Note dated May 8, 2020 for $2,000,000 (32)

10.35	Form of Senior Promissory Note dated May 18, 2020 for $2,000,000 (33)

II-4

10.36	Form of Senior Promissory Note dated July 3, 2020 for $5,000,000 (33)

10.37	Agreement dated June 30, 2020 by and among Synthesis Peer-to-Peer Income Fund, Sky Pharm S.A. and Grigorios Siokas (33)

10.38	Advisory Agreement dated October 8, 2020 by and between the Registrant and PGS Ventures B.V. (35)

10.39	Advisory Agreement dated October 5, 2020 by and between Greg Siokas and PGS Ventures B.V. (36)

10.40	Advisory Agreement dated October 5, 2020 by and between the Registrant and PGS Ventures B.V (36)

10.41	Senior Promissory Note dated August 4, 2020 for $3,000,000 (37)

10.42	Employment Agreement dated January 1, 2019 by and between the Registrant and Georgios Terzis (37)

10.43	Debt Exchange Agreement dated December 21, 2020 by and among the Registrant, Grigorios Siokas and an unaffiliated lender (39)

10.44	Debt Exchange Agreement dated October 29, 2020 by and among the Registrant, Grigorios Siokas and an unaffiliated lender (40)

10.45	Amended and Restated Debt Exchange Agreement dated as of February 5, 2021 (41)

10.46	Consulting Agreement dated as of February 5, 2021 by and between the Registrant and an unaffiliated consultant (42)

10.47	Addendum to Consulting Agreement dated as of February 5, 2021 by and between the Registrant and an unaffiliated consultant (42)

10.48	Debt Exchange Agreement dated May 10, 2021 by and between the Registrant and Grigorios Siokas (43)

10.49	Third Forbearance and Amendment Agreement dated June 18, 2021 by and between Hudson Bay Master Fund Ltd. and the Registrant (44)

10.50	Debt Exchange Agreement dated June 23, 2021 by and between the Registrant and Grigorios Siokas (45)

10.51	Debt Exchange Agreement dated July 13, 2021 by and between the Registrant and Grigorios Siokas (46)

10.52	Convertible Promissory Note dated July 20, 2021 payable to Grigorios Siokas (47)

10.53	Debt Exchange Agreement dated August 4, 2021 by and between a senior institutional lender, the Registrant, SkyPharm S.A. and Grigorios Siokas (48)

10.54	Capital Market Advisory Agreement dated as of July 1, 2021 and Exchange Listing LLC (49)

10.55	Form of Securities Purchase Agreement dated as of September 17, 2021 (50)

10.56	Form of Registration Rights Agreement dated as of September 17, 2021 (50)

II-5

10.57	Form of Convertible Promissory Note (50)

10.58	Form of Warrant to Purchase Common Stock (51)

10.59	Form of Securities Purchase Agreement dated February 2022 (51)

10.60	Form of Registration Rights Agreement (51)

10.61	Binding Letter of Intent with Pharmaceutical Laboratories Cana, S.A. dated July 19, 2022 (56)

10.62	Form of Placement Agent Agreement (57)

10.63	Form of Sales Agreement (58)

10.64	Form of Exchange Warrant (60)

10.65	Form of Warrant Exchange Agreement (60)

10.66	Form of Placement Agency Agreement (61)

10.67	Form of Pre-Funded Warrant (61)

10.68	Form of Common Warrant (61)

10.69	Form of Securities Purchase Agreement (61)

10.70	Form of Pre-Funded Warrant (62)

10.71	Form of Series A Common Warrant (62)

10.72	Form of Series B Common Warrant (62)

10.73	Form of Securities Purchase Agreement (62)

10.74	Form of Pre-Funded Warrant (64)

10.75	Form of Common Warrant (64)

10.76	Form of Securities Purchase Agreement (64)

10.77	Form of Placement Agency Agreement (64)

10.78	Form of Pre-Funded Warrant(70)

10.79	Form of Common Warrant(70)

10.80	Legal Opinion(70)

10.81	Form of Securities Purchase Agreement(70)

II-6

10.82	Form of Placement Agency Agreement(70)

10.83	Form of Investor Agreement(70)

10.84	Form of Amendment No. 1 to Common Warrant Agreement(70)

10.85	Amendment No. 1 to Securities Purchase Agreement of Grigorios Siokas (65)

10.86	Secured Promissory Note dated February 28, 2023 issued by Cana Laboratories Holdings (Cyprus) Limited (66)

10.87	Cana Holdings Share Pledge Agreement dated as of February 28, 2023 (66)

10.88	Cana Pharmaceutical Share Pledge Agreement dated as of February 28, 2022 (66)

10.89	Canada Inc Purchase Agreement dated as of January 6, 2023 (67)

10.90	Binding Letter of Intent dated May 25, 2023 by and among Cosmos Health Inc. and Docpharm GmbH and Dr. Mathias Krebs(68)

10.91

Stock Purchase Agreement dated May 8, 2023 by and among Cosmos Health Inc. and Konstantinos-Gaston Kanaroglou and Konstantina-Mathilde Kanaroglou regarding Cana Laboratories Holding (Cyprus) Limited (69)

10.92	Form of Warrant Exchange Agreement between Cosmos Health Inc. and A.G.P./Alliance Global Partners (71)

10.93	Form of Warrant (71)

10.94	Form of Inducement Offer Letter between Cosmos Health Inc. and A.G.P./Alliance Global Partners (73)

10.95	Form of Series A Warrant (73)

10.96	Form of Series B Warrant(73)

10.97**

Form of Securities Purchase Agreement between Purchasers and the Company in connection with this offering (Exhibits and Schedules to the Agreement have been omitted and are available upon request of the SEC)

14.1	Code of Ethics (19)

21	List of Subsidiaries (53)

II-7

23.1	Consent of Armanino LLP**

23.2	Consent of RBSM LLP**

23.3	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 5.1)**

24.1	Power of attorney (included on the signature page)*

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107	Filing Fee Table*

____________________

*	Filed with this Registration Statement.
**	Previously filed with this Registration Statement

(1)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 12, 2021.

(2)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on March 1, 2022.

(3)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 9, 2015.

(4)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on August 16, 2016.

(5)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on September 16, 2016.

(6)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on October 5, 2016.

(7)	Incorporated by reference to the Current Report on Form 8-K/A filed by the Registrant on March 28, 2017.

(8)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on April 14, 2017.

(9)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on May 18, 2017.

(10)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 16, 2017.

(11)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on December 27, 2017.

(12)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on February 21, 2018.

(13)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on March 19, 2018.

(14)	Intentionally left blank

(15)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on September 5, 2018.

(16)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on May 31, 2018.

(17)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 26, 2018.

II-8

(18)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on July 19, 2018.

(19)	Incorporated by reference to the filing of the Annual Report on Form 10-K filed by the Registrant on April 17, 2018.

(20)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on September 27, 2018.

(21)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 19, 2018.

(22)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on December 13, 2018.

(23)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on December 21, 2018.

(24)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on February 6, 2019.

(25)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on February 19, 2019.

(26)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on April 4, 2019.

(27)	Incorporated by reference to Registration Statement on Form S-1/A (No. 333-222061) filed by the Registrant on January 31, 2018.

(28)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on May 16, 2019.

(29)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on May 28, 2019.

(30)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 25, 2019.

(31)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on March 23, 2020.

(32)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on May 15, 2020.

(33)	Incorporated by reference to the filing of the Current Report on Form 10-Q filed by the Registrant on August 13, 2020.

(34)	Incorporated by reference to the filing of the Report on Form 8-K filed by the Registrant on September 24, 2020.

(35)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 21, 2020.

(36)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on November 13, 2020.

(37)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on November 16, 2020.

(38)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on November 17, 2020.

(39)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on December 22, 2020.

II-9

(40)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on March 11, 2021.

(41)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on April 2, 2021.

(42)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on April 8, 2021.

(43)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on May 17, 2021.

(44)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 21, 2021.

(45)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 25, 2021.

(46)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on July 14, 2021.

(47)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on July 27, 2021.

(48)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on August 10, 2021.

(49)	Incorporated by reference to the filing of the Current Report on Form 10-Q filed by the Registrant on August 16, 2021.

(50)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on September 21, 2021.

(51)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on March 1, 2022.

(52)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on October 4, 2018

(53)	Incorporated by reference to the filing of the Annual Report on Form 10-K filed by the Registrant on April 15, 2022.

(54)	Incorporated by reference to the filing of the Registration Statement on Form S-1 filed by the Registrant on May 24, 2022.

(55)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on July 29, 2022.

(56)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on July 25, 2022.

II-10

(57)	Incorporated by reference to the filing of the Company’s Registration Statement on Form S-1 filed by the Registrant on September 19, 2022.

(58)	Incorporated by reference to the filing of the Company’s Current Report on Form S-3 filed by the Registrant on September 21, 2022.

(59)	Incorporated by reference to the Company’s Schedule 14A filed by the Registrant on September 23, 2022.

(60)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on October 3, 2022.

(61)	Incorporated by reference to the filing of the Company’s Registration Statement on Form S-1/A filed by the Registrant on October 11, 2022.

(62)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on October 18, 2022.

(63)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on December 19, 2022.

(64)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on December 20, 2022.

(65)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on January 17, 2023.

(66)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on March 6, 2023.

(67)	Incorporated by reference to the filing of the Annual Report on Form 10-K filed by the Registrant on April 12, 2023.

(68)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on May 31, 2023.

(69)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on May 11, 2023.

(70)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on July 25, 2023.

(71)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on December 29, 2023.

(72)	Incorporated by reference to the filing of the Company’s Schedule 14A filed by the Registrant on September 5, 2023.

(73)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on September 27, 2024.

(74)	Incorporated by reference to the filing of the Company’s Schedule 14A filed by the Registrant on October 18, 2024.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information was previously presented in the financial statements and the related notes thereto.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 6th day of January 2025.

COSMOS HEALTH INC.

By:	/s/ Grigorios Siokas
Name:	Grigorios Siokas
Title:	Chief Executive Officer

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grigorios Siokas		January 6, 2025
Grigorios Siokas	Chief Executive Officer (Principal Executive Officer and Director)

/s/ Georgios Terzis
Georgios Terzis	Chief Financial Officer (Principal Accounting and Financial Officer)	January 6, 2025

*/s/ Demetrios G. Demetriades		January 6, 2025
Demetrios G. Demetriades	Secretary and Director

*/s/ John J. Hoidas		January 6, 2025
John J. Hoidas	Director

*/s/ Anastasios Aslidis		January 6, 2025
Anastasios Aslidis	Director

*/s/ Dr. Manfred Ziegler		January 6, 2025
Dr. Manfred Ziegler	Director

*/s/ Suhel Bhutawala		January 6, 2025
Suhel Bhutawala	Director

*/s/ Georios Terzis
Georgios Terzis	Attorney-in-Fact	January 6, 2025

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